                                                                    EXHIBIT 99.2


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------X
IN RE                                  :
                                       :
WILLIAMS COMMUNICATIONS GROUP,         :    CHAPTER 11 CASE NO.
INC. AND CG AUSTRIA, INC.,             :    02-11957 (BRL)
                                       :    (JOINTLY ADMINISTERED)
                           DEBTORS.    :
---------------------------------------X



                                   ----------

                       SECOND AMENDED DISCLOSURE STATEMENT
                                 WITH RESPECT TO
             SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
                   OF WILLIAMS COMMUNICATIONS GROUP, INC. AND
                                CG AUSTRIA, INC.

                                   ----------



                           JONES, DAY, REAVIS & POGUE
                              222 East 41st Street
                            New York, New York 10017
                                 (212) 326-3939
                         Corinne Ball, Esq. (CB - 8302)
                        Erica M. Ryland, Esq. (ER - 2057)
                           Counsel to the Debtors and
                              Debtors in Possession





Dated: August 12, 2002

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
I.       INTRODUCTION...................................................................................................1

         A.       Parties Entitled to Vote on the Plan..................................................................3

         B.       Solicitation Package..................................................................................4

         C.       Voting Procedures, Ballots, and Voting Deadline.......................................................4

         D.       Confirmation Hearing and Deadline for Objections to Confirmation......................................5

II.      SUMMARY OF THE PLAN............................................................................................5

         A.       Overview..............................................................................................5

         B.       Classification and Treatment of Claims and Equity Interests Under the Plan............................6

III.     GENERAL INFORMATION............................................................................................9

         A.       The Debtors...........................................................................................9

         B.       Corporate History and the Spin-Off from TWC...........................................................9

         C.       The Company's Business...............................................................................10

                  1.       The Network Business........................................................................10

                  2.       Emerging Markets............................................................................12

                  3.       The Company's Strategic Alliances and Relationships.........................................13

                  4.       The Company's Employees.....................................................................15

                  5.       Regulation..................................................................................15

                  6.       Legal Proceedings...........................................................................18

         D.       The Debtors' Existing Capital Structure..............................................................20

                  1.       Prepetition Secured Guarantee...............................................................20

                  2.       TWC's Claims................................................................................20

                  3.       Senior Redeemable Notes.....................................................................22

                  4.       Preferred Stock.............................................................................22

                  5.       Common Stock................................................................................23

         E.       Indebtedness of Non-Debtor WCL.......................................................................23

                  1.       The WCL Credit Agreement....................................................................23

                  2.       The Sale/Leaseback Transaction..............................................................23

                  3.       Contingent Obligations to TWC...............................................................23

IV.      EVENTS LEADING UP TO THE COMMENCEMENT OF THE CHAPTER 11 CASES.................................................23

         A.       General Economic Conditions and Events...............................................................23

         B.       Negotiations With WCL's Lenders......................................................................24

         C.       Agreements in Connection With the Restructuring......................................................24

                  1.       The TWC Plan Support Agreement..............................................................25

                  2.       The Restructuring Agreement.................................................................25

V.       THE CHAPTER 11 CASES..........................................................................................27

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                     PAGE
         A.       Appointment of the Committee.........................................................................27

         B.       Use of Cash Collateral...............................................................................27

         C.       Other Actions in the Chapter 11 Cases................................................................28

VI.      THE TWC SETTLEMENT AND THE NEW INVESTMENT.....................................................................28

         A.       Background...........................................................................................28

         B.       The TWC Settlement...................................................................................29

                  1.       Purchase of Headquarters Building...........................................................30

                  2.       Trademark Rights............................................................................30

                  3.       Amendments to TWC Continuing Contracts......................................................31

                  4.       Mutual Releases.............................................................................31

                  5.       Channeling Injunction.......................................................................32

         C.       The Leucadia Investment Agreement....................................................................32

                  1.       Conditions to Closing on the New Investment.................................................34

                  2.       Rights to Terminate the Leucadia Investment Agreement.......................................35

                  3.       Liquidated Damages Payment..................................................................35

                  4.       Non-Solicitation; Fiduciary Out.............................................................35

                  5.       Indemnification.............................................................................36

                  6.       Employee Plans and Compensation.............................................................36

                  7.       Stockholders Agreement......................................................................36

                  8.       Lenders Have Not Approved the Leucadia New Investment.......................................37

VII.     THE PLAN......................................................................................................37

         A.       General..............................................................................................37

         B.       Classification and Treatment of Claims and Equity Interests..........................................38

                  1.       Unclassified Claims.........................................................................38

                  2.       Classified Claims...........................................................................39

         C.       Maximum Distribution.................................................................................41

         D.       Lock-Up Consideration Shares.........................................................................41

         E.       Channeling Injunction -- TWC Contribution and Security Holder Channeling Fund........................41

         F.       Treatment of Executory Contracts and Unexpired Leases................................................43

                  1.       Rejection of Executory Contracts and Unexpired Leases.......................................43

                  2.       Claims Arising from Rejection...............................................................43

                  3.       Assumptions if Not Rejected.................................................................43

                  4.       Cure Payments...............................................................................43

                  5.       Indemnification Obligations.................................................................43

         G.       Conditions Precedent to Confirmation of the Plan.....................................................44

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                     PAGE
         H.       Conditions Precedent to the Occurrence of the Effective Date.........................................44

         I.       Retention of Jurisdiction by the Bankruptcy Court....................................................45

VIII.    VOTING REQUIREMENTS...........................................................................................46

         A.       Voting Deadline......................................................................................46

         B.       Holders of Claims Entitled to Vote...................................................................46

         C.       Vote Required for Acceptance by a Class..............................................................47

         D.       Voting Procedures....................................................................................47

                  1.       Ballots.....................................................................................47

                  2.       Beneficial Owners of Senior Redeemable Notes................................................47

                  3.       Brokerage Firms, Banks and Other Nominees...................................................48

                  4.       Withdrawal or Change of Votes on the Plan...................................................48

                  5.       Voting Multiple Claims......................................................................49

IX.      CONFIRMATION OF THE PLAN......................................................................................49

         A.       Confirmation Hearing.................................................................................49

         B.       Deadline to Object to Confirmation...................................................................49

         C.       Requirements for Confirmation of the Plan............................................................49

                  1.       Requirements of Section 1129(a) of the Bankruptcy Code......................................49

                  2.       Best Interests of Creditors.................................................................51

                  3.       Feasibility.................................................................................51

                  4.       Requirements of Section 1129(b) of the Bankruptcy Code......................................52

         D.       Valuation of New WCG.................................................................................53

X.       MEANS OF IMPLEMENTATION OF THE PLAN...........................................................................54

         A.       Effects of Confirmation of the Plan..................................................................54

                  1.       Debtors' Authority..........................................................................54

                  2.       Vesting of Assets...........................................................................54

                  3.       Dissolution of the Committee................................................................54

                  4.       Discharge of the Debtors....................................................................54

                  5.       Injunction..................................................................................54

                  6.       Retention of CG Austria Equity Interests....................................................55

                  7.       Cancellation of Instruments and Agreements..................................................55

                  8.       Disallowance of Affiliate Senior Redeemable Notes...........................................55

                  9.       Treatment of Affiliate Claims...............................................................56

                  10.      Exculpation.................................................................................56

                  11.      Lender Releases.............................................................................56

                  12.      Limited Release of Directors, Officers, and Employees.......................................56

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                     PAGE
                  13.      Receipt of New Equity.......................................................................57

         B.       Transactions on the Effective Date...................................................................57

         C.       Restated Credit Agreement............................................................................57

                  1.       Loans.......................................................................................57

                  2.       Letters of Credit...........................................................................58

                  3.       Collateral and Guaranties...................................................................58

                  4.       Covenants...................................................................................58

                  5.       Financial Covenants.........................................................................58

                  6.       Events of Default...........................................................................59

         D.       Provisions Governing Distributions Under the Plan and for Resolving and Treating Contested
                  Claims...............................................................................................59

                  1.       Powers and Duties of the Disbursing Agent...................................................59

                  2.       Surrender of Notes, Instruments and Securities..............................................59

                  3.       Expenses Incurred On or After the Effective Date and Claims of the Disbursing Agent.........59

                  4.       Exculpation of the Disbursing Agent.........................................................60

                  5.       No Distributions Pending Allowance..........................................................60

                  6.       Objection Deadline..........................................................................60

                  7.       Prosecution of Objections...................................................................60

                  8.       Estimation of Claims........................................................................60

         E.       Establishment of the Residual Trust..................................................................61

XI.      NEW WCG.......................................................................................................62

         A.       Continued Corporate Existence........................................................................62

         B.       Governance...........................................................................................62

                  1.       The New WCG Board of Directors..............................................................62

                  2.       Executive Officers of New WCG...............................................................63

                  3.       New WCG Key Employee Retention Program......................................................64

         C.       New WCG Charter and Bylaws...........................................................................68

                  1.       Common Stock................................................................................68

                  2.       Voting Rights...............................................................................68

                  3.       Transfer Restrictions.......................................................................69

         D.       Stockholders Agreement...............................................................................70

                  1.       Board Representation; Nominating Committee..................................................70

                  2.       Limitation on Voting........................................................................71

                  3.       Limitation on Acquisition of Additional Securities..........................................71

                  4.       Prior Board or Stockholder Approval for Certain Transactions................................72

                  5.       Third Party Sale Transaction................................................................72

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                     PAGE
                  6.       Restrictions on Sales by Leucadia...........................................................73

                  7.       Termination.................................................................................73

         E.       Rights Offering and Co-Sale Rights...................................................................74

                  1.       Proposed Issuances..........................................................................74

                  2.       Actual Issuances............................................................................76

                  3.       Co-Sale Rights..............................................................................77

XII.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.....................................................78

         A.       Liquidation Under Chapter 7..........................................................................78

         B.       Alternative Plan of Reorganization or Liquidation....................................................78

XIII.    PROJECTED FINANCIAL INFORMATION...............................................................................79

XIV.     CERTAIN RISK FACTORS TO BE CONSIDERED.........................................................................79

         A.       Certain Bankruptcy Considerations....................................................................80

                  1.       Requisite Lender Consents Have Not Been Obtained............................................80

                  2.       Risk of Liquidation.........................................................................80

                  3.       Risk of Non-Confirmation of the Plan; Feasibility, Best Interests of Creditors and
                           "Cramdown"..................................................................................80

                  4.       The TWC Settlement Agreement May Not Be Approved; the Conditions to Effectiveness of
                           the Plan May Not be Met.....................................................................81

         B.       Risks Relating to New WCG's Financial Condition......................................................81

                  1.       Historical Financial Information Will Not Be Comparable.....................................81

                  2.       Generation of Losses Expected to Continue...................................................81

                  3.       Leverage; Ability to Service Indebtedness...................................................81

                  4.       Restrictions Imposed By Indebtedness........................................................81

                  5.       Substantially All of the Debtors' Assets Will Be Subject to Security Interests..............82

                  6.       Inherent Uncertainty of Financial Projections...............................................82

                  7.       Risks to Company relating to Leucadia Indemnification Provisions............................82

         C.       Risks Relating to the Company's Businesses...........................................................83

                  1.       Termination of Strategic Alliance with SBC..................................................83

                  2.       Risk of Termination of Other Material Contracts.............................................83

                  3.       Possibility of Termination of Agreements by MCI.............................................83

                  4.       Highly Competitive Industry with Participants that Have Greater Resources...................83

                  5.       Consolidation Within Telecommunications Industry............................................83

                  6.       Prices for Network Services May Decline.....................................................84

                  7.       Service Interruptions May Cause a Reduction in Revenues and/or Damage New WCG's
                           Reputation..................................................................................84

                  8.       Communications Technology Changes Very Rapidly, and the Debtors' Technology Could Be
                           Rendered Obsolete...........................................................................84

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                     PAGE
                  9.       Limited Opportunities for Growth in Markets Served By the Emerging Markets Segment..........84

                  10.      Dependence on a Small Number of Customers...................................................85

                  11.      Dependence on a Small Number of Vendors.....................................................85

                  12.      Development of Effective Business Support Systems...........................................85

                  13.      International Operations and Investments Expose New WCG to Risks That Could Harm Its
                           Business....................................................................................85

                  14.      Currency Exchange Rate Fluctuations.........................................................85

                  15.      Changes in Regulation.......................................................................86

                  16.      New WCG Must Attract and Retain Qualified Employees to Ensure Its Growth and Success........86

                  17.      Risks Associated With Telecommunications-Related Customers and Suppliers....................86

                  18.      The Economic Downturn Could Adversely Impact Demand for Services............................86

                  19.      Delays in Provisioning and Delivering Network Services......................................86

                  20.      Need To Obtain Additional Capacity From Other Providers Increases Costs.....................86

         D.       Factors Affecting the Value of Securities to be Issued Under the Plan................................87

                  1.       The Plan Exchanges Senior Securities for Junior Securities..................................87

                  2.       Risks of Additional Allowed Unsecured Claims................................................87

                  3.       No Established Market for New WCG Common Stock; Volatility Is Possible......................87

                  4.       Dividends Are Not Anticipated; Payment of Dividends Is Subject to Restriction...............87

                  5.       One of the New WCG Shareholders Will Have a Significant Degree of Influence on the
                           Matters Presented to Shareholders...........................................................87

XV.      FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN...................................................88

         A.       General..............................................................................................88

         B.       Consequences to the Debtors..........................................................................88

                  1.       Cancellation of Indebtedness................................................................88

                  2.       Transfer of Assets to New WCG...............................................................88

         C.       Consequences to New WCG..............................................................................89

                  1.       Transfer of Assets From WCG.................................................................89

                  2.       Limitation on Net Operating Losses..........................................................89

                  3.       Section 269.................................................................................91

         D.       Federal Income Tax Consequences to Holders of Claims.................................................92

                  1.       Definition of Tax Securities................................................................92

                  2.       Holders of Claims Constituting Tax Securities...............................................92

                  3.       Holders of Claims Not Constituting Tax Securities...........................................92

         E.       Certain Other Tax Considerations for Holders of Claims...............................................93

                  1.       Pre-Effective Date Interest.................................................................93

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                     PAGE
                  2.       Reinstatement of Claims.....................................................................93

                  3.       Bad Debt Deduction..........................................................................93

                  4.       Information Reporting and Backup Withholding................................................93

XVI.     APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS....................................................93

         A.       General..............................................................................................93

         B.       Bankruptcy Code Exemptions from Registration Requirements............................................94

                  1.       Initial Offer and Sale of Securities........................................................94

                  2.       Subsequent Transfers of Securities..........................................................94

                  3.       Subsequent Transfers Under State Law........................................................95

         C.       Certain Transactions by Stockbrokers.................................................................95

XVII.    RECOMMENDATION AND CONCLUSION.................................................................................96

                               TABLE OF EXHIBITS

Exhibit A         -        Form of Second Amended Joint Plan of Reorganization
                           of Williams Communications Group, Inc. and CG
                           Austria, Inc.

Exhibit B         -        TWC Settlement Agreement

Exhibit B-1       -        Form of First Amendment to Settlement Agreement

Exhibit C         -        Leucadia Investment Agreement

Exhibit D         -        Liquidation Analysis

Exhibit E         -        Business Plan Assumptions and Projections

Exhibit F         -        Form of Stockholders Rights and Co-Sale Agreement

                             INDEX OF DEFINED TERMS


1999 Notes.............................................22
2000 Notes.............................................22
5% Shareholder.........................................69
5% Transaction.........................................69
accumulators...........................................94
Actual Additional Issuance.............................76
Ad Hoc Committee.......................................25
Additional Investment..................................26
ADP Documents..........................................20
Affidavit..............................................74
Aircraft Dry Leases....................................30
Allowed Claims..........................................3
Annual Limitation......................................89
Applicable Asset Acquisitions..........................91
Applicable Stock Acquisition...........................91
Approval and Procedures Order...........................4
Bankruptcy Code.........................................1
Bankruptcy Court........................................1
Bankruptcy Exception...................................89
Bankruptcy Rules........................................4
Blackstone.............................................28
Board Approval.........................................71
Building Purchase Agreement............................44
Cash Collateral........................................25
CG Austria..............................................1
CGI....................................................22
CGI Notes..............................................22
Change in Control......................................65
Change in Control Plan.................................64
Change in Control Plan I...............................66
Change in Control Plan II..............................66
Chapter 11 Cases........................................1
Claims Purchase Agreement..............................35
COD....................................................88
Committee...............................................1
Committee Independent Directors........................62
Company.................................................1
Compensation Committee.................................64
Competing Proposal.....................................35
Confirmation Hearing....................................4
Consent Solicitation...................................21
Corporation Securities.................................69
Debtors.................................................1
Department.............................................20
Disbursing Agent.......................................45
Disclosure Statement....................................1
distributors...........................................94
EBITDA.................................................23
ERISA..................................................58
Exchange Act...........................................72
Exchange Offer.........................................21
Excise Tax Gross-Up....................................65
Excluded Securities....................................74
Executive Loans........................................64
Exempt Transaction.....................................77
FCC....................................................15
Fee Claim..............................................38
G reorganization.......................................89
Guaranty Agreement.....................................20
Headquarters Building...................................9
historic creditors.....................................89
Holders................................................74
HSR....................................................34
iBEAM..................................................12
ICP....................................................64
Incentive Plan.........................................66
Independent Director...................................70
Initial Holder.........................................74
Initial Holder Percentage..............................75
Initial Standstill Period..............................71
Intercreditor Agreement................................20
IRS....................................................61
Issuers................................................21
KDDI America...........................................14
KDDI Japan.............................................14
KERP...................................................66
Leased Assets..........................................20
Lenders.................................................3
Leucadia................................................1
Leucadia Amendment.....................................66
Leucadia Amendments....................................66
Leucadia Claims Distribution...........................40
Leucadia Investment Agreement..........................33
Leucadia Investment Distribution.......................33
Level 3................................................33
Liquidated Damages Payment.............................35
Lock-Up Consideration Shares............................2
Lock-Up Noteholders.....................................2
Master Ballot...........................................4
Network Business.......................................10
New Bylaws.............................................34
New Charter............................................34
New Investment.........................................25
New TWC Notes..........................................21
New WCG.................................................5
New WCG Board..........................................34
NOLs...................................................88
Nominating Committee...................................71
Offsetting RBAs........................................64
OTC Mortgage...........................................30
OTC Notes..............................................30
Other Rights Purchasing Holder.........................76
Other Rights Securities................................76
Other Rights Securities Issuance.......................76
Oversubscription Percentage............................75
Participation Agreement................................20
Payment Agreement......................................20
Pay-to-Play Holders....................................76
PBGC...................................................68
Pension Plan...........................................64
Permitted Investor Tender Offer........................71
Petition Date...........................................6

Plan....................................................1
Plan Agreements........................................25
Prepetition Secured Guarantee..........................20
Pre-Spin Services Claims...............................21
Pro Rata Share.........................................75
Projections............................................79
Proponents..............................................5
Proposed Additional Issuance...........................74
Purchase Price.........................................30
Purchasing Holder......................................75
RBOCs..................................................11
Real Property Purchase and Sale Agreement..............30
Record Date for Voting..................................3
Registrable Securities.................................36
Registration Rights Agreement..........................36
Related Investor Party.................................70
Residual Trust Beneficiaries...........................61
Residual Trustee.......................................54
Restated Credit Documents..............................39
Restriction Release Date...............................69
Restructuring Agreement................................25
Rights.................................................76
Rights Offering........................................76
Rights Offering Agreement..............................74
Rights Securities......................................74
Sale/Leaseback Transaction.............................22
SBC.....................................................9
SBC Agreements.........................................13
SEC.....................................................2
Securities Act.........................................37
Securities Law Claims..................................22
Senior Redeemable Notes................................22
Senior Reset Indenture.................................21
Senior Reset Note......................................21
Spin-Off................................................9
Spin-Off Agreements....................................22
Standstill Period......................................71
Stockholder Approval...................................71
Stockholders Agreement.................................70
Superior Proposal......................................35
Tax Adjustment.........................................65
Tax Code...............................................69
Telecommunications Act.................................15
TelMex..................................................9
Third Party............................................72
Third Party Sale Transactions..........................72
Trading Motion.........................................28
Trust..................................................68
Trust Agreement........................................21
Trust Indenture........................................21
Trust Notes............................................21
TTTI...................................................19
TWC.....................................................5
TWC Assigned Claims....................................29
TWC Continuing Contracts...............................31
TWC Contributed Distribution...........................40
TWC Plan Support Agreement.............................25
TWC Released Parties...................................31
TWC Settlement..........................................5
TWC Settlement Releasee................................42
Voting Agent............................................4
Voting Deadline.........................................4
WCG.....................................................1
WCG Board..............................................28
WCG Independent Director...............................62
WCG Network.............................................9
WCG Released Parties...................................31
WCL.....................................................5
WCL Credit Agreement....................................3
WCL Credit Documents...................................39
WHBC...................................................30
WilTel Network..........................................9
WISC...................................................31

                                       I.

                                  INTRODUCTION

         Williams Communications Group, Inc., a Delaware corporation ("WCG" and, collectively with its direct and indirect subsidiaries, the "Company"), and CG Austria, Inc., a Delaware corporation ("CG Austria" and, together with WCG, the "Debtors"), as debtors and debtors-in-possession in chapter 11 cases pending before the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), jointly administered under Case No 02-11957 (BRL) (the "Chapter 11 Cases"), submit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code"), in connection with solicitation of votes on the First Amended Joint Plan of Reorganization of WCG and CG Austria dated July 26, 2002, as amended (the "Plan"), proposed by the Debtors, the official committee of unsecured creditors appointed in the Chapter 11 Cases (the "Committee"), and Leucadia National Corporation ("Leucadia"). As used in this Disclosure Statement, the term "Leucadia" includes Leucadia National Corporation and its affiliates. A copy of the Plan is attached as Exhibit "A" to this Disclosure Statement.

         This Disclosure Statement sets forth certain information regarding the Debtors' prepetition operating and financial history, the events leading up to the commencement of the Chapter 11 Cases, significant events that have occurred during the Chapter 11 Cases, and the anticipated organization, operations, and financing of the Debtors and the Company if the Plan is confirmed and becomes effective. This Disclosure Statement also describes terms and provisions of the Plan, including certain effects of confirmation of the Plan, certain risk factors associated with securities to be issued under the Plan, certain alternatives to the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims entitled to vote under the Plan must follow for their votes to be counted.

         Except as otherwise provided herein, capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Plan. Unless otherwise noted herein, all dollar amounts provided in this Disclosure Statement and in the Plan are given in United States dollars.

         On August 13, 2002, the Bankruptcy Court entered an order approving this Disclosure Statement as containing "adequate information," i.e., information of a kind and in sufficient detail to enable a hypothetical reasonable investor typical of the holders of Claims or Equity Interests to make an informed judgment about the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN NOR AN ENDORSEMENT OF THE MERITS OF THE PLAN BY THE BANKRUPTCY COURT.

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES TO, AND CONFIRMATION OF, THE PLAN AND MAY NOT BE RELIED UPON FOR ANY OTHER PURPOSE. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT AND ANY ACCOMPANYING LETTERS.

         ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS AND SCHEDULES ATTACHED TO THE PLAN AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS DISCLOSURE STATEMENT, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THIS DATE.

         ANY STATEMENTS IN THIS DISCLOSURE STATEMENT CONCERNING THE PROVISIONS OF ANY DOCUMENT ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE REFERENCE IS MADE TO SUCH DOCUMENT FOR THE FULL TEXT THEREOF. CERTAIN DOCUMENTS DESCRIBED OR REFERRED TO IN THIS DISCLOSURE STATEMENT HAVE NOT BEEN ATTACHED AS EXHIBITS BECAUSE OF THE IMPRACTICABILITY OF FURNISHING COPIES OF SUCH DOCUMENTS TO ALL RECIPIENTS OF THIS DISCLOSURE STATEMENT.

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW.

         THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES REGULATOR, AND NEITHER THE SEC NOR ANY STATE SECURITIES REGULATOR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF OR CLAIMS AGAINST WCG OR CG AUSTRIA SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

         THIS DISCLOSURE STATEMENT AND ANY ACCOMPANYING LETTERS ARE THE ONLY DOCUMENTS TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. NO SOLICITATION OF VOTES MAY BE MADE EXCEPT AFTER DISTRIBUTION OF THIS DISCLOSURE STATEMENT. NO PERSON HAS BEEN AUTHORIZED TO DISTRIBUTE ANY INFORMATION CONCERNING THE PLAN OTHER THAN THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND ANY ACCOMPANYING LETTERS.

         SECTION XI.E, "RIGHTS OFFERING AND CO-SALE RIGHTS," CONTAINS IMPORTANT INFORMATION REGARDING RIGHTS PROVIDED TO CERTAIN HOLDERS OF DEBT SECURITIES OF WCG WHO WILL RECEIVE COMMON STOCK IN A NEWLY-CREATED ENTITY ("NEW WCG") IN CONNECTION WITH THE PLAN. YOU WILL NOT BE ENTITLED TO ANY OF THE RIGHTS SET FORTH IN SUCH SECTION UNLESS YOU SUBMIT AN AFFIDAVIT AS DESCRIBED IN SECTION XI.E TO NEW WCG ON OR BEFORE THE DATE THAT IS 90 DAYS AFTER THE EFFECTIVE DATE OF THE PLAN.

         SECTION VII.C, "LOCK-UP CONSIDERATION SHARES" DESCRIBES A PROVISION IN THE PLAN WHEREBY CERTAIN HOLDERS OF SENIOR REDEEMABLE NOTES (THE "LOCK-UP NOTEHOLDERS") WHO WERE PARTIES TO A PREPETITION RESTRUCTURING AGREEMENT WITH THE DEBTORS MAY RECEIVE AN ADDITIONAL DISTRIBUTION OF NEW WCG STOCK EQUAL TO 5% OF THE NEW WCG COMMON STOCK THAT WOULD OTHERWISE BE DISTRIBUTED TO ALL HOLDERS OF SENIOR REDEEMABLE NOTES. THIS ADDITIONAL DISTRIBUTION (THE "LOCK-UP CONSIDERATION SHARES"), IF IT IS IMPLEMENTED, WILL REDUCE THE VALUE OF THE RECOVERIES TO ALL OTHER HOLDERS OF SENIOR REDEEMABLE NOTES. IF, HOWEVER, MORE THAN 1/2 OF THE HOLDERS OF THE SENIOR REDEEMABLE NOTES, OR THOSE HOLDING MORE THAN 1/3 OF THE AMOUNT OF THE ALLOWED SENIOR REDEEMABLE NOTES, INDICATE ON THEIR BALLOTS THAT THEY DO NOT APPROVE THE ISSUANCE OF THE LOCK-UP CONSIDERATION SHARES TO THE LOCK-UP NOTEHOLDERS, THEN THE ADDITIONAL DISTRIBUTION WILL NOT BE IMPLEMENTED. THE RESULT OF SUCH DISAPPROVAL WILL BE AN INCREASE IN THE VALUE OF THE DISTRIBUTION TO ALL OTHER HOLDERS OF SENIOR REDEEMABLE NOTES, AND WILL HAVE NO ADVERSE EFFECT UPON CONFIRMATION OF THE PLAN, THE DEBTORS OR THEIR ESTATES, OR CREDITORS AS A WHOLE. WILMINGTON TRUST COMPANY, AS SUCCESSOR INDENTURE TRUSTEE FOR THE SENIOR REDEEMABLE NOTES, RECOMMENDS THAT HOLDERS OF SENIOR REDEEMABLE NOTES VOTE NOT TO APPROVE THE ISSUANCE OF LOCK-UP CONSIDERATION SHARES TO THE LOCK-UP NOTEHOLDERS, REGARDLESS OF WHETHER HOLDERS VOTE TO ACCEPT OR REJECT THE PLAN.

         CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS, AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. THE WORDS "BELIEVE," "MAY," "WILL," "ESTIMATE," "CONTINUE," "ANTICIPATE," "INTEND," "EXPECT," AND SIMILAR EXPRESSIONS IDENTIFY THESE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES, AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED IN SECTION XIV, "CERTAIN RISK FACTORS TO BE CONSIDERED." IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING EVENTS AND CIRCUMSTANCES DISCUSSED IN THIS DISCLOSURE STATEMENT MAY NOT OCCUR, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. NEITHER THE DEBTORS, THE REORGANIZED DEBTORS, NOR NEW WCG UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR

REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

         EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND IN ITS EXHIBITS HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, EITHER THE DEBTORS, THE REORGANIZED DEBTORS, OR NEW WCG.

A.       PARTIES ENTITLED TO VOTE ON THE PLAN.

         Under the provisions of the Bankruptcy Code, not all parties in interest are entitled to vote on a chapter 11 plan. Creditors or equity interest holders whose claims or interests are not impaired by a plan are deemed to accept the plan under section 1126(f) of the Bankruptcy Code, and are not entitled to vote. Creditors or equity interest holders whose claims or interests are impaired by the Plan, but will receive no distribution under the plan, are not entitled to vote either, because they are deemed to have rejected the plan under section 1126(g) of the Bankruptcy Code. For a discussion of these matters, see Section VIII, "Voting Requirements" and Section IX, "Confirmation of the Plan."

         The following sets forth which classes are entitled to vote on the Plan and which are not:

         o The Debtors are not seeking votes from the holders of Claims in Class 1 (Priority Non-Tax Claims) or the holder of Equity Interests in Class 9 (CG Austria Equity Interests) because the Debtors believe those Claims and Equity Interests are not impaired by the Plan. These holders will be deemed to have voted to accept the Plan.

         o The Debtors are not seeking votes from the holders of Claims in Class 7 (Subordinated Claims) or Class 8 (WCG Equity Interests) because those Claims and Equity Interests are impaired under the Plan and the holders are receiving no distribution on account of such Claims and Equity Interests. They will be deemed to have voted to reject the Plan.

         o The Debtors are seeking votes from the holders of Claims that are not in dispute, are not contingent, are liquidated in amount and are not subject to objection or estimation on the record date for voting on the Plan, which is August 6, 2002 (the "Record Date for Voting") ("Allowed Claims"), in Class 3 (Other Secured Claims), Class 4 (TWC Assigned Claims), Class 5 (Senior Redeemable Notes Claims), and Class 6 (Other Unsecured Claims) because those Claims are impaired under the Plan and the holders are receiving a distribution. The holders of such Claims will have the right to vote to accept or reject the Plan.

         o If the requisite number of the lenders (the "Lenders") under that certain Amended Credit Agreement dated as of September 8, 1999 (the "WCL Credit Agreement") agree before the Voting Deadline to be impaired under the Plan, the Debtors will seek the votes of holders of Class 2 (Prepetition Secured Guarantee Claims) because such Claims will be impaired under the Plan and the holders are receiving a distribution under the Plan.

         For a detailed description of the Classes of Claims and Equity Interests and their treatment under the Plan, see Section VII.B, "Classification and Treatment of Claims and Equity Interests."

B.       SOLICITATION PACKAGE.

         Accompanying this Disclosure Statement are copies of:

         o the Bankruptcy Court's order (the "Approval and Procedures Order"), which, among other things, approves this Disclosure Statement as containing adequate information, establishes the voting procedures, schedules a hearing to consider confirmation of the Plan (the "Confirmation Hearing"), and sets the voting deadline and the deadline for objecting to confirmation of the Plan;

         o the Notice of Confirmation Hearing and Entry of Approval and Procedures Order; and

         o one or more ballots and a return envelope (ballots are provided only to holders of Claims in Classes 2 (if necessary), 3, 4, 5, and 6, the Classes of Claims that are entitled to vote on the Plan).

C.       VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE.

         After carefully reviewing the Plan, this Disclosure Statement, the Approval and Procedures Order, and the detailed instructions accompanying your ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan. In order for your vote to be counted, you must complete and sign your original ballot (copies will not be accepted) and return it in the envelope provided.

         Each ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded ballot or ballots sent to you with this Disclosure Statement.

         IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED NO LATER THAN SEPTEMBER 19, 2002, AT 5:00 P.M. (EASTERN TIME) (THE "VOTING DEADLINE") BY LOGAN & COMPANY, INC., 546 VALLEY ROAD, SECOND FLOOR, MONTCLAIR, NEW JERSEY 07043 (ATTN: ETTIE POLLACK) (THE "VOTING AGENT"). DO NOT RETURN ANY DEBT INSTRUMENTS WITH YOUR BALLOT.

         If you are entitled to vote to accept or reject the Plan, a ballot is enclosed for the purpose of voting on the Plan. Please vote and return your ballot(s) to the Voting Agent unless you are a beneficial owner of a security who receives a ballot from a bank or brokerage firm (or its agent) (a "Master Ballot"), in which case you must return the ballot to that bank or brokerage firm (or its agent).

         ANY EXECUTED BALLOT THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN WILL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

         If you are a holder of a Claim who is entitled to vote on the Plan and did not receive a ballot, received a damaged ballot or lost your ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Ettie Pollack of Logan & Company, Inc., the Voting Agent, at (973) 509-3190.

         If you have any questions about the procedure for voting your Claim, the packet of materials that you have received, the amount of your Claim, or if you wish to obtain, at your own expense, unless otherwise specifically required by Rule 3017(d) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), an additional copy of this Disclosure Statement and its appendices and exhibits, please contact the Voting Agent:

                              Logan & Company, Inc.
                          546 Valley Road, Second Floor
                           Montclair, New Jersey 07043
                               Attn: Ettie Pollack

         FOR FURTHER INFORMATION AND INSTRUCTIONS ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION VIII, "VOTING REQUIREMENTS."

         Before voting on the Plan, each holder of a Class 2 (if necessary), 3, 4, 5, or 6 Claim should read, in its entirety, this Disclosure Statement, the Plan, the Approval and Procedures Order, the Notice of Confirmation Hearing, and the instructions accompanying the ballots. These documents contain important information concerning how Claims and Equity Interests are classified for voting purposes and how votes will be tabulated.

D.       CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION.

         The Bankruptcy Court has scheduled the Confirmation Hearing on September 25, 2002, at 10:00a.m. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of adjournment at the Confirmation Hearing, or at any subsequent adjourned Confirmation Hearing.

         Any objection to the confirmation of the Plan must be made in writing and specify in detail (1) the name and address of the objector, (2) all grounds for the objection, and (3) the amount of the Claim or number and class of shares of Equity Interests held by the objector. Any such objection must be filed with the Bankruptcy Court, with a copy to Judge Lifland's chambers, and served so that it is received by the Bankruptcy Court, Judge Lifland's chambers, and the following parties on or before September 13, 2002 at 4:00 p.m. (Eastern time):
(a) Jones, Day, Reavis & Pogue, 222 E. 41st Street, New York, New York 10017 (Attn: Corinne Ball, Esq.), Attorneys for the Debtors; (b) Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, NY 10166 (Attn: Margot B. Schonholtz, Esq.), Attorneys for the Administrative Agent (as defined below);
(c) Kirkland & Ellis, 777 South Figueroa Street, Los Angeles, California 90017 (Attn: Richard L. Wynne, Esq.), Attorneys for the Committee; (d) Schulte, Roth & Zabel, 919 Third Avenue, New York, New York 10022 (Attn: Michael L. Cook, Esq.);
(e) White & Case, LLP, 200 South Biscayne Boulevard, Suite 4900, Miami, Florida 33131 (Attn: Thomas E. Lauria, Esq.); and (f) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st floor, New York, New York 10004 (Attn: Pamela J. Lustrin, Esq.).

                                       II.

                               SUMMARY OF THE PLAN

         The following summary is a general overview only, which is qualified in its entirety by, and should be read in conjunction with, the more detailed discussions, information, and financial statements and notes thereto appearing elsewhere in this Disclosure Statement and the Plan.

         This Disclosure Statement contains, among other things, descriptions and summaries of provisions of the Plan being proposed by the Debtors, the Committee, and Leucadia (collectively, the "Proponents"). The Proponents reserve the right to modify the Plan consistent with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

A.       OVERVIEW.

         The Plan reflects the three central components of the Company's restructuring. First, all of the unsecured debt of WCG (approximately $5 billion) will be converted to stock in a newly-created entity ("New WCG") so that the Company will enjoy significantly greater financial flexibility in the future. In connection therewith, the current shares of WCG will be cancelled and existing stockholders will recover nothing on account of those shares.

         Second, the Plan implements a global settlement (the "TWC Settlement") of all disputes between the Company, its creditors, and WCG's former parent, The Williams Companies, Inc. ("TWC"), on terms that materially enhance the recovery of WCG's unsecured creditors and provide significant value to the Company which is essential to the success of its reorganization and the viability of its business post-chapter 11. Pursuant to the TWC Settlement, among other things,
(i) existing unsecured creditors (excluding TWC) will receive approximately 55% of the equity in New WCG; (ii) Leucadia will invest $150 million in New WCG, acquire certain claims of TWC for a cash payment to TWC of $180 million, and receive approximately 45% of the equity in New WCG; (iii) the Company will purchase its headquarters building and certain related assets from a subsidiary of TWC for a senior secured note in the amount of $145 million; and (iv) the Company and TWC will exchange mutual releases. In order to give effect to the releases contemplated by the TWC Settlement, the order confirming the Plan must enjoin all unsecured creditors of WCG from asserting any claims against TWC, and enjoin all holders of securities claims from asserting such claims against WCG's present and former insiders and advisors.

         Third, the amounts outstanding under the Company's secured credit facility will be reduced significantly -- from $975 million at the outset of the restructuring process to $525 million on WCG's emergence from chapter 11 -- and the terms of that credit facility will be amended to reflect the Company's current forecasts of its financial and operating performance.

         Importantly, the reorganization will be accomplished without the need for the Company's operating subsidiary, Williams Communications, LLC ("WCL"), to seek chapter 11 protection, which will enable WCL to continue to operate in the ordinary course of business outside of bankruptcy.

B.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE
         PLAN.

         Except for Administrative Claims and Priority Tax Claims, which are not required to be classified, all Claims and Equity Interests that existed on April 22, 2002 (the "Petition Date") are divided into classes under the Plan. The following summarizes the treatment of such classified and unclassified Claims and Equity Interests under the Plan.


                       Class & Description                                           Treatment Under the Plan
                       -------------------                                           ------------------------
--  ADMINISTRATIVE CLAIMS:

Any Claim for cost or expense of administration of the              Unless otherwise agreed, Administrative Claims will be paid
Chapter 11 Cases incurred by the Debtors (or their Estates)         in full on the Distribution Date or in the ordinary course
that arises on or after the Petition Date which is entitled to      of the Debtors' business.
priority or superpriority under sections 503(b), 507(a)(1) or
507(b) of the Bankruptcy Code or paragraph 3 of the Cash
Collateral Order. With certain exceptions, Administrative
Claims are amounts due for goods or services provided to a
debtor after the Petition Date.

ESTIMATED AGGREGATE ALLOWED AMOUNT: LESS THAN $25                   ESTIMATED PERCENTAGE RECOVERY:  100%
MILLION

--  PRIORITY TAX CLAIMS (IF ANY):

The portion of any Claim against a Debtor for unpaid taxes          Unless otherwise agreed, Allowed Priority Tax Claims will
which is entitled to priority in right of payment under section     be paid in full over a six-year period
507(a)(8) of the Bankruptcy Code.

ESTIMATED AGGREGATE ALLOWED AMOUNT: LESS THAN                       PERCENTAGE RECOVERY:  100%
$1 MILLION

CLASS 1 -- PRIORITY NON-TAX CLAIMS (IF ANY):                        UNIMPAIRED

Non-tax Claims, such as employee compensation and                   Allowed Priority Non-Tax Claims are unimpaired by the Plan
benefits that do not exceed $4,650, that are entitled to priority   and will be paid in the ordinary course of the Debtors'
under the Bankruptcy Code.                                          business. Holders of Allowed Class 1 Claims shall not be
                                                                    entitled to cast a ballot with respect to the Plan and, instead, shall conclusively be deemed to have accepted the Plan.

ESTIMATED AGGREGATE ALLOWED AMOUNT: $0.00                           PERCENTAGE RECOVERY:  100%

CLASS 2 -- PREPETITION SECURED GUARANTEE CLAIMS:                    UNIMPAIRED

All Claims arising under the guarantees of the obligations of       Allowed Prepetition Secured Guarantee Claims are
WCL, WCG's wholly owned operating subsidiary and                    unimpaired by the Plan and will be satisfied in accordance
principal asset under the Company's senior secured credit           with the Restated Credit Documents (as defined below).
facility.                                                           Holders of Allowed Class 2 Claims shall not be entitled to cast a ballot with respect to the Plan and, instead, shall conclusively be deemed to have accepted the Plan, unless the requisite number of Lenders agree before the Voting
                                                                    Deadline to be impaired under the Plan, in which case holders of Allowed Class 2 Claims will be entitled to vote on the
                                                                    Plan.

ESTIMATED AGGREGATE ALLOWED AMOUNT: $725,000,000                    PERCENTAGE RECOVERY:  100%

                       Class & Description                                           Treatment Under the Plan
                       -------------------                                           ------------------------
CLASS 3 -- OTHER SECURED CLAIMS (IF ANY):                           POTENTIALLY IMPAIRED


All Secured Claims that are not Secured Guarantee Claims.           Unless otherwise agreed, other Secured Claims, if any, will retain any and all of their rights and security interests and will receive either deferred Cash payments equal to the value of the Collateral securing such Claim or possession of such
                                                                    Collateral. Class 3 Claims are impaired by the Plan and
                                                                    holders of Allowed Class 3 Claims shall be entitled to vote to accept or reject the Plan.


ESTIMATED AGGREGATE ALLOWED AMOUNT: $0.00                           ESTIMATED PERCENTAGE RECOVERY:  100%

CLASS 4 -- TWC ASSIGNED CLAIMS:                                     IMPAIRED


All Causes of Action of a TWC Entity against any Person             In accordance with the TWC Settlement Agreement, the Plan
arising from or in connection with (1) WCL's use or                 provides that the TWC Assigned Claims shall be Allowed
acquisition of the ADP Assets, (2) the Administrative               Claims in the aggregate amount of $2.36 billion. Leucadia
Services Agreement, dated September 30, 1999, by and                will be issued 24.55% of the New Equity (subject to a
between certain of the TWC Entities, WCG and certain of the         reduction to 23.55% if New WCG Common Stock is issued
WCG Affiliates, or (3) the Senior Reset Note or the Senior          to the Securities Holder Channeling Fund) with respect to its
Reset Note Indenture.                                               purchase from TWC of certain rights with respect to the
                                                                    TWC Assigned Claims. TWC will forego the balance of the
                                                                    distribution to which it would otherwise have been entitled had the TWC Assigned Claims been Allowed in full, which
                                                                    will cause an increase in the value of the New WCG
                                                                    Common Stock issued to creditors in Classes 5 and 6.
                                                                    Class 4 Claims are impaired by the Plan and, pursuant to the
                                                                    TWC Settlement Agreement, TWC has agreed to vote to
                                                                    accept the Plan.


AGGREGATE ALLOWED AMOUNT: $2,362,117,000                            ESTIMATED PERCENTAGE RECOVERY:  7.5%

CLASS 5 -- SENIOR REDEEMABLE NOTE CLAIMS:                           IMPAIRED


All Claims arising under or in connection with the Senior            Each Senior Redeemable Notes Claim of a WCG Affiliate shall
Redeemable Notes or the Senior Redeemable Notes Indenture that       be disallowed in its entirety.  Each holder of an Allowed
are not Subordinated Claims.                                         Senior Redeemable Notes Claim will receive its Pro Rata Share of 55% of the New Equity (subject to reduction to 51.3% if New
                                                                     WCG Common Stock is issued to the Lock-Up Noteholders and the
                                                                     Securities Holder Channeling Fund). Class 5 Claims are
                                                                     impaired by the Plan and holders of Allowed Class 5 Claims shall be entitled to vote to accept or reject the Plan.




ESTIMATED ALLOWED AMOUNT: $2,438,895,000                             ESTIMATED PERCENTAGE RECOVERY:  15% - 16%

                       Class & Description                                           Treatment Under the Plan
                       -------------------                                           ------------------------
CLASS 6 -- OTHER UNSECURED CLAIMS:                                  IMPAIRED


All Claims against a Debtor that are not Administrative             Each holder of an Allowed Other Unsecured Claim will
Claims, Priority Tax Claims, Priority Non-Tax Claims,               receive its Pro Rata Share of 55% of the New Equity (subject
Secured Claims, Prepetition Secured Guarantee Claims,               to reduction to 54% if New WCG Common Stock is issued to
TWC Assigned Claims, Senior Redeemable Note Claims,                 the Securities Holder Channeling Fund). Class 6 Claims are
Subordinated Claims, or Claims held by a WCG Affiliate.             impaired by the Plan and holders of Allowed Class 6 Claims shall be entitled to vote to accept or reject the Plan.







ESTIMATED AGGREGATE ALLOWED AMOUNT: LESS THAN $60 MILLION           ESTIMATED PERCENTAGE RECOVERY:  15% - 16%

CLASS 7 -- SUBORDINATED CLAIMS:                                     IMPAIRED

All Claims that (a) pursuant to a Final Order of the                Each and every Subordinated Claim shall be fully and
Bankruptcy Court, are found to be subordinate in priority of        completely discharged and the holder thereof shall receive no
payment, whether contractually, equitably, or otherwise, to         distribution under the Plan on account of such Class 7 Claim.
Allowed Unsecured Claims; or (b) arise from rescission of           Class 7 Claims are impaired by the Plan and holders of such
the purchase or sale of a Senior Redeemable Note, are for           Claims shall not be entitled to vote on the Plan and, instead,
damages arising from the purchase or sale of a Senior               shall be deemed to have rejected the Plan.
Redeemable Note, or are for reimbursement or contribution
allowed under section 502 of the Bankruptcy Code on
account of such a Claim.

                                                                    PERCENTAGE RECOVERY:  0%

CLASS 8 -- WCG EQUITY INTERESTS:                                    IMPAIRED

All shares or other instruments evidencing a stock ownership        Each and every Equity Interest in WCG shall be cancelled
interest in WCG, whether or not transferable or denominated         and discharged and the holder thereof shall receive no
"stock," or similar security and any options, warrants,             distribution under the Plan on account of such Class 8 WCG
convertible securities or other rights to acquire such shares or    Equity Interest. Class 8 Equity Interests are impaired by the
other instruments, and all legal, equitable, and contractual        Plan and holders of such Equity Interests shall not be entitled
Claims arising therefrom.                                           to vote on the Plan and, instead, shall be deemed to have
                                                                    rejected the Plan.

                                                                    PERCENTAGE RECOVERY:  0%

CLASS 9 -- CG AUSTRIA EQUITY INTERESTS:                             UNIMPAIRED

All shares or other instruments evidencing a stock ownership        Each and every Equity Interest in CG Austria shall be
interest in CG Austria, whether or not transferable or              reinstated as though the Chapter 11 Cases had not been filed.
denominated "stock," or similar security and any options,           Class 9 Equity Interests shall be unimpaired by the Plan.
warrants, convertible securities or other rights to acquire such    WCL, the sole holder of Class 9 Equity Interests, shall not be
shares or other instruments, and all legal, equitable and           entitled to vote on the Plan and, instead, shall be deemed to
contractual Claims arising therefrom.                               have accepted the Plan.

                                                                    PERCENTAGE RECOVERY:  100%

                                      III.

                               GENERAL INFORMATION

A.       THE DEBTORS.

         On the Petition Date, the Debtors commenced the Chapter 11 Cases. WCG, a Delaware corporation, maintains its principal executive offices at One Technology Center, Tulsa, Oklahoma 74103. WCG's principal asset is its 100% equity interest in WCL, a Delaware limited liability company that owns or leases and operates a technologically advanced, fully operational, next-generation fiber-optic broadband network that spans over 30,000 route-miles, connects 125 U.S. cities, and extends to Asia, Europe, Mexico, and the Pacific Rim (the "WCG Network"). WCL is not a debtor in the Chapter 11 Cases, and continues to operate in the ordinary course of business outside of bankruptcy.

         CG Austria, also a Delaware corporation and holding company, is a direct subsidiary of WCL and thereby an indirect and wholly-owned subsidiary of WCG. CG Austria's principal assets are the equity interests in certain foreign operating subsidiaries that own or lease and operate fiber optic networks outside of the territorial borders of the United States that are linked to and a part of the WCG Network.

B.       CORPORATE HISTORY AND THE SPIN-OFF FROM TWC.

         In 1985, WCG's former parent, TWC, entered the communications business by pioneering the placement of fiber-optic cables in pipelines no longer in use. TWC also pioneered the strategy of providing services solely to other communications providers. By 1989, through a combination of construction projects and strategic acquisitions, TWC, through its subsidiary, WilTel Communications, had completed the fourth largest nationwide digital fiber-optic network, consisting of multiple strands traversing approximately 9,700 miles (the "WilTel Network").

         By the end of 1994, WilTel was one of the nation's top four providers of high capacity data services, one of the top five providers of long distance voice services, and the first provider to offer nationwide frame relay transmission capacity. In January 1995, TWC sold the WilTel Network business to LDDS Communications (now known as WorldCom). However, excluded from that sale was (1) a single fiber-optic strand and associated equipment along the original 9,700 route-mile WilTel Network, (2) WCG's telecommunications equipment distribution business, and (3) a line of business known as "Vyvx." On December 1, 1994, TWC caused WCG to be incorporated (under the name WilTel Technology Ventures, Inc.) and, in exchange for 1,000 shares of common stock, contributed these excluded assets as capital to WCG. In January 1998, TWC re-entered the communications network business, announcing its plans to develop what would become the WCG Network. In 2001, having completed its multi-fiber network, WCG sold its remaining single strand network to WorldCom.

         In September 1999, the Company entered into what was then the $1.05 billion WCL Credit Agreement (discussed further below). In addition, the Company issued $2 billion in Senior Redeemable Notes (as described below in Section III.D.3, "Senior Redeemable Notes"), undertook private placements of certain of its stock with SBC Communications, Inc. ("SBC"), Intel Corporation, and Telefonos de Mexico S.A. de C.V. ("TelMex") for aggregate proceeds of $738.5 million, and made an initial public offering of WCG common stock that resulted in gross proceeds to WCG of $782 million. Immediately following the private placement and the initial public offering, TWC owned approximately 98% of the voting power and approximately 85% of the economic interest in WCG.

         The following year, on July 24, 2000, TWC announced that it was considering a complete divestiture of WCG. On February 26, 2001, TWC and WCG entered into an agreement that, among other things, resulted in (a) a contribution by TWC to WCG's capital of title to the headquarters building then being constructed for use by WCG ((the "Headquarters Building") which, by 2001 year-end, was substantially complete and provided approximately 750,000 square feet of office space for up to 3,600 employees) and certain other assets, (b) the conversion of a note issued by WCG to TWC in the approximate amount of $1 billion into paid-in capital of WCG, and (c) TWC owning approximately 85% of the total outstanding Class A common stock of WCG.

         On March 30, 2001, TWC's board of directors approved a tax-free spin-off (the "Spin-Off"), pursuant to which TWC distributed as a dividend to its stockholders approximately 80% of the then issued and outstanding Class A common stock of WCG (TWC retained, and is believed to still hold, approximately 5% of WCG's Class A common stock). The shares of WCG common stock distributed in the Spin-Off were distributed on April 23, 2001 to holders of record of TWC common stock on April 9, 2001. In connection with the Spin-Off, TWC and WCG entered into a number of agreements regarding the post-spin provision of various services between and among the companies and allocating certain contingent liabilities.

C.       THE COMPANY'S BUSINESS.

         The Company accounts for its consolidated operations in two separate business segments described below under "The Network Business" and "Emerging Markets."

         1.       THE NETWORK BUSINESS

         The WCG Network includes (a) over 30,000 miles of completed fiber-optic cable that connects 125 U.S. cities; (b) fiber-optic cable intercity networks covering 20 of the largest U.S. cities; (c) 125 network centers; (d) 14,000 route-kilometers (approximately 8,600 route-miles) of dark fiber or wavelengths in Europe connecting the United Kingdom, France, Germany, Belgium, the Netherlands, Norway, Denmark, Finland, and Sweden; (e) operational border crossings between the United States and Mexico in California and Texas, and between the United States and Canada in Washington, Michigan, and New York; and
(f) in excess of 250 STM-1 equivalent circuits on six major undersea cables connecting the United States with Europe, Asia, South America, and Australia (the "Network Business").

         Excluding revenues from discontinued operations, the Network Business contributed approximately 73%, 84%, and 91% to the Company's 1999, 2000, and 2001 overall revenues, respectively(1).

         In late 2000, the Network Business substantially completed its U.S. inter-city core network build, thereby connecting 125 cities to the WCG Network of fiber-optic cable. The WCG Network was built for expandability and flexibility and contains multiple conduits along more than 90% of the constructed routes. In general, the redundancy built into the WCG Network includes a first conduit containing a cable housing between 96 and 144 fiber-optic strands, along with a second (and in many cases a third) conduit that serves as a spare. The spare conduits allow for future technology upgrades, potential conduit sales and expansion of capacity, each at costs significantly below the cost of new construction. After existing and anticipated leases of dark fiber, the Network Business generally plans to retain from eight to twenty-four fiber-optic strands for its own use on the WCG Network.

         The following table describes the U.S. inter-city infrastructure of the WCG Network (numbers are approximate):

                                                                   PLANNED             MILES IN          AVERAGE NUMBER
                       THE WCG NETWORK                           ROUTE MILES          OPERATION            OF FIBERS
             Wholly-owned fiber builds                             16,600               16,500                 115
             Jointly owned fiber builds                             1,300                1,300                 12
             Routes through dark fiber rights                      12,200               10,900                 17

                               TOTAL                               30,100               28,700

         In addition to being a nationwide network connecting 125 different cities, the WCG Network includes completed local builds in 20 U.S. cities. While it had originally planned 50 such local builds, the Company conducted an exhaustive analysis of its current operations (see Section XIV.C.12, "Development of Effective Business Support Systems") and has concluded that, rather than making additional capital expenditures for more local builds, the Company's resources will be put to more effective use elsewhere in its operations. Thus, the Company's current strategy does not include specific plans to complete additional local builds.

         In addition to its owned capacity, in order to meet the needs of its customers, the Company also leases capacity for the WCG Network from both long distance and local telecommunications carriers, including its competitors. Leases of capacity are distinguished from rights in dark fiber because capacity leases are for only a portion of the fiber capacity and the lessor supplies and operates the equipment to transmit over, or "light," the fiber. Capacity leases are generally for terms of one month to five years, but can be longer. The Company leases less than three percent of the U.S. portion of the WCG Network capacity that is currently in use. Moreover, because the WCG Network has more capacity available than the Company is currently using, the leased capacity constitutes less than one percent of the total capacity currently available on



----------

         (1) Percentages are derived from gross revenue for the Network Business (including sales made to Emerging Markets) divided by consolidated revenue for the Company.

the WCG Network. These leases are for areas where the Network Business does not have on-network capacity, or where such capacity is not currently sufficient to meet the expected near-term demand.

         New WCG intends to continue to add both fiber and optronic equipment to extend its high capacity services to major carrier hotels and network peering points within the cities and countries that are already connected to the WCG Network. For example, in a 1999 fiber lease agreement with Metromedia Fiber Network, the Company acquired rights to utilize up to 86,000 dark fiber miles over 3,200 route miles in the United States and Europe. Similarly, during 2001 and early 2002, the Company revised its buy/sell agreements with Telia, the national communications service provider in Sweden, to not only reduce the Company's overall purchase commitment, but to obtain the rights to up to 28,442 kilometers in wavelengths or up to 16,867 kilometers of dark fibers within Telia's European fiber-optic network.

         The Company's other principal global assets include the following:

         o A 45% equity stake in PowerTel, Ltd. (indirectly held by the Debtor CG Austria), a publicly traded company, that has built, owns, and operates communications networks that provide high-quality, low-cost local and long distance voice, data, and Internet services to the commercial and carrier markets in Brisbane, Melbourne, and Sydney, Australia.

         o Equity interests in the China-U.S. cable and Japan-U.S. cable acquired in June 2000 from SBC. Both cables and their respective West Coast interconnection points were operational at the end of 2001. The China-U.S. cable is a half-circuit 16,000-mile loop system, with capacity of 80 gigabits per second. The Japan-U.S. cable is operating at 80 gigabits per second. Eventually, the cable can be expanded to 640 gigabits per second.

         o Equity interests in APCN-2, an intra-Asia 11,500-mile undersea cable project, built by a consortium of carriers, that will connect China, Hong Kong, Japan, South Korea, Malaysia, the Philippines, Singapore and Taiwan. As an initial participant in the network build, the Company acquired capacity on APCN-2. The cable is set to operate at 160 gigabits per second and can be expanded to 2,560 gigabits per second. APCN-2 can be interconnected with the China-U.S. and Japan-U.S. cables described above.

         o Under an agreement with Telia, the Company obtained capacity on the TAT-14 cable system, which connects the United States with the United Kingdom, the Netherlands, Denmark, Germany, and France. TAT-14 became operational in the fourth quarter of 2001 and operates at 640 gigabits per second.

         o Capacity on Southern Cross Cable Network linking Australia and New Zealand with Hawaii and the West Coast of the United States. This cable was completed in November 2000 and operates at 200 gigabits per second.

         o Two 10 gigabit wavelengths on the Tycom Atlantic cable connecting the United States and Europe and which became operational at the end of 2001.

         Customers

         The Network Business strives to develop strategic relationships with customers both to drive incremental business and to maintain current revenue streams. The Network Business targets a focused list of what it perceives to be quality customers that require high volumes of bandwidth to operate. For example, sales to SBC accounted for 37% of the Network Business' 2001 revenues. Further, as new network products and services become available to customers, the sales organization has been successful in expanding existing commercial relationships, which currently include regional Bell operating companies ("RBOCs"), Internet service providers, application service providers, storage service providers, managed network service providers, digital subscriber line service providers, long distance carriers, utilities, governmental entities, educational institutions, international carriers, and other communications services providers who desire high-speed connectivity on a carrier services basis.

         Competition

         The telecommunications industry is highly competitive. Some competitors in the markets of carrier services and fiber-optic network providers may have personnel, financial, and other competitive advantages. In the market for carrier services, the Network Business competes primarily with the three traditional nationwide carriers - AT&T, WorldCom, and Sprint--and other coast-to-coast and regional fiber-optic network providers, such as Qwest, Level 3, Global Crossing, and

Broadwing. The Network Business also competes with numerous other service providers that focus either on a specific product or set of products or within a geographic region. The Network Business competes primarily on the basis of network reliability, transmission quality, customer service and support, and price. The Network Business has only recently begun to offer some of its services and products and, as a result, it may have fewer and less well established customer relationships than some of its competitors. The Network Business' services within local markets in the United States face additional competitors, including the traditional regional telephone companies and other local telephone companies. Its services outside the United States also face additional competitors, including national telephone companies in foreign countries and carriers that own capacity on other undersea and regional fiber-optic systems.

         While it is possible that some of the Network Business' competitors will cease operations in the coming year due to the deterioration of financial markets and other difficulties that have impacted companies throughout the telecommunications industry, it is also possible that a number of other competitors may gain competitive advantages by successfully completing their respective restructuring or bankruptcy reorganization processes before the Company does.

         2.       EMERGING MARKETS

         In addition to the Network Business, which continues to focus on enabling bandwidth-centric businesses, the Company recognized the opportunity to expand its presence in the high-margin growth market of rich media content (audio and video) services by building upon its core network strengths both to tap into its diverse customer base and to meet their needs more effectively. To address the opportunities presented by these markets, the Company created the Emerging Markets segment.

         Emerging Markets (founded as Vyvx in 1989) is comprised of the broadband media business unit as well as substantially all of the assets of iBEAM Broadcasting Corporation, which was acquired by the Company in December 2001 ("iBEAM"). Emerging Markets has enabled its customers to move media regardless of format (analog or digital), quality (narrowband to broadcast quality), method (terrestrial fiber-optics or satellite), or geographic reach (domestic or international). In 1990, Vyvx launched the first-ever video transmission over a terrestrial network and carried the first of 13 consecutive Super Bowls for the NFL and its broadcasters. For the past 13 years, Emerging Markets has been the centerpiece of the Company's participation in the evolution of demand for high quality, reliable, network-based solutions for aggregating, managing, and distributing mission-critical content for content owners and rights holders. Over time, Emerging Markets made strategic investments and acquisitions to fortify and grow its core product and service offerings to satisfy customer demand for new and more integrated services. For example, between 1995 and 1997, Emerging Markets acquired four teleports and significant satellite capacity to launch the first-ever fully integrated hybrid satellite/terrestrial service to support dedicated and occasional requirements for the distribution of live content for customers like CNN in their coverage of breaking news events in remote geographies such as the war in Afghanistan.

         Emerging Markets currently includes a comprehensive set of assets, capabilities, and expertise in the market for acquiring, managing and distributing audio, video, and multimedia content. These unique capabilities reinforce the Company's support of the media industry and extend its reach to include other mission-critical content industries like financial services, enterprise, education, and government.

         Excluding revenues from discontinued operations, Emerging Markets contributed approximately 27%, 20%, and 14% to the Company's overall revenues for 1999, 2000, and 2001, respectively(2).

         Emerging Markets' primary products and services fall into the following general categories: (i) content collection, management and distribution services; (ii) fiber-optic and satellite video transport services; (iii) advertising and syndicated programming distribution services; and (iv) business media services. Emerging Markets sells to media content service providers and businesses that use media content as a component of their business. It does not compete with its media customers for retail end-users. It has over 2,500 customers, including major broadcast and cable television networks, news services, professional and collegiate sports organizations, advertising agencies, television companies, movie production companies, financial services institutions, enterprise businesses and governmental agencies. Approximately 50% of Emerging Markets' total revenue for 2001 was derived from its top 10 customers. Emerging Markets' largest customer accounted for approximately 18% of Emerging Markets' total revenues in 2001. Contracts with the largest customers are for terms that extend up to 10 years. Most contracts with smaller customers are for one-year terms.


----------

         (2) Percentages are derived from gross revenue for the Emerging Markets (including sales made to Network Business ) divided by consolidated revenue for the Company.

         No single competitor currently exists with the comprehensive set of services being offered by Emerging Markets. Niche competitors for various services include the following: Globecast for standard 45 MB/second service and Sonic Telecom for compressed services; Akami, Real Networks and Digital Island/Cable & Wireless for streaming media; Digex and Loudcloud for managed web hosting; eMotion, Pathfire, Wham!Net, and Liberty Livewire for digital media management; and DG Systems, Inc. for ads distribution.

         3.       THE COMPANY'S STRATEGIC ALLIANCES AND RELATIONSHIPS

         The Company enters into strategic alliances with communications companies to secure long-term, high-capacity commitments for traffic on the WCG Network and to enhance its service offerings. It currently has, and continues to pursue, strategic relationships with several entities, the most significant of which include SBC, TelMex, and KDDI and are described below.

         SBC Communications, Inc.

         SBC is a major communications provider in the United States. SBC currently provides local services in the South Central and Midwest regions of the United States and in California, Nevada, and Connecticut. Concurrently with WCG's IPO on October 6, 1999, SBC acquired 20,226,812 shares of WCG Class A common stock, constituting approximately 4.1 percent of the shares of capital stock outstanding as of December 31, 2001.

         The Company also entered into various agreements with SBC (collectively, the "SBC Agreements") that provide, among other things, that:

         o until 2019, the Company is SBC's preferred provider of domestic voice and data long distance services as well as select international wholesale services and thus, before SBC may acquire such services from any other provider, it must first seek to obtain them from the Company;

         o until 2019, SBC is the Company's preferred provider of select international wholesale services and various other services, including switched voice services such as toll-free, operator, calling card and directory assistance services and thus, before the Company may acquire such services from any other provider, the Company must first seek to obtain them from SBC; and

         o SBC and the Company have agreed to sell each other's products to their respective customers.

         Under the SBC Agreements, the prices charged for SBC and the Company's respective products and services generally will be equal to the cost of such product or service plus a specified rate of return. However, these prices cannot be higher than prices charged to other customers and, if either party can secure lower prices for comparable services from a different provider, then that party is free to utilize such lower cost provider.

         The Company and SBC have agreed to a mechanism for the development of projects that would allow the interconnection of the SBC network with the WCG Network based on the unanimous decision of committees composed of an equal number of representatives from the Company and SBC. If a committee does not approve a project, both the Company and SBC have the right, subject to certain exceptions, to require the other party to develop a project in exchange for payment of the direct costs and cost of capital required to complete the project or pursue it on its own.

         Either party may terminate a particular SBC Agreement if the action or failure to act of any regulatory authority materially frustrates or hinders the purpose of that agreement.

         SBC may terminate the SBC Agreements if any of the following occurs:
(a) except in limited circumstances, the Company begins to offer retail long distance voice transport or local exchange services on the WCG Network; (b) there is a material breach by the Company, causing a material adverse effect on the commercial value of the relationship to SBC; or (c) WCL has a change of control without SBC's consent.

         SBC has purported to reserve its rights to terminate the SBC Agreements because it claims that the Spin-Off constituted a change in control. WCG disputes SBC's right to terminate the SBC Agreements due to the Spin-Off, but is nonetheless seeking SBC's waiver of any such right. Although WCG is currently working with SBC to resolve any disputes between the parties by agreement, if an amicable resolution cannot be obtained in a timely fashion, WCG may seek a judicial determination that SBC has no right to terminate the SBC Agreements.

         The Company may terminate the SBC Agreements if (i) SBC has a change of control, or (ii) there is a material breach by SBC, causing a material adverse effect on the commercial value of the relationship to the Company.

         In the event of termination of the SBC Agreements due to the actions or breach of a party, the other party may be required to pay transition costs of up to $200 million, even though actual transition costs may be higher.

         Telefonos de Mexico, S.A. de C.V.

         TelMex, the largest communications provider in Mexico, currently provides long distance and local services primarily in Mexico. At the time of WCG's initial public offering, TelMex acquired 4,612,546 shares of WCG Class A common stock, approximately 1% of the shares of capital stock outstanding as of December 31, 2001.

         On May 25, 1999, the Company entered into an alliance agreement with TelMex under which, subject to any necessary U.S. and Mexican regulatory requirements: (a) until 2019, the Company and TelMex are each other's preferred provider of select international wholesale and other services and therefore must seek to obtain such services from each other before any other provider; and (b) the Company and TelMex will sell each other's products to their respective customers.

         For the services each party must seek to obtain from the other party, the prices generally will be established to reflect the strategic relationship and commitments made by each party under the alliance agreement, subject to any applicable law or regulations establishing the prices. If either party can secure lower prices for comparable services, then that party is free to utilize the lower cost provider. The Company and TelMex each can provide services or products to other persons or entities. Each party may also sell or utilize the products or services purchased from the other to provide products or services to other persons or entities.

         In addition, the Company has entered into an interconnection agreement and a voice settlement agreement with TelMex and an agreement under which a subsidiary of TelMex will purchase Internet transit services from the Company. The Company further intends to negotiate broader services and marketing agreements with TelMex.

         Certain of the provisions relating to the preferred provider relationship and competitive pricing requirements, however, will not be fully implemented until changes occur to the international settlement system currently in place pursuant to U.S. and Mexican regulations. Due to TelMex's dominant position in Mexico, the international settlement system requires that TelMex split its switched traffic terminating in the United States on a basis proportionate to that of U.S. carriers terminating switched traffic in Mexico.

         Further, the Company and TelMex have agreed on a mechanism for the development of mutually beneficial projects intended to interconnect the WCG Network with the TelMex network to provide seamless voice and data on both a nationwide and international basis. Project decisions will be based on the unanimous decision of committees composed of an equal number of representatives from the Company and TelMex.

         Either party may terminate the alliance agreement if any of the following occurs: (i) the action, or failure to act, of any regulatory authority or the passage of a law or regulation materially frustrates or hinders the purpose of any of the agreements; (ii) either party experiences a change of control; or (iii) either party materially breaches its obligations to or is unable to deliver products and services to the other party for a period of 30 days.

         KDDI America

         KDDI Corporation ("KDDI Japan") and KDDI America, Inc. ("KDDI America") are each wholly owned subsidiaries of DDI Corporation, the largest international telecommunications company in Japan. In July 2001, WCG's indirectly wholly-owned Japanese subsidiary entered into a comprehensive services agreement with KDDI Japan under which it will interconnect its Japanese network with KDDI Japan. In addition, KDDI Japan will first seek to obtain U.S.-terminating telecommunications services from WCG's Japanese subsidiary and, subject to certain exceptions, WCG's Japanese subsidiary will first seek to obtain Japan-terminating telecommunications services from KDDI Japan or DDI Corporation. WCG's Japanese subsidiary also agreed to collaborate with KDDI Japan on a number of other matters, including collocation services, e-business applications, and customer solutions, data center/hosting and integration solutions. The comprehensive services agreement is substantively similar to the June 2000 agreement between the Company and KDDI America, under which KDDI America agreed to connect with the Company's U.S. network on terms similar to those described above.

         4.       THE COMPANY'S EMPLOYEES

         As of December 31, 2001, the Company had approximately 3,900 employees, one of whom was covered by a collective bargaining agreement. As part of the Company's announced cost-cutting initiative, by June 30, 2002, the Company had reduced its workforce to a total of approximately 3,000 employees. The Debtors, as non-operating holding companies, have no employees.

         5.       REGULATION

         General Regulatory Environment

         The Company is subject to federal, state, local, and foreign regulations that affect its product offerings, competition, demand, costs, and other aspects of its operations. U.S. federal laws and regulations generally apply to interstate telecommunications, including international telecommunications that originate or terminate in the United States, while state laws and regulations apply to telecommunications terminating within the state of origination. A foreign country's laws and regulations apply to telecommunications that originate or terminate in that country. The regulation of the telecommunications industry is changing rapidly and varies from state to state and from country to country. The Company's operations are also subject to a variety of environmental, safety, health, and other governmental regulations. The Company cannot guarantee that future regulatory, judicial, or legislative activities will not have a material adverse effect on it, or that domestic or international regulators or third parties will not raise material issues with regard to its compliance or noncompliance with applicable regulations.

         The Telecommunications Act of 1996 (the "Telecommunications Act") seeks to promote competition in local and long distance telecommunications services by, among other things, allowing entities affiliated with power utilities to enter and provide services in telecommunications and, subject to specified limitations and conditions, the RBOCs to enter the long distance market. The Company believes that the entry by RBOCs and other companies into this market will provide opportunities for it to sell dark fiber or lease high-volume long distance capacity.

         The Telecommunications Act allows a RBOC to provide long distance services originating outside its traditional exchange service area or from mobile services and to own 10% or less of the equity of a long distance carrier operating in its traditional service area. In addition, section 271 of the Telecommunications Act allows a RBOC to provide long distance services originating in a state in its traditional exchange service area if it satisfies several procedural and substantive requirements. These requirements include obtaining approval from the Federal Communications Commission (the "FCC") upon a showing that the RBOC has entered into, or under some circumstances has offered to enter into, interconnection agreements that satisfy a 14-point "checklist" of competitive requirements.

         With certain exceptions, revenues derived from the provision of interstate and international telecommunications services to domestic end-users, including enhanced services providers, are subject to assessment for the FCC's Universal Service Fund, which assists in ensuring the universal availability of basic telecommunications services at affordable prices and provides funding for telecommunications infrastructure development for schools, libraries and rural health care providers. The FCC announced assessments for the first quarter of 2002 of approximately 6.8% of gross revenues subject to contribution. Some of the Company's services are subject to these assessments, which increase its costs. Some states also impose assessments for state universal service programs and for other purposes.

         Federal Regulation

         Under FCC regulations, the Company is a non-dominant carrier. Generally, the FCC has chosen not to closely regulate the charges or practices of non-dominant carriers. Although the FCC has the power to impose more stringent regulatory requirements on non-dominant carriers, the Company believes that the FCC is unlikely to do so. The Company is subject to the FCC regulatory requirements applicable to all common carriers, such as providing services without unreasonable discrimination and charging reasonable rates.

         The FCC has adopted interconnection regulations, including regulations relating to pricing, for the provision of unbundled network elements and wholesale services by incumbent local telephone companies to competitive local telephone companies. The agency also adopted regulations governing the physical collocation of competitive local telephone company equipment in certain of the incumbent local telephone companies' buildings to access unbundled network elements. Pursuant to interconnection agreements entered into with incumbent local telephone companies, competitive carriers may use these network elements, services, and collocation space to offer local services. Various aspects of these regulations are subject to appeal and the FCC may alter portions of its regulations in the future. These regulations affect growth opportunities for the Company and some of its customers that provide demand for its services.

         The FCC has to date treated Internet service providers as enhanced service providers rather than common carriers. As such, Internet service providers have been generally exempt from various federal and state regulations, including the obligation to pay access charges and contribute directly to universal service funds.

         The FCC has adopted regulations for a multi-year transition to lower international settlement payments by U.S. common carriers, leading to lower rates for some international services and increased demand for these services provided by some of the Company's customers. The Company believes the result is likely to be increased demand for capacity on the Company's U.S. facilities, including its domestic network.

         The FCC has instituted mandatory detariffing of the interstate, domestic, interexchange services of nondominant interexchange carriers. By January 31, 2001, carriers were required to cancel customer specific tariffs. Effective July 31, 2001, the FCC required carriers to cancel tariffs covering most mass market interstate long distance services. The FCC further required those carriers with corporate Web sites to post information relating to the rates, terms and conditions of such services on their Web sites. The FCC adopted a similar detariffing process relative to international services. The mandatory deadline for carriers to cancel their international interexchange service tariffs was January 28, 2002. The FCC requires carriers providing international interexchange services to adhere to the same posting requirements as those imposed by the FCC with respect to domestic detariffing. These actions may significantly affect the ability of the Company and its customers to rely on filed rates, terms and conditions for interstate and international services and the way these services are offered to customers.

         State Regulation

         The Telecommunications Act generally prohibits state and local governments from enforcing any law, regulation, or other legal requirement that prohibits or has the effect of prohibiting any person from providing any interstate or intrastate telecommunications service. However, states retain jurisdiction to adopt regulations necessary to preserve universal service, protect public safety and welfare, ensure the continued quality of communications services, and safeguard the rights of consumers.

         Generally, the Company must obtain and maintain certificates of authority from regulatory bodies in states in which it offers intrastate services. In most states, it must also file and obtain prior regulatory approval of tariffs for its regulated intrastate services. Certificates of authority can generally be conditioned, modified, or revoked by state regulatory authorities for failure to comply with state law or regulations. Fines and other penalties also may be imposed for such violations. The Company is currently authorized to provide intrastate services, at least to some extent, in all 50 states and the District of Columbia. The Company believes that most states do not regulate its provision of dark fiber. If a state did regulate its provision of dark fiber, the Company could be required to provide dark fiber in that state pursuant to tariffs and at regulated rates.

         State regulatory commissions generally regulate the rates incumbent local telephone companies charge for intrastate services, including intrastate access services paid by providers of intrastate long distance services. The Company's local and other intrastate services compete against the regulated rates of these carriers and also use some of these services in providing its services. Under the Telecommunications Act, state commissions have jurisdiction to arbitrate and review negotiations between incumbent local telephone companies and competitive local exchange carriers regarding the prices incumbent local telephone companies charge for interconnection of network elements with, and resale of, services by competitive local exchange carriers; however, the Supreme Court has generally upheld the FCC's authority to adopt rules that the states must apply when setting these prices. The Company is entering into interconnection agreements with various incumbent local telephone companies. These regulations, therefore, also affect its plans to offer such services.

         Local Regulation

         The Company is occasionally required to obtain street use and construction permits and licenses and/or franchises to install and expand its fiber-optic network using municipal rights of way. Termination or failure to renew its existing franchise or license agreements could have a material adverse effect on it. In some municipalities where it has installed or anticipates constructing networks, it is required to pay license or franchise fees based on a percentage of gross revenue, a flat annual fee, or on a per linear foot basis. The Company cannot guarantee that franchise fees will remain at their current levels following the expiration of existing franchises. In addition, the Company could be at a competitive disadvantage if its competitors do not pay the same level of franchise fees as it does. The Telecommunications Act requires municipalities to manage public rights of way in a competitively neutral and non-discriminatory manner and prohibits use of right-of-way fees as a means of raising revenue. However, a considerable amount of litigation has already ensued wherein municipalities are alleged to have exceeded or ignored the Act's requirements in this regard. Related activity is expected to continue throughout 2002.

         Other U.S. Regulation

         The Company's operations are subject to a variety of federal, state, local and foreign environmental, safety, and health laws, and governmental regulations. These laws and regulations govern matters such as the generation, storage, handling, use, and transportation of hazardous materials, the emission and discharge of hazardous materials into the atmosphere, the emission of electromagnetic radiation, the protection of wetlands, historic sites and endangered species, and the health and safety of employees. Although a pending rulemaking commenced by the California Public Utilities Commission seeks to clarify and refine the agency's administration of environmental review for communications projects, the Company continues to face uncertainty on the extent of state regulatory authorizations and environmental review required to construct communications facilities in that state.

         Although the Company monitors compliance with environmental, safety and health laws and regulations, it cannot give assurances that it has been or will be in complete compliance with these laws and regulations. It may be subject to fines or other sanctions imposed by governmental authorities if it fails to obtain certain permits or violates their respective laws and regulations. Capital or other expenditures for compliance with laws, regulations, or permits relating to the environment, safety, and health were not material in 2001.

         In addition, the Company may be subject to environmental laws requiring the investigation and cleanup of contamination at sites it owns or operates or at third-party waste disposal sites. These laws often impose liability even if the owner or operator did not know of, or was not responsible for, the contamination. Although the Company owns or operates numerous sites in connection with its operations, it is not aware of any liability relating to contamination at these sites or third-party waste disposal sites that could have a material adverse effect on the company.

         The Company has ownership interests in and utilizes certain submarine cable systems for the provision of telecommunications services. The Company may be subject to certain state and federal laws and regulations governing the construction, maintenance and use of such facilities. These laws and regulations may include corridor restrictions, exclusionary zones, undersea cable fees or right-of-way use fees for submerged lands. Increased regulation of cable assets or assessments may affect the cost and ultimately the demand for services provided over such facilities.

         Foreign Regulation

         The provision of telecommunications services in the countries in which the Company operates and intends to operate is regulated. Telecommunications carriers are generally required to obtain permits, licenses or authorizations to initiate or terminate communications in a country. The regulatory requirements vary from country to country, although in some significant respects regulation in the Western European markets is harmonized under the regulatory structure of the European Union. Many regulatory systems have only recently faced the issues raised by competition and are still in the process of development. Telecommunications laws and regulations in countries in which the Company operates or intends to operate are changing generally to promote competition and new offerings. However, future regulatory, judicial, or legislative activities in such countries may have a material adverse effect on the Company, and international regulators or third parties may raise material issues with regard to its compliance or noncompliance with applicable regulations.

         Generally, the Company must obtain and maintain authorizations from regulatory bodies in the countries in which it will offer telecommunications services. It may need different authorizations or no authorizations, depending on whether it constructs or leases its facilities, and whether it offers dark fiber, switched voice, private line, data, video, or enhanced services in many of the countries in which it plans to operate. The Company must also comply with environmental, planning, and property laws and regulations in those countries where it constructs and/or operates fiber-optic systems. In many countries, the Company must also file and obtain prior regulatory approval of the rates, terms and conditions for its services. Authorizations can generally be conditioned, modified, or revoked by regulators for failure to comply with applicable laws or regulations. Fines and other penalties also may be imposed for violations. The Company expects to apply for and acquire various authorizations to operate its foreign facilities and provide its telecommunications services, though it cannot guarantee that its licenses will not be delayed or subjected to burdensome conditions.

         Authorizations to operate as a new carrier are not available in some countries, may be available in other countries with limitations on the number and characteristics of carriers and may not be required at all in other countries. In addition, while some countries require complex applications procedures for authorizations, some countries simply require registration with or notification to the regulatory agency. Within a country, moreover, some services or activities may require a full authorization while others may require a simple registration or notification, or no filing at all. Authorizations and regulations impose a range of restrictions on the carriers' operations, corporate governance and shareholders, with penalties for noncompliance, including loss of license and monetary fines. For example, many countries place limits on foreign ownership of telecommunications carriers and require regulatory approval of transfers of control.

         In granting authorizations, regulators frequently establish service obligations for the operator. Typical obligations include nondiscrimination, build-out or service coverage and interconnection obligations, as well as requirements regarding the quality of service provided and the approval of new service offerings. Many regulators also require licensed carriers to pay certain fees or charges that, among other things, cover the costs of regulation and to support the availability of services, and these fees may in some cases be significant.

         Many national regulators require interconnection between carriers and resolve disputes as to the reasonableness of particular interconnection arrangements and pricing. Many regulators require a dominant carrier in the market to offer competing carriers interconnection on reasonable and nondiscriminatory terms and conditions, and a number of regulators are also beginning to require incumbent carriers to unbundle their local loops, allowing increasing competition in local services. In some countries, all telecommunications carriers are required to provide interconnection to other carriers. The Company may be required to provide interconnection to its foreign network as well as access to its facilities for the installation of other carriers' telecommunications equipment.

         The Company may also be required to obtain street use and construction permits and licenses and/or franchises to install and expand its fiber-optic network using public rights of way. In some countries where the Company has installed or anticipates constructing networks, it may be required to pay license or franchise fees.

         Submarine telecommunications cable systems require national authorizations from each country in which they land and operate. Cable landing authorizations typically involve environmental reviews as well as approvals by telecommunications authorities to provide international telecommunications facilities and services. In addition, municipal and state permits may be necessary. Any such authorization may be difficult to obtain or involve burdensome conditions. Telecommunications carriers using capacity on the cables usually need licenses from each country in which they operate and may need different licenses to provide different services. For example, the Company has received a Public Telecommunications Operator license in the United Kingdom in order to provide services over the TAT-14 undersea cable.

         6.       LEGAL PROCEEDINGS

         Williams' Securities Litigation

         On January 29, 2002, the first of numerous putative federal securities class actions was filed in the U.S. District Court for the Northern District of Oklahoma, against WCG, TWC, Keith Bailey, the former Chairman of TWC, Howard Janzen, the Chairman, President, and CEO of WCG, and Scott Schubert, the CFO of WCG. The putative class members in all of the cases are purchasers of the common stock of TWC and/or the WCG Class A common stock between July 24, 2000, and January 29, 2002. The complaints allege, among other things, that the defendants violated federal securities laws by making various misrepresentations and inadequate disclosures to the market between July 24, 2000, and January 29, 2002. WCG believes that the allegations are without merit.

         By order dated July 8, 2002, the court presiding over the putative class actions bifurcated the cases into two groups of plaintiffs. The first group consists of owners of WCG securities who have attempted to state claims against all of the defendants. The second group consists of owners of TWC securities who have attempted to state claims against TWC and Keith Bailey. Alex Meruelo has been named the lead plaintiff in the WCG case and is represented by Milberg, Weiss, Bershad, Hynes & Lerach, LLP and other firms as lead counsel. HGK Asset Management has been named the lead plaintiff in the TWC case and is represented by Schoengold & Sporn and other firms as lead counsel. The action against WCG has been stayed due to WCG's bankruptcy filing.

         The TWC Entities have asserted that they are entitled to be indemnified by WCG under an indemnity agreement entered into between the parties as of the Spin-Off and as a matter of common law, with respect to each of the above lawsuits and any other similar claims or causes of action that are asserted at any time against a TWC Entity that relate in any way to the Debtors or TWC's relationship with, or activities concerning, the Debtors. The WCG Indemnitees (a term defined in the Plan to include the individual WCG officers named in the putative class actions) have asserted that they are entitled to be indemnified by TWC under various arrangements and as a matter of common law, with respect to these lawsuits and other similar claims and causes of action.

         Right of Way Class Action Litigation

         A number of suits attempting to achieve class action status seek damages and other relief from the Company based on allegations that the Company installed portions of its fiber optic cable without all necessary landowner consents. These allegations relate to use of rights of way licensed by railroads, state departments of transportation and others controlling pre-existing right-of-way corridors. The putative members of the class in each suit are those owning the land underlying or adjoining the right-of-way corridors. Similar actions have been filed against all major carriers with fiber optic networks. It is likely that additional actions will be filed. The Company believes it obtained sufficient rights to install its cable. It also believes that the class action suits are subject to challenge on procedural grounds. TWC is also a defendant or a related party in certain of these lawsuits. The TWC Entities have asserted that they are entitled to indemnity or contribution from WCG, with respect to each of the above lawsuits and any other similar claims or causes of action.

         The Company and other major carriers are seeking to settle the class action claims referenced above relating to the railroad rights of way through an agreed class action styled Zografos et. al. vs. Qwest Communications Corp., et. al., filed in the U.S. District Court for the District of Oregon on January 31, 2002. On that same day, the plaintiffs and defendants jointly asked the court to approve a settlement. The settlement would have settled the majority of the claims in the putative nationwide and statewide class actions referenced above. However, the case was dismissed on July 12, 2002, creating significant uncertainty regarding the ultimate resolution of this matter.

         Platinum Equity Dispute

         On August 28, 2001, Platinum Equity LLC sent formal notice that it believes the Company owes it approximately $47 million arising from a recalculation of the net working capital of the domestic, Mexican, and Canadian professional services operations of the Solutions segment sold to Platinum. Pursuant to the provisions of the sale agreement, the parties submitted the dispute to binding arbitration before an independent public accounting firm. The briefing schedule will be concluded in August 2002, and the matter will be submitted for decision by the arbitrator shortly thereafter.

         Thoroughbred Technology and Telecommunications, Inc. vs. WCL

         On July 24, 2001, Thoroughbred Technology and Telecommunications, Inc. ("TTTI") filed suit against WCL in the U.S. District Court for the Northern District of Georgia for claims that include breach of contract with respect to a fiber-optic fiber installation project that TTTI was constructing for itself and others, including WCL. TTTI seeks specific performance which includes payment of in excess of $36 million in damages plus pre-judgment interest and to require WCL to take title to a three (3) conduit system constructed between Cleveland, Ohio and Boyce, Virginia. WCL alleges various defenses, including significant warranty and breach of contract claims on the part of TTTI. On May 9, 2002, the Court granted TTTI's motion for partial summary judgment on the issue of WCL's liability, finding that WCL did not have the right to terminate the contract. WCL's warranty and breach of contract claims remain pending. The Court's order stated the amount of damages would not be established until a ruling is made regarding the remaining claims of both parties. However, recently TTTI filed a motion with the Court seeking to require WCL to close on the Cleveland to Boyce transaction and to enter judgment in TTTI's favor for in excess of $38 million. WCL has objected to the motion and the issue remains pending with the Court. Should the Court grant TTTI's motion and require WCL to close on the Cleveland to Boyce conduit segment and enter judgment in favor of TTTI, it is likely that WCL will be unable to post a bond or other security which could lead to a default under WCL's existing credit agreements. WCL remains confident of the validity of its counterclaims and that such claims, if proven, will reduce the amount of any potential judgment which TTTI may obtain. Moreover, WCL believes the Court erred in granting TTTI's motion for partial summary judgment and WCL has sought reconsideration of the order with the Court. Should the Court not reconsider its ruling, then WCL believes the order granting partial summary judgment to TTTI is likely to be overturned on appeal. However, should TTTI prevail in this litigation, there is a possibility that WCL's counterclaims would not reduce the amount of TTTI's claims to a level which is below certain monetary triggers in WCL's existing credit agreements, thus creating a default by WCL, which would, in turn, terminate the Restructuring Agreement. In recent correspondence, TTTI has indicated its intention to raise additional claims in the litigation against WCL in the stated amount of as much as $43 million. WCL has reviewed these potential claims based upon the limited information available to date and believes they are without merit.

         Oklahoma Department of Securities Investigation

         On April 26, 2002, the Oklahoma Department of Securities (the "Department") issued an Order of Investigation to both WCG and TWC. In that order, the Department expressed its intention to investigate unspecified allegations that WCG and TWC may have violated the Oklahoma Securities Act. The Company is cooperating fully with the Department. At this time, neither the scope of the Department's investigation nor the likely outcome of any such investigation can be determined. The Company believes that all of its actions and disclosures have been in full compliance with the Oklahoma Securities Act.

         The Company is a party to various other claims, legal actions and complaints arising in the ordinary course of business. Subject to the material claims listed above, in the opinion of management upon advice from legal counsel, the ultimate resolution of all claims, legal actions and complaints after consideration of amounts accrued, insurance coverage or other indemnification arrangements is not expected to have a materially adverse effect upon the Company's or New WCG's future financial position, results of operations or cash flows.

D.       THE DEBTORS' EXISTING CAPITAL STRUCTURE.

         1.       PREPETITION SECURED GUARANTEE

         WCG and CG Austria have each guaranteed (collectively, the "Prepetition Secured Guarantee") the obligations of WCL under the WCL Credit Agreement discussed below. To secure their performance under these guarantees, each of the Debtors pledged substantially all of its assets for the benefit of the Lenders under the WCL Credit Agreement. Thus, WCG's 100% equity interest in WCL currently serves as collateral to secure the Prepetition Secured Guarantee. As of the Petition Date, $775 million was outstanding under the WCL Credit Agreement. Pursuant to the Restructuring Agreement discussed below, WCL paid an additional $50 million to the Lenders on July 15, 2002. As a consequence, the Lenders have secured claims against WCG and CG Austria in the amount of $725 million with respect to the Prepetition Secured Guarantee.

         2.       TWC'S CLAIMS

         The TWC Entities have asserted the following various claims against the WCG and its non-debtor subsidiaries (including, in particular, WCL) which exceed $2.5 billion in the aggregate:

         ADP Claims

         Pursuant to the Participation Agreement, dated as of May 6, 1998 (as amended from time to time, the "Participation Agreement"), among WCL, State Street Bank and Trust Company of Connecticut, National Association, as Trustee, the persons named therein as Note Holders and Certificate Holder, and Citibank, N.A., as Agent and Collateral Agent, and the Operative Documents (as defined in the Participation Agreement) (collectively with the Participation Agreement, the "ADP Documents"), WCL leased certain property that comprises the portion of WCL's fiber optic network running between Houston, Texas and Washington, D.C. (the "Leased Assets"). Under the ADP Documents, WCL had the right to purchase the Leased Assets by paying the "Termination Value" (as defined in the Participation Agreement), which was approximately $750 million by the end of 1999. Pursuant to the Guaranty Agreement, dated as of September 2, 1998 (as amended from time to time, the "Guaranty Agreement"), TWC guaranteed the performance of certain obligations under the ADP Documents. The term of the ADP lease was five years, with the option for two one-year extensions. Pursuant to that certain Intercreditor Agreement dated as of September 8, 1999 (the "Intercreditor Agreement") among the Administrative Agent, TWC, WCG, and WCL, TWC agreed to perform certain of WCL's obligations under the ADP Documents and agreed that its sole right as a consequence thereof was to receive WCG debt or equity in the form of "Qualifying Holdings Debt" or "Qualifying Equity Interests of Holdings" as such terms are defined under the WCL Credit Agreement.

         On March 8, 2002, WCL delivered a notice to TWC that WCL had exercised its right under the ADP Documents to purchase the Leased Assets by paying the Termination Value. TWC disputed the propriety of WCL's purported exercise of the purchase option. However, TWC, WCL and WCG subsequently entered into an agreement, dated March 26, 2002 (the "Payment Agreement"), pursuant to which TWC agreed to pay the Termination Value, subject to a full reservation of its rights, and WCG agreed to deliver Qualifying Holdings Debt to TWC immediately upon payment of the Termination Value. On March 29, 2002, TWC funded WCL's purchase of the Leased Assets, title to the Leased Assets was transferred to WCL, and WCG tendered to TWC a debt instrument in the form of a promissory note to evidence the debt owed to TWC. TWC did not believe the note complied with the Intercreditor Agreement or the Payment Agreement and reserved all of its rights and remedies with respect to its payment for the Leased Assets. As of the date hereof, TWC and the Company have not agreed on the proper form of debt instrument to be issued to TWC in respect of its payment of the Termination Value.

         Pursuant to the TWC Settlement Agreement, all of TWC's claims against the Company with respect to the ADP transaction will be resolved on the Effective Date by the issuance of shares of common stock in New WCG to Leucadia. Importantly, because TWC asserts direct claims against WCL with respect to the ADP, this resolution could not be achieved non-consensually in the Debtors' Chapter 11 Cases. Among other things, the resolution of TWC's claims avoids the possibility that TWC could commence litigation against WCL, perhaps forcing it to file for relief under chapter 11 of the Bankruptcy Code. The Debtors and the Committee believe that the resolution proposed in the TWC Settlement Agreement and the Plan provides substantial value and benefit to the Company and its creditors.

         Senior Reset Note Claims

         Pursuant to the Amended and Restated Trust Agreement, dated March 28, 2001 (the "Trust Agreement"), WCL and Wilmington Trust Company, as indenture trustee, established the WCG Note Trust, a statutory business trust established under the laws of the State of Delaware, for the limited principle purpose of issuing and selling its 8.25% Senior Secured Notes Due 2004, with an aggregate face value of $1.4 billion (the "Trust Notes"). In accordance with the Indenture, dated March 28, 2001 (the "Trust Indenture"), WCG Note Trust and the WCG Note Corp., a wholly-owned special purpose subsidiary of the WCG Note Trust, as co-issuers (collectively, the "Issuers") issued the Trust Notes.

         In connection with the Trust Agreement and the Trust Indenture, WCG, as issuer, and the United States Trust Company of New York, as trustee, executed an Indenture, dated March 28, 2001 (the "Senior Reset Indenture"), pursuant to which WCG issued a $1.5 billion note to the WCG Note Trust in exchange for the net proceeds from the issuance of the Trust Notes (the "Senior Reset Note"). The WCG Note Trust's obligations under the Trust Notes are secured by the Senior Reset Note and effectively guaranteed by TWC. TWC agreed to provide credit support for the WCG Note Trust's obligations in order to permit the Company to obtain more favorable terms for the financing.

         In March 2002, TWC sought and obtained sufficient consents from holders of the Trust Notes (the "Consent Solicitation") to eliminate certain provisions of the Trust Indenture and the Senior Reset Indenture that could have resulted in the acceleration of the Trust Notes upon the occurrence of the bankruptcy of WCG, or certain other events. The amendment reaffirmed TWC's payment obligations with respect to the Trust Notes and allowed TWC to fund these payments from any available sources in the event the WCG Note Trust failed to do so. With the exception of the March and September 2002 interest payments totaling approximately $115 million, which were forgiven by TWC pursuant to a letter agreement, the WCG Note Trust is obligated to reimburse TWC for payments made on the WCG Note Trust's behalf. Such obligation to reimburse TWC is secured by the Senior Reset Note. On April 5, 2002, TWC filed a Registration Statement on Form S-4 with the Securities and Exchange Commission proposing to exchange (the "Exchange Offer") all of the Trust Notes for new unsecured notes of TWC (the "New TWC Notes"). On July 8, 2002, the Exchange Offer was consummated, resulting in TWC becoming the holder of substantially all of the Trust Notes.

         As a consequence of the foregoing facts and circumstances, TWC is the primary beneficiary of any recovery realized on the Senior Reset Note and the claim against WCG that is evidenced thereby in the amount of $1.5 billion, plus interest and fees thereon. Pursuant to the TWC Settlement Agreement, all claims arising under the Senior Reset Note will be satisfied by the issuance of New WCG Common Stock to Leucadia.

         Pre-Spin Services Claims

         On September 30, 1999, the Company entered into the Pre-Spin Services Agreement, under which, among other things, TWC and certain of its affiliates agreed to perform payroll, administrative, and related services on behalf of WCG and certain of the WCG Affiliates. As of the Petition Date, the total amount owed by the Debtors to TWC under this agreement was approximately $120 million, the payment of which had been deferred by a letter agreement dated April 23, 2001, and a letter agreement dated February 23, 2002 (collectively, "Pre-Spin Services Claims"). In accordance with the TWC Settlement Agreement, all claims arising under the Pre-Spin Services Agreement will be satisfied by the issuance of common stock in New WCG to Leucadia.

         Contract Claims

         In connection with the Spin-Off, TWC and the Company entered into more than 100 agreements, which address, among other things, the provision of services and the allocation of certain liabilities (collectively, the "Spin-Off

Agreements"). Although the parties have not attempted to liquidate their prospective claims under these agreements, it is likely that the amount of the Company's total obligations under the Spin-Off Agreements would exceed $100 million and that material portions of any amounts owed would constitute obligations of WCG and its non-debtor subsidiaries, including WCL. Pursuant to the TWC Settlement, WCG and TWC have reached agreement regarding the treatment of all Spin-Off Agreements and the payment or waiver of all claims thereunder. Specified agreements will be reaffirmed and unaffected by the Chapter 11 Cases (and assumed by the Debtors and assigned to New WCG, to the extent the Debtors are party to such agreements), certain of the agreements are being amended (to, among other things, permit the transactions contemplated by the Plan to proceed without any penalty to the Company), and the remainder of all Spin-Off Agreements are being terminated (and rejected to the extent the Debtors are party thereto). In connection therewith, the TWC Entities have agreed to waive all claims arising from such termination or rejection. For a further discussion of the TWC Continuing Contracts, see Section VI.B, "The TWC Settlement."

         Sale/Leaseback Claims

         On or about September 13, 2001, the Company and TWC entered into a series of related transactions (collectively, the "Sale/Leaseback Transaction"), pursuant to which the Company (a) sold the Headquarters Building, related real estate, and ancillary assets to TWC for approximately $276 million in cash, and
(b) agreed to lease back from TWC (i) for a period of 10 years, the Headquarters Building and related real estate, and (ii) for periods ranging from 3 to 10 years, the ancillary assets. The Company's obligations under the Sale/Leaseback Transaction are guaranteed by WCL. As of the Petition Date, TWC has alleged that the aggregate amount of the Company's unpaid rental obligations under the Sale/Leaseback Transaction, exceeds $259 million. Further, on April 25, 2002, TWC notified the Company that the commencement of the Chapter 11 Cases constituted an event of default under certain agreements entered into in connection with the Sale/Leaseback Transaction, including, in particular, the Company's lease of the Headquarters Building, and that TWC reserved its rights to enforce the terms of such agreements and to seek all applicable remedies at law and equity with respect to such alleged event of default. As set forth more fully in the TWC Settlement Agreement, TWC has agreed to sell to the Company the property subject to the Sale/Leaseback Transaction and waive all defaults thereunder. For a discussion of the TWC Settlement Agreement, see Section VI, "The TWC Settlement and the New Investment."

         Litigation Related Claims

         TWC is a defendant or related party in at least 37 separate securities lawsuits involving or related to the Debtors and these Chapter 11 Cases (the "Securities Law Claims"), as to which TWC has asserted a right of indemnity from WCG. In addition, TWC has also asserted indemnification rights with respect to the Right of Way Claims. Pursuant to the TWC Settlement, TWC has agreed to the waiver and release of all such claims.

         3.       SENIOR REDEEMABLE NOTES

         In September 1999, WCG issued $2.0 billion in senior redeemable notes (the "1999 Notes"), which consisted of $1.5 billion 10.875% and $500 million 10.70% fixed-rate senior redeemable notes due, respectively, on October 1, 2009 and October 1, 2007. In August 2000, WCG issued approximately $1.0 billion of senior redeemable notes (the "2000 Notes" and, together with the 1999 Notes, the "Senior Redeemable Notes"), which consisted of $575 million 11.70% and $425 million 11.875% fixed-rate senior redeemable notes due, respectively, on August 1, 2008 and August 1, 2010. The Senior Redeemable Notes are unsecured obligations of WCG. On April 1, 2002, WCG failed to make an approximately $91 million interest payment on the 1999 Notes.

         In the second half of 2001, CG Investments, Inc. ("CGI"), a wholly-owned subsidiary of WCL, purchased in the open market $551 million in face amount of the 1999 Notes (the "CGI Notes"), at an average price of approximately 43% of the face amount. The CGI Notes remain outstanding, although they are not reflected in the Company's consolidated financial statements due to the effect of consolidation under generally accepted accounting principles. The membership interests of CGI have been pledged by WCL to the Lenders under the WCL Credit Agreement. Pursuant to the TWC Settlement Agreement and the Plan, the CGI Notes will be disallowed in their entirety such that Senior Redeemable Notes entitled to distributions under the Plan will total approximately $2.45 billion.

         4.       PREFERRED STOCK

         In September 2000, WCG issued 5,000,000 shares of 6.75% redeemable cumulative convertible preferred stock at a liquidation preference of $50.00 per share. The preferred stock ranks senior to WCG's common stock with respect to dividend rights and rights upon liquidation, winding up and dissolution, but junior in right to payment of all debt obligations of WCG.

         5.       COMMON STOCK

         As of the Petition Date, the authorized common stock of WCG consisted of (a) 1 billion shares of Class A common stock, $0.01 par value per share, 491 million of which are issued and outstanding and (b) 500 million shares of Class B common stock, $0.01 par value per share, none of which are issued and outstanding.

E.       INDEBTEDNESS OF NON-DEBTOR WCL.

         1.       THE WCL CREDIT AGREEMENT

         In September 1999, WCL as borrower and WCG as guarantor entered into the WCL Credit Agreement with the Lenders, which then consisted of (a) a $525 million senior amortizing term loan facility (increased in April 2001 to $975 million) and (b) a $525 million senior reducing revolving credit facility. In connection with the April 2001 increase to the term loan facility, WCL, WCG and certain other non-debtor subsidiaries granted a security interest to the Lenders in substantially all of their domestic assets, other than assets acquired by WCL or its subsidiaries pursuant to the ADP or the Sale/Leaseback Transaction (as defined below), or assets associated with PowerTel. As of the Petition Date, other than amounts owed under a letter of credit facility, WCL had no revolving loans outstanding (nor availability to borrow), and $775 million in principal amount of term loans was outstanding under the WCL Credit Agreement. On July 15, 2002, WCL prepaid $50 million under the WCL Credit Agreement, such that $725 million is currently outstanding under the term loan.

         2.       THE SALE/LEASEBACK TRANSACTION

         As set forth in Section III.D.2, "The Debtors' Existing Capital Structure -- TWC's Claims," the approximate amount of the Company's obligations are alleged by TWC to be $259 million on the Petition Date.

         3.       CONTINGENT OBLIGATIONS TO TWC

         As set forth in Section III.D.2, TWC has asserted significant contingent claims against WCL, including in particular, the right to be subrogated to the lessors' claims under the ADP transaction ($750 million) and the right to be indemnified by WCL with respect to certain potential tax matters ($80 million). Although WCL disputes such claims, no assurances can be provided regarding the outcome of litigation regarding these matters, which would likely be protracted and expensive.



                                       IV.

          EVENTS LEADING UP TO THE COMMENCEMENT OF THE CHAPTER 11 CASES

A.       GENERAL ECONOMIC CONDITIONS AND EVENTS.

         The factors impacting the Company's revenue generation capability and overall viability as a going concern throughout much of 2001 were primarily external forces such as general market and industry conditions. For example, although WCG incurred a decline in its credit ratings and downward pressure on its bond and equity prices during the second and third quarter of 2001, such effects were anticipated by many analysts and attributed to issues associated with the Spin-Off from TWC. Similarly, during third quarter of 2001, national events such as the September 11 tragedy continued to put downward pressure on virtually all publicly traded securities regardless of the industry. Nevertheless, throughout these periods, the Company continued to execute on its operational and financial plans, consistently growing its revenue base and meeting or exceeding operational guidance with respect to earnings before interest, taxes, depreciation, and amortization ("EBITDA"). Inasmuch as the Company had recently completed the build-out of the WCG Network and the Spin-Off from TWC, it did not perceive the external factors and general market conditions as indicative of an inability to generate earnings or sufficient cash flow to meet obligations. The Company instead perceived this period as an opportunity to differentiate its performance from its peers. In October 2001, because of WCL's strong cash position and the generally depressed industry and market conditions, WCL and its Lenders entered into an amendment to the WCL Credit Agreement, deferring a covenant requirement that otherwise would have required WCG to raise more cash in some combination of debt and equity by December 2001.

B.       NEGOTIATIONS WITH WCL'S LENDERS.

         Although the Company viewed the October 2001 amendment to the WCL Credit Agreement as further evidence that the external factors affecting its industry were not necessarily indicative of any flaw in the Company's business plan, it recognized that the sudden and severe decline in telecom market conditions in the fourth quarter of 2001 would necessarily have an effect on the Company. Accordingly, in conjunction with obtaining the amendment, the Company and its Lenders began a comprehensive review of the WCL Credit Agreement and related facility, which the Company anticipated would be completed in January 2002.

         In November 2001, as part of the review, the Company completed an extensive cash flow modeling exercise. The Company's model demonstrated adequate cash flow projections and cash balances to meet the its obligations over both the short and medium term. This multi-year analysis included growth assumptions consistent with the Company's historical growth rates in the early years, with increases in growth assumptions in data, streaming and Webcasting services beginning in two to three years. In addition, the analysis was performed following a number of positive factors that further caused the Company to believe that it would differentiate itself from its peers and accordingly mitigate, if not eliminate, what were otherwise external indicators of impairment.

         Accordingly, as of the third quarter of 2001, based on this analysis and the positive mitigating factors noted above, the Company believed that it would continue to establish itself as the leader in providing customers with the highest quality telecom services and that, other than the potential for impairment related to the Company's investment in wireless capacity, the Company would not require any significant financial restructuring.

         Nevertheless, during and subsequent to the fourth quarter of 2001, industry events, including the high-profile bankruptcies of companies such as Global Crossing Ltd. and Enron Corp., other actions by companies within the Company's peer group, and a continuing downward spiral of valuations associated with telecom companies, coalesced to create an environment in which, despite its continued execution of its operational and financial plan, the Company could not differentiate itself from its peer group.

         During this period, the Administrative Agent informed the Company that, in the Lenders' view, the purchase by WCL's subsidiary, CGI, of $551 million in face amount of Senior Redeemable Notes during the second half of 2001 might have caused an event of default under the WCL Credit Agreement. The Lenders also expressed their belief to the Company that recent negative developments in the telecommunications industry raised questions as to whether WCL could confirm certain representations and warranties contained in the WCL Credit Agreement. Specifically, the Lenders questioned whether or not a material adverse change in the overall telecom industry represented a material adverse change to the Company, and sent the Company a letter purporting to reserve their rights under the WCL Credit Agreement.

         On January 29, 2002, the Lenders agreed to extend the period for completion of the review of the WCL Credit Agreement and the Company agreed that it would (1) expand its analysis to include the development of a comprehensive plan for restructuring its balance sheet, (2) not purchase additional Senior Redeemable Notes or other debt or equity securities of WCG, (3) limit transactions through certain of its subsidiaries through mid-2003 and (4) not draw upon the $525 million revolving credit facility under the WCL Credit Agreement prior to mid-2003.

C.       AGREEMENTS IN CONNECTION WITH THE RESTRUCTURING.

         In early January 2002, the Company and its advisors initiated discussions with TWC and a potential strategic investor to explore comprehensive restructuring alternatives, including the raising of additional capital for the Company. However, by late February 2002, after extensive discussions with these parties, the Company concluded that it was not likely that a transaction could be effectuated that would be beneficial to the Company. Accordingly, the Company and its advisors expanded the options being considered to include an overall de-leveraging of the Company through the utilization of chapter 11 of the Bankruptcy Code if necessary.

         The Company determined that any viable restructuring plan must necessarily be based upon a detailed analysis of the Company and its present and prospective operations. Accordingly, the Company and its advisors, among other things, (1) conducted a financial and legal diligence review of operations and contracts, (2) instituted a program to reduce controllable costs by 25% (including work force reductions of approximately 750 employees), (3) revised the Company's business plan, testing its assumptions on a line-by-line basis, and (4) developed detailed quarterly and yearly financial projections based upon that revised business plan, as well as weekly cash flow forecasts on a rolling basis. In addition, the Company took steps to maximize its assets. As discussed above, in March 2002, WCL exercised its purchase option under the ADP Documents and acquired certain network assets free and clear of related liens. The Company also moved to conserve its cash as WCG suspended all quarterly dividends on its preferred stock and declined to make an April 1, 2002 interest payment on its Senior Redeemable Notes.

         In addition to the above described discussions, negotiations, reviews, analyses, and actions, in late February 2002 the Company initiated discussions with an informal committee formed by certain holders of the Senior Redeemable Notes (the "Ad Hoc Committee"). In conjunction with such discussions, the Ad Hoc Committee's legal and financial advisors began an extensive review of the Company, its finances, its operations, and its relationships with TWC. The Ad Hoc Committee and its advisors thereafter began participating in negotiations with the Company, the Lenders, and TWC concerning a restructuring of WCG's debt.

         The Company's negotiations with its creditors resulted in the execution of two significant prepetition restructuring agreements (collectively, the "Plan Agreements"): (a) an agreement (the "TWC Plan Support Agreement"), dated as of February 23, 2002, by and between TWC and the Company, and (b) an agreement dated as of April 19, 2002, by and among the Company, over 90% of WCL's Lenders, and holders of more than $875 million in principal amount of Senior Redeemable Note (the "Restructuring Agreement").

         1.       THE TWC PLAN SUPPORT AGREEMENT

         Under the TWC Plan Support Agreement, (a) the Company agreed to propose and prosecute a Chapter 11 plan pursuant to which (i) the ongoing services agreements between the Company and TWC would be unimpaired and all amounts owed thereunder paid in full, (ii) the Company's obligations under the Sale/Leaseback transactions would be reaffirmed and all amounts owed thereunder paid in full, and (iii) all other claims of TWC would be recognized as general unsecured claims that are not subordinated, and would receive the same treatment as the Senior Redeemable Notes Claims, and (b) TWC agreed to support (and not oppose) a plan that contained the foregoing elements, subject to TWC's right to take such action, as it deemed necessary to prevent the compromise or surrender of TWC's rights and remedies, except as explicitly set forth in the TWC Plan Support Agreement.

         2.       THE RESTRUCTURING AGREEMENT

         On April 19, 2002, the negotiations described above resulted in the execution of the Restructuring Agreement, pursuant to which the Company, over 90% of WCL's Lenders, and holders of more than $875 million in principal amount of Senior Redeemable Notes each agreed, among other things, to support a chapter 11 plan for the Debtors. Most importantly in the Company's view, the Restructuring Agreement obviated the need for WCL to seek chapter 11 protection.

         The key provisions of the Restructuring Agreement are summarized as follows:

         o        Prepayment of Amounts Outstanding Under the Credit Agreement.
                  WCL agreed to prepay a total of $450 million in upcoming scheduled principal payments under the WCL Credit Agreement. Of that amount, $200 million was prepaid by WCL on April 22, 2002, $50 million was prepaid by WCL on July 15, 2002, and the remaining $200 million will be payable by WCL as a condition to consummation of the Plan. These prepayments will be applied to reduce scheduled principal payments under the WCL Credit Agreement in the direct chronological order of maturity, thus obviating the need for further principal payments by WCL until the fourth quarter of 2004.

         o New Investment. The Restructuring Agreement requires that the Company obtain, prior to the Voting Deadline for the Plan, a commitment for an investment in the amount of $150 million that is acceptable to a majority of the Lenders and reasonably acceptable to the Committee (the "New Investment"). The proceeds of the New Investment will be used to fund, in part, the $200 million in prepayments under the WCL Credit Agreement that are required under the Restructuring Agreement upon consummation of the Plan.

         o Amendments to the WCL Credit Agreement. The Lenders agreed to certain interim amendments to the WCL Credit Agreement and to the material terms of a Restated Credit Agreement to be executed upon consummation of the Plan.

         o Use of Cash Collateral. The Lenders agreed to allow the Debtors to use $25 million of the Lenders' cash collateral (the "Cash Collateral") to fund the administrative expenses of the Chapter 11 Cases upon the terms of the Cash Collateral Order and the Restructuring Agreement.

         o Treatment of Claims Under a Chapter 11 Plan. The Debtors agreed to use their reasonable best efforts to propose, solicit acceptances to, and obtain confirmation of, a chapter 11 plan that would contain the following treatment for claims against the Debtors: (a) holders of allowed unsecured claims against the Debtors would receive their pro rata share of 100% of the New WCG Common Stock issued by a reorganized WCG; (b) the Lenders' Prepetition Secured Guarantee Claims against the Debtors would be unimpaired unless the requisite number of Lenders agreed otherwise; and (c) claims against the Debtors arising from rescission of a purchase or sale of WCG's securities, or for reimbursement or contribution on account of such claims, would receive no distribution and be discharged.

         o Governance of Reorganized WCG. The Debtors agreed to file a chapter 11 plan that would provide for a nine-person board of directors for a reorganized WCG, the majority of whom would be selected by the Committee.

         o Agreement to Vote for the Debtors' Plan. Subject to the receipt of an approved disclosure statement, each Lender and noteholder who signed the Restructuring Agreement agreed to vote to accept a chapter 11 plan conforming to the requirements of the Restructuring Agreement.

         o Right To Participate/Right of First Offer. The Restructuring Agreement gives three holders of Senior Redeemable Notes who were parties to the Restructuring Agreement when it was initially executed (a) the right to participate in an additional $150 million investment in the Company (the "Additional Investment"), on substantially similar terms as the New Investment, and (b) a right of first offer to participate in future public or qualifying private issuances of debt or equity securities by WCG for two years following consummation of a chapter 11 plan for WCG. None of these holders has exercised its right to participate in the Additional Investment and the Rights Offering Agreement that would become effective with the Plan does not provide for such rights solely to these holders. Rather, if the Plan is confirmed and becomes effective, the right of first offer on future issuances will be made available to all eligible holders of the Senior Redeemable Notes on the terms and conditions reflected in the Rights Offering Agreement.

         o Lock-Up Noteholder Shares. The Restructuring Agreement requires that the chapter 11 plan contain a provision entitling the Lock-Up Noteholders to receive separate consideration for their agreement to enter into the Restructuring Agreement equal to their pro rata share of 5% of the stock of New WCG that is distributed to all holders of Senior Redeemable Notes. In other words, in addition to the New WCG Common Stock that these holders will receive on account of their Senior Redeemable Notes, they were to be issued an additional 5% of the total amount of New WCG Common Stock distributed under the chapter 11 plan on account of Senior Redeemable Notes, which they would divide among themselves on a proportional basis, based on the amount of Senior Redeemable Notes they held when executing the Restructuring Agreement. Pursuant to this provision, the consideration received by all holders of Senior Redeemable Notes would be reduced by the dilutive effect of the issuance of the Lock-Up Consideration Shares. The Restructuring Agreement provides, however, that the provision for issuance of Lock-Up Consideration Shares can be stricken from the chapter 11 plan if either (a) the provision is found to violate the provisions of the Bankruptcy Code, or (b) a majority in number of, or one-third of the amount held by, those noteholders voting on the plan indicate on their ballots a disapproval of the extra distribution to Lock-Up Noteholders.

         o Termination Events. The Restructuring Agreement terminates under certain circumstances. The termination events that are currently in effect are:

                  o the Debtors do not prosecute the chapter 11 plan in good faith;

                  o the chapter 11 plan is not consummated by October 15, 2002;

                  o a chapter 11 plan proposed by the Debtors contains terms materially inconsistent with or less favorable than those described in the Restructuring Agreement, or the plan is modified in any way that makes it materially inconsistent with or less favorable than the terms set forth in the Restructuring Agreement;

                  o WCG fails to procure a commitment for the New Investment on terms that are satisfactory to the Lenders by the date of the Voting Deadline;

                  o the Debtors' authorization to use Cash Collateral is terminated;

                  o an Event of Default (as defined in the WCL Credit Agreement) occurs under the WCL Credit Agreement and is continuing without waiver;

                  o the Company seeks or another person obtains a judicial order or judgment that affects adversely or alters in any respect the rights and remedies of the Lenders with respect to WCL or its property; or

                  o the Debtors fail to propose the separate classification of claims arising under the Senior Redeemable Notes (other than those subordinated pursuant to section 510(b) of the Bankruptcy Code) in a chapter 11 plan.

         Upon receipt of the signatures necessary for the Restructuring Agreement to become effective, which enabled WCL to be protected from any adverse consequences under the WCL Credit Agreement arising from WCG's commencement of its chapter 11 case, the Debtors commenced the Chapter 11 Cases on April 22, 2002.

                                       V.

                              THE CHAPTER 11 CASES

         Since the Petition Date, the Debtors have continued to manage their property as debtors in possession, subject to the supervision of the Bankruptcy Court and in accordance with the provisions of the Bankruptcy Code. An immediate effect of the filing of the Chapter 11 Cases is the imposition of the automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoined the commencement or continuation of: (A) all collection efforts by creditors; (B) enforcement of liens against any Assets of the Debtors; and (C) litigation against the Debtors. Described below are certain significant events that have occurred in the Chapter 11 Cases.

A.       APPOINTMENT OF THE COMMITTEE.

         On May 2, 2002, the United States Trustee appointed the following members to the Committee:

Pacific Investment Management               The Income Fund of America, Inc.         Wilmington Trust Company, as Successor
   Company, LLC                             c/o Capital Research and Management      Indenture Trustee
840 Newport Center Drive                       Co.                                   c/o Paul, Hastings, Janofsky & Walker
Suite 300                                   11000 Santa Monica Blvd. - 15th Fl.         LLP
Newport Beach, CA 92660                     Los Angeles, CA 90025                    75 East 55th Street
Attn: Raymond Kennedy                       Attn: Marc Linden                        New York, NY 10022
      David Behenna                         Telephone: 310-996-6000                  Attn: Madlyn Gleich Primoff, Esq.
Telephone: 949-720-6378                                                              Telephone: 212-318-6000

PPM America                                 Creedon, Keller Partners, Inc.           Strome Hedgecap Fund, L.P.
225 W. Wacker # 1200                        123 Second Street - Suite 120            100 Wilshire Blvd.
Chicago, IL 60606                           Sausalito, CA 94965                      Suite 1500
Attn: Joel Klein                            Attn: Paul Giordano, Esq.                Santa Monica, CA 90401
Telephone: 312-654-2559                     Telephone: 415-332-0111                  Telephone: 310-917-6600

R2 Investments, LDC                         Wells Fargo Bank, N.A.                   The Williams Companies, Inc.
c/o Amalgamated Gadget, L.P.                As Successor Indenture Trustee           One Williams Center
301 Commerce Street                         608 2nd Avenue South                     Tulsa, Oklahoma 74172
Suite 2975                                  MAC N93030-120                           Attn: William G. Von Glahn
Fort Worth, TX 76102                        Minneapolis, MN 55479                          Brian Shore
Attn: Guillaume Boccara                     Attn: Lisa A. Miller                     Telephone: 918-573-2480
Telephone: 817-332-9500                     Telephone: 612-667-1916

B.       USE OF CASH COLLATERAL.

         On May 17, 2002, the Bankruptcy Court entered the Cash Collateral Order, which granted the Debtors' motion pursuant to sections 105(a), 361, 363, 503(b), and 507(b) of the Bankruptcy Code and Bankruptcy Rule 4001(b) for an

Order (1) authorizing use of the Lenders' cash collateral and (2) granting adequate protection and administrative expense priority to the Lenders. Pursuant to the Cash Collateral Order, the Debtors are authorized to use the Lenders' Cash Collateral pursuant to an established budget. To the extent of any diminution in the value of the Lenders' collateral during the Chapter 11 Cases, the Debtors granted to the Administrative Agent, for the ratable benefit of each Lender, a first priority security interest in and lien upon all of their assets, subject only to (a) valid, perfected and enforceable prepetition liens (if any) which are senior to the Lenders' liens or security interests as of the Petition Date and (b) a carve-out of $4 million for fees and expenses incurred by the professionals retained by the Debtors and the Committee. In addition, the Debtors granted the Lenders an administrative claim with priority over all other administrative claims in the Chapter 11 Cases (subject only to the carve-out). The Lenders have agreed to waive this administrative claim if a chapter 11 plan that is consistent with the Restructuring Agreement is consummated.

         The Debtors' authorization to use the Cash Collateral will terminate (subject to applicable notice requirements) upon the occurrence of certain conditions, including: (i) the failure of the Debtors' plan of reorganization to be confirmed and to become effective by October 15, 2002; (ii) the dismissal of the Debtors' Chapter 11 Cases or their conversion to cases under chapter 7 of the Bankruptcy Code; (iii) the entry by the Bankruptcy Court of an order granting relief from the automatic stay to any entity other than the Administrative Agent or the Lenders with respect to the Lenders' collateral without the Administrative Agent's consent; (iv) the occurrence of an Event of Default (as defined in the WCL Credit Agreement) under the WCL Credit Agreement; or (v) the entry of an order of the Bankruptcy Court approving the terms of any debtor-in-possession financing for the Debtors.

C.       OTHER ACTIONS IN THE CHAPTER 11 CASES.

         On April 30, 2002, the Debtors filed a motion for an order authorizing the assumption of the Restructuring Agreement. Certain shareholders have filed an objection to the motion. At the request of the Committee, the Debtors have adjourned the hearing on the motion.

         The Bankruptcy Court has authorized the Debtors to retain Jones, Day, Reavis & Pogue as the Debtors' general restructuring counsel, Morris, Nichols, Arsht & Tunnell as Special Counsel to the WCG board of directors (the "WCG Board"), and The Blackstone Group, L.P., as financial advisor to the Debtors ("Blackstone"). In addition, the Bankruptcy Court has authorized the Committee to retain Kirkland & Ellis as counsel to the Committee, and Houlihan Lokey Howard & Zukin as financial advisor to the Committee.

         On June 5, 2002, a group of WCG shareholders filed a motion requesting the appointment of an equity committee. Objections were filed by the Debtors, the United States Trustee, the Committee, the Lenders and TWC. Hearings were held on June 27, 2002 and July 24, 2002, and the motion was denied.

         On July 15, 2002, the Debtors filed a motion (the "Trading Motion") under sections 362 and 105(a) of the Bankruptcy Code to establish notification procedures regarding (a) the applicability of the automatic stay enjoining certain transfers of claims and (b) approval procedures for trading in claims against WCG in order to preserve WCG's ability to utilize its consolidated net operating losses for U.S. federal income tax purposes. A hearing on the motion was held on July 24, 2002, and the motion was granted.

         The Debtors and their professionals have not yet completed their review of potential preference and other avoidance actions, but all such actions (other than those expressly released in the Plan or the Cash Collateral Order) will be retained under the Plan and prosecuted by the Residual Trustee for the benefit of WCG's creditors, subject to the Cash Collateral Order. As described in
Section VI herein, the Committee has conducted extensive diligence with respect to estate claims against TWC and others that are being released pursuant to the TWC Settlement Agreement.

                                       VI.

                    THE TWC SETTLEMENT AND THE NEW INVESTMENT

A.       BACKGROUND.

         As described above, the Restructuring Agreement requires the Company to obtain the New Investment. In order to satisfy this requirement, WCG, with the assistance of Blackstone, conducted a search for a qualified investor commencing in April 2002. As set forth in greater detail below, it was ultimately determined that Leucadia offered the superior proposal for the New Investment. However, although Leucadia was interested in making an investment in the Company, its willingness was conditioned upon a global resolution of all outstanding disputes and claims among the Debtors, TWC, and the Committee. This condition led to the negotiation and documentation of the TWC Settlement Agreement among the Debtors, the Committee, TWC, and Leucadia.

B.       THE TWC SETTLEMENT.

         After its formation in late February, 2002, the Ad Hoc Committee promptly retained Kirkland & Ellis and Houlihan Lokey Howard and Zukin as its legal and financial advisors and commenced an in-depth investigation of the relationships and transactions between WCG and TWC, including the Spin-Off, and the extent and validity of claims and potential causes of action each may have against the other. As part of its investigation, the Ad Hoc Committee reviewed all available public documents and substantial other documentation which WCG was able to gather and make available on short notice prior to the chapter 11 filings. In addition, the Ad Hoc Committee conducted a number of interviews of WCG officers, including WCG's CFO, and engaged in extensive meetings with WCG's officers, legal and financial advisors, as well as representatives of the Lenders and TWC.

         After the Commencement of the Chapter 11 Cases and the appointment of the official Committee, the Committee continued to use the same legal and financial advisors as the Ad Hoc Committee, enabling the Committee to benefit from the prepetition work of the Ad Hoc Committee, including its investigations of WCG's relationship with TWC and its exploration of strategic alternatives for WCG. Shortly after its formation, the Committee obtained authorization pursuant to Bankruptcy Rule 2004 to expand its investigation through formal discovery, including authorization to subpoena documents and examine witnesses, from the Debtors, TWC, and certain third parties. The focus of such discovery, as stated in the Rule 2004 motions, was to investigate whether TWC's substantial claims against WCG were subject to equitable subordination, recharacterization, or disallowance, and to investigate a basis for asserting other affirmative claims against TWC. With respect to TWC, such discovery was ultimately conducted by agreement between the Committee and TWC rather than pursuant to a formal order.

         To date, the Committee has conducted a comprehensive and thorough investigation of claims between WCG and TWC. Among other things, the Committee has completed the following investigative steps: (a) served Rule 2004 motions with respect to TWC, WCG, and several financial advisors and consultants to both entities; (b) reviewed over 26,000 pages of WCG documents; (c) reviewed more than 30 boxes of TWC documents; (d) created a database of key documents; (e) interviewed key witnesses; and (f) conducted substantial legal research and analysis.

         The Committee's extensive diligence and investigations into the relationship between the Company and TWC and the good faith and arms-length negotiations among the TWC Entities, the Debtors, the Committee, and Leucadia with respect to existing claims among the parties and the potential investment by Leucadia in the reorganized Company led to execution of the TWC Settlement Agreement. On July 26, 2002, the Debtors and the Committee jointly filed a motion under section 9019 of the Bankruptcy Code for approval of the TWC Settlement Agreement. A hearing on the motion is scheduled for August 22, 2002.

         The TWC Settlement is the linchpin to the Debtors' successful reorganization; it enables the crucial minority investment from Leucadia to be made, materially enhances the recovery to unsecured creditors, and provides the Company with relief from various obligations to its former parent in a fashion that optimizes the Company's future prospects. Based upon the agreed-upon amount of TWC's claims against WCG arising from, among other things, the ADP Lease the Senior Reset Note and the Pre-Spin Services Claim (collectively, the "TWC Assigned Claims"), the claims of TWC approximate the total outstanding amount of publicly held Senior Redeemable Notes. Thus, TWC, on the one hand, and the holders of the Senior Redeemable Notes, on the other, would share roughly 50:50 in the equity of the Company under the Plan and would be equally subject to dilution for the New WCG Common Stock to be issued on account of Leucadia's $150 million investment. Importantly, without the TWC Settlement, TWC would retain its rights and claims against WCL (a) under the Sale/Leaseback Transaction (including the right to seek to evict the Company from its Headquarters Building and the right to assert a claim for approximately $260 million in respect of amounts outstanding), and (b) the ADP Transaction. Instead, by virtue of the TWC Settlement, (i) unsecured creditors (other than TWC) will receive an enhanced distribution of 55% of the equity in New WCG, even after giving effect to the New WCG Common Stock distributable on account of Leucadia's New Investment of $150 million, (ii) the Company will benefit from the settlement's advantageous unwinding of the Sale/Leaseback Transaction and the modifications to the TWC Continuing Contracts, (iii) TWC will allow the Debtors to assume certain commercially favorable contracts and will waive its rejection damages claims against the Debtors, which TWC estimates to exceed $50 million, (iv) TWC and WCG will exchange broad, mutual releases, eliminating all remaining contingencies arising from their prior relationship, and (v) TWC will receive $180 million in cash from Leucadia for certain of the rights associated with the TWC Assigned Claims.

         Because of the significant value provided by TWC under the TWC Settlement and the essential nature of TWC Settlement to the Debtors' satisfaction of the requirements of the Restructuring Agreement, all of which make possible the Debtors' successful chapter 11 reorganization, the Debtors and the Committee believe that the TWC Settlement is fair and reasonable and in the best interests of the Debtors, their Estates and creditors.

         1.       PURCHASE OF HEADQUARTERS BUILDING

         The Company will purchase, pursuant to a Real Property Purchase and Sale Agreement (the "Real Property Purchase and Sale Agreement") the Headquarters Building and certain related real and personal property currently subject to the Sale/Leaseback Transaction from Williams Headquarters Building Corporation ("WHBC") for the aggregate amount of $150 million (the "Purchase Price"). The transaction is advantageous to the Company in at least four ways. First, the Purchase Price represents a substantial savings from the Company's alleged remaining rental obligations of approximately $259 million (approximately $241 million of which would represent the remaining principal balance as of October, 2002, paid down from an original Sale/Leaseback price of $276 million). Second, it allows the Company to acquire the assets at a discount. For instance, the building itself had an assessed value of $92.7 million in 2002, but the portion of the Purchase Price allocated to the building is less than $49 million (with the remaining value allocated to the attached parking garage, fixtures, equipment, and other assets). Third, as the purchase is to be funded by promissory notes payable over a number of years, the Company will pay toward equity in the assets and reduce its cash costs associated with the Headquarters Building from approximately $3.5 million in monthly lease payments (scheduled to decrease to approximately $2.25 million per month in 2006) to less than $3.4 million per month during the first 18 months following the Effective Date and less than $700 thousand per month thereafter. Fourth, the purchase is one component of a settlement that resolves the Company's defaults under the Sale/Leaseback Transaction as a result of WCG's bankruptcy filing, and avoids any threat or risk that the Company would be evicted or otherwise lose possession of its headquarters.

         The Purchase Price consists of an offset in the amount of approximately $5.2 million, an 18-month promissory note in the amount of $44.8 million, and a 7 1/2-year promissory note in the amount of $100 million, both notes being issued to WHBC by WTC and New WCG (as co-issuers) and guaranteed by WCL for such amounts (the "OTC Notes"). The obligations of WTC, New WCG and WCL under the OTC Notes may be subject to reduction, depending on the disposition of certain aircraft leases described further in the Real Property Purchase and Sale Agreement (the "Aircraft Dry Leases"). WTC's, New WCG's and WCL's obligations under the OTC Notes will be secured by and pursuant to a mortgage agreement (the "OTC Mortgage"), under which WTC will grant a first priority mortgage lien and security interest in all of its right, title, and interest in, to, and under the Headquarters Building and such related real and personal property to TWC. The TWC Settlement Agreement also contemplates that the Lenders will receive a fully-subordinated second priority mortgage lien and security interest in these same assets. As described in the Real Property Purchase and Sale Agreement, WCL, WTC, and New WCG will be obligors under the OTC Notes and the OTC Mortgage as set forth in the Real Property Purchase and Sale Agreement.

         The Real Property Purchase and Sale Agreement further provides that if, within one year after the TWC Settlement Agreement is executed, WTC exchanges or disposes of or enters into an agreement to exchange or dispose of any or all of the Headquarters Building or the related real or personal property for an aggregate sales price in an amount greater than $150 million, WTC shall be required to prepay the OTC Notes in full and pay to WHBC an amount equal to the product of (a) 50% multiplied by (b) the excess of the aggregate sales price over (i) $150 million less (ii) the amount equal to (A) the aggregate consideration received by TWC in connection with the disposition of the Aircraft Dry Leases or (B) the amount of proceeds received by the Company in connection with the refinancing of the aircraft currently subject to the Aircraft Dry Leases pursuant to the terms of the Real Property Purchase and Sale Agreement. The OTC Notes and the OTC Mortgage are still being negotiated by the Company and WHBC at this time.

         Certain of the transactions included in the proposed purchase of the Headquarters Building, including the incurrence of indebtedness by TWC, New WCG, and WCL, will require the consent of the requisite number of the Lenders. The steering committee for the Lenders, the Debtors, Leucadia, and TWC have been in discussions concerning the Headquarters Building transactions, but no consents have yet been solicited or received from the requisite number of Lenders. The Plan cannot be confirmed without such consents.

         2.       TRADEMARK RIGHTS

         Under the TWC Settlement Agreement, TWC will transfer to the Company all of its rights in the "WilTel" and "WilTel Turns Up Worldwide" marks, and in exchange the Company will agree to amend the term of the existing Trademark License Agreement, dated April 23, 2001, between TWC and WCG, to two years from the Effective Date, at which time WCG and its majority-owned subsidiaries would no longer have the right to use the "Williams" mark, the

"Williams Communications" mark, and certain other "Williams" related marks. The transfer of these rights will be effectuated through an Assignment of Rights Agreement between Williams Information Services Corporation ("WISC") and WCL pursuant to which WISC will agree to grant, sell, and convey to WCL all of its right, title, and interest in the United States and Canada to the trademarks "WilTel" and "WilTel Turns Up Worldwide."

         3.       AMENDMENTS TO TWC CONTINUING CONTRACTS

         The Company has numerous administrative service and support contracts with TWC containing provisions that are commercially favorable to the Debtors, but which could expire or be altered upon a change of control of the Debtors. The TWC Settlement provides for the continuation of only those specified contracts between the Company and the TWC Entities that the Company views as favorable (the "TWC Continuing Contracts"). In addition, the TWC Settlement provides that TWC will waive its rights to modify or terminate the TWC Continuing Contracts based on the transactions contemplated by the Plan. As a result of this waiver, New WCG will retain the benefits of numerous commercially favorable contracts for the provision of various operating services from TWC, which the Company would otherwise be at risk of losing. The TWC Settlement also provides for the continuation of other advantageous agreements between the Company and the TWC Entities which relate to the shared use of rights of way, leases, and other operational matters, and in some instances, generate revenue for the Company in return for providing various services and leases to TWC. Moreover, all outstanding disputes among the parties under all the TWC Continuing Contracts will be resolved.

         Except for the TWC Continuing Contracts and the other agreements discussed above, all other agreements between the Company and TWC will be terminated (or rejected pursuant to section 365 of the Bankruptcy Code to the extent a Debtor is party thereto). TWC estimates that it may have termination or rejection damages claims in excess of $50 million. Pursuant to the TWC Settlement, however, TWC has agreed to waive all of its claims for damages arising from the Debtors' termination or rejection of such contracts.

         4.       MUTUAL RELEASES

         A centerpiece of the TWC Settlement is the mutual releases that are to be exchanged between the Committee and the Company, on the one hand, and TWC, on the other hand. Pursuant to the TWC Settlement, upon the occurrence of the Effective Date, TWC, together with its direct and indirect subsidiaries, and each of their former directors, officers, managers, employees, agents, attorneys, advisors, and accountants (acting in such capacity) (collectively, the "TWC Released Parties") shall forever waive, release and discharge all Causes of Action against WCG and its direct and indirect subsidiaries, and their respective present and former directors, managers, officers, employees, agents, attorneys, advisors, and accountants (acting in such capacity) (collectively, the "WCG Released Parties"), based in whole or in part or any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Effective Date, except Causes of Action under the TWC Settlement Agreement, the TWC Continuing Contracts, the Plan, or the Plan Documents, and limited in the case of the present and former insiders and advisors, to Causes of Action arising out of their relationship with, or transactions involving a WCG Entity. From the Company's perspective, this broad release is vital to the benefits provided by the TWC Settlement and the Plan, because it provides assurance to the Company and its new stakeholders that no unknown contingencies or claims can be asserted by or through TWC as a consequence of pre-Effective Date matters. Included within the scope of the release are TWC's asserted rights to be subrogated to the ADP lessor's claims as a consequence of TWC's payment of the ADP Termination Value ($753 million) on March 29, 2002, and TWC's contingent claim for indemnity with respect to certain tax matters, which could be as much as $80 million.

         The TWC Settlement also provides, that upon the Effective Date, the Committee and the WCG Released Parties shall forever waive, release and discharge all Causes of Action against the TWC Released Parties that are based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Effective Date and arising out of or relating in any way to a WCG Entity or its present or former assets, or a TWC Released Party's relationship with, or transactions involving a WCG Entity or its present or former assets, except for Causes of Action under the TWC Settlement, the TWC Continuing Contracts, the Plan, or the Plan Documents. This release, together with the $180 million payment TWC is to receive from Leucadia in respect of the $2.4 billion TWC Assigned Claims and the $144.8 million in notes TWC is to receive from the Company in respect of the Headquarters Building is the primary consideration TWC is receiving under the TWC Settlement and the Plan in exchange for the significant concessions TWC is providing in favor of the Company and WCG's unsecured creditors. The releases permit TWC to achieve its fundamental objectives of severing all of its material ties to the Company and its affairs, and eliminating significant contingencies on its own balance sheet relating to its former subsidiary. Without the foregoing releases, TWC has maintained that it would be unwilling to enter into the TWC Settlement.

         Based on its investigation of the relationship between TWC and WCG, the Committee believes that the Debtors' estates are receiving adequate consideration to support the releases.

         5.       CHANNELING INJUNCTION

         In order to give effect to the releases provided to TWC under the TWC Settlement, the Plan provides for the inclusion in the Confirmation Order of an injunction that will (a) enjoin the holders of unsecured claims against the Debtors from taking any action to assert, seek or obtain a recovery from the TWC Released Parties or the WCG Indemnitees in respect of any Cause of Action that is based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Effective Date, and
(b) enjoin Securities Holders from taking any action to assert, seek or obtain a recovery from the WCG Indemnitees in respect of any Cause of Action that is based in whole or in part on any act, omission, event, condition or thing in existence or that occurred in whole or in part prior to the Effective Date. Such injunctive protection is necessary to give TWC the full benefit of the releases for which it has negotiated. If the holders of unsecured claims were not enjoined from pursuing the TWC Released Parties, TWC would remain exposed to the very liability it seeks to compromise under the TWC Settlement; unsecured creditors could assert direct claims against TWC for the amounts they did not recover under the Plan in respect of their claims, which is precisely the liability purportedly settled by the estate under the TWC Settlement. Similarly, if Securities Holders could assert claims against the WCG Indemnitees, who have in turn asserted indemnification rights against TWC, TWC would continue to have a contingent exposure for liabilities purportedly resolved by the TWC Settlement. The Securities Holder injunction is also necessary to prevent claims that are clearly subordinated to general unsecured claims under section 510(b) of the Bankruptcy Code from becoming pari passu with general unsecured creditors through the potential assertion of indemnification rights against WCG by the WCG Indemnitees and TWC, if they were ultimately required to pay such claims.

         Holders of unsecured claims will be channeled to the enhanced value of their distributions under the Plan as a result of TWC's concessions under the TWC Settlement. Such enhanced value, which, without the TWC Settlement, would not be available, which include (i) the waiver of TWC's right to receive an additional approximately 14% of the stock of New WCG under the Plan (which has been valued by the Debtors and the Committee at approximately $100 million),
(ii) the agreement to sell the Headquarters Building to the Company for more than $100 million less than Company currently owes under the Sale/Leaseback Transactions and on terms that will reduce the Company's annual occupancy expenses by over $30 million, and (iii) the waiver of numerous claims against WCG and its non-debtor subsidiaries, which could total nearly $1.0 billion (including TWC's disputed claims against WCL arising from the ADP Transaction and certain potential tax matters), which, if not settled, could derail the Company's reorganization process by forcing WCL into bankruptcy.

         Holders of Securities Holder Channeled Action will be channeled to the Securities Holder Channeling Fund, which shall be comprised of (i) 2% of the stock of New WCG (on a fully diluted basis) to the extent holders of such actions become entitled to receive such stock pursuant to procedures to be implemented and adopted under the Plan, and (ii) any recoveries that can be obtained from the officer/director liability insurance policies of the Company, which provide coverage in the aggregate amount of $135 million. In connection with the TWC Settlement and the Plan, the Debtors and the Committee have agreed to the waiver of (a) all claims that the Company's officer/director liability policies constitute estate assets, and (b) all Causes of Action against the WCG Indemnitees that could be covered by the Company's officer/director liability insurance policies, thereby assuring the holders of Securities Holders Channeled Actions that they will be the sole potential recipients of any potential policy proceeds.

C.       THE LEUCADIA INVESTMENT AGREEMENT.

         During April and May 2002, Blackstone contacted 130 potential strategic and financial investors in an effort to solicit expressions of interest to raise the $150 million New Investment in the context of a non-control investment in WCG. Confidentiality agreements were sent to a number of these parties. A total of 26 such agreements were signed over the following weeks.

         During late May and early June, 2002, Blackstone began delivering a detailed confidential information memorandum (the "Confidential Information Memorandum") to parties that executed a confidentiality agreement. The Confidential Information Memorandum contained a comprehensive analysis of the Company's business operations, assets, finances, infrastructure, and forecasts of future operations and financial position.

         During May and June, 2002, WCG and Blackstone received five formal, conditional offers from potential investors, including Leucadia. WCG and Blackstone analyzed the terms of each such offer, as well as the seriousness of each potential investor and its perceived financial ability to consummate the transaction.

         Throughout the process, Blackstone worked closely with members of senior management of the Company in analyzing and advancing the investor process. Blackstone also held status meetings with the WCG Board to advise the directors of the relative merits of each proposal. After much deliberation and discussions with several of the potential investors, however, it was determined that the proposals other than Leucadia's were inadequate for a number of reasons, and that the Leucadia transaction was the superior proposal. WCG received additional proposals from two parties after the Leucadia negotiations were well advanced. One of the proposals received did not provide information sufficient to evaluate its financial adequacy and did not appear to be capable of completion within a timeframe that would be consistent with WCG's urgent need to emerge from bankruptcy. The other proposal, from Level 3 Communications, Inc. ("Level 3"), was first received on July 17, 2003. The Level 3 proposal was conditioned on a four week due diligence period and an eight week period of exclusivity. The WCG Board of Directors, after a presentation from Blackstone, determined that this proposal for a sale of the company was not financially adequate and did not appear capable of completion within an acceptable timeframe.

         On July 14, 2002, WCG's Board of Directors met to consider the transactions contemplated by the TWC Settlement Agreement, including the New Investment. At that meeting, WCG's Board of Directors received presentations by its management and its financial and legal advisors. In the ensuing days and weeks, the Company's management and its financial and legal advisors continued to negotiate the terms of and finalize documentation of the transactions contemplated by the TWC Settlement Agreement, including the Leucadia investment, with Leucadia, TWC, and the Committee and their respective financial and legal advisors. On July 22, 2002, WCG's Board met again and, after further discussion and review of the terms of the Leucadia investment and the related transactions contemplated by the Plan, WCG's Board of Directors approved the TWC Settlement Agreement, the Leucadia investment, and the other transactions contemplated by the TWC Settlement Agreement. On July 24, 2002, the WCG Board met again to discuss the status of the negotiations and documentation of the transactions contemplated by the TWC Settlement Agreement.

         On July 26, 2002, the respective parties entered into the TWC Settlement Agreement, the definitive agreements for the New Investment (the "Leucadia Investment Agreement", a copy of which is attached hereto as Exhibit "C"), the Building Purchase Agreement, the Leucadia Claims Purchase Agreement, the Wiltel Assignment, the Trademark License Amendment, and the other agreements that were part of the TWC Settlement Agreement. Later on July 26, 2002, WCG received a letter from Level 3 in which Level 3 increased the consideration offered in its proposal, eliminated its request for a period of exclusivity, and shortened the time required to conduct its due diligence from four weeks to two weeks.

         On July 29, 2002, the WCG Board of Directors met to evaluate the Level 3 proposal and, after a presentation by Blackstone, the Board determined that the July 26th Level 3 proposal could not reasonably be expected to result in a Superior Proposal (as defined in the Leucadia Investment Agreement) and that, as such, WCG was bound by the terms of the Leucadia Investment Agreement not to provide information to, or engage in discussions with, Level 3. On July 31, 2002, Level 3 informed WCG that it had withdrawn its proposals.

         The Leucadia Investment Agreement provides for a commitment by Leucadia, subject to certain conditions, to make the New Investment of $150 million in exchange for 20.45% of the New Equity. The New Investment is being made in connection with the other transactions contemplated by the Plan and is conditioned on the successful completion of those transactions and the Plan. The shares of the New WCG Common Stock (the "Leucadia Investment Distribution" ) to be issued to Leucadia as consideration for the New Investment will represent 20.45% of the New WCG Common Stock outstanding as of the Effective Date.

         Leucadia is a diversified holding company engaged in a variety of businesses, including banking and lending, manufacturing, winery operations, real estate activities, development of a copper mine, and property and casualty insurance and reinsurance.

         Leucadia's banking and lending operations primarily consist of making installment loans to niche markets primarily funded by customer banking deposits insured by the Federal Deposit Insurance Corporation. Leucadia's manufacturing operations manufacture and market proprietary lightweight plastic netting used for a variety of purposes including, among other things, construction, agriculture, packaging, carpet padding, filtration and consumer products. Leucadia's real estate operations include a mixture of commercial properties, residential land development projects and other unimproved land. Leucadia's winery operations consist of Pine Ridge Winery in Napa Valley, California and Archery Summit in the Willamette Valley of Oregon, each of which produces and sells premium wines. Leucadia's copper mine development operations consist of its 72.8% interest in the MK Gold Company, a public company traded on the OTC Bulletin Board. Leucadia's reinsurance business is conducted principally through an approximate 25% common stock interest in Olympus Re Holdings, Ltd., a newly formed Bermuda reinsurance company primarily engaged in the property excess, marine and aviation reinsurance business. Leucadia's insurance operations, which are currently being voluntarily liquidated, consist of commercial and personal property and casualty insurance primarily in the New York metropolitan area.

         For the fiscal year ended December 31, 2001, Leucadia had consolidated revenues of approximately $375.3 million, consolidated net loss of approximately $7.5 million, consolidated total assets of approximately $2.577 billion and consolidated total liabilities of approximately $1.269 billion. Leucadia files annual, quarterly, and special reports and other information with the Securities and Exchange Commission, which may be read and copied at the public reference facilities maintained by the Commission, obtained from commercial document retrieval services, or inspected at the offices of the New York Stock Exchange, on which Leucadia common stock is traded under the symbol of "LUK".

         The Debtors are unaware of any relationship between Leucadia on the one hand and the Debtors, their affiliates, and their officers and directors on the other, prior to the time Blackstone contacted Leucadia as part of the search for the New Investment.

         1.       CONDITIONS TO CLOSING ON THE NEW INVESTMENT

         The Leucadia Investment Agreement provides that Leucadia will purchase the Investment Shares for $150 million upon satisfaction or waiver of the conditions in the Leucadia Investment Agreement. The following conditions must be satisfied or waived before Leucadia or WCG is obligated to complete the New
Investment:

         o all conditions to the effectiveness of the Plan will have been satisfied or waived;

         o the waiting period under the Hart-Scott-Rodino Act ("HSR") shall have been terminated or expired;

         o no law or injunction or other legal restraint exists that prevents the consummation of the New Investment;

         o each party's representations and warranties in the Leucadia Investment Agreement are true and correct in all material respects;

         o each party has performed its covenants in the Leucadia Investment Agreement in all material respects; and

         o        the Bankruptcy Court shall have approved the TWC Settlement
                  Agreement.

         In addition, Leucadia's obligation to purchase the Investment Shares is subject to the satisfaction or waiver of the following conditions:

         o the Company Rights Agreement, dated as of September 30, 1999, has been terminated, and no stockholder or former stockholder of WCG shall have any rights thereunder or receive any distribution under the Plan in respect of any rights under the Company Rights Agreement;

         o the Certificate of Incorporation and Bylaws of New WCG, each substantially in the form filed as a Plan Document (the "New Charter" and "New Bylaws", respectively) have been adopted and are in effect;

         o SBC shall have consented to the transactions contemplated by the Leucadia Investment Agreement, the Plan, and the Spin-Off (and this consent is in form and substance reasonably satisfactory to Leucadia), or a court enters an order reasonably satisfactory to Leucadia that SBC does not have the right to terminate the Master Alliance Agreement with WCL as a result of such transactions;

         o Leucadia's two designees to New WCG's Board of Directors (the "New WCG Board") shall have been appointed to the New WCG Board and any committees of such Board, as required by the Stockholders Agreement to be entered into between Leucadia and WCG as of the closing date of the New Investment and the Plan;

         o the Plan is in the form attached to the Leucadia Investment Agreement in all material respects unless otherwise approved by Leucadia, and the Plan shall have been implemented in a manner at least as favorable to Leucadia in all material respects as contemplated thereby; and

         o the agreement with the Lenders for amending the WCL Credit Agreement is reasonably acceptable to Leucadia in all material respects (such acceptance not to be unreasonably withheld or delayed). Any changes to the WCL Credit Agreement (other than those expressly provided for in the Restructuring Agreement) will require the consent of the requisite number of Lenders. The steering committee for the Lenders, the Debtors, and Leucadia have been in discussions concerning revised covenants under the WCL Credit Agreement, but no consents have yet been solicited or received from the requisite number of Lenders. The Plan cannot be confirmed without such consents.

         2.       RIGHTS TO TERMINATE THE LEUCADIA INVESTMENT AGREEMENT

         The parties may terminate the Leucadia Investment Agreement in the following circumstances:

         o        by mutual consent;

         o by either party if the closing of the New Investment has not occurred before February 28, 2003 (unless the terminating party's failure to perform its obligations under the Leucadia Investment Agreement is the reason the closing has not occurred by that date);

         o by either party if the transaction is permanently enjoined by a governmental entity;

         o by Leucadia if the Chapter 11 Cases are dismissed or converted to chapter 7 cases or a chapter 11 trustee has been appointed;

         o by Leucadia if its rights to the liquidated damages payment (described below) are held invalid or unenforceable or the Bankruptcy Court approves completion of a transaction contemplated by a Competing Proposal (as described below);

         o by WCG in order to exercise its fiduciary out with respect to a Competing Proposal described below; or

         o by either party if the other party materially breaches its representations, warranties or covenants in the Leucadia Investment Agreement (without cure for 30 days if capable of being cured).

         3.       LIQUIDATED DAMAGES PAYMENT

         If the Leucadia Investment Agreement is terminated for any reason other than (a) for Leucadia's material breach of its representations, warranties or covenants, (b) if Leucadia fails to fulfill its obligations under the Leucadia Investment Agreement, (c) if Leucadia and TWC mutually agree to terminate that certain Purchase and Sale Agreement dated as of July 26, 2002 by and between TWC and Leucadia pursuant to which, as a component of the TWC Settlement, Leucadia has agreed to purchase, and TWC has agreed to sell, certain rights associated with the TWC Assigned Claims for $180 million in cash (the "Claims Purchase Agreement") or (d) if the Claims Purchase Agreement is terminated as a result of Leucadia's material breach of its representations, warranties or covenants therein, then Leucadia is entitled to receive from WCL, as liquidated damages, a fee of $5 million plus up to $1 million of expenses incurred by Leucadia in connection with the New Investment (the "Liquidated Damages Payment"). The Liquidated Damages Payment is not included in the budget annexed to the Cash Collateral Order, or the budget for WCL affixed to the most recent amendment of the WCL Credit Agreement, and any such payment will require the prior approval of the requisite number of Lenders.

         4.       NON-SOLICITATION; FIDUCIARY OUT

         In the Leucadia Investment Agreement, WCG agreed not to solicit or facilitate any offer or proposal for a transaction that would render impossible or impracticable the transactions between WCG and Leucadia contemplated by the Leucadia Investment Agreement on the terms therein (a "Competing Proposal"). WCG is permitted, however, to negotiate with and provide information to a person making a Competing Proposal that, in the opinion of the WCG Board, based on the advice of the Company's financial advisor, could reasonably be expected to result in a Superior Proposal. A "Superior Proposal" is defined as a bona fide written Competing Proposal with terms that the WCG Board determines in good faith, based on advice of its financial advisor and in light of all relevant circumstances, are financially superior to those provided by the Leucadia Investment Agreement, and that is reasonably likely to be consummated. WCG is required to keep Leucadia apprised of any Competing Proposal and its terms.

         WCG may terminate the Leucadia Investment Agreement if the WCG Board has made the determination described above that a Competing Proposal is a Superior Proposal, but must first give Leucadia five business days' prior notice. If WCG terminates the Leucadia Investment Agreement in connection with a Superior Proposal, WCL must pay to Leucadia, as liquidated damages, a fee of $5 million plus up to $1 million of expenses incurred by Leucadia in connection with the New Investment. See "--Liquidated Damages Payment" above for other circumstances in which WCL must pay such a fee plus expenses to Leucadia.

         Leucadia also agreed not to solicit or facilitate any Competing Proposal during the term of the Leucadia Investment Agreement. In addition, Leucadia remains bound by certain "standstill" provisions of the confidentiality agreement it entered into in connection with its receipt of the Confidential Information Memorandum delivered to it as part of Blackstone's process for seeking new investors. These provisions generally preclude Leucadia from soliciting, proposing, or facilitating any control transaction involving the Company and from purchasing any claims or equity or debt securities of the Company. Pursuant to a letter agreement between Leucadia and WCG, however, Leucadia is permitted to acquire indebtedness of WCL under the WCL Credit Agreement (subject to the provisions of the WCL Credit Agreement), and to acquire rights in the TWC Assigned Claims as set forth in the TWC Settlement Agreement and its exhibits. If Leucadia acquires such indebtedness, it has agreed to exercise all of its rights in respect of such indebtedness to facilitate and implement the Plan and the New Investment.

         5.       INDEMNIFICATION

         WCG and Leucadia each agreed in the Leucadia Investment Agreement to indemnify the other and their respective affiliates and representatives for any breach of their respective representations, warranties, and covenants in the Leucadia Investment Agreement, so long as the closing of the transactions contemplated by the Leucadia Investment Agreement occurs. WCG is not obligated to indemnify Leucadia for WCG's breaches of its representations and warranties unless Leucadia's losses with respect thereto exceed $1 million and in no event is WCG required to indemnify Leucadia for more than $150 million for breaches of representations and warranties. There is no cap on WCG's liability for breaches of its covenants. Any indemnification payments to Leucadia will require the consent of the requisite number of Lenders under the WCL Credit Agreement, and no consents have yet been solicited or received from the requisite number of Lenders.

         6.       EMPLOYEE PLANS AND COMPENSATION

         WCG agreed, pursuant to the Leucadia Investment Agreement, not to (a) adopt any new benefit or compensation plan that provides for a material increase in the level of compensation or benefits to any employee of WCG, except for regularly scheduled compensation increases in the ordinary course of business and consistent with past practice, or (b) increase the compensation or employee benefits of certain of key employees of WCG other than pursuant to the terms of certain plans and agreements. For a detailed discussion of modifications to the WCG Key Employee Retention Program that will be implemented if the Leucadia Investment Agreement and Plan are consummated, see Section XI.B.3, "-- New WCG Key Employee Retention Program."

         7.       STOCKHOLDERS AGREEMENT

         At the closing of the investment, Leucadia and the Company will enter into a Stockholders Agreement that provides Leucadia with certain rights to representation on the New WCG Board and restricts certain actions of Leucadia with respect to its ownership of New WCG Common Stock. The material terms of the Stockholders Agreement are described in Section XI.D, "Stockholders Agreement."

         Registration Rights

         Also at the closing of the New Investment, WCG and Leucadia will enter into a Registration Rights Agreement (the form of which is attached to the Leucadia Investment Agreement, the "Registration Rights Agreement") with respect to the Investment Shares and any other New WCG Securities subsequently acquired by Leucadia, its subsidiaries and permitted transferees (the "Registrable Securities").

         The Registration Rights Agreement will provide, among other things, that, until the Investment Shares and such other securities are effectively registered under the Securities Act and disposed of in accordance with a related registration statement, or saleable by the holder thereof pursuant to Rule 144(k) under the Securities Act of 1933, as amended, 15 U.S.C. Sections 77a-77aa (the "Securities Act"), Leucadia shall have the right, at any time after the first anniversary of the date of the Registration Rights Agreement, to demand that New WCG register the Registrable Securities under the Securities Act. This demand right may be exercised, no more than four times, by holders of Registrable Securities constituting at least 10% of the total number of Registrable Securities then outstanding, so long as the demand is with respect to a number of Registrable Securities the sale of which would reasonably be expected to result in aggregate gross proceeds of not less than $10 million (or $5 million if the demand is requested to be in the form of a "shelf" registration). Leucadia will also have "piggyback" rights to include its Registrable Securities in any registration under the Securities Act to be effected by New WCG on behalf of itself and/or its security holders. These demand and "piggyback" registration rights will be subject to customary exceptions and black-out periods. In the event New WCG fails to comply with its obligations under the Registration Rights Agreement, Leucadia is entitled to seek specific performance in addition to other remedies that might be available.

         The foregoing summaries of the Leucadia Investment Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the applicable agreement, each attached as noted above.

         8.       LENDERS HAVE NOT APPROVED THE LEUCADIA NEW INVESTMENT

         The Restructuring Agreement requires that the New Investment be satisfactory to the requisite number of Lenders. The steering committee for the Lenders, the Debtors, and Leucadia have been in discussions concerning the Leucadia transaction, but no consents have yet been solicited or received from the requisite number of Lenders. The Plan cannot be confirmed without such consents.

                                      VII.

                                    THE PLAN

A.       GENERAL.

         THE FOLLOWING SUMMARY HIGHLIGHTS CERTAIN OF THE SUBSTANTIVE PROVISIONS OF THE PLAN, AND IS NOT, NOR IS IT INTENDED TO BE, A COMPLETE DESCRIPTION OR A SUBSTITUTE FOR A FULL AND COMPLETE REVIEW OF THE PLAN. THE DEBTORS URGE ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS TO READ AND STUDY CAREFULLY THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT "A".

         Section 1123 of the Bankruptcy Code provides that, except for Administrative Claims and Priority Tax Claims, a plan of reorganization must categorize claims against and equity interests in a debtor into individual classes. Although the Bankruptcy Code gives a debtor significant flexibility in classifying claims and interests, section 1122 of the Bankruptcy Code dictates that a plan of reorganization may only place a claim or an equity interest into a class containing claims or equity interests that are substantially similar.

         The Plan creates seven "Classes" of Claims and two Classes of Equity Interests. These Classes take into account the differing nature and priority of Claims against and Equity Interests in the Debtors. Administrative Claims and Priority Tax Claims are not classified for purposes of voting or receiving distributions under the Plan (as is permitted by section 1123(a)(1) of the Bankruptcy Code), but are treated separately as unclassified Claims.

         The Plan provides specific treatment for each Class of Claims and Equity Interests. Only holders of Allowed Claims are entitled to vote and receive distributions under the Plan.

         Unless otherwise provided in the Plan or the Confirmation Order, the treatment of any Claim or Equity Interest under the Plan will be in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim.

         The following discussion sets forth the classification and treatment of all Claims against, or Equity Interests in, the Debtors. It is qualified in its entirety by the terms of the Plan, which is attached hereto as Exhibit "A", and which should be read carefully by you in considering whether to vote to accept or reject the Plan.

         IN ORDER FOR THE PLAN TO BE CONFIRMED, AMONG OTHER THINGS, THE BANKRUPTCY COURT MUST HAVE APPROVED IN ALL RESPECTS THE TWC SETTLEMENT AGREEMENT AND ALL

TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE LEUCADIA INVESTMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE LEUCADIA INVESTMENT AGREEMENT. SEE
SECTION VII.G, "CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN" BELOW. IN ADDITION, THE REQUISITE NUMBER OF LENDERS UNDER THE WCL CREDIT AGREEMENT MUST CONSENT TO THE TRANSACTIONS CONTEMPLATED BY THE TWC SETTLEMENT AGREEMENT AND THE LEUCADIA INVESTMENT AGREEMENT AS WELL AS CERTAIN DOCUMENTS RELATED THERETO.

         THE STEERING COMMITTEE FOR THE LENDERS, THE DEBTORS, AND LEUCADIA HAVE BEEN IN DISCUSSIONS CONCERNING THE THESE TRANSACTIONS, BUT NO CONSENTS HAVE YET BEEN SOLICITED OR RECEIVED FROM THE REQUISITE NUMBER OF LENDERS.

         THE DEBTORS CANNOT ASSURE THAT THE REQUISITE NUMBER OF LENDERS WILL PROVIDE THE NECESSARY CONSENTS OR THAT THE COURT WILL APPROVE THE TRANSACTIONS, NOR CAN THE DEBTORS ASSURE THAT THE CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THE TWC SETTLEMENT AGREEMENT WILL OCCUR. ACCORDINGLY, CONFIRMATION OF THE PLAN IS NOT CERTAIN.

B.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS.

         If the Plan is confirmed by the Bankruptcy Court, each holder of an Allowed Claim or Allowed Equity Interest in a particular Class will receive the same treatment as the other holders in the same Class of Claims or Equity Interests, whether or not such holder voted to accept the Plan. Such treatment will be in exchange for and in full satisfaction, release and discharge of, such holder's respective Claims against or Equity Interests in a Debtor, except as otherwise provided in the Plan. Moreover, upon confirmation, the Plan will be binding on all holders of a Claim or Equity Interest regardless of whether such holders voted to accept the Plan.

         1.       UNCLASSIFIED CLAIMS

                  Administrative Claims

                  An Administrative Claim with respect to which notice has been properly filed pursuant to the Plan shall become an Allowed Administrative Claim if no objection is filed within thirty
                  (30) days after the deadline for filing and serving a notice of such Administrative Claim specified in the Plan. If an objection is filed within such thirty-day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order or as agreed to by a Debtor after consultation with the Proponents and the Administrative Agent. An Administrative Claim that is a Claim under sections 328, 330, or 503 of the Bankruptcy Code for compensation and reimbursement of expenses incurred in connection with the Chapter 11 Cases (a "Fee Claim"), and with respect to which an application or other request for compensation or reimbursement of expenses incurred in connection with the Chapter 11 Cases of a Professional Person under sections 328, 330, or 503 of the Bankruptcy Code has been properly filed pursuant to the Plan, shall become an Allowed Administrative Claim only to the extent allowed by Final Order. An Administrative Claim as to which no notice need be filed as set forth in the Plan shall be an Allowed Administrative Claim on the Effective Date.

                  Each holder of an Allowed Administrative Claim shall receive
                  (a) an amount equal to such holder's Allowed Claim in one Cash payment on the Distribution Date, or (b) such other treatment as may be agreed upon in writing by such holder and a Debtor after consultation with the Proponents and the Administrative Agent; provided, that an Administrative Claim representing a liability incurred in the ordinary course of business of a Debtor may be paid at a Debtor's election in the ordinary course of business by such Debtor. All Allowed Administrative Claims shall be paid by, and shall be the sole responsibility of, the Debtors.

                  Pursuant to the Cash Collateral Order, the Lenders are entitled to receive, as adequate protection for the use of their collateral by the Debtors, a superpriority administrative claim for the diminution in value of their collateral by such use. However, pursuant to the Restructuring Agreement, if the Plan satisfies the requirements of the Restructuring Agreement (including the necessity for the consent of the requisite number of Lenders to the New Investment and to any changes in the WCL Credit Documents not expressly set forth in the Restructuring Agreement), the Lenders have agreed that this adequate protection administrative claim will be waived upon consummation of the Plan.

                  Priority Tax Claims

                  Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of such holder's Allowed Priority Tax Claim,
                  (a) the amount of such holder's Allowed Priority Tax Claim, with simple interest at the rate of 6.00% per annum or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing is appropriate, in equal annual Cash payments, beginning on the Distribution Date and continuing on each anniversary of the Distribution Date, until the sixth anniversary of the date of assessment of such Claim (provided that, after consultation with the Proponents and the Administrative Agent, the Debtors may prepay the balance of any such Allowed Priority Tax Claim at any time without penalty); (b) a lesser amount in one Cash payment as may be agreed upon in writing by such holder after consultation with the Proponents and the Administrative Agent; or (c) such other treatment as may be agreed upon in writing by such holder. The Confirmation Order shall constitute and provide for an injunction by the Bankruptcy Court as of the Effective Date against any holder of a Priority Tax Claim from commencing or continuing any action or proceeding against any responsible person or officer or director of a Debtor that otherwise would be liable to such holder for payment of a Priority Tax Claim so long as a Debtor is not in default of its obligations with respect to such Claim.

         2.       CLASSIFIED CLAIMS

                  Class 1: Priority Non-Tax Claims

                  Each holder of an Allowed Priority Non-Tax Claim shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights of each holder of an Allowed Priority Non-Tax Claim in respect of such Claim shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed. Holders of Allowed Class 1 Claims shall not be entitled to vote on the Plan and, instead, shall be deemed to have accepted the Plan.

                  Class 2: Prepetition Secured Guarantee Claims

                  On the Effective Date, in full and complete satisfaction of all Allowed Prepetition Secured Guarantee Claims, the Administrative Agent shall receive the New WCG Guarantee and the Restated Guarantee. Any demand under the New WCG Guarantee or the Restated Guarantee shall be made in accordance with, the terms and conditions of the WCL Credit Agreement, the WCL Security Agreement, and all other documents, instruments, agreements, and liens executed and delivered in connection therewith, as amended, amended and restated, supplemented, or otherwise modified from time to time (the "WCL Credit Documents") and all other agreements, instruments and documents executed in connection therewith, each as amended or amended and restated in a manner that is consistent with the requirements of Section 2 of the Restructuring Agreement, in the form filed as a Plan Document (collectively, the "Restated Credit Documents"). Notwithstanding any additional security interest that may be granted pursuant to the Restated Credit Documents, the Administrative Agent for its benefit and the benefit of the Lenders shall retain any and all security interests in the Assets that were in existence on the Petition Date under the WCL Credit Documents and such security interests shall continue in full force and effect as if the Chapter 11 Cases had not been filed. Class 2 Claims are unimpaired by the Plan and holders of Allowed Class 2 Claims shall be deemed to have accepted the Plan, unless the requisite number of Lenders agree before the Voting Deadline to be impaired under the Plan, in which case holders of Allowed Class 2 Claims will be entitled to vote on the Plan.

                  Class 3: Other Secured Claims

                  On the Distribution Date, in full and complete satisfaction of all Other Secured Claims, each holder of an Allowed Other Secured Claim shall, in the Debtors' discretion after consultation with the Administrative Agent, (a) receive deferred Cash payments of a value as of the Effective Date at least equal to the value of such holder's interest in the Collateral securing its Claim, and shall retain the lien securing such Claim and all rights under any instrument evidencing such Claim until paid (b) receive, pursuant to abandonment by the Debtors, possession of and the right to foreclose its lien; or (c) be treated in accordance with an agreement between the Debtors and the holder of such Allowed Other Secured Claim. Class 3 Claims are impaired by the Plan and holders of Allowed Class 3 Claims are entitled to vote to accept or reject the Plan.

                  Class 4: TWC Assigned Claims

                  Pursuant to the TWC Settlement Agreement, the Plan provides that on the Effective Date, the TWC Assigned Claims will be Allowed Claims in the aggregate amount of $2.36 billion, will have the same priority for all purposes under the Plan as Class 5 (Senior Redeemable Notes Claims) and Class 6 (Other Unsecured Claims), and will not be subject to defense, offset, reduction, objection, subordination, recharacterization or any other Cause of Action that would reduce, delay or impede distributions under the Plan in respect of the TWC Assigned Claims.

                  On the Effective Date, in full and complete satisfaction of all claims of any holder of TWC Assigned Claims with respect to such Claims, such TWC Assigned Claims shall be deemed conclusively to have been assigned to the Residual Trust, in exchange for: (a) the shares of New WCG Common Stock which shall be issued to Leucadia pursuant to the TWC Settlement Agreement and the Plan in respect of the TWC Assigned Claims, in an amount that is equal to the difference between (i) 24.55% of the New Equity and (ii) one half of the percentage of New Equity issued to holders of Liquidated Securities Holder Claims, if any, from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures described below (the "Leucadia Claims Distribution") and (b) the difference between (i) 55% of the New Equity and (ii) the proportion that the aggregate amount of all Allowed Claims in Classes 5 and 6 bears to the aggregate amount of all Allowed Claims in Classes 4, 5, and 6 multiplied by the difference between (A) the New Equity and
                  (B) the 20.45% of the New Equity to be issued to Leucadia pursuant to the Leucadia Investment Agreement in exchange for the New Investment (the "TWC Contributed Distribution"), provided, however, that the shares of New WCG Common Stock otherwise distributable with respect to the TWC Contributed Distribution shall not be issued. Class 4 Claims are impaired by the Plan and, pursuant to the TWC Settlement Agreement, TWC has agreed to vote to accept the Plan.

                  Class 5: Senior Redeemable Notes Claims

                  On the Effective Date, each Claim arising under the Senior Redeemable Notes held by a WCG Affiliate on or after the Petition Date shall be disallowed in its entirety. All Allowed Senior Redeemable Notes Claims shall have the same priority for all purposes under the Plan as Class 4 (TWC Assigned Claims) and Class 6 (Other Unsecured Claims).

                  On the Distribution Date, in full and complete satisfaction of all Senior Redeemable Notes Claims, each holder of an Allowed Senior Redeemable Notes Claim: (a) shall be deemed conclusively to have assigned its entire Allowed Senior Redeemable Notes Claim, together with any and all rights related thereto, to the Residual Trust in exchange for such holder's Pro Rata Share of the beneficial interests in the Residual Trust and (b) will receive from the Residual Trust such holder's Pro Rata Share of (i) the Unsecured Creditor Distribution (equal to 55% of the New Equity, unless reduced by shares issued to the Security Holder Channeling Fund or to Lock-Up Noteholders as described at Sections VIII.C and VIII.D herein), and (ii) any Available Proceeds. Class 5 Claims are impaired by the Plan and holders of Allowed Class 5 Claims shall be entitled to vote to accept or reject the Plan.

                  Class 6: Other Unsecured Claims

                  Allowed Other Unsecured Claims shall have the same priority for all purposes under the Plan as Class 4 (TWC Assigned Claims) and Class 5 (Senior Redeemable Notes Claims). On the Distribution Date, in full and complete satisfaction of all holders' claims with respect to Other Unsecured Claims, each holder of an Allowed Other Unsecured Claim: (a) shall be deemed conclusively to have assigned its entire Allowed Unsecured Claim, together with any and all rights related thereto, to the Residual Trust in exchange for such holder's Pro Rata Share of the beneficial interests in the Residual Trust, and (b) shall receive from the Residual Trust such holder's Pro Rata Share of (i) the Unsecured Creditor Distribution (equal to 55% of the New Equity, unless reduced by shares issued to the Securities Holder Channeling Fund) and
                  (ii) any Available Proceeds. Class 6 Claims are impaired by the Plan and holders of Allowed Class 6 Claims shall be entitled to vote to accept or reject the Plan.

                  Class 7: Subordinated Claims

                  On the Effective Date, each and every Subordinated Claim shall be fully and completely discharged and the holder thereof shall receive no distribution under the Plan on account of such Class 7 Claims. Class 7

                  Claims are impaired by the Plan and holders of such Claims shall not be entitled to vote on the Plan and, instead, shall be deemed to have rejected the Plan.

                  Class 8: WCG Equity Interests

                  On the Effective Date, each and every Equity Interest in WCG shall be cancelled and discharged and the holder thereof shall receive no distribution under the Plan on account of such Class 8 WCG Equity Interest. Class 8 Equity Interests are impaired by the Plan and holders of such Equity Interests shall not be entitled to vote on the Plan and, instead, shall be deemed to have rejected the Plan.

                  Class 9: CG Austria Equity Interests

                  On the Effective Date, each and every Equity Interest in CG Austria shall be reinstated as though the Chapter 11 Cases had not been filed. Class 9 Equity Interests shall be unimpaired by the Plan. WCL, the sole holder of Class 9 Equity Interests shall not be entitled to vote on the Plan and, instead, shall be deemed to have accepted the Plan.

C.       MAXIMUM DISTRIBUTION.

         In order to maximize the tax benefits available to New WCG, the Plan limits distributions of New WCG Common Stock to WCG's creditors such that no "Single Holder" may receive 5% or more of New WCG Common Stock under the Plan. The term "Single Holder" is defined in Definition 109 of Section 1.1 of the Plan to conform to the U.S. Treasury Regulations' concept of a "single holder", but excludes TWC and Leucadia so that Leucadia is entitled to become a holder of more than 5% of New WCG Common Stock.

         The Debtors previously announced that they intended to include in any Plan they filed this limit on any Single Holder owning more than 5%, and the Debtors published notice of their intention in connection with the Trading Motion discussed in Section V.C herein. The Debtors are not aware of any creditor whose distribution would be limited by this provision of the Plan, but the Senior Redeemable Notes continue to be publicly-traded securities and an investor or group of investors may now be or may become a Single Holder, without the Debtors' knowledge.

D.       LOCK-UP CONSIDERATION SHARES.

         As discussed in Section IV.C.2 above, the Restructuring Agreement requires that a chapter 11 plan for the Debtors include a provision entitling the Lock-Up Noteholders to receive an extra distribution under the Plan consisting of New WCG Common Stock equal to 5% of all New WCG Common Stock issued to holders of Senior Redeemable Notes. This provision in the Restructuring Agreement, including the 5% number, was derived as a result of arm's-length bargaining among the parties to the Restructuring Agreement.

         To be responsive to the requirements of the Restructuring Agreement, the Plan provides that the Lock-Up Noteholders will receive the extra 5% distribution unless more than 1/2 of the holders of Senior Redeemable Notes, or those holding more than 1/3 of the Senior Redeemable Notes, vote NOT to issue the Lock-Up Consideration Shares. In addition, the Plan provides that Lock-Up Shares will not be issued if (1) the Proponents of the Plan determine that the distribution would unduly jeopardize tax assets of New WCG, or (2) the Bankruptcy Court determines that the distribution would cause the Plan to violate or be inconsistent with the provisions of the Bankruptcy Code.

         If the additional shares are issued to the Lock-Up Noteholders under the Plan, the value of the New WCG Common Stock issued to all other holders of Senior Redeemable Notes will be reduced. If, however, the holders of Senior Redeemable Notes vote not to approve the issuance of the Lock-Up Shares to the Lock-Up Noteholders, all other holders of Senior Redeemable Notes will receive a greater recovery and there will be no adverse effect on confirmation of the Plan, the Debtors or their estates, or creditors as a whole.

E.       CHANNELING INJUNCTION -- TWC CONTRIBUTION AND SECURITY HOLDER
         CHANNELING FUND.

         The Plan provides that a Channeling Injunction will be included in the Confirmation Order. The Channeling Injunction functions in two ways. First, it channels all Causes of Action against the TWC Released Parties (defined in the Plan to be TWC, its direct and indirect subsidiaries and affiliates, and each of their respective present and former officers, directors, other agents, and affiliates (as described more fully in Definition 120 in Section 1.1 of the Plan) or the WCG Indemnitees (defined in the Plan as the Company's current and former officers and directors (except, in certain circumstances, those who have also served as officers of SBC), as set forth more fully in Definition 130 in Section 1.1 of the Plan) that are held by the current holders of Allowed Senior Redeemable Note Claims and holders of Allowed Other Unsecured Claims (i.e., WCG's unsecured creditors who are receiving distributions under the Plan) to a specific "fund."

         That "fund" benefiting WCG's unsecured creditors consists of the value created by TWC's agreement to (1) forego any distributions of New WCG Common Stock on account of its claims against WCG (which the Debtors estimate will result in a 33% increase in the recoveries to WCG's unsecured creditors, compared to what those creditors could have recovered in the absence of the TWC Settlement if TWC's claims against WCG were ultimately to be Allowed by the Bankruptcy Court), and (2) provide additional benefits to the Company as set forth in the TWC Settlement Agreement (e.g., the Headquarters Building transaction, and TWC's waiver of certain remedies and defaults under the TWC Continuing Contracts).

         Causes of Action against the TWC Released Parties held by former holders of WCG's Senior Redeemable Notes and current and former shareholders of WCG will not be affected by the Channeling Injunction or any other aspect of the Plan; however, such actions against the WCG Indemnitees will be channeled to the Securities Holder Channeling Fund as discussed below.

         The second function of the Channeling Injunction is to channel all Causes of Action against the WCG Indemnitees that are held by all current and former holders of securities issued by the Company (other than those persons who hold Allowed Senior Redeemable Notes Claims or Allowed Other Unsecured Claims, because these persons will be given enhanced recoveries as described above) to the Securities Holder Channeling Fund, which will consist of (1) the right to receive up to 2% of the New WCG Common Stock (on a fully-diluted basis); and/or
(2) any recoveries that can be obtained from officer/director liability insurance policies of the Company. At least ten days prior to the Confirmation Hearing, the Plan Proponents will file with the Bankruptcy Court the Securities Holder Channeling Fund Distribution Procedures. This document will set forth the mechanisms whereby distributions will be made from the Securities Holder Channeling Fund, including a mechanism to insure that all recoveries from that fund will be pro rata based on the ratio that a particular claim against the fund bears to all claims against the fund.

         The Debtors believe that the Channeling Injunction is essential to their reorganization, and intend to demonstrate at the Confirmation Hearing that it is appropriate under the circumstances. The Channeling Injunction is a requirement of the TWC Settlement. The TWC Settlement, in turn, is required by Leucadia as a condition to its agreement to make the New Investment. The New Investment, in turn, is a requirement of the Restructuring Agreement. Thus, without the Channeling Injunction, the TWC Settlement Agreement cannot become effective, the Plan cannot be confirmed, and the Restructuring Agreement will terminate. If the Restructuring Agreement terminates, an Event of Default will occur under the WCL Credit Agreement and the Lenders thereunder will be entitled to exercise their remedies under the WCL Credit Documents, including the right to foreclose on substantially all of the assets of the Company, including all of the Company's cash and all of WCG's ownership interests in WCL.

         The Channeling Injunction will permanently enjoin the affected parties from:

         (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against a TWC Released Party or a WCG Indemnitee (collectively, each is a "TWC Settlement Releasee") or its direct or indirect successor in interest (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice) except as may be necessary to access the Securities Holder Channeling Fund;

         (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against a TWC Settlement Releasee or its assets or property, or its direct or indirect successor in interest, or any assets or property of such transferee or successor;

         (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien against a TWC Settlement Releasee or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor;

         (d) asserting any set-off, right of subrogation or recoupment of any kind, directly or indirectly against any obligation due a TWC Settlement Releasee or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor; and

         (e) proceeding in any manner that does not conform or comply with the provisions of the Plan (including the Securities Holder Channeling Fund Distribution Procedures), the TWC Settlement Approval Order, or the Settlement Agreement.

F.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

         1.       REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Pursuant to section 365(a) of the Bankruptcy Code, the Plan constitutes a motion to reject, upon the occurrence of the Effective Date, each and every executory contract and unexpired lease (a) that is listed in the Plan Schedules as being rejected pursuant to the Plan, and (b) except for TWC Continuing Contracts, all contracts and leases to which the TWC Entities are the only parties that are neither a Debtor nor a WCG Affiliate. The Confirmation Order shall constitute the Bankruptcy Court's approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and findings by the Bankruptcy Court that
(i) the requirements of section 365(a) of the Bankruptcy Code have been satisfied with respect to each rejected executory contract or lease and that
(ii) each such rejection is in the best interests of the Debtors and their Estates.

         2.       CLAIMS ARISING FROM REJECTION

         A Claim arising from the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served on the Debtors (a) in the case of an order approving such rejection entered prior to the Confirmation Date, in accordance with such order but in no case more than thirty (30) days after the Confirmation Date, (b) in the case of an executory contract or unexpired lease that is rejected under the Plan, no later than thirty (30) days after the Confirmation Date, or (c) in the case of an order approving such rejection entered after the Confirmation Date, in accordance with such order. Any Claim arising from the rejection of an executory contract or unexpired lease for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against a Debtor, its Estate or its Assets. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided in the Plan shall be treated as Other Unsecured Claims under the Plan.

         3.       ASSUMPTIONS IF NOT REJECTED

         The Plan constitutes a motion pursuant to section 365(a) of the Bankruptcy Code by WCG to assume and assign to New WCG, and by CG Austria to assume, each and every executory contract and unexpired lease of such Debtor (including, without limitation, the TWC Continuing Contracts to the extent a Debtor is a party thereto) that has not been rejected or that is not being rejected, either pursuant to the Plan or by separate motion. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of such assumptions and assignments pursuant to section 365(a) and 1123 of the Bankruptcy Code and findings by the Bankruptcy Court that (a) the requirements of section 365(b) of the Bankruptcy Code have been satisfied with respect to each assumed and assigned contract and lease and that (b) each such assumption and assignment is in the best interests of the Debtors and their Estates.

         4.       CURE PAYMENTS

         Any claim for amounts owed pursuant to section 365(b)(1) of the Bankruptcy Code or as a consequence of a Debtor's assumption or assignment of an executory contract or lease (excluding the TWC Continuing Contracts) must be timely filed and served as provided in the Plan. Any claim for amounts owed pursuant to section 365(b)(1) of the Bankruptcy Code as a consequence of a Debtor's assumption or assignment of an executory contract or lease (excluding the TWC Continuing Contracts) that is not filed and served within such time will be forever barred from assertion and shall not be enforceable against New WCG or its assets, nor against a Debtor, its Estate or its Assets. Unless otherwise ordered by the Bankruptcy Court, all such claims for amounts owed pursuant to section 365(b)(1) of the Bankruptcy Code as a consequence of a Debtor's assumption or assignment of an executory contract or lease that are timely filed as provided in the Plan shall be treated as Administrative Claims.

         5.       INDEMNIFICATION OBLIGATIONS

         The obligations of a Debtor to indemnify, defend, advance litigation expenses, reimburse or limit the liability of any person serving on or after the Petition Date as an employee, officer or director of a Debtor by reason of such person's service in such capacity or as may be otherwise provided in a Debtor's constituent documents, in a written agreement with a Debtor, or pursuant to applicable law, each as applicable, shall be treated as executory contracts that are being assumed and assigned to New WCG pursuant to the Plan and section 365 of the Bankruptcy Code. Accordingly, such obligations shall be unimpaired by the Plan irrespective of whether such indemnification is owed with respect to an act or event occurring before or after the Petition Date.

G.       CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.

         It is a condition to confirmation of the Plan that the Clerk of the Bankruptcy Court shall have entered:

         1. the TWC Settlement Approval Order which, among other things, shall:

                  (a) approve in all respects the TWC Settlement Agreement and the compromises and transactions contemplated thereby and contain findings and conclusions in support of the components thereof that are reasonably satisfactory to the Proponents and TWC; and

                  (b) authorize and approve in all respects (i) the Leucadia Investment Agreement and the transactions contemplated thereby, (ii) the Claims Purchase Agreement and the transactions contemplated thereby,
                           (iii) the agreement dated as of July 26, 2002 pursuant to which, as a component of the TWC Settlement, WTC shall purchase the Building Purchase Assets from WHBC (the "Building Purchase Agreement") and the transactions contemplated thereby, and (iv) the Additional Settlement Transactions;

         2.       the Confirmation Order which, among other things, shall:

                  (a) authorize the implementation and consummation of all of the compromises and transactions contemplated by the TWC Settlement Agreement, including, without limitation, all of the releases and the Channeling Injunction contemplated thereby;

                  (b) authorize each Debtor to (i) assume and assign all executory contracts and unexpired leases that such Debtor may seek to assume and assign under the Plan (including any TWC Continuing Contract), and (ii) reject all unexpired leases and executory contracts that such Debtor may seek to reject under the Plan; and

                  (c) contain findings and conclusions in support of confirmation of the Plan that are reasonably satisfactory to the Proponents, TWC, and the Administrative Agent.

H.       CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

         It is a condition to the occurrence of the Effective Date that the following shall have occurred on or before October 14, 2002:

         1. the Confirmation Order and the TWC Settlement Approval Order shall have been entered and become Final Orders;

         2. all necessary and material consents, authorizations and approvals, including, without limitation, the SBC Authorization, consents and authorizations under the WCL Credit Documents and the Restated Credit Documents, each Plan Document, shall have been given or waived for the transfers and transactions described in the Plan, including, without limitation, the transfers of property and the payments described in the Plan, as applicable;

         3. all conditions to the consummation of the transactions contemplated by the Leucadia Investment Agreement, the Claims Purchase Agreement, the Building Purchase Agreement, and the Additional Settlement Transactions shall have been satisfied or waived;

         4. all components of the TWC Settlement Agreement shall have been consummated;

         5. the Restated Credit Documents and the New WCG Guarantee shall have been executed and delivered by the parties thereto and all conditions therein shall have been satisfied or waived by the requisite number of Lenders;

         6. WCL shall have paid the Extension Payment and the Subsequent Payment indefeasibly, in full, and in Cash (as such terms are defined in the Restructuring Agreement); and

         7. all conditions of the Restructuring Agreement with respect to the Lenders shall have been satisfied or waived in the sole discretion of the requisite number of Lenders.

I.       RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT.

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date so long as is legally permissible, including, but not limited to, jurisdiction to:

         1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

         2. grant or deny any applications for allowance and payment of any Fee Claim for periods ending on or before the Effective Date;

         3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

         4. ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion or other pleading filed pursuant to the Plan;

         5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Debtor, the Disbursing Agent (which shall, unless otherwise agreed, be New WCG or another entity appointed by New WCG to act as Disbursing Agent pursuant to the Plan (the "Disbursing Agent")) or the Residual Trust that may be pending on or commenced after the Effective Date;

         6. enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement, or to correct any defect, cure any omission or reconcile any inconsistency therein;

         7. resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan, the TWC Settlement, the Declaration of Trust, the liquidation of the Residual Assets, the distribution of Available Proceeds and the winding-up of WCG or any Person's obligations incurred in connection therewith, or any other agreements governing, instruments evidencing or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies or obligations under any of the foregoing;

         8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided in the Plan;

         9. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

         10. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the TWC Settlement, the Channeling Injunction, the liquidation of the Residual Assets, the distribution of Available Proceeds and the winding-up of WCG or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, this Disclosure Statement, or the TWC Settlement, including without limitation the Declaration of Trust;

         11.      enter a Final Decree as contemplated by Bankruptcy Rule 3022;
                  and

         12. effectuate payment of the indenture trustee fees as contemplated by the Plan.

                                      VIII.

                               VOTING REQUIREMENTS

         The Approval and Procedures Order, the notice of the Confirmation Hearing, and the instructions attached to your ballot should be read in connection with this section of this Disclosure Statement as they set forth in detail, among other things, procedures governing voting deadlines and objection deadlines.

         If you have any questions about the procedure for voting your Claim, the solicitation packet of materials you received, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any exhibits to such documents at your own expense (unless otherwise specifically required by Bankruptcy Rule 3017(d)) please contact the Voting Agent by regular mail at Logan & Company, Inc., 546 Valley Road, Second Floor, Montclair, N.J. 07043,
Attn: Ettie Pollack.

A.       VOTING DEADLINE.

         This Disclosure Statement and the appropriate ballot(s) are being distributed to all holders of Claims that are entitled to vote on the Plan. There is a separate ballot designated for each impaired voting Class in order to facilitate vote tabulation; however, all ballots are substantially similar in form and substance, and the term "ballot" is used without intended reference to the ballot of any specific Class of Claims.

         IN ACCORDANCE WITH THE APPROVAL AND PROCEDURES ORDER, IN ORDER TO BE CONSIDERED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN, ALL BALLOTS MUST BE RECEIVED BY THE VOTING AGENT NO LATER THAN 4:00 P.M. (EASTERN TIME) ON SEPTEMBER 19, 2002, THE VOTING DEADLINE. ONLY THOSE BALLOTS ACTUALLY RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN.

B.       HOLDERS OF CLAIMS ENTITLED TO VOTE.

         Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be "impaired" under a plan unless (1) the plan leaves unaltered the legal, equitable and contractual rights to which such claim or equity interest entitles the holder thereof; or (2) notwithstanding any legal right to an accelerated payment of such claim or equity interest, the plan (a) cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy), (b) reinstates the maturity of such claim or equity interest as it existed before the default, (c) compensates the holder of such claim or equity interest for any damages resulting from such holder's reasonable reliance on such legal right to an accelerated payment, and (d) does not otherwise alter the legal, equitable or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

         In general, a holder of a claim or equity interest may vote to accept or reject a plan if (i) the claim or equity interest is "allowed," which means generally that it is not disputed, contingent or unliquidated, and (ii) the claim or equity interest is impaired by a plan. However, if the holder of an impaired claim or equity interest will not receive any distribution under the plan in respect of such claim or equity interest, the Bankruptcy Code deems such holder to have rejected the plan and provides that the holder of such claim or equity interest is not entitled to vote. If the claim or equity interest is not impaired, the Bankruptcy Code conclusively presumes that the holder of such claim or equity interest has accepted the plan and provides that the holder is not entitled to vote.

         Except as otherwise provided in the Approval and Procedures Order, the holder of a Claim against one or more Debtors that is "impaired" under the Plan is entitled to vote to accept or reject the Plan if (i) the Plan provides a distribution in respect of such Claim; and (ii) the Claim has been scheduled by the appropriate Debtor (and is not scheduled as disputed, contingent, or unliquidated). AS SET FORTH IN THE CONFIRMATION HEARING NOTICE AND IN THE APPROVAL AND PROCEDURES ORDER, OTHER HOLDERS OF CLAIMS MUST FILE MOTIONS TO HAVE THEIR CLAIMS TEMPORARILY ALLOWED FOR VOTING PURPOSES ON OR BEFORE AUGUST 29, 2002.

         A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Approval and Procedures Order also sets forth assumptions and procedures for tabulating ballots that are not completed fully or correctly.

C.       VOTE REQUIRED FOR ACCEPTANCE BY A CLASS.

         A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half ( 1/2) in number of the Allowed Claims in such Class that have voted on the Plan in accordance with the Approval and Procedures Order.

D.       VOTING PROCEDURES.

         1.       BALLOTS

         All votes to accept or reject the Plan with respect to any Class of Claims must be cast by properly submitting the duly completed and executed form of ballot designated for such Class. Holders of impaired Claims voting on the Plan should complete and sign the ballot in accordance with the instructions thereon, being sure to check the appropriate box entitled "Accept the Plan" or "Reject the Plan."

         ANY BALLOT RECEIVED WHICH DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH ACCEPTANCE AND REJECTION OF THE PLAN WILL BE COUNTED AND WILL BE DEEMED TO BE CAST AS AN ACCEPTANCE OF THE PLAN.

         ANY BALLOT RECEIVED WHICH IS NOT SIGNED OR WHICH CONTAINS INSUFFICIENT INFORMATION TO PERMIT THE IDENTIFICATION OF THE CLAIMANT WILL BE AN INVALID BALLOT AND WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING ACCEPTANCE OR REJECTION OF THE PLAN.

         Ballots must be delivered to the Voting Agent, at its address set forth above, and received by the Voting Deadline. THE METHOD OF SUCH DELIVERY IS AT THE ELECTION AND RISK OF THE VOTER. If such delivery is by mail, it is recommended that voters use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery.

         In accordance with Bankruptcy Rule 3018(c), the ballots are based on Official Form No. 14, but have been modified to meet the particular needs of these cases. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON EACH ENCLOSED BALLOT.

         In most cases, each ballot enclosed with this Disclosure Statement has been encoded with the amount of the Allowed Claim for voting purposes (if the Claim is a Contested Claim, this amount may not be the amount ultimately allowed for purposes of Distribution) and the Class into which the Claim has been placed under the Plan.

         2.       BENEFICIAL OWNERS OF SENIOR REDEEMABLE NOTES

         If you are the beneficial owner of Senior Redeemable Notes and hold them in your own name, you can vote by completing and signing the enclosed ballot and returning it directly to the Voting Agent using the enclosed preaddressed, postage prepaid envelope.

         If you hold Senior Redeemable Notes in "street name" (i.e., through a brokerage firm, commercial bank, trust company or other nominee) or an authorized signatory (a brokerage firm or other intermediary having power of attorney to vote on behalf of a beneficial owner), you can vote by following the instructions set forth below:

         o        fill in all the applicable information on the ballot;

         o sign the ballot (unless the ballot has already been signed by the bank, trust company or other nominee); and

         o return the ballot to the address indicated on the ballot in the preaddressed, postage prepaid envelope enclosed with the ballot. If no envelope was enclosed, contact your brokerage firm, commercial bank, trust company or other nominee or agent thereof for instructions.

         If you hold your Senior Redeemable Notes in street name, you should return your ballot no later than September 16, 2002 to provide sufficient time for your brokerage firm, commercial bank, trust company or other nominee, or the agent thereof, to process and tally your ballot and deliver it to the Voting Agent by the Voting Deadline.

         You may receive multiple mailings of this Disclosure Statement, especially if you own Senior Redeemable Notes through more than one brokerage firm, commercial bank, trust company or other nominee. If you submit more than one ballot for a Class because you beneficially own the securities in that Class through more than one broker or bank, you must indicate in the appropriate item of the ballot(s) the names of ALL broker dealers or other intermediaries who hold securities for you in the same Class.

         Authorized signatories voting on behalf of more than one beneficial owner must complete a separate ballot for each such beneficial owner. Any ballot submitted to a brokerage firm or proxy intermediary will not be counted until the brokerage firm or proxy intermediary (a) properly executes the ballot(s) and delivers them to the Voting Agent, or (b) properly completes and delivers a corresponding Master Ballot to the Voting Agent.

         By voting on the Plan, you are certifying that you are the beneficial owner of the Senior Redeemable Notes being voted or an authorized signatory for the beneficial owner. Your submission of a ballot will also constitute a request that you (or in the case of an authorized signatory, the beneficial owner) be treated as the record holder of those securities for purposes of voting on the Plan.

         3.       BROKERAGE FIRMS, BANKS AND OTHER NOMINEES

         A brokerage firm, commercial bank, trust company or other nominee that is the registered holder of a Senior Redeemable Note for a beneficial owner, or that is a participant in a securities clearing agency and is authorized to vote in the name of the securities clearing agency pursuant to an omnibus proxy and is acting for a beneficial owner, can vote on behalf of such beneficial owner by:

         o distributing a copy of this Disclosure Statement and all appropriate ballots to the beneficial owner;

         o        collecting all such ballots;

         o completing a Master Ballot compiling the votes and other information from the ballots collected; and

         o        transmitting the completed Master Ballot to the Voting Agent.

         A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of the beneficial owner. In lieu of collecting ballots from beneficial owners, compiling the votes and other information from those ballots on a Master Ballot and transmitting the completed Master Ballot to the Voting Agent, a brokerage firm, commercial bank, trust company or other nominee may prevalidate a beneficial owner's ballot and distribute the prevalidated ballot with a copy of this Disclosure Statement to the beneficial owner for voting. In that case, beneficial owners should complete the prevalidated ballot and return it directly to the Voting Agent in the enclosed preaddressed, postage prepaid envelope. A brokerage firm, commercial bank, trust company or other nominee prevalidates a beneficial owner's ballot by indicating on the ballot the record holder of the securities to be voted and the appropriate account numbers of the beneficial owner.

         IF YOU ARE ENTITLED TO VOTE AND YOU DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, PLEASE CONTACT THE VOTING AGENT IN THE MANNER SET FORTH BELOW.

         4.       WITHDRAWAL OR CHANGE OF VOTES ON THE PLAN

         A ballot may be withdrawn by delivering a written notice of withdrawal to the Voting Agent, so that the Voting Agent receives the notice prior to the voting deadline. Thereafter, withdrawal may be effected only with the approval of the Bankruptcy Court.

         In order to be valid, a notice of withdrawal must (a) specify the name of the holder who submitted the ballot to be withdrawn, (b) contain a description of the Claim(s) to which it relates, and (c) be signed by the holder in the same manner as on the ballot. The Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of votes on the Plan.

         Any holder who has submitted to the Voting Agent prior to the voting deadline a properly completed ballot may change its vote by submitting to the Voting Agent prior to the voting deadline a subsequent properly completed ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed ballot is received with respect to the same Claim, the ballot that will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received will be the ballot that the Voting Agent determines was the last to be received.

         5.       VOTING MULTIPLE CLAIMS

         Separate forms of ballots are provided for voting the various Claims and Classes of Claims. A SEPARATE ballot must be used for each Claim. Any Person who holds Claims in more than one Class or multiple Claims or Equity Interests within a Class is required to vote separately with respect to each Claim. Please sign, and return in accordance with the instructions in this section, a separate ballot with respect to each such Claim. Only ballots with original signatures will be accepted. Ballots with copied signatures will NOT be accepted.

                                       IX.

                            CONFIRMATION OF THE PLAN

A.       CONFIRMATION HEARING.

         The Bankruptcy Code requires the Bankruptcy Court, after notice, to conduct a Confirmation Hearing at which it will hear objections (if any) and consider evidence with respect to whether the Plan should be confirmed. At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code described below are met.

         The Confirmation Hearing has been scheduled to begin on September 25, 2002, at 10:00a.m. (Eastern Time) before the Honorable Burton R. Lifland, United States Bankruptcy Judge, United States Bankruptcy Court for the Southern District of New York, Alexander Hamilton Customs House, One Bowling Green, New York, NY 10004. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.

B.       DEADLINE TO OBJECT TO CONFIRMATION.

         Any objection to the confirmation of the Plan must be made in writing and specify in detail (1) the name and address of the objector, (2) all grounds for the objection and (3) the amount of the Claim or number and class of shares of Equity Interests held by the objector. Any such objection must be filed with the Bankruptcy Court, with a copy to Judge Lifland's chambers, and served so that it is received by the Bankruptcy Court, Judge Lifland's chambers, and the following parties on or before September 13, 2002 at 4:00 p.m. (Eastern Time):
(a) Jones, Day, Reavis & Pogue, Attorneys for the Debtors, 220 E. 41st Street, New York, New York 10017 (Attn: Corinne Ball, Esq.); (b) Clifford Chance Rogers & Wells LLP, Attorneys for the Administrative Agent, 200 Park Avenue, New York, New York 10166 (Attn: Margot B. Schonholtz, Esq.); (c) Kirkland & Ellis, Attorneys for the Committee, 777 South Figueroa Street, Los Angeles, California 90017 (Attn: Richard L. Wynne, Esq.); (d) Schulte, Roth & Zabel LLP, Attorneys for Leucadia, 919 Third Avenue, New York, New York 10023 (Attn: Michael L. Cook, Esq.); (e) White & Case, LLP, 200 South Biscayne Boulevard, Suite 4900, Miami, Florida 33131 (Attn: Thomas E. Lauria, Esq.); and (f) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st floor, New York, New York 10004 (Attn: Pamela J. Lustrin, Esq.).

C.       REQUIREMENTS FOR CONFIRMATION OF THE PLAN.

         Among the requirements for confirmation of the Plan are that the Plan
(1) is accepted by all impaired Classes of Claims and Equity Interests or, if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, (2) is feasible, and (3) is in the "best interests" of creditors and stockholders that are impaired under the Plan.

         1.       REQUIREMENTS OF SECTION 1129(a) OF THE BANKRUPTCY CODE

         The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a reorganization plan:

         o The plan complies with the applicable provisions of the Bankruptcy Code.

         o The proponent of a plan complies with the applicable provisions of the Bankruptcy Code.

         o The plan has been proposed in good faith and not by any means forbidden by law.

         o Any payment made or to be made by the proponent, by the debtor or by a person issuing securities or acquiring property under a plan, for services or for costs and expenses in or in connection with the case, in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

         o The proponent of a plan has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor or a successor to the debtor under the plan;

         o The proponent of the plan has disclosed the identity of any insider (as defined in section 101 of the Bankruptcy Code) that will be employed or retained by the reorganized debtor and the nature of any compensation for such insider.

         o Any governmental regulatory commission with jurisdiction over the rates of the debtor has approved any rate change provided for in the plan, or such rate change is expressly conditioned on such approval.

         o        With respect to each impaired class of claims or interests --

                  o each holder of a claim or interest of such class (a) has accepted the plan; or (b) will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date; or

                  o if section 1111(b)(2) of the Bankruptcy Code applies to the claims of such class due to its election to retain a lien, each holder of a claim of such class will receive or retain under the plan on account of such claim property of a value, as of the effective date of the plan, that is not less the value of such holder's interest in the estate's interest in the property that secures such claims.

         o With respect to each class of claims or interests such class has (i) accepted the plan; or (ii) such class is not impaired under the plan (subject to the "cramdown" provisions discussed below; see Section IX.C.4, "Requirements of Section 1129(b) of the Bankruptcy Code").

         o Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that:

                  o with respect to a claim of a kind specified in sections 507(a)(1) and 507(a)(2) of the Bankruptcy Code, on the effective date of the plan, the holder of the claim will receive on account of such claim cash equal to the allowed amount of such claim;

                  o with respect to a class of claim of the kind specified in sections 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6) or 507(a)(7) of the Bankruptcy
                           Code, each holder of a claim of such class will receive (A) if such class has accepted the plan, deferred cash payments of a value, on the effective date of the plan, equal to the allowed amount of such claim; or (B) if such class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of such claim; and

                  o with respect to a priority tax claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim deferred cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value, as of the effective date of the plan, equal to the allowed amount of such claim.

         o If a class of claims is impaired under the plan, at least one class of claims that is impaired under the plan has accepted the plan, determined without including any acceptance of the plan by any "insider," as defined in section 101 of the Bankruptcy Code.

         o Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

         o All fees payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

         o The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide such benefits.

         The Debtors believe that the Plan meets all the applicable requirements of section 1129(a) of the Bankruptcy Code other than those pertaining to voting, which has not yet taken place.

         2.       BEST INTERESTS OF CREDITORS

         Section 1129(a)(7) of the Bankruptcy Code requires that any holder of an impaired claim or interest voting against a proposed plan of reorganization must be provided in the plan with a value, as of the effective date of the plan, at least equal to the value that the holder would receive if the debtor's operations were terminated and its assets liquidated under chapter 7 of the Bankruptcy Code. To determine what the holders of claims and interests in each impaired Class would receive if the Debtors were liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from a liquidation of each Debtor's Assets in the context of a hypothetical liquidation. Such a determination must take into account the fact that secured Claims, and any Administrative Claims resulting from the original Chapter 11 Cases and from the chapter 7 cases, would have to be paid in full from the liquidation proceeds before the balance of those proceeds were made available to pay unsecured creditors and make distributions to holders of Equity Interests.

         Set forth in Exhibit "D" hereto is an analysis developed by WCG that assumes that the Chapter 11 Cases are converted to chapter 7 cases and each Debtor's Assets are liquidated under the direction of a Bankruptcy Court-appointed trustee. THE LIQUIDATION VALUATIONS HAVE BEEN PREPARED SOLELY FOR USE IN THIS DISCLOSURE STATEMENT AND DO NOT REPRESENT VALUES THAT ARE APPROPRIATE FOR ANY OTHER PURPOSE. NOTHING CONTAINED IN THIS ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF ANY DEBTOR FOR ANY PURPOSE. The assumptions used in developing this analysis are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors or a chapter 7 trustee. Accordingly, there can be no assurances that the values assumed in the liquidation analysis would be realized if the Debtors were actually liquidated. In addition, any liquidation would take place in the future at which time circumstances may exist which cannot presently be predicted. A description of the procedures followed and the assumptions and qualifications made by WCG in connection with the liquidation analysis are set forth in the notes thereto.

         After consideration of the effect that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to the Debtors' creditors and equity interest holders, including (a) the increased cost and expenses of liquidation under chapter 7 arising from fees payable to the chapter 7 trustee and the attorneys and other professional advisors to such trustee, (b) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation, and from the rejection of unexpired leases and executory contracts in connection with the cessation of the operations of the Company, (c) the erosion of the value of the Debtors' Assets in the context of an expedited liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail, (d) the adverse effects on the salability of portions of the business that could result from the possible departure of key employees and the loss of customers and vendors, (e) the cost and expense attributable to the time value of money resulting from what is likely to be a more protracted proceeding, and (f) the application of the rule of absolute priority to distributions in a chapter 7 liquidation, the Debtors have determined that confirmation of the Plan will provide each holder of a Claim or Equity Interest in an impaired Class entitled to vote with a greater recovery than such holder would have received under a chapter 7 liquidation of the Debtors.

         3.       FEASIBILITY

         The Debtors believe that New WCG will be able to perform its obligations under the Plan and continue to operate its business without further financial reorganization or liquidation. In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11) of the Bankruptcy Code, which requires that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors.

         To support its belief in the Plan's feasibility, WCG has prepared the Projections for New WCG, as set forth in Exhibit "E" attached to this Disclosure Statement.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SEC. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY WCG'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE ACHIEVED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY WCG, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

         4.       REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE

         The Bankruptcy Code permits confirmation of a plan even if it is not accepted by all impaired classes, as long as (a) the plan otherwise satisfies the requirements for confirmation, (b) at least one impaired class of claims has accepted it without taking into consideration the votes of any insiders in such class, and (c) the plan is "fair and equitable" and does not "discriminate unfairly" as to any impaired class that has not accepted the plan. These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code.

                  Fair and Equitable

                  The Bankruptcy Code establishes different "cramdown" tests for determining whether a plan is "fair and equitable" to dissenting impaired classes of secured creditors, unsecured creditors and equity interest holders as follows:

                  (a) Secured Creditors. A plan is fair and equitable to a class of secured claims that rejects the plan if the plan provides: (i) that each of the holders of the secured claims included in the rejecting class (A) retains the liens securing its claim to the extent of the allowed amount of such claim, whether the property subject to those liens is retained by the debtor or transferred to another entity, and (B) receives on account of its secured claim deferred cash payments having a present value, as of the effective date of the plan, at least equal to such holder's interest in the estate's interest in such property; (ii) that each of the holders of the secured claims included in the rejecting class realizes the "indubitable equivalent" of its allowed secured claim; or (III) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens with such liens to attach to the proceeds of the sale, and the treatment of such liens on proceeds in accordance with clause (i) or (ii) of this paragraph.

                  (b) Unsecured Creditors. A plan is fair and equitable as to a class of unsecured claims that rejects the plan if the plan provides that: (i) each holder of a claim included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan, equal to the amount of its allowed claim; or (ii) the holders of claims and interests that are junior to the claims of the rejecting class will not receive or retain any property under the plan.

                  (c) Holders of Equity Interests. A plan is fair and equitable as to a class of equity interests that rejects the plan if the plan provides that: (i) each holder of an equity interest included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of
                           (A) any fixed liquidation preference to which such holder is entitled, (B) the fixed redemption price to which such holder is entitled, or (C) the value of the interest; or (ii) the holder of any interest that is junior to the interests of the rejecting class will not receive or retain any property under the plan.

         The Debtors believe the Plan is fair and equitable as to secured creditors, because the Plan provides that their Claims will be either unimpaired (unless otherwise agreed to by the requisite number of Lenders), or they will receive their entitlements under the Bankruptcy Code. The Debtors believe the Plan is fair and equitable as to unsecured creditors and holders of Equity Interests, because the Debtors estimate that Allowed unsecured Claims

         (i.e., those in Classes 4, 5, and 6) are approximately $5.476 billion in the aggregate. By contrast, the value of the New WCG Common Stock to be distributed to such creditors is worth less than $5.476 billion. Accordingly, although unsecured creditors are not being paid in full, the Plan satisfies the fair and equitable requirement as it affects unsecured creditors because the holders of claims and interests junior to the unsecured creditors (i.e., holders of Subordinated Claims and WCG Equity Interests) will not receive or retain any property under the Plan. In addition, although holders of Subordinated Claims and WCG Equity Interests are receiving and retaining nothing under the Plan, the Plan satisfies the fair and equitable requirement as it affects the holders of Subordinated Claims and WCG Equity Interests because no interests that are junior to those Classes will receive or retain any property under the Plan.

                  "Unfair Discrimination"

                  A plan of reorganization does not "discriminate unfairly" if a dissenting class is treated substantially equally with respect to other classes similarly situated and no class receives more than it is legally entitled to receive for its claims or equity interests. The Debtors do not believe that the Plan discriminates unfairly against any impaired Class of Claims or Equity Interests.

         The Debtors believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

D.       VALUATION OF NEW WCG.

         In conjunction with formulating the Plan, the Debtors determined that it was necessary to estimate the post-confirmation going concern enterprise value for New WCG. Accordingly, the Debtors, with Blackstone's assistance, prepared such a valuation.

         Three methodologies were used to derive the reorganization value of New WCG based on the Projections: (1) a comparison of WCG and their projected performance to how the market values comparable companies, (2) a comparison of WCG and their projected performance to values of comparable companies in precedent transactions, and (3) a calculation of the present value of the free cash flows under the Projections, including an assumption for a Terminal Value (as defined below).

         The market-based approaches involve identifying (a) a group of publicly traded companies whose businesses or product lines are comparable to those of WCG as a whole or significant portions of WCG's operations, and (b) comparable precedent transactions, and then calculating ratios of various financial results or statistics to the market values of these companies or transactions. The ranges of ratios derived are then applied to WCG's historical and projected financial results or statistics to derive a range of implied values. The discounted cash flow approach involves deriving the unlevered free cash flows that WCG would generate assuming the projections were realized. These cash flows and various estimated values of WCG at the end of the projected period are discounted to the present at WCG's estimated post-restructuring weighted average cost of capital to determine the enterprise value of WCG.

         ESTIMATES OF VALUE DO NOT PURPORT TO BE APPRAISALS NOR DO THEY NECESSARILY REFLECT THE VALUE WHICH MAY BE REALIZED IF ASSETS ARE SOLD. THE ESTIMATES OF VALUE REPRESENT HYPOTHETICAL REORGANIZED ENTERPRISE VALUES ASSUMING THE IMPLEMENTATION OF THE BUSINESS PLAN AS WELL AS OTHER SIGNIFICANT ASSUMPTIONS. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF FORMULATING AND NEGOTIATING A PLAN OF REORGANIZATION AND ANALYZING THE PROJECTED RECOVERIES THEREUNDER.

         Based upon the methods described above, the estimated enterprise value for WCG at the Effective Date is between $1,225 and $1,575 million, with a value of $1,400 million used as the midpoint estimate. The long-term net funded indebtedness of WCG at the Effective Date (including obligations under the WCL Credit Agreement and other debt) is projected to be $675 million. After deducting this amount from the WCG enterprise value, the estimated total equity value of New WCG is between $550 million and $900 million, with $725 million used as an estimate of the total equity value at the Effective Date.

         THE ESTIMATED ENTERPRISE VALUE IS HIGHLY DEPENDENT UPON ACHIEVING THE FUTURE FINANCIAL RESULTS SET FORTH IN THE PROJECTIONS AS WELL AS THE REALIZATION OF CERTAIN OTHER ASSUMPTIONS, NONE OF WHICH ARE GUARANTEED.

         THE VALUATIONS SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZED EQUITY VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.

                                       X.

                       MEANS OF IMPLEMENTATION OF THE PLAN

A.       EFFECTS OF CONFIRMATION OF THE PLAN.

         1.       DEBTORS' AUTHORITY

         Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtors and their respective Assets and operations. On and after the Effective Date, the Debtors and their respective Assets and operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except for those matters as to which the Bankruptcy Court specifically retains jurisdiction under the Plan or the Confirmation Order; provided, however, the Cash and New WCG Common Stock to be distributed pursuant to the Plan will remain subject to the jurisdiction and custody of the Bankruptcy Court until they are distributed or become unclaimed property as provided in the Plan.

         2.       VESTING OF ASSETS

         On the Effective Date, title to: (a) 100% of WCG's Causes of Action against and equity interests in WCL shall vest in New WCG, (b) all Assets of CG Austria shall vest in CG Austria, and (c) all Residual Assets shall vest in WCG, in each case free and clear of all liens, Causes of Action, and interests against, in, or on such Assets except as may be provided in the Plan or in the Restated Credit Documents.

         3.       DISSOLUTION OF THE COMMITTEE

         On the Effective Date, the Committee shall be dissolved and its members shall be released of all of their duties, responsibilities, and obligations in connection with the Chapter 11 Cases. On the Effective Date, the person appointed by the Administrative Agent pursuant to the Declaration of Trust to serve as trustee of the Residual Trust (the "Residual Trustee") shall be substituted for the Committee as party in interest with respect to any pending objections to Claims or other litigation filed by or against the Committee.

         4.       DISCHARGE OF THE DEBTORS

         Except as provided in the Plan or the Confirmation Order, any consideration distributed under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims of any nature whatsoever against a Debtor and any of its Assets or properties. Except as otherwise expressly provided in the Plan, upon the Effective Date, the Debtors shall be deemed discharged and released to the extent permitted by section 1141 of the Bankruptcy Code from any and all such Claims, including but not limited to demands and liabilities that arose before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan. The Confirmation Order, except as provided therein or in the Plan, shall be a judicial determination of discharge of all liabilities of a Debtor. As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against a Debtor at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the prosecution of any action against a Debtor, or its Assets or property, to the extent it relates to a Claim discharged.

         5.       INJUNCTION

         On the Effective Date, except as otherwise provided in the Plan or in the Confirmation Order, all Persons who have been, are or may be holders of Claims against or Equity Interests in a Debtor shall be enjoined from taking any of the following actions against or affecting a Debtor, its Estate, or the Assets or a TWC Settlement Releasee and property with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan and appeals, if any, from the Confirmation Order):

                  (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against a Debtor, its Estate, or the Assets, or a TWC Settlement Releasee or any direct or indirect successor in interest to a Debtor (including New WCG) or any assets or property of such transferee or successor (including, without limitation, all suits, actions and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

                  (b) enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against a Debtor, its Estate or the Assets, or a TWC Settlement Releasee or any direct or indirect successor in interest to a Debtor (including New WCG) or any assets or property of such transferee or successor;

                  (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any lien against a Debtor, its Estate, or the Assets, or a TWC Settlement Releasee or any direct or indirect successor in interest to any of a Debtor (including New WCG) or any assets or property of such transferee or successor other than as contemplated by the Plan;

                  (d) except as provided in the Plan, asserting any setoff, right of subrogation, or recoupment of any kind, directly or indirectly against any obligation due a Debtor, its Estate, or the Assets, or a TWC Settlement Releasee or any direct or indirect successor in interest to a Debtor (including New WCG) or any assets or property of such transferee or successor; and

                  (e) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan or the settlements set forth in the Plan to the extent such settlements have been approved by the Bankruptcy Court in connection with confirmation of the Plan;

provided, however, that nothing in this Section X.A shall affect the rights of the Administrative Agent or Lenders under the New WCG Guarantee, the Restated Guarantee, the WCL Credit Documents, or the Restated Credit Documents.

         6.       RETENTION OF CG AUSTRIA EQUITY INTERESTS

         Upon the occurrence of the Effective Date, all Equity Interests of CG Austria shall be retained by and shall vest in WCL (subject to the Restated Credit Documents) as if the Chapter 11 Cases had not been commenced.

         7.       CANCELLATION OF INSTRUMENTS AND AGREEMENTS

         Upon the occurrence of the Effective Date, except as may be assigned to the Residual Trust or as otherwise provided herein, in the WCL Credit Documents, or in the Confirmation Order, all agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents (other than the Restated Credit Documents, the WCL Credit Documents, and any insurance policy of a Debtor) evidencing, giving rise to, or governing any Claim or Equity Interest shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of a Debtor under such agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents shall be discharged; provided, however, that the Senior Reset Note Indenture and the Senior Redeemable Notes Indenture shall continue in effect solely for the purposes of (a) allowing the holders of the Senior Reset Note Claims and Senior Redeemable Notes Claims to receive their distributions hereunder; (b) allowing the Indenture Trustees to make the distributions to be made on account of the Senior Reset Notes and Senior Redeemable Notes; and (c) permitting the Indenture Trustees to recover the Indenture Trustee Fees in accordance with the Plan and, if necessary for any reason, in the sole determination of the Indenture Trustees, to assert their Indenture Trustee Charging Lien against such distributions for payment of the Indenture Trustee Fees.

         8.       DISALLOWANCE OF AFFILIATE SENIOR REDEEMABLE NOTES

         Upon the occurrence of the Effective Date, any Senior Redeemable Notes Claim of a WCG Affiliate shall be disallowed in its entirety and such WCG Affiliate shall not receive any distribution on account of such Senior Redeemable Notes Claim.

         9.       TREATMENT OF AFFILIATE CLAIMS

         Except for Senior Redeemable Notes Claims and as otherwise expressly provided in the Plan or in the Restated Credit Documents, all rights, claims, Causes of Action, obligations and liabilities between and among each Debtor and its affiliates shall be reinstated and/or unimpaired on the Effective Date as if the Chapter 11 Cases had not been filed.

         10.      EXCULPATION

         As of the Effective Date, neither the Debtors, their affiliates, the Administrative Agent, the Lenders, the Committee, Leucadia, the TWC Entities nor any of their respective directors, officers, employees, members, attorneys, consultants, advisors and agents (acting in such capacity), shall have or incur any liability to any Person for any act taken or omitted to be taken in connection with the restructuring, including the formulation, preparation, dissemination, implementation, confirmation, or approval of the Restructuring Agreement, the TWC Support Agreement, the Plan, the Plan Documents, the Disclosure Statement or any contract, instrument, release or other agreement or document provided for, or contemplated in connection with, the consummation of the transactions set forth in the Plan; provided, however, that the foregoing provisions shall not affect the liability of any person that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         From and after the Effective Date, the Indenture Trustees and their agents, attorneys, and advisors shall be exculpated by all Persons and entities, including, without limitation, all holders of Senior Reset Note Claims and Senior Redeemable Notes Claims and other parties in interest, from any and all claims, causes of action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Indenture Trustees by the Senior Reset Note Indenture, the Senior Redeemable Notes Indenture or the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct of the Indenture Trustees. No holder of a Senior Reset Note Claim and Senior Redeemable Notes Claim or other party in interest shall have or pursue any claim or cause of action against the Indenture Trustees and their agents, attorneys and advisors for making distributions in accordance with the Plan or for implementing the provisions of the Plan.

         11.      LENDER RELEASES

         As of the Effective Date, the Debtors and their Estates, every holder of a Claim or Equity Interest and the TWC Entities shall forever release, waive, and discharge the Released Lender Parties (and the Released Lender Parties forever release, waive, and discharge the Proponents and the TWC Settlement Releasees) from all claims (as such term is defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors and their business affairs (including, without limitation, any extensions of credit or other financial services or accommodations made or not made to the Debtors prior to the Effective Date), the Chapter 11 Cases, the Plan, the WCL Credit Agreement, the WCL Credit Documents, and the Restructuring Agreement. The Confirmation Order shall specifically provide for the foregoing releases and shall enjoin the prosecution of any such released claim, causes of action or liability.

         12.      LIMITED RELEASE OF DIRECTORS, OFFICERS, AND EMPLOYEES

         As of the Effective Date, the Debtors shall be deemed to have waived and released its present and former directors, officers, employees, members, attorneys, consultants, advisors and agents (acting in such capacity) who were directors, officers, employees, members, attorneys, consultants, advisors or agents, respectively, at any time during the Chapter 11 Cases from any and all Causes of Action of the Debtors, including without limitation, Causes of Action which a Debtor as a debtor in possession otherwise has legal power to assert, compromise or settle in connection with the Chapter 11 Cases, arising on or prior to the Effective Date; provided, however, that the foregoing provisions shall not operate as a waiver or release of (a) amounts due under any loan, advance or similar payment by a Debtor to any such person, (b) contractual obligations owed by such person to a Debtor, or (c) Causes of Action relating to such person's actions or omissions determined in a Final Order to have constituted gross negligence or willful misconduct.

         13.      RECEIPT OF NEW EQUITY

         The New Equity being issued under the Plan shall be distributed to and received by holders of Allowed Claims in Classes 4, 5, and 6 free and clear of any liens, encumbrances, or Causes of Action relating in any way to New WCG or WCG.

B.       TRANSACTIONS ON THE EFFECTIVE DATE.

         On the Effective Date, unless otherwise provided by the Confirmation Order, the following shall occur, shall be deemed to have occurred simultaneously and shall constitute substantial consummation of the Plan:

         1. The New Charter and New Bylaws shall be authorized, approved and effective in all respects without further action under applicable law, regulation, order or rule, including, without express or implied limitation, any action by the stockholders or directors of WCG or New WCG. On the Effective Date or as soon thereafter as is practicable, New WCG shall file the New Charter with the Secretary of State of the State of Nevada.

         2. The Residual Trust shall be established, and the Residual Assets shall automatically vest in WCG without further action on the part of WCG or the Residual Trustee.

         3. The Residual Trustee shall be identified and shall be duly appointed and qualified to serve.

         4. The property to be retained by and/or transferred to a Debtor or New WCG shall automatically vest in such Debtor or New WCG without further action on the part of such Debtor or any other Person.

         5.       WCG shall issue the Residual Share to the Residual Trust.

         6.       The Restated Credit Documents shall be executed and delivered.

         7. All payments, deliveries and other distributions to be made pursuant to the Plan or the Restated Credit Documents on, or as soon as practicable after, the Effective Date shall be made or duly provided for.

         8. Each of the transactions contemplated by the TWC Settlement Agreement shall occur or be implemented and shall become binding and effective in all respects, including, without limitation, (a) Leucadia shall make the New Investment pursuant to the Leucadia Investment Documents, (b) Leucadia shall purchase the TWC Assigned Claims pursuant to the Claims Purchase Agreement, (c) Leucadia shall receive the Leucadia Claims Distribution and the 20.45% of the New Equity to be issued to Leucadia pursuant to the Leucadia Investment Agreement in exchange for the New Investment, (d) TWC shall contribute the TWC Contributed Distribution for the benefit of holders of Class 5/6 Claims, (e) WHBC shall sell the Building Purchase Assets to WTC pursuant to the Building Purchase Agreement, (f) the Channeling Injunction shall be approved by the Bankruptcy Court, and (g) all of the releases contemplated by the TWC Settlement Agreement shall become binding and effective.

C.       RESTATED CREDIT AGREEMENT.

         Under the Restated Credit Agreement, all loans outstanding under the WCL Credit Agreement will be combined into a single tranche of loans. After giving effect to the transactions and payments to occur on the Effective Date, the principal amount of loans outstanding under the Restated Credit Agreement will be $525 million.

         1.       LOANS

         The loans outstanding under the Restated Credit Agreement mature, and are due and payable in full, on September 8, 2006. The loans are payable in quarterly principal installments which, as a result of the prepayments made pursuant to the Restructuring Agreement, do not commence until December 31, 2004, and continue on the last day of each fiscal quarter thereafter until maturity.

         Interest on the loans is payable monthly at a rate per annum equal to
(a) either the prime rate plus 3.50% or the Libor rate plus 4.50%, for any period prior to July 1, 2004, and (b) either the prime rate plus 4.50% or the Libor rate plus 5.50%, on July 1, 2004 and thereafter. Upon the occurrence of an event of default under the Restated Credit Agreement, all amounts thereunder will accrue interest at the higher of the applicable Libor rate or the prime rate, plus, in each case, the interest rate margin, plus an additional 2.00%.

         In addition to regularly scheduled principal payments, WCL is required to make certain mandatory prepayments of the loans in the event WCL or WCG has excess cash flow (as determined in accordance with the Restated Credit Agreement) at the end of any fiscal year and from the proceeds of the issuance of certain debt and equity offerings. Prepayments as a result of excess cash flow for fiscal years 2002, 2003, and 2004 are applied to reduce the next subsequent scheduled amortization payment of the loans in direct chronological order. All other prepayments are applied to reduce scheduled amortization payments in inverse chronological order of maturity.

         2.       LETTERS OF CREDIT

         The Restated Credit Agreement allows for the issuance of standby letters of credit in an amount not to exceed $45,000,000, minus the aggregate amount of cash deposits made or pledged to third parties. Each letter of credit issued under the Restated Credit Agreement must be secured by cash collateral in an amount equal to 105% of such letter of credit.

         3.       COLLATERAL AND GUARANTIES

         The Restated Credit Agreement is secured by substantially all of the assets (both real and personal) of WCG, WCL and each other domestic subsidiary of WCL. All of the outstanding capital stock or equity interests of WCL and each of its domestic subsidiaries, as well as 66% of the outstanding capital stock or equity interest of each foreign subsidiary of WCL and each of its domestic subsidiaries, has been pledged to secure the obligations under the Restated Credit Agreement. In addition, the obligations of WCL under the Restated Credit Agreement will be guaranteed by WCG, New WCG, and each domestic subsidiary of WCL.

         4.       COVENANTS

         The Restated Credit Agreement contains customary and other affirmative and negative covenants, including:

                  o        limitation on liens;

                  o limitations on mergers, consolidations, and sales of assets;

                  o        limitations on incurrence of debt;

                  o limitations on the redemption and/or prepayment of other institutional debt;

                  o limitations on investments, loans, advances, guarantees and acquisitions;

                  o        limitations on dividends and other distributions;

                  o        limitations on modification of material documents;

                  o matters relating to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (29 USC Sections 1301 et seq.);

                  o        limitation on transactions with affiliates; and

                  o        limitation on capital expenditures.

         5.       FINANCIAL COVENANTS

         The Restated Credit Agreement contains the following financial covenants which WCL is required to comply with at all times:

                  o        Minimum Cash Balance;

                  o        Minimum EBITDA;

                  o        Maximum Capital Expenditures; and

                  o        Fixed Charge Coverage Ratio.

         6.       EVENTS OF DEFAULT

         The Restated Credit Agreement contains customary and other events of default (subject to certain grace periods and baskets), including:

                  o        cross default to other material indebtedness;

                  o        insolvency of any Loan Party;

                  o        judgment default;

                  o        certain ERISA events; and

                  o        change of control.

D. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN AND FOR RESOLVING AND TREATING CONTESTED CLAIMS.

         1.       POWERS AND DUTIES OF THE DISBURSING AGENT

         Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall make all distributions under the Plan, except for distributions that are the explicit responsibility of the Residual Trustee, and shall be empowered and directed to (a) take all steps and execute all instruments and documents necessary to make distributions on account of Allowed Claims; (b) make distributions contemplated by the Plan; (c) comply with the Plan and the obligations thereunder; (d) employ, retain or replace professionals to represent it with respect to its responsibilities; (e) object to Claims as specified in the Plan, and prosecute such objections; (f) make annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims (such reports to be made available upon request to the holders of any Contested Claim); and (g) exercise such other powers as may be vested in the Disbursing Agent pursuant to an order of the Bankruptcy Court or the Plan.

         2.       SURRENDER OF NOTES, INSTRUMENTS AND SECURITIES

         Except as otherwise provided in the Plan, in the Confirmation Order or in the Restated Credit Documents, as a condition to receiving distributions provided for by the Plan, each holder of a promissory note or other instrument evidencing a Claim (other than the holder of a Senior Redeemable Notes Claim) shall surrender such promissory note or instrument to the Disbursing Agent (or, if applicable, the Residual Trustee) within sixty (60) days of the Effective Date. All promissory notes and other instruments surrendered pursuant to the preceding sentence shall be marked "Compromised and Settled only as provided in the Plan." Unless waived by the Disbursing Agent or the Residual Trustee (as applicable), any Person seeking the benefits of being a holder of an Allowed Claim evidenced by a promissory note or other instrument that fails to surrender such promissory note or other instrument must (a) establish the unavailability of such promissory note or other instrument to the reasonable satisfaction of the Disbursing Agent or the Residual Trustee (as applicable), and (b) provide an indemnity bond in form and amount acceptable to the Disbursing Agent (or, if applicable, the Residual Trustee) holding harmless the Debtors and the Disbursing Agent (or, if applicable, the Residual Trustee) from any damages, liabilities, or costs incurred a result of treating such Person as a holder of an Allowed Claim. Thereafter, such Person shall be treated as the holder of an Allowed Claim for all purposes under the Plan. Notwithstanding the foregoing, any holder of a promissory note, share certificate or other instrument evidencing a Claim that fails within one year of the Effective Date to surrender to the Debtors (or, if applicable, the Residual Trustee) such note or other instrument or, alternatively, fails to satisfy the requirements of the second sentence of this paragraph shall be deemed to have forfeited all rights and Claims against the Debtors and shall not be entitled to receive any distribution under the Plan.

         3. EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE AND CLAIMS OF THE DISBURSING AGENT

         Subject to approval by the requisite number of Lenders for the use of any of the Lenders' Cash Collateral, the amount of any expenses incurred by the Disbursing Agent on or after the Effective Date (including, but not limited to, taxes) and any compensation and expenses (including any post-confirmation fees, costs, expenses or taxes) to be paid to or by the Disbursing Agent shall be borne by New WCG. Professional fees and expenses incurred by the Disbursing Agent after the Effective Date in connection with the effectuation of the Plan shall be paid by it in the ordinary course of business.

         4.       EXCULPATION OF THE DISBURSING AGENT

         Except as otherwise provided in this section, the Disbursing Agent, in its capacity as such, together with its officers, directors, employees, agents and representatives (acting in that capacity), are hereby exculpated by all Persons, holders of Claims and Equity Interests and parties in interest, from any and all causes of action, and other assertions of liability (including breach of fiduciary duty) arising out of the discharge of the powers and duties conferred upon the Disbursing Agent by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan or applicable law, except solely for actions or omissions arising out of the Disbursing Agent's gross negligence, or willful misconduct. No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or Cause of Action (a) against the Disbursing Agent, in its capacity as such, or its officers, directors, employees, agents and representatives (acting in that capacity) for making payments in accordance with the Plan or for liquidating assets to make payments under the Plan, or (b) against any holder of a Claim or an Equity Interest for receiving or retaining payments or transfers of assets as provided for by the Plan. Nothing contained in this section shall preclude or impair any holder of an Allowed Claim from bringing an action in the Bankruptcy Court to compel the making of distributions contemplated by the Plan on account of such Claim against a Debtor or New WCG.

         5.       NO DISTRIBUTIONS PENDING ALLOWANCE

         Notwithstanding any other provision of the Plan, no payment or distribution shall be made with respect to any Claim to the extent it is a Contested Claim unless and until it becomes an Allowed Claim. Any distributions and deliveries to be made under the Plan on account of an Allowed Claim shall be made on the Distribution Date with respect to such Allowed Claim, as otherwise provided for herein, or as may be ordered by the Bankruptcy Court and shall be made in accordance with the provision of the Plan governing the class of Claims to which such Allowed claim belongs.

         The Debtors anticipate that they will be able to reach agreement with the Indenture Trustee for the Senior Redeemable Notes concerning the Allowed amount of Class 5 Claims (Senior Redeemable Notes), so that distributions of New WCG Common Stock on account of such Claims can be made to holders as soon as practicable after the Effective Date. However, as Class 6 Claims (Other Unsecured Claims) become Allowed, they are also entitled to receive distributions of New WCG Common Stock. Thus, holders of Allowed Claims in Class 5 will find that their holdings of New WCG Common Stock will become diluted over time by the issuance of additional New WCG Common Stock to holders of Class 6 Claims. Based on the Debtors' Schedules, the Debtors do not believe that the level of Allowed Class 6 Claims is such that this dilution will be material since Allowed Class 5 Claims are estimated to be approximately $2.4 billion and Allowed Class 6 Claims are estimated to be no greater than $60 million. Leucadia, by contrast, will not be subject to any such dilution, because under the Plan, Leucadia is entitled to hold an absolute 45% of the New WCG Common Stock (subject only to dilution from shares issued, if any, to the Securities Holder Channeling Fund). Thus, as additional shares are issued on account of additional Allowed Class 6 Claims, Leucadia will be issued the appropriate amount of New WCG Common Stock to keep its ownership at such absolute level.

         6.       OBJECTION DEADLINE

         As soon as practicable, but in no event later than sixty (60) days after the Effective Date (subject to being extended by the Bankruptcy Court upon motion of a Debtor with notice and a hearing), objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made; provided, that no objection may be filed with respect to any Claim that is Allowed on or before the Effective Date.

         7.       PROSECUTION OF OBJECTIONS

         Upon occurrence of the Effective Date, only the Disbursing Agent and the Residual Trustee shall have authority to file, litigate, settle or withdraw objections to Claims.

         8.       ESTIMATION OF CLAIMS

         The Disbursing Agent or the Residual Trustee may, at any time and from time to time, request that the Bankruptcy Court estimate any Contested Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent, the Residual Trustee or the Committee (as applicable) previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contested Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Disbursing Agent, the Residual Trustee or the Committee (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the objection, estimation, settlement and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

E.       ESTABLISHMENT OF THE RESIDUAL TRUST.

         On the Effective Date, WCG, on its own behalf and on behalf of holders of Allowed TWC Assigned Claims, Senior Redeemable Notes Claims and Other Unsecured Claims (the "Residual Trust Beneficiaries"), shall execute the Declaration of Trust and shall take all other steps necessary to establish the Residual Trust for the benefit of the Residual Trust Beneficiaries, including establishing and maintaining a registry of the uncertificated interests in the Residual Trust, which shall be non-transferable, except with respect to a transfer by will or under the laws of descent and distribution. Any such transfer, however, shall not be effective until and unless the Residual Trustee receives written notice of such transfer.

         On behalf of the Residual Trust Beneficiaries, the Residual Trustee shall act as the 100% owner of the Residual Share and will have discretion, within specified parameters, to make decisions as the sole shareholder, officer and director of WCG, based upon its reasonable business judgment of the best interests of the Residual Trust Beneficiaries and/or what would maximize recoveries for the Residual Trust Beneficiaries, including, without limitation, the right and power to (1) protect, maintain, liquidate to Cash and maximize the value of the Residual Assets, (2) invest Residual Assets, the proceeds thereof or any income earned by the Residual Trust, (3) make distributions to Residual Trust Beneficiaries, (4) prepare and make available to the Debtors and Residual Trust Beneficiaries periodic reports regarding the results of the Residual Trust's operations and (5) otherwise perform the functions and take the actions provided for or permitted in the Plan or in any other agreement executed by the Residual Trustee pursuant to the Plan.

         On no less than an annual basis and in accordance with the WCG Declaration of Trust, the Residual Trustee shall, subject to maintaining adequate reserves for the Residual Trust's ongoing expenses (which shall be subject to a budget to be agreed upon by the Residual Trustee and the Administrative Agent) and to account for Contested Claims that may become Allowed (and therefore entitle the holder thereof to its pro rata share of Residual Trust Interests), distribute such Residual Assets or proceeds that have been reduced to Cash or that are shares of New WCG Common Stock in the following manner and priority:

                  (a) any and all distributions of New WCG Common Stock in accordance with the Plan;

                  (b) until and unless amounts outstanding under the Restated Credit Documents have been indefeasibly paid in full in Cash, any and all Cash distributions shall be made directly to the Agent Bank and shall be applied by the Agent Bank to reduce, dollar for dollar, the amount then outstanding under the Restated Credit Documents; and

                  (c) after indefeasible payment in full in Cash of all amounts outstanding under the Restated Credit Documents, any and all Cash distributions shall be made on a pro rata basis to such Persons that received Residual Trust Interests on account of Allowed Unsecured Claims (other than holders of Allowed TWC Assigned Claims).

         Subject to definitive guidance from the Internal Revenue Service (the "IRS") or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Residual Trustee), pursuant to Treasury Regulation section 1.671-1(a) and/or Treasury Regulation section 301.7701-4(d) and related regulations, the Residual Trustee may designate and file returns for the Residual Trust as a "grantor trust" and/or a "liquidating trust" and therefore, for federal income tax purposes, the Residual Trust's taxable income (or loss) shall be allocated pro rata to the Residual Trust Beneficiaries (other than holders of Allowed TWC Assigned Claims) based upon their respective portion of such Residual Trust Interests.

         The Residual Trust will terminate upon the earlier of (i) the liquidation and distribution by WCG of all of the Residual Assets (and/or the proceeds therefrom) to the Residual Trust and the distribution of such Assets and/or proceeds by the Residual Trustee in accordance with the Declaration of Trust, and the completion of any necessary or appropriate reports, tax returns or other documentation, and (ii) the third (3rd) anniversary of the Effective Date. Notwithstanding the preceding sentence, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Residual Trust so long as the extension would not adversely affect the status of the Residual Trust for federal income tax purposes.

                                       XI.

                                     NEW WCG

A.       CONTINUED CORPORATE EXISTENCE.

         On the Effective Date: (1) New WCG shall be incorporated and shall exist thereafter as a separate corporate entity, with all corporate powers in accordance with the laws of the State of Nevada, the New Charter and the New Bylaws; (2) the Residual Trust shall be settled and exist as a grantor trust and/or liquidating trust under the laws of the State of Delaware and pursuant to the Declaration of Trust; (3) CG Austria shall continue to exist as a separate corporate entity, with all corporate powers in accordance with the laws of the State of Delaware and pursuant to its existing certificate of incorporation and bylaws; and (4) WCG shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Delaware and its certificate of incorporation and bylaws, each of which shall be amended and restated to limit WCG's activity to the liquidation of its Residual Assets and the winding-up of its affairs.

B.       GOVERNANCE.

         Upon the occurrence of the Effective Date and except as expressly provided in the Plan, the management, control and operation of: (1) New WCG shall become the general responsibility of the New WCG Board, as constituted in the Plan and pursuant to the New Charter and the New Bylaws; (2) CG Austria shall become the general responsibility of its board of directors as such is constituted pursuant to CG Austria's existing certificate of incorporation and bylaws; and (3) WCG shall become the general responsibility of the WCG Board as such is constituted by the Residual Trustee on behalf of the Residual Trust as the sole shareholder of WCG and pursuant to WCG's amended and restated certificate of incorporation and bylaws.

         1.       THE NEW WCG BOARD OF DIRECTORS

         Initial Board of Directors

         Immediately following the Effective Date, the initial New WCG Board shall be composed of nine individuals, consisting of the Chief Executive Officer of WCG, at least one director of WCG to be selected by the WCG Board (the "WCG Independent Director"), two individuals to be selected by Leucadia, and five individuals to be selected by the Committee after consultation with Leucadia (the "Committee Independent Directors").

         In selecting the five Committee Independent Directors, at least 30 days prior to the Effective Date, the Committee shall provide to Leucadia a list of at least five and no more than 10 individuals who are qualified to serve as the Committee Independent Directors. Such individuals shall not be partners, members, officers, directors, controlling shareholders or employees of any holder of Allowed Claims in Class 5. Within 10 days of receipt of such list, Leucadia shall advise WCG and the Committee in writing which individuals on such list shall serve as the five Committee Independent Directors. If, however, the list provided by the Committee to Leucadia contains less than 10 individuals and if Leucadia provides written notice to the Committee within 10 days of receipt of the list that it does not find at least 5 individuals on the list acceptable to serve as Committee Independent Directors, then the Committee shall notify Leucadia in writing of the name of at least one additional individual to serve as a Committee Independent Director, which Leucadia shall be permitted to accept or reject in writing. If Leucadia determines such additional individual is not acceptable, and provides written notice of same to the Committee within 10 days of receipt of the notice of the proposal of such additional individual, then the Committee shall again notify Leucadia in writing of the name of at least one additional individual to serve as a Committee Independent Director, which Leucadia can decide to accept or reject within 10 days of receipt of the notice of the proposal of such additional individual. Notwithstanding the foregoing, at no time shall the Committee be required to provide to Leucadia a list of more than 10 proposed Committee Independent Directors, and at no time shall Leucadia be permitted to reject more than five proposed Committee Independent Directors.

         The WCG Independent Director and the Committee Independent Directors must (a) be independent of New WCG within the meaning of the rules of the New York Stock Exchange or, if New WCG is listed or traded on another stock exchange, the stock exchange on which New WCG's securities are listed or traded, and the applicable rules of the SEC; (b) be independent of Leucadia; and (c) not be an officer or employee of New WCG or any of its affiliates.

         An individual is not independent of Leucadia if he or she (i) is not "independent" of Leucadia within the meaning of the rules of the New York Stock Exchange or the SEC; (ii) is an affiliate or an officer, director, or employee of Leucadia; (iii) is a beneficial owner of more than 10% of the voting power of Leucadia; (iv) has any relationship with Leucadia that would typically be required to be disclosed in a Leucadia proxy statement; or (v) is designated by Leucadia for election to the New WCG Board in accordance with the Stockholders Agreement.

         After the initial New WCG Board is selected, the terms and manner of selection of directors of New WCG shall be as provided in the New Bylaws and the New Charter and in accordance with the terms of the Stockholders Agreement.

         Number and Election of Directors

         The New Charter and the New Bylaws shall provide that the number of directors on the Board of Directors be fixed at nine. Each director of New WCG shall hold office until the next annual meeting of the stockholders of New WCG and until his or her successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected until such director's earlier death, resignation, retirement, disqualification or removal.

         Vacancies

         The New Charter and the New Bylaws provide that any vacancy on the New WCG Board resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of stockholders shall be filled only by the affirmative vote of at least 66 and 2/3% of the remaining directors and any director so chosen shall hold office for the remainder of the full term of the directors in which the vacancy occurred or the new directorship was created and until a successor is duly elected and qualified.

         Removal of Directors

         The New Charter and the New Bylaws provide that any director may be removed from office by the affirmative vote of the holders of at least 66 and 2/3% of the combined voting power of the then-outstanding shares of stock of New WCG entitled to vote for the election of directors, voting together as a single class.

         2.       EXECUTIVE OFFICERS OF NEW WCG

         Immediately following the Effective Date, the initial officers of New WCG shall be those individuals serving as officers of WCG immediately prior to the Effective Date. Thereafter, such officers shall serve as provided in the New Bylaws and the New Charter. The following will be the executive officers of New WCG on the Effective Date:

         Howard E. Janzen - Chairman of the Board, President and Chief Executive
              Officer
         Frank M. Semple - Chief Operating Officer
         Scott E. Schubert - Chief Financial and Corporate Services Officer Matthew W. Bross - Chief Technology Officer (on assignment), Vice
              President and General Manager, Emerging Markets
         Gerald L. Carson - Chief People Officer
         P. David Newsome, Jr. - General Counsel and Secretary

         Certain biographical information relating to each of the individuals who is presently expected to serve as an executive officer of New WCG is set forth below.

         Mr. Janzen has been a director since 1994 and is the Chairman of the Board, President and Chief Executive Officer of WCG. He has been the President and Chief Executive Officer of WCG since 1994. Prior to that, he served as Senior Vice President and General Manager of Williams Gas Pipelines Central, Inc., a subsidiary of TWC. He has also held various other management and officer level positions with subsidiaries of TWC since 1979. He also serves on the board of directors of BOK Financial Corporation and Hillcrest Healthcare System.

         Mr. Semple is Chief Operating Officer and formerly served WCG as President of Network. He is responsible for establishing all operating policies and procedures and managing operating performance and key business unit decisions. He joined WCG in 1997 from TWC, where he served in several leadership positions including Senior Vice President and General Manager of Williams Natural Gas.

         Mr. Schubert is Chief Financial and Corporate Services Officer and previously served WCG as Executive Vice President and Chief Financial Officer. He is responsible for overseeing all finance, tax, real estate, information technology and marketing activities of WCG. He joined WCG in 1999 following a 23-year tenure at BP Amoco where he held various leadership and financial positions including Vice President of Global Accounting Services and Vice President of Worldwide Financial Services.

         Mr. Bross is Chief Technology Officer (on assignment), Vice President and General Manager of Emerging Markets. He leads the development of new technology and products in emerging markets. Prior to that, he served WCG as Chief Technology Officer and Vice President. He joined WCG in March 1997 through WCG's acquisition of Critical Technologies, a company that he established in 1991 that focused on global telecommunications infrastructures and the emerging Internet.

         Mr. Carson is Chief People Officer and is responsible for establishing and administering WCG's human resource policies and procedures. He joined WCG from TWC where he was employed for 15 years and there performed responsibilities in areas of compensation and benefits.

         Mr. Newsome is General Counsel and Secretary and is responsible for managing all legal and regulatory activities of WCG. He joined WCG in 2000 from the law firm Conner & Winters where he served as Director and Chief Operating Officer. Before joining Conner & Winters, he served as Administrator of the Oklahoma Department of Securities and as an attorney with the U.S. Securities and Exchange Commission.

         The Bankruptcy Code requires a debtor to disclose, prior to confirmation, the proposed compensation for all officers, employees, and other insiders of a debtor who will be retained by the reorganized entity after confirmation of the plan. The Debtors will provide that disclosure no later than ten days prior to the Confirmation Hearing.

         3.       NEW WCG KEY EMPLOYEE RETENTION PROGRAM

         Existing Company Benefit Programs

         Since the Spin-Off from TWC, the Company has maintained various welfare and pension benefit plans as well as retention, severance and incentive plans, which have been under review by the Compensation Committee of the WCG Board, consisting of four Independent Directors ( the "Compensation Committee"). Those plans included a Change in Control Severance Protection Plan, effective June 1, 1999, with amendments approved by the Compensation Committee on September 27, 2001 and on December 6, 2001 (the "Change in Control Plan") for employees, as well as Retention Bonus Agreements for five key executives (the "Offsetting RBAs"), effective December 31, 2001, that were designed to unwind and terminate an executive loan program inherited from TWC. The loans were transferred to WCG concurrent with the issuance of notes by executives to WCG as of December 31, 2001. In addition, the Company sponsors the WCG Investment Plan (401(k) Plan), effective April 21, 2001, The Williams Communications Group Pension Plan, effective January 1, 2001 (the "Pension Plan"), the Williams Communications Group, Inc. Supplemental Retirement Plan, effective April 23, 2001, and the 2002 Incentive Compensation Plan (the "ICP") an annual incentive plan. As it became clear that the restructuring of WCG would require a search for a new investor and possibly result in a change in control, the Compensation Committee, in the course of its review of the impact of the Company's changing situation on management, hired outside experts to review its existing plans.

         (a) Executive Loans and Offsetting Retention Program. In the course of the Spin-Off, WCG inherited a long-established loan program from TWC, its former parent company. TWC had entered into loan arrangements under which TWC extended loans to its executives to purchase TWC stock (the "Executive Loans")(3). At the time of the Spin-Off, five executives and the LLC of a sixth executive owed loans to TWC. As part of the Spin-Off, the Executive Loans were transferred to WCG(4). On June 14, 2001, at the request of the WCG Board, WCG suspended the future use of the loan program, and began to investigate alternatives to eliminate the Executive Loans. The Compensation Committee discussed the Executive Loans, and the chairman of the committee requested that management explore options for unwinding the Executive Loans that might also serve as a retention incentive. Management consulted with outside compensation consultants, an outside audit firm, and the Company's tax department to investigate such options. At the Compensation Committee meeting on January 18, 2002, management presented options


----------

         (3) In the case of one executive, Scott Schubert, the Executive Loan was made by WCG for the exercise of options to purchase stock of his previous employer. The proceeds from the sale of the stock were invested in WCG stock.

         (4) These loans were ultimately transferred to WCG effective as of December 31, 2001.

                  for unwinding the loan program that management had developed with the help of consultants and an audit firm. After a lengthy discussion and careful consideration, the Compensation Committee terminated the Executive Loan program and approved the Offsetting RBAs, which were designed to retain key executives and to eliminate the Executive Loans over time. Both the Executive Loans and the Offsetting RBAs have the same effective date, as they were intended to operate in tandem. For each of the five key executives with Executive Loans, the amount of the Offsetting RBA matched the amount of the Executive Loan. Each Executive Loan and RBA was to be paid over a five year period, commencing with the first payment in February 2002(5). In essence the Offsetting RBA was an offset to the Executive Loan. Payments of principal on the Executive Loan were required to the extent of each payment under the Offsetting RBA (net of withholding taxes). The Company's obligation to pay the full amount of the Offsetting RBAs was subject to acceleration upon certain events, including a change in control, an involuntary termination of employment, or upon bankruptcy unless the Offsetting RBAs were assumed and the Company emerged from bankruptcy without a change in control. The participants(6) and total Offsetting RBA amounts are as follows:

                           Howard E. Janzen                $5,603,829.82
                           Scott E. Schubert               $4,000,000.00
                           Frank M. Semple                 $2,011,096.74
                           Gerald L. Carson                $1,157,868.80
                           James W. Dutton                 $  238,478.00

         (b) Change in Control Severance Protection Plan. The Change in Control Plan provides for a payment upon termination of employment without cause or for good reason within two years following a change in control(7). The Change in Control Plan provides for payments ranging from two weeks to two years of base salary plus target incentive based on the participant's title. In addition, the participant could receive a pro-rata portion of the annual target incentive bonus as if all targets were met, and will receive medical benefits for the greater of 90 days or the applicable severance multiplier. The Change in Control Plan also provides for an Excise Tax Gross-up.

         New WCG Key Employee Retention Program

         Given the uncertainty arising in April 2002 surrounding the issue of whether a change in control had happened or would happen if the Company were to meet the terms of the Restructuring Agreement, and in order to motivate and create the appropriate incentives for management to identify a new investor and drive to emerge from chapter 11 at the earliest opportunity, the Compensation Committee accelerated its review of the existing retention benefit programs, including the Change in Control Severance Protection Plan, and the Offsetting RBAs. In addition, the Compensation Committee considered whether additional steps should be taken to retain key executives and meet the objective of emerging from bankruptcy as soon as possible.

         The Company retained consultants and experts to establish a program that would incentivize its executives while remaining within market for overall cost for comparable companies. The program was developed with the assistance of


----------

         (5) Each of the executives entitled to a payment under the Offsetting RBA in February 2002 deferred such vested payment.

         (6) As the payment of the Offsetting RBAs triggered principal payments under the Executive Loans, the Board approved an agreement whereby the Company will pay the income taxes associated with the Offsetting RBA for Scott Schubert along with a gross-up of any income tax assessed on such payments, a "Tax Adjustment," and an Excise Tax Gross-Up on all bonus and income tax payments, where applicable. The Board approved Mr. Schubert's Tax Adjustment and Excise Tax Gross-Up in March of 2002; with an amendment to his Offsetting RBA being executed in April 2002. Under Section 280G of the Tax Code, certain payments made in connection with a change in control are subject to a deduction limitation for excess parachute payments, with a corresponding 20% excise tax imposed by Tax Code Section 4999 on the recipient of such payments. The parachute payment rules impose an excise tax on income and an income tax on any payments by the Company of the excise tax; companies commonly undertake to pay any such taxes incurred by its key executives (an "Excise Tax Gross-Up").

         (7) For purposes of the Change in Control Plan, a "Change in Control" takes place when (i) a person becomes the beneficial owner of 25% or more of the voting power of the outstanding shares of WCG, (ii) when there is a turnover of the majority of the WCG Board, when a merger occurs unless (a) a majority of voting securities maintain their voting power or (b) the merger is pursuant to a recapitalization where no person passes the 25% voting threshold, or (iii) when WCG's shareholders approve a plan of liquidation or dissolution or an agreement for the sale of all or substantially all of WCG's assets.

outside human capital consultants and with input from Jones Day and Blackstone. The Company's outside human capital consultants based their analysis and recommendations on a careful review of available market data for comparable companies, including comparable companies that have filed for chapter 11. Based on such advice, the existing retention program elements have changed and a Restructuring Incentive Plan was adopted as a component of a Key Employee Retention Program (the "KERP") which was also adopted. The following is a summary of the agreements and benefits that make up the KERP, both in terms of modifications to existing programs and the Restructuring Incentive Plan.

         (a) Leucadia Amendment. As discussed below, the KERP is subject to certain amendments, as specified in individual Amendments, dated July 26, 2002 (each, a "Leucadia Amendment," and collectively, the "Leucadia Amendments"), which are conditioned on the purchase by Leucadia of shares of New WCG Common Stock pursuant to the Plan, provided that such purchase is consummated pursuant to and in accordance with the terms and conditions of the Leucadia Investment Agreement by February 28, 2003. The Leucadia Amendments were developed in the course of negotiations involving the New Investment. If the Leucadia Investment Agreement is not consummated, the Leucadia Amendments to the KERP will have no further force or effect.

         (b) Restructuring Incentive Plan. The Restructuring Incentive Plan ("Incentive Plan") provides incentive compensation for key employees who remain in the employ of the Company through the restructuring. Two executives can earn a restructuring award based on a salary multiplier which decreases over time, so that the sooner the Company emerges from bankruptcy, the more the executive will receive. For these executives, payments are greatest if the restructuring takes place before September 30, 2002, are at a mid-level between September 30, 2002 and December 31, 2002, and decrease further if the restructuring takes place after year-end. Two other executives are eligible to receive one-and-a-half times their salary. Any executives with Offsetting RBAs are not eligible for an Incentive Plan award. All other participants will receive a set dollar amount. The bonus amount will be paid 25% on the restructuring and 75% will be paid six months later for all participants in the Incentive Plan. Should any payment under the Incentive Plan be deemed an "excess parachute payment," the Company would provide an Excise Tax Gross-Up.

         Under the Leucadia Amendment, however, the Company has agreed not to provide an Excise Tax Gross-Up under the Incentive Plan. In addition, the Leucadia Amendment provides that four additional executives will be eligible for a restructuring award equal to one-and-a-half times their salary.

         The restructuring triggers for vesting of payment under the Incentive Plan include confirmation of the Plan, a determination by the Board that the restructuring is substantially complete, or a determination by the Board that consummation of the Plan is highly probable. Under the Leucadia Agreement, by contrast, vesting occurs upon the consummation of the Plan only.

         (c) Modifications to the Change in Control Plan. The KERP modifies the Company's existing Change in Control Plan, and divides the Change in Control Plan into two plans. The Williams Communications Group, Inc. Change in Control Severance Protection Plan I ("Change in Control Plan I"), would provide severance pay of three times base annual salary plus target incentive for the Chief Executive Officer, the Chief Financial Officer, and the General Counsel. These three executives were deemed most critical to the restructuring process and negotiations with potential investors, and thus require the greatest protections. These executives are also at the greatest risk because their own interests may not align with those of the Company without the protection of an enhanced severance package; the change in control protection encourages the key executives to negotiate and act with the best interests of the Company in mind by leveling the personal risks of any controversial negotiations. The remaining Change in Control Plan I executives, several of whom are involved in the restructuring process and all of whom are critical to the success of the Company, would receive severance pay of two times base annual salary plus target incentive. All participants would also receive a pro-rata bonus, and a continuation of their medical benefits for the number of years represented by their multiplier, unless they obtain similar coverage from a future employer.

         Under the Leucadia Amendment, any executive with an Offsetting RBA would not be eligible to participate in Change in Control Plan I. This would exclude the Chief Executive Officer and Chief Financial Officer, among others, from participation.

         All other executives and employees are eligible for participation in the Williams Communications Group, Inc. Severance Protection Change in Control Plan II ("Change in Control Plan II"), which would provide severance pay ranging from two weeks to two years of base regular pay plus target incentive, based on length of service and position with the Company, and would include a continuation of medical benefits for a minimum of ninety days or for the severance period, if longer, unless similar coverage is obtained from a future employer.

         Change in Control Plan I and Change in Control Plan II continue the provision in the Change of Control Plan for payment upon termination of employment without cause or for good reason within two years following a change in control.

         Both Change in Control Plan I and Change in Control Plan II provide a definition of change in control, which excludes as a trigger a change in broad-based ownership or in the board of the Company solely as a result of the reorganization converting widely-held debt to equity. Another event, such as acquisition of a 25% equity interest by any person, or a change in the majority of the Board could trigger a change in control. The proposed investment by Leucadia, if consummated, would constitute a change in control for purposes of these plans. Change in Control Plan I provides for payment of an Excise Tax Gross-Up, if necessary. The Leucadia Amendment would eliminate this Excise Tax Gross-Up under Change in Control Plan I.

         (d) Modifications to the Offsetting RBAs. Under the KERP, any outstanding unaccrued bonus amounts under the Offsetting RBAs remaining at the time of the effective date of the Plan will be paid out in four equal payments on each of the first through fourth anniversaries of the restructuring based on continued employment with the Company. The participants and total retention bonus amounts remain unchanged.

         The Offsetting RBA payments are based on continued employment, however there has been clarification to the circumstances giving rise to acceleration of payment in specified qualifying events. A qualifying event for purposes of the Offsetting RBAs includes normal retirement, rejection of the RBA (including confirmation of a deemed rejection) in any voluntary or involuntary proceeding by or against the Company under the federal bankruptcy laws, an involuntary termination or a change in control (in the latter case acceleration will occur only with respect to accrued, unpaid amounts, including a pro rata payment for the year in which the change of control occurs)(8). An involuntary termination is defined as a termination without cause, upon death or disability, or for good reason. The Offsetting RBAs will not accelerate solely as a result of confirmation or consummation of the Plan. As part of the Offsetting RBAs, the Company will reimburse cash interest paid by the executives, effective as of January 1, 2002, and in addition will also provide a Tax Adjustment and an Excise Tax Gross-Up for all payments made under the Offsetting RBAs, including payments on deferred amounts, income tax, and interest. Upon the Effective Date of the Plan, all deferrals previously made will be revoked, and payment of all deferred amounts, including a Tax Adjustment and Excise Tax Gross-Up, if necessary, will be made. In addition, the collateral originally pledged under the Executive Loans will be released upon confirmation of the Plan.

         Under the Leucadia Amendment, by contrast, all remaining Offsetting RBA payments vest upon consummation of the Plan or earlier termination without cause, but remain subject to the four-year Offsetting RBA payment schedule, except upon death or disability, or upon rejection of the RBA (including confirmation of a deemed rejection) in any voluntary or involuntary proceeding by or against the Company under the federal bankruptcy laws. Further, the definition of restructuring for purposes of the Offsetting RBAs would be limited to consummation of the Plan rather than confirmation of the Plan. The Leucadia Amendment provides that, if a participant's employment is terminated prior to the final payment date under the Offsetting RBA the participant will be available to provide ten days of consulting per year at a rate of $2,000 per day until the fourth anniversary of the restructuring. Tax Adjustments and Excise Tax Gross-Ups under the Offsetting RBAs will be limited to $20 million in the aggregate.

         (e) Annual Incentive Compensation Plan. The Company sponsors the ICP, an ongoing normal component of the total compensation of employees of the Company. The ICP is based on market competitiveness, and is designed to maintain the objectives of attracting and retaining required talent for the Company. The ICP is designed to incentivize and reward the performance of employees for achieving and exceeding the annual operating goals of EBITDA and customer satisfaction. The ICP reward is based on the performance of the Company relative to operating goals, with an adjustment of individual awards based on the performance of the individual participant.

         The ICP was amended for 2002. ICP payments are now contingent upon confirmation of the Plan in 2002. Second, payments are based on the excess of EBITDA and customer satisfaction ratings over the goals set forth in the Company's revised annual operating plan.



----------

         (8) For purposes of the amended Offsetting RBAs, "Change in Control" has the same meaning as it does for Change in Control Plans I and II.

         (f) Trust. On April 19, 2002, WCL entered into a Grantor Trust Agreement with Wachovia Bank, National Association, as trustee (the "Trust"). The Trust was funded with $30 million from WCL, a non-debtor, to fund certain liabilities under the KERP. Payments under the Trust were to be made only with the authority and at the direction of the CEO or Chief People Officer of the Company.

         The Administrative Agent for the Lenders requested that the Company make no payments from the Trust. The Company has agreed to the request and all Trust funds have now reverted back into the general assets of WCL.

         (g) Pension Plan. The Company has established and maintained the Pension Plan for certain of its employees. The Pension Plan is covered by ERISA.

         The Company and all members of its controlled group are obligated to contribute to the Pension Plan at least the amounts necessary to satisfy ERISA's minimum funding standards. The Company is in compliance with ERISA's minimum funding standards. In the event of a termination of the Pension Plan, the Company and all members of its controlled group may be jointly and severally liable for the unfunded benefit liabilities of the Pension Plan under ERISA. The Pension Plan may be terminated only if the statutory requirements of ERISA are met. Presently, the Pension Benefit Guaranty Corporation ("PBGC"), a United States Government corporation which guarantees the payment of certain pension benefits upon termination of a pension plan, estimates that the Pension Plan is underfunded on a termination basis in the amount of approximately $70.4 million. The PBGC has filed contingent claims with respect to the foregoing liabilities, including amounts for which PBGC asserts priority status. The Company does not agree with the PBGC's estimate of underfunding, if any, and does not agree that the PBGC claims are entitled to priority status. The Company believes that applicable case law supports the Company's legal position.

         The Company intends to maintain the Pension Plan after confirmation of the Plan. Unless the Pension Plan has been terminated prior to the Effective Date, the liability of the Company and its subsidiaries to the Pension Plan, or to the PBGC with respect to the Plan, under ERISA will not be affected in any way by these reorganization proceedings, including by discharges.

C.       NEW WCG CHARTER AND BYLAWS.

         1.       COMMON STOCK

         Pursuant to the New Charter, New WCG will have authorized 200 million shares of New WCG Common Stock of which 72,500,000 will be issued under the Plan and outstanding, and 100 million shares of preferred stock, of which no shares will be issued and outstanding.

         Pursuant to the New Charter, holders of New WCG Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of New WCG as may be declared thereon by the New WCG Board from time to time out of assets or funds of New WCG legally available therefor, subject to any future rights of preferred stock holders, if any. No shares of New WCG Common Stock shall have any preemptive rights.

         2.       VOTING RIGHTS

         Subject to applicable law, the New Charter will provide that the shares of New WCG Common Stock shall vote together as a single class and be entitled to one (1) vote per share. The authorized number of shares of New WCG Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon exercise of any options, warrants or other securities exercisable for the New WCG Common Stock or conversion of any other class or series of outstanding stock) by the affirmative vote of the holders of a majority of the shares of New WCG Common Stock, voting together as a single class. Except as otherwise provided by law and for certain super-majority type votes, the New WCG Common Stock shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders, and all matters to be voted on by stockholders must be approved by the holders of a majority of the shares of New WCG Common Stock entitled to vote, voting together as a single class, subject to any future rights of preferred stock holders, if any. Except as otherwise provided by law or the New Charter, and subject to any voting rights granted to holders of preferred stock, if any, amendments to the New Charter must be approved by holders of a majority of the shares of New WCG Common Stock entitled to vote, voting together as a single class. Except as otherwise provided by the New Charter, any amendment to the New Charter to increase the authorized shares of any class of capital stock requires the approval only of the holders of a majority of the shares of New WCG Common Stock entitled to vote together as a single class subject to any future rights of preferred stock holders, if any. Holders of shares of New WCG Common Stock are not entitled to cumulate their votes.

         Stockholder Action and Special Meetings of Stockholders

         Pursuant to the New Charter, holders of New WCG Common Stock may not act by written consent in lieu of a meeting, nor may such holders call any special meeting of the stockholders (which may only be called by the New WCG Board pursuant to a resolution approved by a majority of the Board), except as otherwise required by law and subject to any future rights of holders of any preferred stock, if any.

         Advance Notice Requirements for Stockholder Proposals and Director Nominations

         Pursuant to the New Bylaws a stockholder seeking to bring any business before any annual meeting of stockholders or nominate candidates for election as directors must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at New WCG's principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, except if the annual meeting is called for a date that is not within 30 days before or after that anniversary, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth calendar day following the day on which such notice of the date of the annual meeting was mailed or the day on which public disclosure of the date of the annual meeting was made, whichever first occurs. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

         3.       TRANSFER RESTRICTIONS

         In order to avoid certain federal income tax consequences caused by certain subsequent ownership changes (as defined in section 382 of the Internal Revenue Code of 1986, as amended (the "Tax Code")), the New Charter will contain a "5% Ownership Limitation," effective until 2014. See Section XV, "Federal Income Tax Consequences of Consummation of the Plan." It is expected that this limitation will provide that any transfer of or agreement to transfer New WCG Common Stock or other New WCG securities ("Corporation Securities") prior to the Restriction Release Date shall be prohibited if either (a) the transferor holds five percent or more of the total fair market value of the Corporation Securities (a "5% Shareholder") or (b) to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either
(i) any person or group of persons shall become a 5% Shareholder, or (ii) the holdings of any 5% Shareholder shall be increased, excluding issuances of New WCG Common Stock under the Plan (a "5% Transaction").

         The "Restriction Release Date" is the earlier of the following dates:
(A) the twelfth anniversary of the Effective Date, (B) the repeal, amendment, or modification of section 382 of the Tax Code in such a way as to render the restrictions imposed by such section no longer applicable to New WCG, (C) the beginning of a taxable year of New WCG in which none of the anticipated tax benefits are available, and (D) the date on which the limitation amount imposed by section 382 in the event of an ownership change of New WCG would not be materially less than the net operating loss carryforward or net unrealized built-in loss of New WCG.

         The restrictions on transfer will not apply to:

         o        certain transactions approved by the New WCG Board;

         o an acquisition by Leucadia of shares of Corporation Securities which, as a percentage of the total shares outstanding, is not greater than the difference between 49% and the percentage of the total shares outstanding acquired by Leucadia or any of its subsidiaries in the Plan plus any additional Corporation Securities acquired by Leucadia and its subsidiaries;

         o a transfer of Corporation Securities by Leucadia on or prior to the second anniversary of Effective Date which, together with any transfers of Corporation Securities by Leucadia since the Effective Date, represent less than 15% of the issued and outstanding Corporation Securities at the time of the transfer;

         o a transfer or acquisition of Corporation Securities by Leucadia after the second anniversary of the Effective Date that would otherwise be a 5% Transaction, so long as such transaction and any other 5% Transactions consummated by Leucadia during the three years prior to the consummation of such transaction (and after the Effective Date), as a whole constitute less than 15% of the issued and outstanding Corporation Securities at the time of the transaction; and

         o a transfer or acquisition of Corporation Securities by any holder of Corporation Securities other than Leucadia that would otherwise be a 5% Transaction, so long as such transaction and any other 5%

                  Transactions consummated by holders of Corporation Securities (other than Leucadia) during the three years prior to the consummation of such transaction (and after the Effective
                  Date), as a whole constitute less than 15% of the issued and outstanding Corporation Securities at the time of the transaction.

         The purpose of the 5% Ownership Limitation is to reduce the risk that any change in the ownership of New WCG Common Stock may jeopardize the preservation of federal income tax attributes of New WCG for purposes of section 382 and 383 of the Tax Code. In conjunction with the 5% Ownership Limitation in the New Charter, in order to further reduce the risk that a change in ownership of the New WCG Common Stock will occur that may jeopardize New WCG's federal income tax attributes, each certificate representing shares of New WCG Common Stock shall bear a legend in substantially the following form:

                  "The shares of New WCG Common Stock represented by this certificate are issued pursuant to the Plan of Reorganization for Williams Communications Group, Inc., as confirmed by the United States Bankruptcy Court for the Southern District of New York. The transfer of securities represented hereby is subject to restriction pursuant to Article IV, Sections 3.C, 3.D, and 3.E of the Certificate of Incorporation of New WCG reprinted in its entirety on the back of this certificate. New WCG will furnish a copy of its Certificate of Incorporation to the holder of record of this certificate without charge upon written request addressed to New WCG at its principal place of business."

D.       STOCKHOLDERS AGREEMENT.

         At the closing of the New Investment, Leucadia and WCG will enter into a Stockholders Agreement (the form of which is attached to the Leucadia Investment Agreement, the "Stockholders Agreement") containing the rights and restrictions described below.

         1.       BOARD REPRESENTATION; NOMINATING COMMITTEE

         At each election of the members of the New WCG Board, New WCG will use its best efforts to ensure that the New WCG Board nominates for election and solicits votes of stockholders of New WCG for the election of (a) for so long as Leucadia owns at least 20% of the outstanding New WCG Common Stock, at least two persons designated by Leucadia for election to the New WCG Board of Directors, and (b) for so long as Leucadia owns at least 10% of the outstanding New WCG Common Stock, at least one person designated by Leucadia for election to the New WCG Board. New WCG has agreed, pursuant to the Stockholders Agreement, that the total number of seats on the New WCG Board will in all events be nine.

         The Stockholders Agreement requires Leucadia to use its best efforts to cause the New WCG Board at all times during the Standstill Period (as defined below) to be comprised of nine directors, six of whom shall be Independent Directors, one of whom shall be the Chief Executive Officer of New WCG (or any other successor executive officer of New WCG as a majority of the New WCG Board designates) and two of whom may be directors who are not Independent Directors (but may be Leucadia's designees).

         An "Independent Director" is:

         o a member of the New WCG Board who is independent of New WCG within the meaning of the rules of the New York Stock Exchange or, if New WCG is listed or traded on another stock exchange, the principal stock exchange on which New WCG's securities are listed or traded, and the applicable rules of the SEC;

         o        not a Related Investor Party; and

         o not an officer or employee of New WCG or any of its affiliates.

         A "Related Investor Party" is:

         o an individual who is not "independent" of Leucadia within the meaning of the rules of the New York Stock Exchange and the SEC;

         o        an affiliate, officer, director, or employee of Leucadia;

         o an individual or entity that is the beneficial owner of more than 10% of the voting power of Leucadia;

         o an individual or entity that has any relationship with Leucadia that would typically be required to be disclosed in a proxy statement; or

         o any person designated by Leucadia for election to the New WCG Board in accordance with the Stockholders Agreement.

         Additionally, New WCG will use its best efforts to cause at least one of Leucadia's designees to be included in each committee of the New WCG Board and to cause the Nominating Committee of the New WCG Board (the "Nominating Committee") to consist of two members and to cause one of the members of the Nominating Committee to be Leucadia's designee and the other member of the Nominating Committee to be an Independent Director.

         During the period beginning on the Effective Date until the second anniversary thereof (the "Initial Standstill Period"), if the Nominating Committee consists of one Leucadia designee and one Independent Director, Leucadia will vote all of its voting securities of New WCG in favor of the election of directors nominated by the Nominating Committee.

         To the extent the members of the Nominating Committee are unable to agree on the identity of any of the individuals to be nominated for election to the New WCG Board on or before the latest time at which New WCG can reasonably meet its obligations with respect to printing and mailing a proxy statement for an annual meeting of New WCG stockholders, the New WCG Board (by majority vote of all current members) shall select persons to be nominated for those remaining board seats as to which the Nominating Committee has not agreed on the individual to be nominated.

         2.       LIMITATION ON VOTING

         During the Standstill Period, Leucadia is required to vote all voting securities it beneficially owns that represent more than 33% (subject to increase) of the outstanding voting securities in proportion to the votes cast by the non-Leucadia shareholders. The 33% voting threshold will be increased if the New WCG Board approves a sale of 10% or more of the Corporation Securities to any person other than Leucadia. The increase will be 2% for every percentage above 10% included in such approved sale.

         3.       LIMITATION ON ACQUISITION OF ADDITIONAL SECURITIES

         Under the Stockholders Agreement, until the fifth anniversary of the Effective Date (the "Standstill Period"), Leucadia may not acquire or agree to acquire any New WCG security except in connection with:

         o        the New Investment and the Claims Purchase Agreement;

         o prior approval of a majority of the Independent Directors ("Board Approval") or with the approval of the holders of a majority of the New WCG voting securities that are not owned by Leucadia voting together as a single class ("Stockholder Approval");

         o for certain other acquisitions so long as Leucadia would not hold in excess of 49% of the New WCG voting securities following such acquisition; and

         o except in a Permitted Investor Tender Offer after the Initial Standstill Period.

         A "Permitted Investor Tender Offer" is a tender or exchange offer by Leucadia for New WCG voting securities that:

         o is subject to a non-waivable condition that the holders of a majority of the New WCG voting securities that are not beneficially owned by Leucadia have tendered and not withdrawn their New WCG voting securities;

         o        is open to all holders of New WCG voting securities;

         o provides for the payment of consideration to all holders of New WCG voting securities of each class whose shares are purchased in the tender or exchange offer that is the same form of consideration payable and consideration at least equal in value to the consideration paid to any other holder of New WCG voting securities of the same class during the tender or exchange offer;

         o complies with the applicable provisions of the Securities and Exchange Act of 1934 (the "Exchange Act");

         o is consummated by the purchase of all securities tendered therein and not withdrawn, subject to pro ration if the number of New WCG voting securities that are tendered exceeds the amount sought to be purchased, after satisfaction and without waiver of the requirement that the holders of at least a majority of the non-Leucadia voting securities have tendered and not withdrawn their New WCG voting securities; and

         o seeks to purchase at least a majority of the New WCG voting securities that are not owned by Leucadia.

         Leucadia is also subject to the restrictions on certain acquisitions of New WCG voting securities (see Section XI.C.3, "Transfer Restrictions") under the New WCG Charter.

         4.       PRIOR BOARD OR STOCKHOLDER APPROVAL FOR CERTAIN TRANSACTIONS

         During the Standstill Period, prior Board Approval or Stockholder Approval is required for each of the following:

         o any transaction between or involving New WCG or any of its subsidiaries, on the one hand, and Leucadia or any Related Investor Party, on the other hand, other than a Permitted Investor Tender Offer following the end of the Initial Standstill Period; and

         o the termination (other than in accordance with its terms) or amendment of the Stockholders Agreement.

         During the Standstill Period, prior Board Approval is required to effect any change to the New Bylaws to change the provisions relating to the nomination of persons for election to the New WCG Board of Directors or to impose or delete any super-majority requirement or stockholder approval requirement for the amendment of the New Charter or New Bylaws.

         In addition, during the Standstill Period, Leucadia will not, and will not permit any person with whom it is acting in concert with respect to acquiring, holding, voting or selling securities of New WCG (or any other person acting on their behalf) to, commence any tender or exchange offer for New WCG voting securities other than a Permitted Investor Tender Offer following the end of the Initial Standstill Period.

         5.       THIRD PARTY SALE TRANSACTION

         During the Standstill Period, Leucadia may tender its New WCG securities in, give a proxy to vote or otherwise agree to vote its New WCG voting securities for, or otherwise support the following "Third Party Sale Transactions" which have been approved by a majority of the members of the New WCG Board:

         o any tender or exchange offer for New WCG voting securities made by a person other than New WCG or one of its wholly owned subsidiaries or Leucadia; or

         o a merger, consolidation, business combination, sale of all or substantially all of the assets of New WCG and its subsidiaries, dissolution, liquidation, restructuring, recapitalization or similar transaction of or involving New WCG.

         However, as a condition to such tender, proxy, vote or support, Leucadia will require that the persons or persons proposing to be parties to the Third Party Sale Transaction (the "Third Party") agree, for the benefit of the holders of New WCG voting securities that are not beneficially owned by Leucadia, that:

         o the consideration payable to holders of New WCG voting securities of each class in the Third Party Sale Transaction will be the same form of, and at least equal in value to, the consideration payable to any other holders of New WCG voting securities of the same class in the Third Party Sale Transaction (including any consideration otherwise paid to Leucadia in respect of its voting securities from such Third Party in any transaction or series of transactions related to the Third Party Sale Transaction);

         o that the opportunity to participate in the Third Party Sale Transaction will be open to all holders of New WCG voting securities, subject to proration if less than all New WCG securities are to be acquired; and

         o the Third Party Sale Transaction will seek (and, to the extent holders at New WCG voting securities vote, tender (and do not withdraw) or otherwise agree to participate), be consummated by the acquisition by the Third Party or its affiliates of at least a majority of the New WCG voting securities not beneficially owned by Leucadia.

         Such restrictions will not apply to a Third Party Sale Transaction that is a tender or exchange offer that would result in a third party acquiring beneficial ownership of less than 49% of the New WCG voting securities so long as such third party agrees to be bound by the Stockholders Agreement.

         6.       RESTRICTIONS ON SALES BY LEUCADIA

         The Investment Shares will be subject to restrictions on transfer pursuant to the Securities Act and the provisions of the Stockholders Agreement. In particular, the Stockholders Agreement provides that, during the Initial Standstill Period, Leucadia may not transfer, sell or assign its New WCG voting securities except:

         o any transfer of New WCG voting securities with prior Board Approval or Stockholder Approval;

         o certain transfers of New WCG voting securities specifically authorized by the New Charter (see Section XI.C.3, "Transfer Restrictions");

         o any transfer pursuant to a tender or exchange offer by a person other than Leucadia, that satisfies the requirements of a Third Party Sale Transaction described above; or

         o a transfer to any of Leucadia's controlled subsidiaries or a trust established by Leucadia the sole beneficiaries of which are the shareholders of Leucadia, so long as five days' notice is given to New WCG and the proposed transferee expressly agrees to be bound by the Stockholders Agreement.

         All transfers by Leucadia following the Initial Standstill Period (for the remainder of the Standstill Period or unless the Stockholders Agreement terminates earlier), must be in accordance with the last bullet of the preceding sentence or:

         o pursuant to a public offering or in open-market sales in accordance with Rule 144 under the Securities Act; and

         o pursuant to a transfer exempt from registration under the Securities Act where such transfer is not to an affiliate of Leucadia, or a person acting in concert or pursuant to an arrangement with Leucadia, so long as any such transferee who would beneficially own 20% or more of the outstanding New WCG voting securities as a result of such transfer, unless prior Board Approval or Stockholder Approval has been obtained, agrees to be bound by the Stockholders Agreement and as a result of such transfer does not own more than 49% of the New WCG voting securities.

         Leucadia is also subject to the restrictions on certain sales of WCG voting securities under the New WCG Charter. See Section XI.C.3, "Transfer Restrictions." Leucadia may transfer its rights under the Stockholders Agreement to one of its subsidiaries, so long as Leucadia maintains a majority of the voting power of such subsidiary (unless such transfer would otherwise be permitted by the Stockholders Agreement or Leucadia transfers its rights back).

         7.       TERMINATION

         The provisions regarding Leucadia's right to representation on the New WCG Board and to be on the Nominating Committee terminate when it ceases to have the right to designate a member of the New WCG Board in accordance with the Stockholders Agreement, and the provisions restricting acquisitions and sales of securities by Leucadia and restricting certain corporate transactions without Board Approval or Stockholder Approval terminate five years after the date of the Agreement or, if earlier, upon the earlier to occur of: (a) the acquisition by any person (other than Leucadia) of beneficial ownership of 33% or more of the New WCG voting securities (except if such person is required to be bound by the Stockholders Agreement), (b) the rendering of prior Board Approval or Stockholder Approval for Leucadia to hold more than 50% of the New WCG voting securities or if Leucadia acquires more than 50% of the New WCG voting securities pursuant to a Permitted Investor Tender Offer following the Initial Standstill Period, and (c) such time as Leucadia no longer has the right to designate a member of the New WCG Board in accordance with the Stockholders Agreement.

         The foregoing summary of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, attached as noted above.

E.       RIGHTS OFFERING AND CO-SALE RIGHTS.

         THIS SECTION CONTAINS IMPORTANT INFORMATION. YOU SHOULD CAREFULLY READ AND CONSIDER THE INFORMATION IT CONTAINS IN ITS ENTIRETY AS THIS SECTION DETAILS RIGHTS PROVIDED TO CERTAIN HOLDERS OF DEBT SECURITIES RECEIVING NEW WCG COMMON STOCK IN CONNECTION WITH THE PLAN. YOU WILL NOT BE ENTITLED TO ANY OF THE RIGHTS SET FORTH IN THIS SECTION UNLESS YOU SUBMIT AN AFFIDAVIT AS DESCRIBED BELOW TO WCG ON OR PRIOR TO THE DATE THAT IS 90 DAYS AFTER THE EFFECTIVE DATE OF THE PLAN.

         In connection with the Plan, Leucadia and New WCG will enter into a Stockholders Rights and Co-Sale Agreement (attached hereto as Exhibit "F", the "Rights Offering Agreement") prior to the Effective Date.

         1.       PROPOSED ISSUANCES

                  Rights Securities

         The following persons (each an "Initial Holder") are eligible to participate in any proposed issuance by New WCG of Rights Securities (as defined below) to Leucadia during the Standstill Period (each a "Proposed Additional Issuance"):

         o each person who beneficially owned WCG's 10.70% Senior Redeemable Notes due 2007, 10.875% Senior Redeemable Notes due 2009, 11.70% Senior Redeemable Notes due 2008, or 11.875% Senior Redeemable Notes due 2010 immediately prior to the Effective Date; and

         o who received beneficial ownership of New WCG Common Stock in the Plan (other than Leucadia).

         To be eligible, each Initial Holder (i) must submit an affidavit (an "Affidavit") to New WCG certifying as to the principal amount of Claims beneficially owned by the Initial Holder on the Effective Date, which Affidavit must be received within 90 days after the Effective Date; and (ii) must maintain beneficial ownership of at least 100 shares of New WCG Common Stock received in the Plan. Forms of Affidavit will be mailed by WCG shortly following the Effective Date to each Initial Holder with the notice to be sent regarding the occurrence of the Effective Date. The Initial Holders and certain of their affiliated permitted transferees who satisfy these requirements are referred to herein as "Holders."

         "Rights Securities" include:

         o        New WCG Common Stock; or

         o equity securities of New WCG or its subsidiaries that entitle the holder to participate in dividends with the New WCG Common Stock or vote generally in the election of directors of New WCG; and

         o all other securities that are convertible into, exchangeable for or exercisable for such securities within five years after the issuance of such convertible, exchangeable or exercisable securities.

         "Rights Securities" do not include the following "Excluded Securities":

         o        securities issued as a dividend on the New WCG Common Stock;

         o securities issued pursuant to any exercise, conversion or exchange of securities or Rights issued by New WCG in compliance with the Rights Offering Agreement; or

         o securities issued to directors and officers of New WCG pursuant to management compensation plans or arrangements approved by a majority of the Independent Directors.

         Each Holder will have the right to participate in each Proposed Additional Issuance on the same terms as Leucadia, including investing in the same type and class of Rights Security and at the same price per Rights Security. Each Holder will have the option to purchase all, but not less than all, of its Initial Holder Percentage of the Rights Securities offered in the Proposed Additional Issuance. A Holder's "Initial Holder Percentage" will be determined by dividing such Holder's Pro Rata Share by the Pro Rata Shares of all Holders and Leucadia (calculated immediately prior to the consummation of such Proposed Additional Issuance).

         A Holder's "Pro Rata Share" is:

         o the number of shares of New WCG Common Stock issued to such Holder in the Plan, plus any shares of New WCG Common Stock issued to another affiliated Holder in the Plan which are subsequently acquired by the Holder, expressed as a percentage of

         o the total number of shares of New WCG Common Stock issued in the Plan.

         Leucadia's "Pro Rata Share" is:

         o the number of shares of New WCG Common Stock beneficially owned by Leucadia, including shares of New WCG Common Stock issuable upon the exercise, exchange or conversion of any New WCG securities, expressed as a percentage of

         o the total number of shares of New WCG Common Stock, including shares of New WCG Common Stock issuable upon the exercise, exchange or conversion of any New WCG securities.

         For example, if there were 200,000 shares of New WCG Common Stock issued in the Plan representing 90,000 shares issued to Leucadia and 10,000 shares issued to each of eleven Initial Holders, and assuming no shares traded hands thereafter and no new issuances of options, warrants or other convertible securities occurred, each Holder's Pro Rata Share would be 5.0% (i.e. 10,000 shares held by each Holder divided by the 200,000 shares issued in the Plan). Leucadia's Pro Rata Share would be 45% (i.e. 95,000 shares held by Leucadia divided by the 200,000 outstanding shares of New WCG Common Stock). Each Holder's Initial Percentage would also be 5% (i.e. 5% divided by the sum of 55% and 45%). Based on the above numbers, if New WCG were to effect a Proposed Additional Issuance of 100,000 shares of New WCG Common Stock during the Standstill Period, each Holder who properly delivers an election notice would be entitled to purchase 5,000 shares of New WCG Common Stock in such issuance. Assuming each Holder participated in such proposed Additional Issuance, the Holders would not be diluted by such issuance (i.e. each Holder would own 15,000 shares out of a total of 300,000 shares outstanding (5%) and Leucadia would own 135,000 shares out of a total of 300,000 shares outstanding (45%)).

         If the total amount of Rights Securities that New WCG desires to issue in a Proposed Additional Issuance is not fully subscribed by the Holders and Leucadia, then each Holder who properly delivered an election notice in connection with the Additional Proposed Issuance (each a "Purchasing Holder"), as well as Leucadia, will have the opportunity to participate in such excess amount for, in the case of any Purchasing Holder, all but not less than such Holder's Oversubscription Percentage of the excess securities. A Holder's "Oversubscription Percentage" will be determined by dividing such Purchasing Holder's Pro Rata Share (immediately prior to such Proposed Additional Issuance) by the Pro Rata Shares of all Purchasing Holders and Leucadia (immediately prior to such Proposed Additional Issuance). The terms of the sale of any excess securities shall be the same as the terms for the related Proposed Additional Issuance.

         Using the same numerical example as set forth above, if Leucadia and only seven of the 11 Holders exercised their rights to participate in the Proposed Additional Issuance, there would be 20,000 out of 100,000 unsubscribed for shares (i.e. seven Holders would subscribe for 5,000 shares each and Leucadia would subscribe for 45,000 shares out of a total of 100,000 shares). With respect to such excess shares, each Purchasing Holder's Oversubscription Percentage would be 6.25% (i.e. its 5% Pro Rata Share divided by 80% (the sum of the Pro Rata Shares of all such Purchasing Holders participating in the excess (35%) and Leucadia's Pro Rata Share (45%)). Thus, each Purchasing Holder who exercised its rights to purchase its Oversubscription Percentage would be entitled to purchase 1,250 shares of New WCG Common Stock out of the excess shares (i.e. 6.25% Oversubscription Percentage multiplied by 20,000 oversubscription shares). Leucadia would be entitled to purchase any Rights Securities not subscribed for by the participating Holders with respect to such excess shares.

                  Other Rights Securities

         If New WCG or its subsidiaries propose to issue any securities to Leucadia, other than Rights Securities and Excluded Securities, or enter into any financing arrangements with Leucadia (collectively, "Other Rights Securities") in a Proposed Additional Issuance (each an "Other Rights Securities Issuance") then each Holder who paid $25,000 for the right to participate ("Pay-to-Play Holders") in Other Rights Securities Issuances shall have the right to participate in such an issuance on the same terms as Leucadia, including investing in the same type and class of Other Rights Security and at the same price per Other Rights Security. Each Pay-to-Play Holder will have the option to purchase all, but not less than all, of the Other Rights Securities to be issued in any Other Rights Securities Issuance represented by its Initial Holder Percentage. A Pay-to-Play Holder's Initial Holder Percentage will be determined by dividing such Pay-to-Play Holder's Pro Rata Share by the Pro Rata Shares of all Pay-to-Play Holders and Leucadia.

         If the total amount of Other Rights Securities that New WCG desires to issue in an Other Rights Securities Issuance is not fully subscribed by the Pay-to-Play Holders and Leucadia, then each Pay-to-Play Holder who properly delivered an election notice in connection with the Other Rights Securities Issuance (an "Other Rights Purchasing Holder") and Leucadia will have the opportunity to participate in such excess amount for, in the case of any Other Rights Purchasing Holder, all but not less than such Pay-to-Play Holder's Oversubscription Percentage of the excess securities. A Pay-to-Play Holder's Oversubscription Percentage will be determined by dividing such Other Rights Purchasing Holder's Pro Rata Share (immediately prior to such Other Rights Securities Issuance) by the Pro Rata Shares of all Other Rights Purchasing Holders and Leucadia (immediately prior to such Other Rights Securities Issuance). The terms of the sale of any excess securities shall be the same as the terms for the related Other Rights Securities Issuance.

         2.       ACTUAL ISSUANCES

                  Rights Securities

         In connection with any actual issuance by New WCG of Rights Securities to Leucadia during the Standstill Period, other than pursuant to a public offering or a Proposed Additional Issuance (each an "Actual Additional Issuance"), New WCG shall use its best efforts to commence an offer of non-transferable rights (the "Rights") to acquire (at the per-security price paid by Leucadia) a set number of Rights Securities (the "Rights Offering").

         The number of Rights Securities each Holder will be entitled to purchase pursuant to its Rights will be:

         o the number of Rights Securities available for purchase by all Holders, multiplied by

         o a fraction, the numerator of which is the Holder's Pro Rata Share and the denominator of which is all Holders' Pro Rata Shares.

         All Holders collectively will be entitled to purchase:

         o that number of Rights Securities, up to the number of Rights Securities acquired by Leucadia in the Actual Additional Issuance, multiplied by

         o a fraction, the numerator of which is all Holders' Pro Rata Shares and the denominator of which is Leucadia's Pro Rata Share immediately prior to the Actual Additional Issuance.

         For example, if there were 200,000 shares of New WCG Common Stock issued in the Plan representing 90,000 shares issued to Leucadia and 10,000 shares issued to each of 11 Initial Holders and assuming no shares traded hands, and no options, warrants or convertible securities are outstanding, if New WCG issued 100,000 shares of New WCG Common Stock to Leucadia in an Actual Additional Issuance, New WCG would issue rights to all Holders entitling them to purchase collectively 122,222 shares of New WCG Common Stock (i.e. 100,000 shares issued to Leucadia multiplied by a fraction the numerator of which is all Holders' Pro Rata Shares of 55% (110,000 shares out of 200,000) and the denominator of which is Leucadia's Pro Rata Share of 45% (90,000 shares out of 200,000)). Each of the 11 Holders would be entitled to purchase 11,111 shares of such 122,222 shares of New WCG Common Stock (i.e. 122,222 multiplied by a fraction the numerator of which is each Holder's Pro Rata share of 5% and the denominator of which is all Holders' Pro Rata Shares of 55%). Assuming each Holder elected to exercise its Right to purchase 11,111 shares of New WCG Common Stock, the Holders would not be diluted by such Actual Additional Issuance (i.e. each Holder would own 21,111 shares out of a total of 422,222 shares outstanding (5%) and Leucadia would own 190,000 shares out of a total of 422,222 shares outstanding (45%)).

         Each Rights Offering will commence within 180 days after the consummation of any Actual Additional Issuance. The Rights will expire on a date to be fixed by New WCG, which date shall be not fewer than 30 days or more than 60 days after the commencement of the Rights Offering. After such expiration date, all unexercised rights shall be null and void.

         New WCG shall be entitled to postpone or suspend any Rights Offering at any time for a reasonable period of time not in excess of 90 days if the New WCG Board determines that the Rights Offering would materially interfere with financing plans of New WCG or require disclosure of information that could reasonably be expected to materially and adversely affect New WCG, but New WCG shall not be entitled to exercise this right more than twice or for more than 180 days in any twelve-month period.

                  Other Rights Securities

         New WCG will use its best efforts to provide Pay-to-Play Holders with Rights to acquire Other Rights Securities (at the per-security price paid by Leucadia) in connection with any Actual Additional Issuance of Other Rights Securities.

         The number of Other Rights Securities each Pay-to-Play Holder will be entitled to purchase pursuant to its Rights will be:

         o the number of Other Rights Securities available for purchase by all Pay-to-Play Holders, multiplied by

         o a fraction, the numerator of which is the Pay-to-Play Holder's Pro Rata Share and the denominator of which is all Pay-to-Play Holders' Pro Rata Shares.

         All Pay-to-Play Holders collectively will be entitled to purchase:

         o that number of Other Right Securities up to the number of Other Rights Securities acquired by Leucadia in the Actual Additional Issuance, multiplied by

         o a fraction, the numerator of which is all Pay-to-Play Holders' Pro Rata Shares and the denominator of which is Leucadia's Pro Rata Share immediately prior to the Actual Additional Issuance.

         Under no circumstances will any Holder (including a Pay-to-Play Holder) be entitled to any Rights or to participate in a Proposed Additional Issuance if the acquisition of Rights, Rights Securities or Other Rights Securities would constitute a transaction prohibited by the New WCG Charter. See Section XI.C.3, "Transfer Restrictions."

         3.       CO-SALE RIGHTS

         During the Standstill Period, each Holder will be entitled to participate (on a pro rata basis with the transferor and all other participating Holders, based on the percentage of New WCG Common Stock then owned by such Holder out of the total New WCG Common Stock owned by the transferor and all Holders participating in the sale, multiplied by the number of shares of New WCG securities to be sold in the sale) in any transfer by Leucadia of 33% or more of the shares of New WCG Common Stock (in one transaction or a series of related transactions) at the price per share and on terms on which Leucadia proposes to transfer its securities (other than in an Exempt Transaction).

         An "Exempt Transaction" shall mean:

         o a sale by Leucadia of securities in a public offering or to the public through a broker, dealer, or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act,

         o a transfer of securities to an affiliate of Leucadia who agrees to be bound by the Rights Offering Agreement, or

         o any dividend or other distribution of securities to shareholders, partners, or members of Leucadia who, in the case of any affiliate of Leucadia, agrees to be bound by the Rights Offering Agreement.

         Each Holder shall pay its own expenses in connection with such transfer and shall be obligated to join in any indemnification or other obligation that the transferor agrees to provide in connection with such transfer.

         Each Holder will be a third party beneficiary under the Rights Offering Agreement and will be subject to any and all limitations, restrictions and obligations therein. No Holder may assign or transfer any of its rights and obligations under the Rights Offering Agreement without the consent of New WCG and Leucadia.

         The foregoing summary of the Rights Offering Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Offering Agreement, attached as an exhibit hereto as noted above.

                                      XII.

            ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         The Debtors believe that the Plan affords holders of Claims and Equity Interests the greatest opportunity for realization on the Debtors' Assets and, therefore, is in the best interests of such holders. If the Plan is not confirmed, however, the theoretical alternatives include: (A) liquidation of the Debtors under chapter 7 of the Bankruptcy Code or (B) alternative plans of reorganization or liquidation under chapter 11 of the Bankruptcy Code.

A.       LIQUIDATION UNDER CHAPTER 7.

         As noted above, the Debtors believe that under the Plan each holder of Impaired Claims and Interests will receive property of a value not less than the value such holder would receive in a liquidation of the Debtors under chapter 7 of the Bankruptcy Code. The Debtors' belief is based primarily upon extensive consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of Claims and Interests, including, but not limited to (1) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a chapter 7 trustee and professional advisors to the trustee, including investment bankers, (2) the erosion in value of assets in a chapter 7 case in the context of the rapid liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail, (3) the adverse effects on the Debtors' businesses as a result of the likely departure of key employees, and (4) the reduction of value associated with a chapter 7 trustee's operation of the Debtors' businesses. The Debtors' belief is also based upon the liquidation analysis it prepared with the assistance of Blackstone, its financial advisors (annexed to this Disclosure Statement as Exhibit "D," the "Liquidation Analysis"). The Liquidation Analysis does not reflect the likely delay in distributions to holders of Claims and Interests in a liquidation scenario, which, if considered, would only further reduce the present value of any liquidation proceeds.

         The Debtors believe that any liquidation analysis is speculative as such an analysis is necessarily premised upon assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. Thus, there can be no assurance as to values that would actually be realized in a chapter 7 liquidation, nor can there be any assurance that a bankruptcy court would accept the Debtors' conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

         For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. This estimate is based solely upon a review of the Debtors' books and records and the Debtors' estimates as to additional Claims that might be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the case from chapter 11 to chapter 7. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Liquidation Analysis. In preparing the Liquidation Analysis, the Debtors have projected an amount of Allowed Claims that is at the lower end of a range of reasonableness such that, for purposes of the Liquidation Analysis, the largest possible liquidation dividend to holders of Allowed Claims and Interests can be assessed. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims and Interests under the Plan. The annexed Liquidation Analysis is provided solely to disclose to holders the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein.

         To the extent that Confirmation of the Plan requires the establishment of amounts for the chapter 7 liquidation value of the Debtors, funds available to pay Claims, and the reorganization value of the Debtors, the Bankruptcy Court will determine those amounts at the Confirmation Hearing.

B.       ALTERNATIVE PLAN OF REORGANIZATION OR LIQUIDATION.

         If the Plan is not confirmed, and is not consummated on or before October 14, 2002, there will be an event of default under the WCL Credit Agreement, which will entitle the Lenders thereunder to exercise their remedies under the

WCL Credit Documents, including the right to foreclose on substantially all of the assets of the Company, including all of the Company's cash, and all of WCG's ownership interests in WCL.

         The Debtors may be liquidated pursuant to the provisions of a chapter 11 liquidating plan. In liquidations under chapter 11, the Debtors' Assets could be sold in an orderly fashion over a more extended period of time than in liquidations under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distributions could result in lower present values received and high administrative costs. Because a trustee is not required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims and Equity Interests under a chapter 11 liquidation plan probably would be delayed substantially. Furthermore, since substantially all of the Debtors' assets are pledged to secure the Company's obligations under the WCL Credit Agreement, in the event of a chapter 11 liquidation, the Claims of the Lenders under the WCL Credit Agreement would have to be satisfied in full in Cash prior to any distribution being available to unsecured creditors. Thus, the Debtors believe that a chapter 11 liquidation would not produce Distributions as favorable as those under the Plan.

                                     XIII.

                         PROJECTED FINANCIAL INFORMATION

         The Company has prepared consolidated projected operating and financial results (the "Projections") for the years ending December 31, 2006, which are attached to this Disclosure Statement as Exhibit "E." The Projections include
(A) a pro-forma reorganized balance sheet at October 15, 2002, including estimated reorganization and fresh-start adjustments, (B) projected balance sheets at December 31, 2003, 2004, 2005 and 2006, (C) projected income statements for the fiscal years ended December 31, 2003, 2004, 2005 and 2006, and (D) projected statements of cash flows for the fiscal years ended December 31, 2003, 2004, 2005 and 2006.

THE PROJECTIONS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT "E" WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE COMPANY'S INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. EXCEPT FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE COMPANY DOES NOT PUBLISH PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. THE COMPANY AND NEW WCG DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THESE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE OF THIS DISCLOSURE STATEMENT OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY BELIEVES THAT THE PROJECTIONS ARE BASED ON ESTIMATES AND ASSUMPTIONS THAT ARE REASONABLE. THE ESTIMATES AND ASSUMPTIONS MAY NOT BE REALIZED, HOWEVER, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. NO REPRESENTATIONS CAN BE OR ARE MADE AS TO WHETHER THE ACTUAL RESULTS WILL BE WITHIN THE RANGE SET FORTH IN ITS PROJECTIONS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR MAY BE UNANTICIPATED, AND THEREFORE MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. SEE THE FOLLOWING SECTION XIV, "CERTAIN RISK FACTORS TO BE CONSIDERED."

                                      XIV.

                      CERTAIN RISK FACTORS TO BE CONSIDERED

         HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR



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INCORPORATED BY REFERENCE, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE
FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

         THESE RISK FACTORS CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, THE PRICES AT WHICH THE COMPANY CAN SELL ITS SERVICES, CURRENCY EXCHANGE RATE FLUCTUATIONS, THE DEVELOPMENT OF NEW TECHNOLOGIES, THE ECONOMIC DOWNTURN, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, TERRORIST ACTIONS OR ACTS OF WAR, OPERATING EFFICIENCIES, LABOR RELATIONS, ACTIONS OF GOVERNMENTAL BODIES, AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. NO PARTY, INCLUDING EITHER OF THE DEBTORS, WCL, OR NEW WCG, UNDERTAKES AN OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

A.       CERTAIN BANKRUPTCY CONSIDERATIONS.

         1.       REQUISITE LENDER CONSENTS HAVE NOT BEEN OBTAINED

         The Restructuring Agreement and the WCL Credit Agreement require that the New Investment (i.e., the investment envisioned by the Leucadia Investment Agreement) be satisfactory to the requisite number of Lenders. In addition, the requisite number of Lenders must approve the transactions contemplated by the TWC Settlement Agreement. The steering committee for the Lenders, the Debtors, and Leucadia have been in discussions concerning such consents, but no consents have yet been solicited or received from the requisite number of Lenders. The Debtors cannot assure that the requisite number of Lenders will provide the necessary consents. If they do not, the Plan cannot be confirmed and an Event of Default will occur under the WCL Credit Agreement, which will entitle the Lenders thereunder to exercise their remedies under the WCL Credit Documents, including the right to foreclose on substantially all of the assets of the Company, including all of the Company's cash and all of WCG's ownership interests in WCL.

         2.       RISK OF LIQUIDATION

         If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Cases will continue rather than be converted to chapter 7 liquidation cases, or that any alternative plan of reorganization would be on terms as favorable to holders of Claims and Equity Interests as the terms of the Plan. If a liquidation or protracted reorganization were to occur, the distributions to holders of Allowed Claims and Equity Interests could be drastically reduced. The Debtors believe that, in a liquidation under chapter 7, holders of Allowed Claims and Equity Interests would receive substantially less because of the inability in a liquidation to realize the greater going-concern value of the Debtors' Assets. In addition, administrative expenses of a chapter 7 trustee and the trustee's attorneys, accountants and other professionals would cause a substantial erosion of the value of any potential estate. Furthermore, certain Claims would arise by reason of the liquidation and from the rejection of unexpired leases and other executory contracts.

         3. RISK OF NON-CONFIRMATION OF THE PLAN; FEASIBILITY, BEST INTERESTS OF CREDITORS AND "CRAMDOWN"

         Certain holders of Claims and Equity Interests will receive no distribution under, and are therefore deemed to have rejected, the Plan. Accordingly, the Plan will not be confirmed unless the "cramdown" requirements of Bankruptcy Code section 1129(b) are met. Even if such requirements are met, however, the Bankruptcy Court, which can exercise substantial discretion, may determine that the Plan does not meet other requirements for confirmation under the Bankruptcy Code. For example, section 1129(a) requires, among other things, a demonstration that confirmation of the Plan will not be followed by the liquidation or need for the further financial reorganization of the Debtors, except as contemplated by the Plan, and that the value of distributions to creditors and equity security holders who vote to reject the Plan, or are deemed to have rejected the Plan, are not less than the value of distributions such creditors and equity security holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtors believe that the Plan will meet the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion.



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         4.       THE TWC SETTLEMENT AGREEMENT MAY NOT BE APPROVED; THE
                  CONDITIONS TO EFFECTIVENESS OF THE PLAN MAY NOT BE MET

         Numerous transactions must take place and events must occur in order for the TWC Settlement Agreement to become effective. See Section VI.B, "The TWC Settlement" above. Certain of these transactions and events are not exclusively within the control of the Debtors. Moreover, the Plan cannot be confirmed if the Bankruptcy Court does not approve the TWC Settlement Agreement and the related transactions and agreements. Significant conditions precedent to the consummation of the Plan, once confirmed, also exist. Accordingly, we cannot assure that the Plan will be confirmed or, if confirmed, will be consummated. If the Plan is not confirmed or consummated, we cannot assure that the Chapter 11 Cases will continue rather than be converted to chapter 7 liquidation cases, or that any alternative plan of reorganization would be on terms as favorable to holders of Claims and Equity Interests as the terms of the Plan. See "--Risk of Liquidation" above.

B.       RISKS RELATING TO NEW WCG'S FINANCIAL CONDITION.

         1.       HISTORICAL FINANCIAL INFORMATION WILL NOT BE COMPARABLE

         As a result of the consummation of the Plan and the transactions contemplated by the Plan, New WCG will operate the existing business of WCG and its subsidiaries under a new capital structure. In addition, New WCG will be subject to the fresh start accounting rules. See Section XIII, "Projected Financial Information." Accordingly, the financial condition and results of New WCG's operations from and after the Effective Date will not be comparable to the financial condition or results of operations reflected in the Company's historical financial statements.

         2.       GENERATION OF LOSSES EXPECTED TO CONTINUE

         The Company has failed to achieve an operating profit from its business operations for any year following its incorporation. In connection with the operation of the Company's business (including the build-out of the WCG Network), the Company has experienced significant operating and net losses and working capital deficits, including net losses totaling approximately $3.8 billion (including a charge for asset impairment of approximately $3 billion), $823 million, and $360 million, respectively, for the years ended December 31, 2001, December 31, 2000, and December 31, 1999. Further, the Company expects its business to continue to experience losses through 2002 and may not be able to achieve or sustain operating profitability in the future. Such continued operating losses could limit the ability to obtain the cash needed to expand the WCG Network, make interest and principal payments on the Company's debt or fund other business needs. Accordingly, even if the Plan is confirmed and consummated, there can be no assurance that New WCG will not experience losses.

         3.       LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS

         Although the Plan contemplates that all of WCG's non-contingent indebtedness will be exchanged for shares of New WCG Common Stock, New WCG will have significant leverage even after the Plan is consummated, including approximately $525 million of secured debt under the Restated Credit Agreement, obligations of approximately $145 million related to the purchase of the Headquarters Building from TWC, and approximately $55 million in other capital leases. Further, the Company's historical capital requirements have been significant and New WCG's future capital requirements could vary significantly and may be affected by general economic conditions, industry trends, performance, and many other factors that are not within New WCG's control. Historically, the Company has had difficulty financing its operations due, in part, to its significant losses, and there can be no assurance that New WCG will be able to obtain financing in the future. Even if the Plan is approved and consummated, there can be no assurance that New WCG will not experience losses. New WCG's ability to become profitable and generate cash flow will likely depend upon New WCG's ability to successfully implement its business strategy for the Network Business and Emerging Markets and meet or exceed the results forecasted in the projections. However, there can be no assurance that New WCG will be able to accomplish such results.

         4.       RESTRICTIONS IMPOSED BY INDEBTEDNESS

         The Restated Credit Agreement is expected to contain covenants that, among other things and subject to certain exceptions, will require New WCG to satisfy certain financial covenants and will limit the ability of New WCG to (a) incur additional indebtedness, (b) permit subsidiaries to issue debt and/or preferred stock, (c) pay dividends or make other restricted payments, (d) sell its assets, (e) enter into transactions with certain affiliates, (f) create liens, and (g) enter into sale and leaseback transactions. The ability of New WCG to comply with any of the foregoing provisions may be affected by events beyond its control. The breach of any of these covenants could result in a default or event of default under the Restated Credit Agreement, which may result in the entire principal balance becoming immediately due and payable. Further, after exiting chapter 11, New WCG may be at a competitive disadvantage as it may be more leveraged than certain of its competitors.

         Accordingly, these covenants and the potential for adverse affects upon New WCG's ability to finance future operations, potential acquisitions, capital needs or to engage in business activities that may be in its interest, may, among other things, hinder or prevent New WCG from (i) responding to changing business and economic conditions, (ii) engaging in transactions that might otherwise be considered beneficial and (iii) implementing its business plan.

         5. SUBSTANTIALLY ALL OF THE DEBTORS' ASSETS WILL BE SUBJECT TO SECURITY INTERESTS

         Substantially all cash, receivables and other assets of New WCG, including the WCG Network, will be subject to various liens and security interests. Of particular note, all of the Company's Cash will be pledged to secure obligations under the Restated Credit Agreement and any default thereunder will entitle the Lenders thereunder to exercise their remedies under the Restated Credit Documents, including the right of offset against such Cash. If a holder of a security interest becomes entitled to exercise its rights as a secured party, it would have the right to foreclose upon and sell or otherwise transfer the collateral subject to its security interest. Accordingly, the collateral would be unavailable to New WCG's creditors, except to the extent, if any, that the value of the affected collateral exceeds the amount of indebtedness in respect of which the foreclosure rights are exercised.

         6.       INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS

         The Projections attached as Exhibit "E" to this Disclosure Statement were developed by management in connection with the planning, negotiation and development of the Plan. The Projections are intended to illustrate the estimated effects of the Plan and certain related transactions on the results of operations, cash flow and financial position of New WCG for the periods indicated. The Projections are qualified by the introductory paragraphs thereto and the accompanying assumptions, and must be read in conjunction with such introductory paragraphs and assumptions, which constitute an integral part of the Projections. The Projections are based upon a variety of assumptions as set forth therein, and New WCG's future operating results are subject to and likely to be affected by a number of factors, including significant business, economic, regulatory and competitive uncertainties, many of which are beyond the control of New WCG. Accordingly, actual results may vary materially from those shown in the Projections.

         Management of New WCG believes that the industries in which New WCG will be operating are volatile due to numerous factors, including the risks described below at Subsection XIV.D, "Risks Relating to the Company's Businesses," all of which make accurate forecasting very difficult. Although it is not possible to predict all risks associated with the Projections and their underlying assumptions, there are some risks which management is presently able to identify. The Projections assume that all aspects of the Plan will be successfully implemented on the terms set forth in this Disclosure Statement and that the publicity associated with the bankruptcy proceeding contemplated by the Plan will not adversely affect New WCG's operating results. There can be no assurance that these two assumptions are accurate, and the failure of the Plan to be successfully implemented, or adverse publicity, could have a materially detrimental effect on New WCG's business, results of operations, and financial condition.

         Moreover, the Projections were not prepared with a view towards public disclosure or with a view towards complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. New WCG does not intend to update or otherwise revise its projections to reflect events or circumstances existing or arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events. In the view of New WCG's management, however, the Projections were prepared on a reasonable basis and represent a reasonable view of the expected future financial performance of New WCG and its subsidiaries after the Effective Date. Nevertheless, the Projections should not be regarded as a representation by the Company, the Debtors, New WCG, or any other person that the projections will be achieved and holders are therefore cautioned not to place undue reliance on the projected financial information contained in this Disclosure Statement.

         7.       RISKS TO COMPANY RELATING TO LEUCADIA INDEMNIFICATION
                  PROVISIONS

         As discussed in Section VI.C, "The Leucadia Investment Agreement," WCG and Leucadia have entered into certain indemnification obligations pursuant to the terms of the Leucadia Investment Agreement. Under these terms, WCG has agreed to indemnify Leucadia and its respective affiliates and representatives for any breach of WCG's representations, warranties, and covenants in the Leucadia Investment Agreement, so long as the closing of the transactions contemplated

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therein occur. WCG's indemnification obligations relating to breaches of its representations and warranties apply only to Leucadia's losses in excess of $1 million and in no event will WCG be required to indemnify Leucadia for over $150 million. There is no cap on WCG's liability to Leucadia for any breaches of its covenants. As also detailed in Section VI.C, WCG is also obligated to Leucadia for certain liquidated damages if certain events occur. Accordingly, if Leucadia were to assert a breach of any representations, warranties, or covenants, WCG may be obligated to materially indemnify Leucadia, which may, depending on the size of such indemnity and the timing, materially affect its liquidity and financial condition.

C.       RISKS RELATING TO THE COMPANY'S BUSINESSES.

         1.       TERMINATION OF STRATEGIC ALLIANCE WITH SBC

         The SBC Agreements are material to the Company and, as described in
Section III.C.3 of this Disclosure Statement, SBC possesses certain termination rights under such Agreements. See Section III.C.3, "The Company's Strategic Alliances and Relationships." As discussed in Section III.C.3, SBC has asserted that the Spin-Off constituted a change-in-control under the terms of the SBC Agreements and, accordingly, gave rise to a termination right by SBC. Although WCL and SBC have entered into a Tolling Agreement whereby the time in which SBC could assert its right to terminate the SBC Agreement was extended until April 17, 2003, SBC has not actually issued any formal notice of termination at this point. Nonetheless, as a result of SBC's assertion, it has been made a condition to the consummation of the Leucadia Investment Agreement that SBC provide a waiver of the change-of-control provisions relating to the Spin-Off and the Company's reorganization. The Company may not be able to obtain such a waiver or, as an alternative, obtain an order reasonably satisfactory to Leucadia that resolves SBC's termination rights, and in either such case the Plan may not become effective. See "--The Conditions to Effectiveness of the Plan May Not be Met." In addition, the Company may not be able to resolve this issue with SBC in a manner that is favorable to the Company, which may ultimately result in the termination of the SBC Agreements. Because SBC is a major customer of the Company, termination of the SBC Agreements would result in decreased revenues and increased marginal costs. The termination of the SBC Agreements by SBC could have a material adverse effect on New WCG's business, financial condition, and results of operations.

         2.       RISK OF TERMINATION OF OTHER MATERIAL CONTRACTS

         Some of the contracts that WCG's affiliates, including WCL, have with third parties include change of control or anti-assignment provisions giving the third party the right to terminate the contract. It is possible that such parties may assert that the transactions contemplated by the Plan, including the Leucadia Investment Agreement and the transfer of the ownership of WCL from WCG to New WCG, trigger such change of control or anti-assignment provisions, entitling the parties to terminate the relevant contracts. If these contracts are terminated or modified in a manner adverse to the Company, it could have a material adverse effect on New WCG's business, financial condition, and results of operations.

         3.       POSSIBILITY OF TERMINATION OF AGREEMENTS BY MCI

         MCI/WorldCom has filed its own chapter 11 bankruptcy case. In connection with this case, MCI may be able to reject some or all of its contracts with WCL. The MCI agreements are material to the Company and termination of some or all of its agreements would result in decreased revenues and increased marginal costs. The termination of the MCI Agreements by MCI/WorldCom could have a material adverse effect on New WCG's business, financial condition, and results of operations.

         4. HIGHLY COMPETITIVE INDUSTRY WITH PARTICIPANTS THAT HAVE GREATER RESOURCES

         As described in Section III, "General Information," New WCG's continued operations and viability are subject to significant competition from numerous sources and entities that may enjoy certain competitive advantages, including greater name recognition; greater financial, technical, marketing and other resources; a larger installed base of customers; well-established relationships with current and potential customers; more extensive knowledge of the high-volume long distance services industry; a greater international presence; and a greater local presence.

         5.       CONSOLIDATION WITHIN TELECOMMUNICATIONS INDUSTRY

         Consolidation of some of the major service providers and strategic alliances in the telecommunications industry occurred in response to the passage of the Telecommunications Act of 1996 and the World Trade Organization's Basic Telecommunications Agreement and continues to occur with the recent crisis in the industry. Further consolidation could lead to fewer larger-volume sales, reduced operating margins, and loss of market share. Similarly, strategic investments

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and alliances, such as BellSouth's equity interest in Qwest, Qwest's acquisition of US West, and Intermedia's alliance with Global One may also reduce New WCG's opportunities and increase competition.

         6.       PRICES FOR NETWORK SERVICES MAY DECLINE

         The prices that New WCG charges customers for network services could decline for the following reasons:

                  o installation by New WCG and its competitors, some of which are expanding capacity on their existing networks or developing new networks, of fiber and related equipment that provide substantially more transmission capacity than is needed;

                  o recent and future technological advances that enable substantial increases in, or better usage of, the transmission capacity of both new and existing fiber; and

                  o strategic alliances or similar transactions that increase the parties' purchasing power, such as purchasing alliances among RBOCs for long distance capacity.

         If prices for network services decline, New WCG may experience a decline in revenues that could have a material adverse effect on its operations.

         7. SERVICE INTERRUPTIONS MAY CAUSE A REDUCTION IN REVENUES AND/OR DAMAGE NEW WCG'S REPUTATION

         New WCG's operations depend on its ability to avoid and mitigate any damages from power losses, excessive sustained or peak user demand, telecommunications failures, network software flaws, transmission cable cuts or natural disasters. The failure of any equipment or facility on the WCG Network could result in the interruption of customer service until necessary repairs are made or until replacement equipment is installed. The WCG Network may also contain undetected design faults and software "bugs" that, despite testing, have not yet been discovered. Additionally, New WCG's ability to provide service to its customers would be interrupted if a carrier or other service provider to New WCG fails to provide the communications capacity that the Company has leased in order to provide such services to its customers. Many customers' communications needs will be extremely time sensitive, and delays in service delivery may cause significant losses to a customer using the WCG Network. If service is not restored in a timely manner, agreements with customers may obligate New WCG to provide credit or other remedies, which would reduce revenues. Service disruptions could also damage New WCG's reputation with customers, causing it to lose existing customers or have difficulty attracting new ones.

         8. COMMUNICATIONS TECHNOLOGY CHANGES VERY RAPIDLY, AND THE DEBTORS' TECHNOLOGY COULD BE RENDERED OBSOLETE

         New WCG expects that new products and technologies will emerge and that existing products and technologies, including voice transmission over the Internet and high-speed transmission of packets of data, will further develop. These new products and technologies may reduce the prices for services or they may be superior to, and render obsolete, the products and services offered, and the technologies used, by New WCG. As a result, the most significant competitors in the future may be new entrants to the market that would not be burdened by an installed base of older equipment. It may be very expensive to upgrade products and technology in order to continue to compete effectively. Future success depends, in part, on the ability to anticipate and adapt in a timely manner to technological changes, including wider acceptance and usage of voice transmission over the Internet.

         9. LIMITED OPPORTUNITIES FOR GROWTH IN MARKETS SERVED BY THE EMERGING MARKETS SEGMENT

         The Emerging Markets segment's primary business is the transmission of video and audio signals from live events to television networks and of advertisements to local television stations. The Company has significant market share in this area. However, these markets are growing slowly and are subject to increased competition as technology improves and new entrants seek to capture business through aggressive pricing for similar services. New WCG must successfully develop and deliver new service offerings to grow this area of its business.

         10.      DEPENDENCE ON A SMALL NUMBER OF CUSTOMERS

         The Company currently receives a large percentage of its revenues from a small number of customers. As a result, the loss of even a single or a few customers could have a material adverse effect on its business. There is no guarantee that these customers will continue to do business with New WCG.

         11.      DEPENDENCE ON A SMALL NUMBER OF VENDORS

         The Company currently depends on critical services and equipment from a small number of vendors. As a result, the loss of even a single or a few vendors could have a material adverse effect on its business. There is no guarantee that these vendors will continue to offer the services and equipment required by New WCG or that they will continue to do business with New WCG.

         12.      DEVELOPMENT OF EFFECTIVE BUSINESS SUPPORT SYSTEMS

         Developing effective business support systems is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Business support systems are needed for implementing customer orders for services and monthly billing for these services. Because the Company has grown rapidly and expects that New WCG will continue increasing the number and volume of products and services offered, New WCG needs to develop these business support systems in a timely manner to meet its customers' current and proposed new product and service requirements. The failure of new WCG to do so could have a material adverse effect on its business.

         13. INTERNATIONAL OPERATIONS AND INVESTMENTS EXPOSE NEW WCG TO RISKS THAT COULD HARM ITS BUSINESS

         The Company has and expects that New WCG will continue to have operations and investments in many different areas throughout the world, including North and South America, Europe and Asia, as well as rights to undersea cable capacity extending to other countries. Thus, New WCG is exposed to risks inherent in international operations, including:

                  o        general economic, social and political conditions;

                  o the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

                  o tax rates in some foreign countries may exceed those in the United States;

                  o foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls, or other restrictions;

                  o difficulties and costs of compliance with foreign laws and regulations that impose restrictions on investments and operations, with penalties for noncompliance, including loss of license and monetary fines;

                  o difficulties in obtaining licenses or interconnection arrangements on acceptable terms or at all; and

                  o changes in U.S. laws and regulations relating to foreign trade and investment.

         14.      CURRENCY EXCHANGE RATE FLUCTUATIONS

         The Company has international investments, primarily in Australia and South America, that could incur a permanent decline in value as a result of changes in foreign currency exchange rates and the economic conditions in foreign countries, which could affect New WCG's financial results.

         International operations also cause results of operations and the value of assets to be affected by exchange rates between the U.S. dollar and the currencies of other countries in which the Company has operations and assets. Fluctuations in foreign currency rates may adversely affect New WCG's earnings and the comparability of period-to-period results of operations.

         15.      CHANGES IN REGULATION

         As provided in Section III.C.5, "General Information -- Regulation," the communications business is subject to federal, state, local, and foreign regulations. Such regulation of the telecommunications industry is changing rapidly and will have lasting ongoing effects on New WCG's opportunities and business. Accordingly, future regulatory, judicial, or legislative activities could have a material adverse effect on New WCG's financial results.

         16. NEW WCG MUST ATTRACT AND RETAIN QUALIFIED EMPLOYEES TO ENSURE ITS GROWTH AND SUCCESS

         The competition for qualified personnel in the telecommunications industry is intense. New WCG believes that its growth and future success will depend in large part on its ability to attract and retain highly skilled and qualified personnel. Any inability in the future to hire, train and retain a sufficient number of qualified employees could impair New WCG's ability to manage and maintain its business and its customers' telecommunications infrastructures.

         17. RISKS ASSOCIATED WITH TELECOMMUNICATIONS-RELATED CUSTOMERS AND SUPPLIERS

         Many of the Company's customers and suppliers are in various telecommunications-related businesses, some of which have been adversely affected by recent unfavorable business trends in this industry. To the extent the credit quality of these customers and suppliers deteriorates, or if these customers or suppliers seek bankruptcy protection, New WCG's ability to collect its receivables, purchase supplies and ultimately, New WCG's operating results, may be adversely affected.

         18.      THE ECONOMIC DOWNTURN COULD ADVERSELY IMPACT DEMAND FOR
                  SERVICES

         In the last two years the general health of the U.S. economy has been declining, one consequence of which has been decreased capital spending by growing companies. The telecommunications industry, in particular, has been adversely affected by this decline. To the extent that the general economic health of the United States continues to decline or remains at its current levels, such companies may reduce expenditures for the services of New WCG. Any such continuing decline, or concern about such a continued decline, could delay decisions among certain of New WCG's customers to roll out services or could delay decisions by its prospective customers to make initial evaluations of services. These delays would have a material adverse effect on New WCG's business, prospects, operating results, and financial condition.

         19.      DELAYS IN PROVISIONING AND DELIVERING NETWORK SERVICES

         The Company has, in the past, experienced delays in provisioning and delivering network services, primarily due to delays in obtaining capacity from other providers, inadequate local connectivity, inadequate collocation space, and delays in receiving equipment from vendors. In some cases, the Company has depended on third parties to provide certain aspects of these services. As a result, the Company has experienced corresponding delays in its ability to convert backlog orders into revenue. New WCG could experience similar difficulties, which could have an adverse impact on the results of operations.

         20. NEED TO OBTAIN ADDITIONAL CAPACITY FROM OTHER PROVIDERS INCREASES COSTS

         The Company leases telecommunications capacity and obtains rights to use dark fiber from both long distance and local telecommunications carriers in order to extend the scope of its network. Any failure by these companies to provide timely service to New WCG would adversely affect its ability to serve its customers or increase its costs of serving its customers. Some agreements with other providers require the Company to pay amounts for services whether or not it uses those services. The Company entered into interconnection agreements with many domestic and foreign local telephone companies, but they are not always able to do so on favorable terms.

         Costs of obtaining local service from other carriers comprise a significant proportion of the operating expenses of long distance carriers, including the WCG Network segment. Similarly, a large proportion of the costs of providing international service consists of payments to other carriers. Changes in regulation, particularly the regulation of local and international telecommunication carriers, could indirectly but significantly affect the WCG Network segment's competitive position. These changes could increase or decrease New WCG's costs, relative to those of its competitors, of providing services.

D.       FACTORS AFFECTING THE VALUE OF SECURITIES TO BE ISSUED UNDER THE PLAN.

         1.       THE PLAN EXCHANGES SENIOR SECURITIES FOR JUNIOR SECURITIES

         If the Plan is confirmed and consummated, holders of Senior Redeemable Notes will receive shares of New WCG Common Stock. Thus, in agreeing to the Plan, holders of the Senior Redeemable Notes will be consenting to the exchange of their interests in a senior debt security, which has a stated interest rate, a repayment date and a liquidation preference over equity securities, for shares of New WCG Common Stock, which will be subordinate to all creditor claims.

         2.       RISKS OF ADDITIONAL ALLOWED UNSECURED CLAIMS

         Based on the Debtors' Schedules, the Debtors estimate that Allowed Other Unsecured Claims will not exceed $60 million in the aggregate. However, the Debtors have not completed their review and assessment of all Claims that have been filed. To the extent that additional Other Unsecured Claims become Allowed, those creditors will be entitled to receive a proportional share of the Unsecured Creditor Distribution, thereby reducing the amounts available to other holders of Allowed Claims in Classes 5 and 6. Since Leucadia is entitled to a fixed percentage of the New WCG Common Stock to be issued under the Plan, it does not share in this risk of dilution.

         3.       NO ESTABLISHED MARKET FOR NEW WCG COMMON STOCK; VOLATILITY IS
                  POSSIBLE

         No established market exists for the New WCG Common Stock. Although the Debtors currently intend to apply for quotation of the New WCG Common Stock as a Nasdaq National Market security by The Nasdaq Stock Market, there can be no assurance that the minimum requirements for quotation will be met, and even if such application is granted, that an active market for the New WCG Common Stock will develop or, if any such market does develop, that it will continue to exist. In addition, there can be no assurance as to the degree of price volatility in any market for the New WCG Common Stock that does develop. Moreover, the New WCG Common Stock will be issued pursuant to the Plan to holders of prepetition Class 4, 5 and 6 Claims, and some of these holders may prefer to liquidate their investment rather than to hold it on a long-term basis. Accordingly, it is anticipated that the market for the New WCG Common Stock will be volatile, at least for an initial period after the Effective Date.

         The valuation of New WCG Common Stock contained in this Disclosure Statement is not an estimate of the prices at which the New WCG Common Stock may trade in the market, and the Debtors have not attempted to make any such estimate in connection with the development of the Plan. In addition, the market price of the New WCG Common Stock may be subject to significant fluctuations in response to numerous factors, including variations in New WCG's consolidated annual or quarterly financial results or those of its competitors, changes by financial analysts in their estimates of the future earnings of New WCG, conditions in the economy in general or in the telecommunications industry in particular or unfavorable publicity. The stock market also has, from time to time, experienced significant price and volume fluctuations that have been unrelated to the operating performance of companies with publicly-traded securities. No assurance can be given as to the market prices for New WCG Common Stock that will prevail following the Effective Date.

         4. DIVIDENDS ARE NOT ANTICIPATED; PAYMENT OF DIVIDENDS IS SUBJECT TO RESTRICTION

         New WCG does not anticipate paying any dividends on the New WCG Common Stock in the foreseeable future. In addition, covenants in certain debt instruments to which New WCG will be a party will restrict the ability of New WCG to pay dividends and make certain other payments. Further, such restrictions on dividends may have an adverse impact on the market demand for New WCG Common Stock as certain institutional investors may invest only in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in the New WCG Common Stock.

         5. ONE OF THE NEW WCG SHAREHOLDERS WILL HAVE A SIGNIFICANT DEGREE OF INFLUENCE ON THE MATTERS PRESENTED TO SHAREHOLDERS

         One of the shareholders of New WCG will have a large enough ownership in New WCG to have a significant influence on the matters presented to its shareholders. In accordance with the Plan, Leucadia will own approximately 45% of the shares of New WCG Common Stock (although it will be limited to voting 33% of the shares of New WCG Common Stock during the Standstill Period or until such time as the restrictions on its voting terminate in accordance with the Stockholders Agreement). As a result, Leucadia may be able to have significant influence over matters requiring shareholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation, or sale of all or substantially all of New WCG's assets, and the control of New WCG's management and affairs. This concentration of ownership may delay, defer, or prevent a change in control of New WCG, impede a takeover or other business combination involving New WCG, or discourage a potential acquirer from making an offer to acquire New WCG Common Stock or otherwise attempting to obtain control of New WCG, any of which could cause the market price of New WCG Common Stock to decline.

                                       XV.

           FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN

A.       GENERAL.

         A description of certain federal income tax consequences of the Plan is provided below. This description is based on the Internal Revenue Code of 1986, as amended, the treasury regulations issued (in final or temporary form) thereunder and administrative determinations of the IRS in effect as of the date of this Disclosure Statement. Changes in these authorities, which may have retroactive effect, or new interpretations of existing authority may cause the federal income tax consequences of the Plan to differ materially from the consequences described below. Moreover, no rulings have been requested from the IRS and no legal opinions have been requested from counsel with respect to any tax consequence of the Plan. No tax opinion is given by this Disclosure Statement.

         This description does not cover all aspects of federal income taxation that may be relevant to the Debtors or holders of Claims. For example, the description provided below does not address issues of special concern to certain types of taxpayers, such as dealers in securities, life insurance companies, financial institutions, tax exempt organizations and foreign taxpayers, nor does it address tax consequences to holders of interests. The description, moreover, is limited to federal income tax consequences.

         For these reasons, the description that follows is not a substitute for careful tax planning and professional tax advice based upon the individual circumstances of each holder of a Claim or Equity Interest. Holders of Claims or Equity Interests are urged to consult with their own tax advisors regarding the federal, state, local and foreign tax consequences of the Plan.

B.       CONSEQUENCES TO THE DEBTORS.

         1.       CANCELLATION OF INDEBTEDNESS

         Under general tax principles, the Debtors would realize cancellation of debt ("COD") income to the extent that the Debtors are discharged from a Claim pursuant to the Plan in exchange for payment to the creditor of an amount of consideration in respect of a Claim that is worth less than the amount of such Claim. For this purpose, the amount of consideration paid to a creditor generally would equal the amount of cash and/or the fair market value of any Equity Interest or other property paid to such creditor. Because the Debtors will be in a bankruptcy case at the time they realize any COD income with respect to discharged Claims, the Debtors will not be required to include COD income in gross income, but rather will be required to reduce certain of their tax attributes after the close of the taxable year in which the COD income arose, by the amount of COD income so excluded. Under the general rules of section 108 of the Tax Code, the required attribute reduction would be applied first to reduce the Debtors' net operating loss carry-forwards ("NOLs") and then certain other tax attributes. Tax Code section 108(b)(5) provides an election pursuant to which the Debtors can elect to apply the required attribute reduction to first reduce the basis of their depreciable property to the extent of such basis, with any excess applied next to reduce their NOLs and then certain other tax attributes. The Debtors have not yet determined whether they will make the election under Tax Code section 108(b)(5). However, as described below, the Debtors are not expected to have any substantial tax attributes at the time that any such reduction applies.

         2.       TRANSFER OF ASSETS TO NEW WCG

         Pursuant to the Plan, on the Effective Date WCG will transfer substantially all of its assets (comprised principally of the membership interests of WCL) to New WCG in exchange for New WCG Common Stock, which WCG will then distribute, along with the single newly-issued share of its own common stock, to the Residual Trustee on behalf of the holders of Allowed Class 5 and 6 Claims. The Residual Trustee will immediately distribute the New WCG Common Stock and beneficial interests in the Residual Trust to those creditors in exchange for their Claims. As sole shareholder (on behalf of the holders of Allowed Class 5 and 6 Claims) of WCG, the Residual Trustee will then cause WCG to resolve and collect on the Residual Assets held by WCG and to wind up its affairs and liquidate, distributing the proceeds of such collection and winding-up to the holders of Allowed Class 5 and 6 Claims as the beneficial owners of WCG and the Residual Assets.

         Such a transfer of assets and distribution of stock and residual assets pursuant to the Plan constitutes a reorganization as described in section 368(a)(1)(G) of the Tax Code (a "G reorganization"), assuming that certain non-statutory requirements, such as the requirement that a reorganization have a business purpose and preserve continuity of proprietary interest, are satisfied. The Debtors believe that obtaining the benefits of incorporating New WCG in Nevada, and of permitting New WCG to operate the reorganized business unimpeded by concerns about the Residual Assets or Residual Claims, constitute such a business purpose. For purposes of G reorganizations, the corporation's creditors are considered to hold proprietary interests; accordingly, the Debtors believe that the receipt of the New WCG Common Stock by the holders of Allowed Class 4, 5 and 6 Claims will satisfy the requirements for continuity of proprietary interests.

         Assuming that the transfers and distributions described above constitute a G reorganization, (a) WCG will recognize no gain or loss with respect to those transactions, (b) WCG's taxable year will close on the Effective Date and it will begin a new taxable year on the day after the Effective Date, and (c) all of WCG's tax attributes existing on the Effective Date, including its NOLs and other loss and credit carryovers, will be transferred to New WCG as of the close of the Effective Date. Thus, any income recognized by WCG (and not excluded under section 108 of the Tax Code) in its tax year beginning on the day following the Effective Date (or subsequent tax years), during its winding-up, will not be protected by WCG's pre-Effective Date NOLs, but only by NOLs (if any) incurred following the Effective Date.

C.       CONSEQUENCES TO NEW WCG.

         1.       TRANSFER OF ASSETS FROM WCG

         Assuming, as described above, that the transfer of assets by WCG to New WCG constitutes a G reorganization, New WCG will recognize no gain or loss with respect to the receipt of such assets in exchange for its New WCG Common Stock. The assets -- principally the membership interest in WCL -- will have the same basis in New WCG's hands as they had in WCG's hands, and New WCG's holding period for those assets will include WCG's holding period. New WCG will also succeed to WCG's NOLs and other tax attributes upon the close of the Effective Date. Subject to the potential limitations on use imposed by section 382 (or section 269) of the Tax Code, as described below, those tax attributes will be available for New WCG's use to offset income in its tax year beginning on the day following the Effective Date, and subsequent tax years.

         2.       LIMITATION ON NET OPERATING LOSSES

         Section 382 of the Tax Code provides rules limiting the utilization of a corporation's NOLs following a more than 50% change in ownership of a corporation's equity (an "ownership change"). An ownership change will occur with respect to the reorganized WCG and its successor, New WCG, in connection with the Plan. Therefore, New WCG's NOLs will be limited by section 382 of the Tax Code, unless the Bankruptcy Exception (described below) applies to the transactions contemplated by the Plan. Unless the Bankruptcy Exception applies, the amount of post-ownership change annual taxable income of New WCG's consolidated group that can be offset by New WCG's pre-ownership change NOLs generally cannot exceed an amount equal to the product of (a) the fair market value of the New WCG Common Stock prior to the ownership changes (subject to various adjustments) multiplied by (b) the federal long-term tax-exempt rate in effect on the date of the ownership change (the "Annual Limitation"). The value of the New WCG Common Stock for purposes of this computation would reflect the increase, if any, in value resulting from any surrender or cancellation of any Claims in the Chapter 11 Cases. The U.S. federal long-term tax-exempt rate in effect for August 2002 is 5.46%. Accordingly, the Debtors estimate that, unless the Bankruptcy Exception is applicable, the Annual Limitation at the August 2002 rate would be approximately $39.6 million if the estimated enterprise value for New WCG is as described herein at Section IX.D, "Valuation of New WCG."

         Unless the Bankruptcy Exception is applicable, the Annual Limitation may also apply to limit New WCG's ability to utilize certain losses and deductions (other than its NOLs) that are generated and reportable after the Effective Date, but that are "built-in" as of the Effective Date.

         Section 382(l)(5) of the Tax Code (the "Bankruptcy Exception") provides that the Annual Limitation will not apply to limit the utilization of New WCG's NOLs if the New WCG Common Stock owned by those Persons who were shareholders of New WCG immediately before the ownership change, together with certain New WCG Common Stock received by certain holders of Allowed Claims pursuant to the Plan, comprise 50% or more of the value of all of the New WCG Common Stock outstanding immediately after the ownership change. New WCG Common Stock received by such holders will be included in the 50% calculation if, and to the extent that, such holders constitute "historic creditors." A "historic creditor" is a holder of an Allowed Claim that (a) was held by such holder since October 22, 2000 (the date that is 18 months before the date on which the Debtors filed their petition with the Bankruptcy Court) or (b) arose in the ordinary course of business and is held by the Person who at all times held the beneficial interest in such Allowed Claim. In determining whether the Bankruptcy Exception applies, certain holders of Allowed Claims that would own a de minimis amount of New WCG Common Stock pursuant to the Plan are presumed to have held their Claims since the origination of such Claims. In general, this de minimis rule applies to holders of Allowed Claims who would own directly or indirectly less than 5% of the total fair market value of New WCG Common Stock pursuant to the Plan. In order to preserve their potential applicability of the Bankruptcy Exception to New WCG's NOLs, the Debtors sought and received an injunction preventing certain transfers of Claims.

         New WCG could elect to not have the Bankruptcy Exception apply, in which event the Annual Limitation would apply.

         If the Bankruptcy Exception applies, a subsequent ownership change with respect to New WCG occurring within two (2) years after the Effective Date will result in the reduction of the Annual Limitation that would otherwise be applicable to the subsequent ownership change to zero. Thus, a subsequent ownership change within two years after the Effective Date would eliminate New WCG's ability to use its NOLs.

         In order to avoid a subsequent ownership change, the New Charter will contain a "5% Ownership Limitation," effective through 2014. This limitation will provide that any transfer of or agreement to transfer Corporation Securities prior to the Restriction Release Date shall be prohibited if either
(i) the transferor is a 5% Shareholder or (ii) to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (A) any person or group of persons shall become a 5% Shareholder, or (B) it constitutes a 5% Transaction. The Restriction Release Date is the earlier of the following dates: (I) the twelfth anniversary of the Effective Date, (II) the repeal, amendment or modification of section 382 of the Tax Code in such a way as to render the restrictions imposed by such section no longer applicable to New WCG, (III) the beginning of a taxable year of New WCG in which none of the anticipated tax benefits are available, and (IV) the date on which the limitation amount imposed by section 382 in the event of an ownership change of the Corporation, as defined in section 382, would not be materially less than the net operating loss carryforward or net unrealized built-in loss of the Corporation.

         The restrictions on transfer will not apply to:

         o        certain transactions approved by the New WCG Board;

         o an acquisition by Leucadia of shares of Corporation Securities which, as a percentage of the total shares outstanding, is not greater than the difference between 49% and the percentage of the total shares outstanding acquired by Leucadia or any of its subsidiaries in the Plan plus any additional Corporation Securities acquired by Leucadia and its subsidiaries;

         o a transfer of Corporation Securities by Leucadia on or prior to the second anniversary of Effective Date which, together with any transfers of Corporation Securities by Leucadia since the Effective Date, represent less than 15% of the issued and outstanding Corporation Securities at the time of the transfer;

         o a transfer or acquisition of Corporation Securities by Leucadia after the second anniversary of the Effective Date that would otherwise be a 5% Transaction, so long as such transaction and any other 5% Transactions consummated by Leucadia during the three years prior to the consummation of such transaction (and after the Effective Date), as a whole constitute less than 15% of the issued and outstanding Corporation Securities at the time of the transaction; and

         o a transfer or acquisition of Corporation Securities by any holder of Corporation Securities other than Leucadia that would otherwise be a 5% Transaction, so long as such transaction and any other 5% Transactions consummated by holders of Corporation Securities (other than Leucadia) during the three years prior to the consummation of such transaction (and after the Effective Date), as a whole constitute less than 15% of the issued and outstanding Corporation Securities at the time of the transaction.

         The purpose of the 5% Ownership Limitation is to reduce the risk that a change in the ownership of New WCG may result in the loss or reduction of federal income tax attributes of New WCG for purposes of sections 382 and 383 of the Tax Code. However, the implementation of the 5% Ownership Limitation also could have the effect of impeding an attempt to acquire a significant or controlling interest in New WCG and, as a practical matter, may make it impossible for a 5% Holder to pledge such securities on margin.

         Any transfer of shares of New WCG Common Stock that are subject to the 5% Ownership Limitation in violation of the requirements of the New Charter shall be null and void. The purported transferor shall remain the owner of such transferred shares and New WCG, as agent for the purported transferor, shall be authorized to sell such shares to an eligible transferee that is not subject to the 5% Ownership Limitation. The proceeds of any such sale shall be applied to reimburse New WCG for its expenses, then any remaining amounts shall be paid to reimburse the intended transferee for any payments made by the intended transferee to the transferor, and the remainder, if any, shall be paid to one or more organizations qualifying under section 501(c)(3) of the Tax Code.

         Although the Annual Limitation will not restrict the deductibility of New WCG's NOLs if the Bankruptcy Exception applies, New WCG's NOLs will nevertheless be reduced by any interest paid or accrued by New WCG during the three (3) taxable years preceding the taxable year in which the ownership change occurs and during the portion of the taxable year of the ownership change preceding the ownership change with respect to all Allowed Claims converted into New WCG Common Stock.

         3.       SECTION 269

         Pursuant to section 269(a)(1) of the Tax Code, the IRS may disallow a corporate tax benefit if the principal purpose for an acquisition of 50% or more (in vote or value) of the stock of a corporation (an "Applicable Stock Acquisition") is the evasion or avoidance of federal income tax by securing a corporate tax benefit that would not otherwise be available. Furthermore, pursuant to section 269(a)(2) of the Tax Code, the IRS may disallow a corporate tax benefit if the principal purpose for certain asset acquisitions ("Applicable Asset Acquisitions") is the evasion or avoidance of federal income tax by securing a corporate tax benefit that would not otherwise be available. On the Effective Date, more than 50% in value of the New WCG Common Stock will be issued to holders of Allowed Claims. Thus, in addition to the limitations on, and reductions in, the NOLs set forth in section 382 of the Tax Code, the IRS could assert that section 269(a)(1) of the Tax Code authorizes it to disallow deductions with respect to some or all of New WCG's NOLs if either the Plan or the incorporation of New WCG is determined to have been structured principally for tax avoidance purposes. This determination is primarily a question of fact.

         If the IRS were to assert section 269 of the Tax Code with respect to an Applicable Stock Acquisition or an Applicable Asset Acquisition, the taxpayer would have the burden of proof because the IRS's determination of a tax avoidance principal purpose is presumptively correct. If the taxpayer is unable to carry the burden of proving a principal purpose other than tax avoidance, the determination of a tax avoidance would stand.

         The regulations promulgated under section 269 of the Tax Code make clear that, in cases where the Bankruptcy Exception applies, there is a presumption that section 269(a)(1) of the Tax Code will disallow any deduction of the Debtors' NOLs if the Debtors do not carry on more than an insignificant amount of an active trade or business during and subsequent to the Chapter 11 Cases. The Debtors intend that New WCG will retain and continue to operate substantially all of its business. Accordingly, the Debtors do not believe that this presumption will apply to New WCG. However, if New WCG substantially reduces the amount of its business, the IRS, using hindsight, could attempt to apply the presumption to disallow New WCG's utilization of NOLs.

         Even though the presumption in the regulations should not apply, the IRS could assert that the principal purpose of the Plan and the transactions contemplated thereby is to enhance the ability of the reorganized Debtors to utilize their NOLs. This assertion can be negated by showing a significant business purpose (other than tax avoidance) for the Plan. Although New WCG will be required to carry the burden of proof with respect to this issue, the IRS has recognized that courts are generally reluctant to invoke section 269 of the Tax Code where a reasonable business purpose existed for the timing and form of the acquisition, even if the availability of NOLs was also a major consideration in the transaction. As noted above, the determination of whether tax avoidance is the principal motivation of a transaction is primarily a question of fact.

         The Debtors believe that, if the Plan were challenged by the IRS, New WCG could show that genuine business purposes existed for the implementation of the Plan and that federal tax avoidance was not the principal motivation for the Plan. Accordingly, the Debtors believe that section 269 of the Tax Code should not apply to the Plan. The Debtors believe that the acquisition of control of WCG and New WCG by certain holders of Allowed Claims pursuant to the Plan will be made for reasonable business purposes. The holders of Allowed Claims will be offered New WCG Common Stock because the Debtors cannot offer them sufficient cash and/or new debt instruments to preserve their investment in the Debtor. In light of business exigencies requiring the Debtors to satisfy most of the Allowed Claims with New WCG Common Stock, tax avoidance should not be considered the principal motivation for the Plan. Further, the Debtors believe that there are reasonable business purposes for the reincorporation of WCG as New WCG, a Nevada corporation, which will carry on the WCG business unhampered by any concerns relating to the Residual Assets or Residual Claims, which will be resolved by WCG pursuant to its liquidation process. Accordingly, the Debtors believe that section 269 should not apply.

         If, nevertheless, the IRS were to make an assertion that section 269 of the Tax Code applies to the Plan and such assertion were sustained, section 269 of the Tax Code would severely limit or even extinguish New WCG's ability to utilize its pre-ownership change NOLs. Due to the highly factual nature of this issue, there can be no assurance that the IRS would not prevail if it were to assert the application of section 269 of the Tax Code to the Plan.

D.       FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS.

         The tax consequences of the Plan to a holder of a Claim will depend, in part, on whether or not the Claim constitutes a "tax security" for federal income tax purposes, what type of consideration was received in exchange for the Claim, whether the holder is a resident of the United States for tax purposes, whether the holder reports income on the accrual or cash basis, whether the holder has taken a bad debt deduction or worthless security deduction with respect to the Claim and whether the holder receives distributions under the Plan in more than one taxable year. In some cases, the modification of a Claim may represent for tax purposes an exchange of the Claim for a modified Claim, even though no actual transfer takes place.

         1.       DEFINITION OF TAX SECURITIES

         There is no precise definition under the tax law of what constitutes a "tax security," and all facts and circumstances pertaining to the origin and character of a claim are relevant in determining its status. Nevertheless, courts generally have held that corporate debt obligations evidenced by written instruments with original maturities of ten years or more will be considered tax securities for this purpose. BASED ON THEIR ORIGINAL MATURITIES, IT IS LIKELY THAT THE 2000 NOTES WILL BE CONSIDERED TAX SECURITIES FOR THIS PURPOSE. BY CONTRAST, IT IS LESS CLEAR WHETHER THE 1999 NOTES AND THE SENIOR RESET NOTE WILL BE CONSIDERED TAX SECURITIES. IT IS LIKELY THAT OTHER UNSECURED CLAIMS IN RESPECT OF OTHER LIABILITIES WILL NOT BE CONSIDERED TAX SECURITIES FOR THIS PURPOSE.

         2.       HOLDERS OF CLAIMS CONSTITUTING TAX SECURITIES

         Under the terms of the Plan, holders of Allowed Claims constituting tax securities will receive New WCG Common Stock and WCG Common Stock, through their interests in the Residual Trust, in satisfaction of their Claims under the Plan. Some holders may also receive Lock-Up Consideration Shares pursuant to the Plan. Holders of Claims constituting tax securities generally will not recognize gain on the receipt of New WCG Common Stock and their interests in the Residual Trust. However, holders may recognize gain or loss with respect to subsequent distributions to them from the Residual Trust with respect to the liquidation of WCG. In addition, holders will recognize income to the extent of the value of any Lock-Up Consideration Shares received.

         Holders of Claims constituting tax securities that receive New WCG Common Stock and interests in the Residual Trust under the Plan in either partial or full satisfaction of their Claims generally will not be permitted to recognize any loss on the exchange.

         A holder's aggregate tax basis in the New WCG Common Stock and interests in the Residual Trust received under the Plan in respect of a Claim constituting a tax security -- aside from amounts allocable to interest -- generally will equal the holder's basis in the Claim. The holding period for any New WCG Common Stock and interests in the Residual Trust received in the exchange generally will include the holding period of the Claim surrendered.

         3.       HOLDERS OF CLAIMS NOT CONSTITUTING TAX SECURITIES

         Holders of Claims not constituting tax securities likely will recognize gain or loss equal to the amount realized under the Plan in respect of their Claims less their respective tax basis in those Claims. The amount realized for this purpose generally will equal the sum of the cash and the fair market value of any other consideration received under the Plan, including any New WCG Common Stock and interests in the Residual Trust. In addition, holders will recognize income to the extent of the value of any Lock-Up Consideration Shares received under the Plan.

         Any gain or loss recognized in the exchange will be capital or ordinary depending on the status of the Claim in the holder's hands. The holder's aggregate tax basis for any consideration received under the Plan generally will equal the amount realized. The holding period for any consideration received under the Plan generally will begin on the day following the receipt of that consideration.

E.       CERTAIN OTHER TAX CONSIDERATIONS FOR HOLDERS OF CLAIMS.

         1.       PRE-EFFECTIVE DATE INTEREST

         Holders of Claims not previously required to include in their taxable income any accrued but unpaid pre-Effective Date interest on a Claim may be treated as receiving taxable interest to the extent any consideration they receive under the Plan is allocable to such pre-Effective Date interest. Holders previously required to include in their taxable income any accrued but unpaid interest on a Claim may be entitled to recognize a deductible loss to the extent that such interest is not satisfied under the Plan.

         2.       REINSTATEMENT OF CLAIMS

         Holders generally should not recognize gain, loss or other taxable income upon the reinstatement of their Claims under the Plan. Taxable income, however, may be recognized by those holders if they are considered to receive interest, damages or other income in connection with the reinstatement or if the reinstatement is considered for tax purposes to involve a modification of the Claim.

         3.       BAD DEBT DEDUCTION

         A holder who, under the Plan, receives in respect of a Claim an amount less than the holder's tax basis in that Claim may be entitled in the year of receipt (or in an earlier year) to a bad debt deduction in some amount under section 166(a) of the Tax Code. The rules governing the timing and amount of bad debt deductions place considerable emphasis on the facts and circumstances of the holder, the obligor and the instrument with respect to which a deduction is claimed. Holders of Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.

         4.       INFORMATION REPORTING AND BACKUP WITHHOLDING

         Under the Tax Code's backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless that holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax. Holders of Claims may be required to establish exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

         THE ABOVE SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF ALLOWED CLAIMS AND EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PLAN.

                                      XVI.

           APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS

A.       GENERAL.

         No registration statement will be filed under the Securities Act, or any state securities laws with respect to the offer and distribution under the Plan of New WCG Common Stock. The Debtors believe that the provisions of section 1145(a)(1) of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from federal and state securities registration requirements.

B.       BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION REQUIREMENTS.

         1.       INITIAL OFFER AND SALE OF SECURITIES

         Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state securities laws if three principal requirements are satisfied:

         o the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan;

         o the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and

         o the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or principally in such exchange and partly for cash or property.

         The Debtors believe that the offer and sale of New WCG Common Stock under the Plan satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and, therefore, are exempt from registration under the Securities Act and state securities laws.

         2.       SUBSEQUENT TRANSFERS OF SECURITIES

         In general, all resales and subsequent transactions in New WCG Common Stock distributed under the Plan will be exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act, unless the holder thereof is deemed to be an "underwriter" with respect to such securities, an "affiliate" of the issuer of such securities or a "dealer." Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

         o Persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest ("accumulators");

         o Persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

         o Persons who offer to buy securities from the holders of such securities, if the offer to buy is (a) with a view to distributing such securities and (b) made under a distribution agreement; and

         o a Person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

         Under section 2(11) of the Securities Act, an "issuer" includes any "affiliate" of the issuer, which means any Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the issuer. Under section 2(12) of the Securities Act, a "dealer" is any Person who engages either for all or part of such person's time, directly or indirectly, as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person. Whether or not any particular Person would be deemed to be an "underwriter" or an "affiliate" with respect to any security to be issued pursuant to the Plan or to be a "dealer" would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed to be an "underwriter" or an "affiliate" with respect to any security to be issued pursuant to the Plan or to be a "dealer."

         SEC Rule 144 provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by "affiliates" of the issuer of such securities. Rule 144 allows a holder of unrestricted securities that is an affiliate of the issuer of such securities to sell, without registration, within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of (i) 1% of the number of outstanding securities in question and (ii) the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer. The Debtors believe that, pursuant to section 1145(c) of the Bankruptcy Code, New WCG Common Stock to be issued pursuant to the Plan will be considered unrestricted securities for purposes of Rule 144.

         In connection with prior bankruptcy cases, the staff of the SEC has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization are exempt from registration under the Securities Act if effected in "ordinary trading transactions." The staff of the SEC has indicated in this context that a transaction may be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:

         o either (A) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (B) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

         o the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto and documents filed with the SEC pursuant to the Exchange Act; or

         o the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arms-length negotiations between a seller and a broker or dealer, each acting unilaterally, and not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The Debtors have not sought the views of the SEC on this matter, and therefore, no assurance can be given regarding the proper application of the "ordinary trading transaction" exemption described above. Any Persons intending to rely on such exemption are urged to consult their own counsel as to the applicability thereof to any particular circumstances.

         GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN "AFFILIATE" OF NEW WCG OR AN "UNDERWRITER" WITH RESPECT TO THE NEW WCG COMMON STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NEW WCG COMMON STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN. THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

         3.       SUBSEQUENT TRANSFERS UNDER STATE LAW

         State securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for the owner's own account and subsequent transfers to institutional or accredited investors. Such exemptions generally are expected to be available for subsequent transfers of the New WCG Common Stock.

C.       CERTAIN TRANSACTIONS BY STOCKBROKERS.

         Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers effecting transactions in New WCG Common Stock prior to the expiration of 40 days after the first date on which such securities were bona fide offered to the public by New WCG or by or through an underwriter are required to deliver to the purchaser of such securities a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to such purchaser. In connection with prior bankruptcy cases, the staff of the SEC has taken so-called "no-action" positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was, and the reorganized debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act. The views of the SEC on this matter, however, have not been sought by the Debtors, and therefore, no assurance can be given regarding the possible consequences of noncompliance by stockbrokers with the disclosure statement delivery requirements of section 1145(a)(4) of the Bankruptcy Code. Stockbrokers are urged to consult their own counsel with respect to such requirements.

                                      XVII.

                          RECOMMENDATION AND CONCLUSION

         The Debtors believe that the confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all holders of Claims in voting Classes to vote to accept the Plan and to evidence their acceptance by duly completing and returning their ballots so that they will be received on or before the Voting Deadline.

DATED: AUGUST 12, 2002               RESPECTFULLY SUBMITTED,

                                          Williams Communications Group, Inc.


                                          By:  /s/ Scott E. Schubert
                                               -------------------------------
                                               Name: Scott E. Schubert
                                               Title: Chief Financial and
                                                      Corporate Services Officer


                                          CG Austria, Inc.


                                          By:  /s/ Scott E. Schubert
                                               ---------------------------------
                                               Name: Scott E. Schubert
                                               Title: Chief Financial and
                                                      Corporate Services Officer

                                                                       EXHIBIT A



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------X
IN RE                                         :
                                              :
WILLIAMS COMMUNICATIONS GROUP,                :       CHAPTER 11 CASE NO.
INC. AND CG AUSTRIA, INC.,                    :       02-11957 (BRL)
                                              :       (JOINTLY ADMINISTERED)
         DEBTORS.                             :
-----------------------------------------------X



--------------------------------------------------------------------------------
             SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
           OF WILLIAMS COMMUNICATIONS GROUP, INC. AND CG AUSTRIA, INC.
--------------------------------------------------------------------------------




                                      JONES, DAY, REAVIS & POGUE
                                      222 East 41st Street
                                      New York, New York  10017
                                      (212) 326-3939
                                      Corinne Ball, Esq. (CB - 8302)
                                      Erica M. Ryland, Esq. (ER - 2057)
                                      Counsel to the Debtors and
                                        Debtors in Possession

                                      KIRKLAND & ELLIS
                                      153 East 53rd Street
                                      New York, New York 10022-4675
                                      (212) 446-4800
                                      James H. M. Sprayregen, Esq.
                                      Richard L. Wynne, Esq.
                                      Counsel to the Official Committee of
                                         Unsecured Creditors

                                      SCHULTE ROTH & ZABEL LLP
                                      919 Third Avenue
                                      New York, New York 10022
                                      (212) 756-2000
                                      Michael L. Cook, Esq.
                                      Michael R. Littenberg, Esq.
                                      Counsel to Leucadia National Corporation



Dated: August 12, 2002

ARTICLE I         DEFINITIONS AND INTERPRETATION........................................................................1

         Section 1.1       Definitions..................................................................................1

         Section 1.2       Interpretation..............................................................................10

         Section 1.3       Application of Definitions and Rules of Construction Contained in the
                           Bankruptcy Code.............................................................................10

         Section 1.4       Other Terms.................................................................................10

         Section 1.5       Plan Schedules and Plan Documents...........................................................10

ARTICLE II        CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS..........................................10

         Section 2.1       No Classification of Administrative Claims and Priority Tax Claims..........................10

         Section 2.2       Treatment of Administrative Claims..........................................................10

         Section 2.3       Treatment of Priority Tax Claims............................................................11

         Section 2.4       Classification and Treatment of Claims and Equity Interests Classified......................12

         Section 2.5       Maximum Distribution........................................................................13

         Section 2.6       Lock-Up Noteholder Consideration............................................................13

         Section 2.7       Separate Classification of Claims...........................................................13

         Section 2.8       Classification Rules........................................................................14

         Section 2.9       Impairment Controversies....................................................................14

         Section 2.10      Confirmation Without Acceptance by All Impaired Classes.....................................14

         Section 2.11      Treatment of Executory Contracts and Unexpired Leases.......................................14

ARTICLE III       The TWC Settlement...................................................................................15

         Section 3.1       Implementation of TWC Settlement Agreement..................................................15

         Section 3.2       TWC Contributed Distribution................................................................15

         Section 3.3       Channeling Injunction.......................................................................15

ARTICLE IV        CONFIRMATION OF THE PLAN.............................................................................16

         Section 4.1       Conditions Precedent to Confirmation of the Plan............................................16

         Section 4.2       Conditions Precedent to the Occurrence of the Effective Date................................17

         Section 4.3       Waiver of Conditions........................................................................17

         Section 4.4       Effect of Confirmation of the Plan..........................................................17

ARTICLE V         MEANS FOR IMPLEMENTATION OF THE PLAN.................................................................21

         Section 5.1       Corporate Existence.........................................................................21

         Section 5.2       Governance..................................................................................21

         Section 5.3       The New Charter; New Bylaws, Amended Old WCG Charter and the Amended Old WCG
                           Bylaws......................................................................................22

         Section 5.4       Effectuating Documents......................................................................22

         Section 5.5       Transactions on the Effective Date..........................................................22

ARTICLE VI        PROVISIONS GOVERNING DISTRIBUTIONS AND FOR RESOLVING AND TREATING CONTESTED CLAIMS...................23

         Section 6.1       Powers and Duties of the Disbursing Agent...................................................23

         Section 6.2       Disbursing Agent/Residual Trustee...........................................................23

         Section 6.3       Means of Cash Payment.......................................................................23

         Section 6.4       Delivery of Distributions...................................................................23

         Section 6.5       Surrender of Notes, Instruments, and Securities.............................................23

         Section 6.6       Expenses Incurred On or After the Effective Date and Claims of the Disbursing
                           Agent and the Residual Trustee..............................................................24

         Section 6.7       Time Bar to Cash Payments...................................................................24

         Section 6.8       Exculpation of the Disbursing Agent.........................................................24

         Section 6.9       No Distributions Pending Allowance..........................................................24

         Section 6.10      Objection Deadline..........................................................................24

         Section 6.11      Prosecution of Objections...................................................................25

         Section 6.12      Estimation of Claims........................................................................25

         Section 6.13      Indenture Trustees as Claim Holder..........................................................25

ARTICLE VII       RETENTION OF JURISDICTION............................................................................25

         Section 7.1       Scope of Jurisdiction.......................................................................25

ARTICLE VIII      MISCELLANEOUS PROVISIONS.............................................................................26

         Section 8.1       Payment of Statutory Fees...................................................................26

         Section 8.2       No Interest or Attorneys' Fees..............................................................26

         Section 8.3       Modifications to the Plan...................................................................26

         Section 8.4       Revocation of Plan..........................................................................27

         Section 8.5       Exemption From Transfer Taxes...............................................................27

         Section 8.6       Setoff Rights...............................................................................27

         Section 8.7       Compliance with Tax Requirements............................................................27

         Section 8.8       Recognition of Guaranty Rights..............................................................27

         Section 8.9       Compliance With All Applicable Laws.........................................................27

         Section 8.10      Binding Effect..............................................................................27

         Section 8.11      Notices.....................................................................................27

         Section 8.12      Governing Law...............................................................................28

         Section 8.13      Severability................................................................................28

         Williams Communications Group, Inc., a Delaware corporation ("WCG") and CG Austria, Inc., a Delaware corporation ("CG Austria"), each as a debtor and debtor-in-possession (collectively, the "Debtors"), the official committee (the "Committee") of unsecured creditors appointed in the above-captioned chapter 11 cases (the "Chapter 11 Cases"), and Leucadia National Corporation, a New York corporation ("Leucadia") propose the following chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 DEFINITIONS.

         The capitalized terms used herein shall have the respective meanings set forth below:

     (1) "Adequate Protection Claim" means any and all claims of the Lenders or the Administrative Agent arising under paragraph 3 of the Cash Collateral Order.

     (2) "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent under the WCL Credit Documents, or any successor administrative agent.

     (3) "Additional Settlement Transactions" means execution, delivery and performance under the agreements annexed to the Settlement Agreement, other than the Leucadia Investment Agreement, the Leucadia Claims Purchase Agreement, and the Building Purchase Agreement.

     (4) "Administrative Claim" means a claim against a Debtor or its Estate arising on or after the Petition Date and prior to the Effective Date for a cost or expense of administration in the Chapter 11 Cases, that is entitled to priority or superpriority under sections 503(b), 507(a)(1), or 507(b) of the Bankruptcy Code, or paragraph 3 of the Cash Collateral Order including, without limitation, (a) such of the TWC Continuing Contract Claims that are against a Debtor or its Estate, and (b) the Indenture Trustee Fees.

     (5) "ADP Claims" means the Causes of Action of TWC against any Person arising from WCL's use or acquisition of the property described in that certain Amended and Restated Participation Agreement, dated as of September 2, 1998, among Williams Communications, Inc., State Street Bank and Trust Company of Connecticut, National Association, as trustee, and the other parties named therein.

     (6)  "Affiliate" means each direct and indirect subsidiary of WCG.

     (7)  "Allowed," when used

          (a) with respect to any Claim other than an Administrative Claim means any Claim that is not a Disallowed Claim and (i) to the extent it is not a Contested Claim as of the Effective Date; (ii) to the extent it may be set forth pursuant to any stipulation or agreement that has been approved by Final Order (including, but not limited to the Allowed Claim of the Lenders pursuant to the Cash Collateral Order);
          (iii) to the extent it is a Contested Claim as of the Effective Date, proof of which was filed timely with the Bankruptcy Court, and (A) as to which no objection was filed by the Objection Deadline, or (B) as to which an objection was filed by the Objection Deadline, to the extent allowed by a Final Order; or (iv) which otherwise becomes an Allowed Claim as provided herein or in the TWC Settlement Approval Order; and

          (b) with respect to an Administrative Claim, means an Administrative Claim that has become "Allowed" pursuant to the procedures set forth herein.

     (8) "Asset" means all of a Debtor's property, rights, and interests that are property of a Debtor's Estate pursuant to section 541 of the Bankruptcy Code.

     (9) "Available Proceeds" means the amount of Cash received at any time by WCG from its liquidation of Residual Assets, after the indefeasible payment in full in Cash of (a) all amounts outstanding under the Restated Credit Documents, (b) the reasonable costs and expenses associated with the liquidation (including, without limitation, the payment of any taxes, assessments, insurance premiums, repairs, legal fees and costs, rent, storage and sales commissions), and (c) if applicable, the reasonable costs and expenses associated with the Residual Trust as agreed to by the Administrative Agent.

     (10) "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code and as applicable to the Chapter 11 Cases.

     (11) "Bankruptcy Court" means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent any reference is made pursuant to section 157 of title 28 of the United States Code, the Bankruptcy Court unit of such District Court, or any court having competent jurisdiction to hear appeals or certiorari petitions therefrom, or any successor thereto that may be established by an act of Congress or otherwise, and that has competent jurisdiction over the Chapter 11 Cases.

     (12) "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

     (13) "Building Purchase Agreement" means the agreement dated as of July 26, 2002, annexed to the TWC Settlement Agreement, which shall be filed with the Bankruptcy Court as a Plan Document, pursuant to which, as a component of the TWC Settlement, WTC shall purchase the Building Purchase Assets from WHBC.

     (14) "Building Purchase Assets" means all of the real and personal property being acquired by WTC pursuant to the Building Purchase Agreement, including WCG's headquarters building.

     (15) "Building Purchase Collateral Documents" means the documents, instruments, agreements, and mortgages granting to WHBC a first lien and security interest in and to all Building Purchase Assets to secure payment of the Building Purchase Note, all of which shall be filed with the Bankruptcy Court as Plan Documents.

     (16) "Building Purchase Note" means each promissory note relating to WTC's purchase of the Building Purchase Assets, made payable (with full recourse) by WTC and New WCG (as co-issuers) and guaranteed by WCL, and in the form filed with the Bankruptcy Court as a Plan Document.

     (17) "Business Day" means any day except Saturday, Sunday, or a "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

     (18) "Cash" means legal tender of the United States of America.

     (19) "Cash Collateral Order" means that certain order entered by the Bankruptcy Court on May 17, 2002, authorizing the Debtors' limited use of the Lenders' cash collateral.

     (20) "Causes of Action" means all rights, claims, causes of action, defenses, debts, demands, damages, obligations, and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto, including, without limitation, causes of action arising under chapter 5 of the Bankruptcy Code or similar state statutes.

     (21) "Channeling Injunction" has the meaning set forth in Section 3.3. herein.

     (22) "Chapter 11 Cases" has the meaning set forth in the introductory paragraph of the Plan.

     (23) "Claim" means any Cause of Action against a Debtor or its Estate arising prior to the Petition Date.

     (24) "Class 5/6 Channeled Actions" means all Causes of Action of holders of Class 5 Senior Redeemable Notes Claims and Class 6 Other Unsecured Claims, acting in such capacity, against a TWC Released Party or a WCG Indemnitee (except for Causes of Action to enforce any obligation of a TWC Released Party or WCG Indemnitee under the Plan, a Plan Document, or the TWC Settlement Agreement) that is based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Effective Date.

     (25) "Class 5 Ballot Disapproval" means the receipt of Ballots from holders of a majority in number or more than one-third in amount of Allowed Class 5 Claims indicating that such holders disapprove of the issuance of Lock-Up Consideration Shares to Lock-Up Noteholders.

     (26) "Collateral" means any Asset subject to a lien.

     (27) "Committee" has the meaning set forth in the introductory paragraph of the Plan.

     (28) "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket with respect to the Chapter 11 Cases and all other conditions to confirmation of the Plan set forth herein have been satisfied or waived.

     (29) "Confirmation Hearing" means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider confirmation of the Plan.

     (30) "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan in form and substance acceptable to the Proponents, TWC, and the Administrative Agent.

     (31) "Contested," when used with respect to a Claim, means a Claim (a) that is not listed in the Schedules; (b) that is listed in the Schedules, but was scheduled as (i) disputed, contingent, or unliquidated (whether in whole or in part); or (ii) undisputed, liquidated, and not contingent if a proof of claim has been filed with the Bankruptcy Court (but only to the extent the proof of claim is of a different nature than (i.e., secured, unsecured, priority, administrative, etc.), or exceeds the amount of, the Claim listed in the Schedules); or (c) as to which an objection has been filed before the Objection Deadline, provided, that a Claim that is Allowed by Final Order or pursuant to the Plan shall not be a Contested Claim.

     (32) "Debtors" has the meaning set forth in the introductory paragraph of the Plan.

     (33) "Declaration of Trust" means the declaration of trust to be executed and delivered by WCG and accepted by the Residual Trustee on the Effective Date in substantially the form filed by the Debtors with the Bankruptcy Court as a Plan Document.

     (34) "Disallowed," when used with respect to a Claim, means a Claim that has been disallowed by a Final Order.

     (35) "Disbursing Agent" means New WCG or another entity appointed by New WCG to act as Disbursing Agent hereunder.

     (36) "Disclosure Statement" means the disclosure statement with respect to the Plan, together with all exhibits and annexes thereto and any amendments or modifications thereof, as approved by the Bankruptcy Court as containing adequate information in accordance with section 1125 of the Bankruptcy Code.

     (37) "Distribution Date" means, with respect to a particular Claim, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim.

     (38) "Effective Date" means the date upon which the transactions contemplated herein are consummated, which shall be a Business Day selected by the Debtors, with the consent of the Proponents, TWC, and the Administrative Agent, after the first Business Day (a) which is ten (10) days after the Confirmation Date, (b) on which the Confirmation Order is not stayed, and (ii) on which all conditions to the entry of the Confirmation Order and the occurrence of the Effective Date have been satisfied or waived as provided herein.

     (39) "Equity Interest" means any share or other instrument evidencing a stock ownership interest in a Debtor, whether or not transferable or denominated "stock", or similar security, and any options, warrants, convertible security, or other rights to acquire such shares or other instruments, or any legal, equitable, or contractual Claim arising therefrom, including but not limited to Claims arising from rescission of the purchase or sale of an Equity Interest, for damages arising from the purchase or sale of an Equity Interest, or for reimbursement or contribution on account of such claim.

     (40) "Estate" means the estate of a Debtor created pursuant to section 541 of the Bankruptcy Code.

     (41) "Estate Causes of Action" means all Causes of Action of the Estates against any Person.

     (42) "Fee Application" means an application or other request for compensation or reimbursement of expenses incurred in connection with the Chapter 11 Cases of a Professional Person under sections 328, 330, or 503 of the Bankruptcy Code.

     (43) "Fee Claim" means a Claim under sections 328, 330, or 503 of the Bankruptcy Code for compensation and reimbursement of expenses incurred in connection with the Chapter 11 Cases.

     (44) "Final Order" means (a) an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or other proceedings for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or, (b) in the event that an appeal, petition for certiorari, or motion for reargument or rehearing has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or other proceedings for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 7024 of the Bankruptcy Rules may be filed with respect to such order.

     (45) "Indenture Trustees" means Wells Fargo Bank, National Association, as successor to The Bank of New York, as trustee pursuant to the Senior Reset Note Indenture, and Wilmington Trust Company, as successor to The Bank of New York, as trustee pursuant to the Senior Redeemable Notes Indenture.

     (46) "Indenture Trustee Charging Lien" means any lien or other priority in payment to which the Indenture Trustees are entitled (pursuant to the Senior Reset Note Indenture or the Senior Redeemable Notes Indenture, respectively, or otherwise) against distributions to be made to the holders of Senior Reset Note Claims and Senior Redeemable Notes Claims for the payment of any Indenture Trustee Fees.

     (47) "Indenture Trustee Fees" means the reasonable compensation, fees, expenses, disbursements, advances and indemnity claims, including, without limitation, attorneys' and agents' fees, expenses, and disbursements, incurred by the Indenture Trustees, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan and the occurrence of the Effective Date.

     (48) "Leucadia" has the meaning set forth in the introductory paragraph of the Plan.

     (49) "Leucadia Claims Distribution" means shares of New WCG Common Stock which shall be issued to Leucadia pursuant to the TWC Settlement Agreement and the Plan in respect of the TWC Assigned Claims, in an amount that is equal to the difference between (a) 24.55% of the New Equity and (b) one half of the percentage of New Equity issued to holders of Liquidated Securities Holder Claims, if any, from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures.

     (50) "Leucadia Claims Purchase Agreement" means that certain Purchase and Sale Agreement dated as of July 26, 2002, by and between TWC and Leucadia annexed to the TWC Settlement Agreement, which shall be filed with the Bankruptcy Court as a Plan Document, pursuant to which, as a component of the TWC Settlement, Leucadia has agreed to purchase, and TWC has agreed to sell, certain rights associated with the TWC Assigned Claims for $180 million in Cash.

     (51) "Leucadia Investment Agreement" means that certain Investment Agreement dated as of July 26, 2002, by and between WCG and Leucadia (together with certain other documents and agreements executed in connection therewith) annexed to the TWC Settlement Agreement, which shall be filed with the Bankruptcy Court as Plan Documents, pursuant to which, as a component of the TWC Settlement, Leucadia has agreed to make the New Investment.

     (52) "Leucadia Investment Distribution" means 20.45% of the New Equity, which shall be issued to Leucadia pursuant to the Leucadia Investment Agreement in exchange for the New Investment.

     (53) "Lenders" means the "Lenders" as such term is defined under the WCL Credit Agreement.

     (54) "Liquidated Securities Holder Claim" means a Securities Holder Claim that becomes entitled to recovery from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures.

     (55) "Lock-Up Consideration Shares" means 5% of the Unsecured Creditor Distribution that is not allocable to holders of Allowed Class 6 Other Unsecured Claims.

     (56) "Lock-Up Noteholder Shares" means, with respect to a particular Lock-Up Noteholder, the Lock-Up Consideration Shares multiplied by a fraction, the numerator of which is the aggregate principal amount of Senior Redeemable Notes listed on such Lock-Up Noteholder's signature page to the Restructuring Agreement, and the denominator of which is the aggregate principal amount of Senior Redeemable Notes listed on all of the signature pages to the Restructuring Agreement of all of the Lock-Up Noteholders.

     (57) "Lock-Up Noteholders" means the holders of Senior Redeemable Notes who signed the Restructuring Agreement on or before April 22, 2002.

     (58) "New Bylaws" means the Bylaws of New WCG substantially in the form filed as a Plan Document.

     (59) "New Charter" means the Certificate of Incorporation for New WCG substantially in the form filed as a Plan Document.

     (60) "New Equity" means the shares of New WCG Common Stock to be issued under the Plan.

     (61) "New Investment" means the purchase of New WCG Common Stock by Leucadia for $150 million in Cash pursuant to the Leucadia Investment Agreement.

     (62) "New WCG" means a corporation that is to be incorporated under the laws of the State of Nevada and pursuant to the Plan.

     (63) "New WCG Common Stock" means shares of fully paid and non-assessable Class A common stock of New WCG, par value $0.01 per share.

     (64) "New WCG Guarantee" means the guarantee by New WCG of WCL's obligations under the Restated Credit Documents, in substantially the form filed as a Plan Document.

     (65) "Objection Deadline" means the deadline for filing objections to Claims as set forth in Section 6.10 of the Plan.

     (66) "Old WCG" means WCG on and after the Effective Date.

     (67) "Other Secured Claim" means any Secured Claim that is not a Prepetition Secured Guarantee Claim.

     (68) "Other Unsecured Claim" means any Claim that is not an Administrative Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a Secured Claim, a TWC Assigned Claim, a Senior Redeemable Notes Claim, a Subordinated Claim, or a Claim held by an Affiliate.

     (69) "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

     (70) "Petition Date" means April 22, 2002, the date on which the Chapter 11 Cases were commenced.

     (71) "Plan" means this chapter 11 plan, the Plan Schedules, the Plan Documents, and all supplements, appendices, and schedules thereto, either in their present form or as any of them may be amended, restated, or modified from time to time, as permitted herein and by the TWC Settlement Agreement.

     (72) "Plan Documents" means the documents that aid in effectuating the Plan specifically identified herein, including but not limited to, the New Charter, the New Bylaws, the Plan Schedules, the TWC Settlement Agreement, the Building Purchase Agreement, the Building Purchase Collateral Documents, the Building

          Purchase Note, the Leucadia Investment Agreement, and the Leucadia Claims Purchase Agreement, each in the form filed with the Bankruptcy Court pursuant to Section 5.4 of the Plan.

     (73) "Plan Schedules" means the schedules to the Plan in the form filed as a Plan Document.

     (74) "Prepetition Secured Guarantee" means, collectively, the guarantees of WCL's obligations under the WCL Credit Agreement (a) by WCG pursuant to Article 9 of the WCL Credit Agreement; and (b) by CG Austria pursuant to that certain Subsidiary Guarantee Supplement dated November 3, 1999.

     (75) "Prepetition Secured Guarantee Claim" means a Claim with respect to the Prepetition Secured Guarantee.

     (76) "Pre-Spin Services Agreement" means the Administrative Services Agreement, dated September 30, 1999, by and between certain of the TWC Entities, WCG, and certain of the Affiliates.

     (77) "Pre-Spin Services Claims" means all Causes of Action of the TWC Entities against any Person arising under the Pre-Spin Services Agreement.

     (78) "Priority Non-Tax Claim" means any Claim accorded priority in right of payment under section 507(a)(3), (4), (5), (6), or (7) of the Bankruptcy Code.

     (79) "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     (80) "Professional Person" means a Person retained or to be compensated pursuant to sections 327, 328, 330, 503(b), or 1103 of the Bankruptcy Code.

     (81) "Proponents" means the Debtors, the Committee, and Leucadia.

     (82) "Pro Rata Share" means the proportion that the amount of an Allowed Claim bears to the aggregate amount of all Claims in Classes 5 and 6, including Contested Claims, but not including Disallowed Claims.

     (83) "Released Lender Parties" means the Administrative Agent, the Lenders, the other Agents (as defined in the WCL Credit Agreement) and the Issuing Banks (as defined in the WCL Credit Agreement), and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors, and agents, acting in such capacity.

     (84) "Reorganized CG Austria" means CG Austria, from and after the Effective Date.

     (85) "Residual Assets" means, with the exception of any Causes of Action against or equity interests in any Affiliate, any and all Assets of WCG, including, but not limited to, any and all Causes of Action against any Person other than an Affiliate.

     (86) "Residual Claims" means the Claims assigned to the Residual Trust pursuant to the provisions herein, but only to the extent the amount of such assigned Claims exceeds the value, as of the Effective Date, of the New WCG Common Stock distributed to the Residual Trust.

     (87) "Residual Share" means the authorized capital stock of Old WCG, which shall consist of a single share of common stock, $0.01 par value.

     (88) "Residual Trust" means the grantor trust to be created on the Effective Date to hold the equity interests in Old WCG for the benefit of holders of Allowed Claims in Classes 5, and 6.

     (89) "Residual Trustee" means the Person appointed by the Administrative Agent pursuant to the Declaration of Trust to serve as trustee of the Residual Trust.

     (90) "Restated Credit Agreement" means the WCL Credit Agreement as amended or amended and restated in a manner that is consistent with the requirements of Section 2 of the Restructuring Agreement, in the form filed as a Plan Document.

      (91) "Restated Credit Documents" means the WCL Credit Documents and all other agreements, instruments and documents executed in connection therewith, each as may be amended or amended and restated in a manner that is consistent with the requirements of Section 2 of the Restructuring Agreement, in the form filed as a Plan Document.

      (92) "Restated Guarantee" means the Prepetition Secured Guarantee as amended or amended and restated pursuant to the Plan and the Restated Credit Agreement.

      (93) "Restructuring Agreement" means that certain agreement, dated as of April 19, 2002, among the Debtors, WCL, certain Affiliates, the Lenders who are signatories thereto, and the holders of Senior Redeemable Notes Claims who are signatories thereto, a copy of which agreement was attached as an Exhibit to the Debtors' disclosure statement dated May 20, 2002.

      (94) "SBC" means SBC Communications, Inc., and each of its direct an indirect subsidiaries.

      (95) "SBC Authorization" means either the SBC Consent or an order of a court of competent jurisdiction in form and substance reasonably satisfactory to Leucadia and WCG providing that SBC does not and will not have a right to terminate the Master Alliance Agreement between SBC and WCL dated February 12, 1999, by reason of (a) the transactions contemplated by the Leucadia Investment Agreement and the Leucadia Claims Purchase Agreement; (b) the transactions contemplated by the Plan; and (c) the Spin-Off.

      (96) "SBC Consent" means the consent by SBC to (a) the transactions contemplated by the Leucadia Investment Agreement and the Leucadia Claims Purchase Agreement; (b) the transactions contemplated by the Plan; and (c) the Spin-Off, in form and substance reasonably satisfactory to the Committee, Leucadia, and WCG.

      (97) "Schedules" means the Debtors' schedules of assets and liabilities and the statements of financial affairs on file with the Bankruptcy Court pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statements have been or may be supplemented or amended from time to time.

      (98) "Secured Claim" means (a) a Claim secured by a lien on any Asset, which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law, but only to the extent of the value of the Collateral that secures payment of the Claim; (b) a Claim that is subject to a valid right of setoff under section 553 of the Bankruptcy Code; and (c) a Claim Allowed under the Plan as a Secured Claim.

      (99) "Securities Holder" means all current and former holders of securities issued by the WCG Entities (and all options, agreements, and derivatives thereof) acting in such capacity, provided, however, that "Securities Holder" shall not include holders of Allowed Claims in Classes 5 and 6 under the Plan, acting in such capacity.

      (100) "Securities Holder Channeled Action" means any Cause of Action of a Securities Holder against a WCG Indemnitee that is based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Effective Date.

      (101) "Securities Holder Channeling Fund" means (a) the right to receive up to 2% of the New WCG Common Stock (on a fully-diluted basis), to the extent that holders of Securities Holder Channeled Actions become entitled to receive such stock pursuant to the Securities Holder Channeling Fund Distribution Procedures; and/or (b) any recoveries that can be obtained from officer/director liability insurance policies of the Company that cover officers and directors of the Company or the Company's obligation to indemnify its officers and directors.

      (102) "Securities Holder Channeling Fund Distribution Procedures" means the procedures set forth in a Plan Document for distributions from the Securities Holder Channeling Fund providing, among other things, that all recoveries from the Securities Holder Channeling Fund shall be pro rata based on the ratio that a particular Liquidated Securities Holder Action bears to all Liquidated Securities Holder Claims.

      (103) "Senior Redeemable Note" means any note issued by WCG pursuant to the Senior Redeemable Notes Indenture.

      (104) "Senior Redeemable Notes Claim" means any Claim that is not a Subordinated Claim and that arises under or in connection with a Senior Redeemable Note or the Senior Redeemable Notes Indenture.

      (105) "Senior Redeemable Notes Indenture" means, collectively, (a) that certain indenture pertaining to those certain 10.70% senior redeemable notes due 2007 and 10.875% senior redeemable notes due 2009 issued, respectively, in the aggregate principal amounts of $500 million and $1.5 billion, dated as of October 6, 1999 (as subsequently amended, restated, modified or otherwise supplemented), between WCG, as Issuer and The Bank of New York, as Trustee; and (b) that certain indenture pertaining to those certain 11.70% senior redeemable notes due 2008 and 11.875% senior redeemable notes due 2010 issued, respectively, in the aggregate principal amounts of $575 million and $425 million, dated as of August 8, 2000 (as subsequently amended, restated, modified or otherwise supplemented), between WCG, as Issuer, and The Bank of New York, as Trustee.

      (106) "Senior Reset Note" means that certain 8.25% senior reset note due 2008 in the original principal amount of $1.5 billion, issued by WCG to WCG Note Trust pursuant to the Senior Reset Note Indenture.

      (107) "Senior Reset Note Claim" means any Claim that arises under or in connection with the Senior Reset Note or the Senior Reset Note Indenture.

      (108) "Senior Reset Note Indenture" means that certain indenture dated as of March 28, 2001 (as subsequently amended, restated, modified or supplemented), between WCG as Issuer and the United States Trust Company of New York as Trustee, pursuant to which WCG issued the Senior Reset Note to WCG Note Trust.

      (109) "Single Holder" means (a) any individual or group of individuals which would, if such individual or group owned 5% or more of stock, be a "5-percent shareholder" of New WCG Common Stock (other than a "public group") pursuant to Treasury Regulations Section 1.382-2T(g) (including indirectly through family members or interests in corporations, partnerships, trusts, or other entities which directly own New WCG Common Stock, pursuant to Treasury Regulations Section 1.382-2T(h)), but treating any options to acquire New WCG Common Stock as exercised only if such exercise would result in treating the individual or group as a "5-percent shareholder" which was not a "qualified creditor" within the meaning of Treasury Regulations
            Section 1.382-9(d); and (b) any group of Persons who acquired their Claims as a "coordinated group" described in Treasury Regulations
            Section 1.382-9(d)(3)(ii)(A), provided, however, that TWC and Leucadia shall be excluded from this definition of "Single Holder" for any Claims that they may hold other than Senior Redeemable Notes Claims.

      (110) "Spin-Off" means the tax-free spin-off of WCG from TWC that became effective on April 23, 2001.

      (111) "Subordinated Claim" means any Claim that (a) pursuant to a Final Order of the Bankruptcy Court, is found to be subordinate in priority of payment, whether contractually, equitably, or otherwise, to Allowed Claims in Classes 4, 5, and 6; or (b) is a Claim arising from rescission of the purchase or sale of a Senior Redeemable Note, for damages arising from the purchase or sale of a Senior Redeemable Note, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

      (112) "Trust Agreement" means that certain Amended and Restated Trust Agreement dated as of March 28, 2001, among Wilmington Trust Company, WCL and WCG Note Trust, as amended, restated, modified or otherwise supplemented from time to time.

      (113) "TWC" means The Williams Companies, Inc., a Delaware corporation.

      (114) "TWC Assigned Claims" means Causes of Action that are (a) ADP Claims, (b) Pre-Spin Services Claims, or (c) Senior Reset Note Claims.

      (115) "TWC Continuing Contract" means any contract between any of the TWC Entities and a Debtor or an Affiliate that is listed in the Plan Schedules as either being assumed and assigned under the Plan or as being unaffected by the Plan.

      (116) "TWC Continuing Contract Claims" means the Causes of Action of the TWC Entities against WCG and the Affiliates under the TWC Continuing Contracts, in such amounts, if any, as are set forth in the Plan Schedules.

      (117) "TWC Contributed Distribution" means the difference between (a) 55% of the New Equity and (b) the proportion that the aggregate amount of all Allowed Claims in Classes 5 and 6 bears to the aggregate amount of all Allowed Claims in Classes 4, 5, and 6 multiplied by the difference between (i) the New Equity and (ii) the Leucadia Investment Distribution.

      (118) "TWC Entities" means TWC, together with all of its direct and indirect subsidiaries and affiliates.

      (119) "TWC Plan Support Agreement" means that certain agreement, dated February 23, 2002, by and between TWC and WCG, pursuant to which, among other things, TWC agreed to support a chapter 11 plan with respect to WCG.

      (120) "TWC Released Parties" means the TWC Entities and each of their respective present and former shareholders, members, partners, directors, managers, officers, employees, agents, attorneys, advisors, and accountants, acting in such capacity.

      (121) "TWC Settlement" has the meaning set forth in Section 3.1 herein.

      (122) "TWC Settlement Agreement" means that certain Settlement Agreement dated as of July 26, 2002, as amended, among the Debtors, the Committee, TWC, and Leucadia (including all agreements annexed as Exhibits thereto), which, together with all agreements annexed thereto, shall be filed with the Bankruptcy Court as Plan Documents.

      (123) "TWC Settlement Approval Order" means the order of the Bankruptcy Court, in form and substance reasonably acceptable to the Debtors, the Committee, TWC, and Leucadia, granting the TWC Settlement Motion pursuant to Bankruptcy Rule 9019, and authorizing the Debtors' entry into the TWC Settlement Agreement and approving the transactions, compromises, and settlements set forth therein.

      (124) "TWC Settlement Releasee" means a TWC Released Party or a WCG Indemnitee, in each case as the context requires.

      (125) "Unsecured Creditor Distribution" means the difference between (a) 55% of the New Equity and (b) one half of the percentage of New Equity issued to holders of Liquidated Securities Holder Claims, if any, from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures.

      (126) "TWC Settlement Motion" means the joint motion of the Debtors and the Committee for entry of the TWC Settlement Approval Order.

      (127) "WCG" has the meaning set forth in the introductory paragraph of the Plan.

      (128) "WCG Note Trust" means WCG Note Trust, a statutory business trust established under the laws of the State of Delaware pursuant to the Trust Agreement.

      (129) "WCG Entities" means the Debtors and the Affiliates.

      (130) "WCG Indemnitee" means each of the present and former directors, managers, officers, employees, agents, attorneys, advisors, and accountants of the WCG Entities, acting in such capacity, excluding Persons who serve or served as officers of SBC, to the extent such Persons possessed conflicts of interest with respect to the WCG Entities while acting as directors of WCG in connection with the Spin-Off, provided, however, that if the SBC Consent shall have been obtained, then such officers of SBC shall be deemed to be WCG Indemnitees.

      (131) "WCL" means Williams Communications, LLC, a Delaware limited liability company.

      (132) "WCL Credit Agreement" means the amended and restated credit agreement, dated as of September 8, 1999, among WCL, WCG, the Lenders, the Administrative Agent, JP Morgan Chase Bank (f/k/a The Chase Manhattan Bank), as Syndication Agent and Salomon Smith Barney, Inc. and Lehman Brothers, Inc. as Joint Lead Arrangers and Joint Bookrunners with respect to the Incremental Facility referred to therein, and

            Salomon Smith Barney, Inc., Lehman Brothers, Inc. and Merrill Lynch & Co., as Co-Documentation Agents, as amended, amended and restated, supplemented, or otherwise modified from time to time.

      (133) "WCL Credit Documents" means the WCL Credit Agreement, the WCL Security Agreement, and all other documents, instruments, agreements, and liens executed and delivered in connection therewith, as amended, amended and restated, supplemented, or otherwise modified from time to time.

      (134) "WCL Security Agreement" means the security agreement, dated as of April 23, 2001, among WCL, WCG, the Subsidiary Loan Parties (as defined therein), and the Administrative Agent, as amended, amended and restated, supplemented, or otherwise modified from time to time.

      (135) "WHBC" means Williams Headquarters Building Company, a wholly-owned subsidiary of TWC.

      (136) "WTC" means Williams Technology Center, LLC, an indirect wholly-owned subsidiary of WCG.

SECTION 1.2 INTERPRETATION.

         Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender. In the event of an inconsistency between the Plan and any other document or agreement, the terms and provisions of the Plan shall govern and control. However, to the extent any term or provision of the Plan is determined by the Bankruptcy Court to be ambiguous, the Disclosure Statement may be referred to for purposes of interpreting such ambiguous term or provision.

SECTION 1.3 APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION CONTAINED IN
            THE BANKRUPTCY CODE.

         A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code and interpretive case law. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

SECTION 1.4 OTHER TERMS.

         The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

SECTION 1.5 PLAN SCHEDULES AND PLAN DOCUMENTS.

         All Plan Schedules and Plan Documents are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein.

                                   ARTICLE II

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

SECTION 2.1 NO CLASSIFICATION OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS.

         As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified for purposes of voting or receiving distributions under the Plan. All such Claims shall be treated separately as unclassified Claims on the terms set forth herein.

SECTION 2.2 TREATMENT OF ADMINISTRATIVE CLAIMS.

                  (a) Time for Filing Administrative Claims. Except with respect to (i) a Fee Claim, (ii) an Adequate Protection Claim, (iii) a TWC Continuing Contract Claim, (iv) a liability incurred and paid in the ordinary course of business by a Debtor, or (v) an Administrative Claim that has been allowed on or before the Effective Date, within ten (10) days after service of notice of entry of the Confirmation Order, the holder of an Administrative Claim must file with the Bankruptcy Court and serve notice of such Administrative Claim upon counsel to the

         Debtors, the Administrative Agent, and the Committee. Such notice must include at a minimum (1) the name of the holder of the Claim, (2) the amount of the Claim, and (3) the basis of the Claim. Failure to file this notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

                  (b) Time for Filing Fee Claims. Each Professional Person or other entity that holds or asserts an Administrative Claim that is a Fee Claim incurred before the Effective Date shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty-five (45) days after the Effective Date. The failure to file timely the Fee Application shall result in the Fee Claim being forever barred and discharged.

                  (c) Allowance of Administrative Claims. An Administrative Claim with respect to which notice has been properly filed pursuant to
         Section 2.2(a) herein shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the deadline for filing and serving a notice of such Administrative Claim specified in
         Section 2.2(a) herein, or such later date as may be approved by the Bankruptcy Court on motion of a Debtor. If an objection is filed within such thirty-day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order or as agreed to by a Debtor after consultation with the other Proponents and the Administrative Agent. An Administrative Claim that is a Fee Claim, and with respect to which a Fee Application has been properly filed pursuant to Section 2.2(b) herein, shall become an Allowed Administrative Claim only to the extent allowed by Final Order. An Administrative Claim as to which no notice need be filed as set forth in Section 2.2(a)(iii), (iv) or (v) shall be an Allowed Administrative Claim on the Effective Date.

                  (d) Payment of Allowed Administrative Claims. Each holder of an Allowed Administrative Claim shall receive (i) an amount equal to such holder's Allowed Claim in one Cash payment on the Distribution Date, or (ii) such other treatment as may be agreed upon in writing by such holder and a Debtor after consultation with the Proponents and the Administrative Agent; provided, however, that an Administrative Claim representing a liability incurred in the ordinary course of business of a Debtor may be paid at a Debtor's election in the ordinary course of business by such Debtor. All Allowed Administrative Claims shall be paid by, and shall be the sole responsibility of, the Debtors.

                  (e) Payment of Indenture Trustees.

                           (i) Indenture Trustee Fees. All Allowed Indenture
                  Trustee Fees shall be paid in Cash as an Administrative Claim.

                           (ii) Additional Indenture Trustee Fees. To the extent
                  that the Indenture Trustees provide services of any kind or nature on or following the Effective Date, the Indenture Trustees will receive from the Debtors or New WCG, without the need for application to, or approval of, the Bankruptcy Court, all Indenture Trustee Fees incurred from and after the Effective Date, subject to approval by the Debtors or New WCG and the Administrative Agent.

                  (f) Extinguishment of Adequate Protection Claim. Upon the occurrence of the Effective Date, the Adequate Protection Claim shall be extinguished in consideration for the treatment afforded the Prepetition Secured Guarantee Claims hereunder.

SECTION 2.3 TREATMENT OF PRIORITY TAX CLAIMS.

         Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of such holder's Allowed Priority Tax Claim, (a) the amount of such holder's Allowed Priority Tax Claim, with simple interest at the rate of 6.00% per annum or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing is appropriate, in equal annual Cash payments, beginning on the Distribution Date and continuing on each anniversary of the Distribution Date, until the sixth anniversary of the date of assessment of such Claim (provided that, after consultation with the other Proponents and the Administrative Agent, New WCG may prepay the balance of any such Allowed Priority Tax Claim at any time without penalty); (ii) a lesser amount in one Cash payment as may be agreed upon in writing by such holder after consultation with the other Proponents and the Administrative Agent; or (iii) such other treatment as may be agreed upon in writing by such holder and the Debtor, after consultation with the other Proponents and the Administrative Agent. The Confirmation Order shall constitute and provide for an injunction by the Bankruptcy Court as of the Effective Date against any holder of a Priority Tax Claim from commencing or continuing any action or proceeding against any responsible person or officer or director of a Debtor or New WCG that otherwise would be liable to such holder for payment of a Priority Tax Claim so long as New WCG is not in default of its obligations with respect to such Claim under this Section.

SECTION 2.4 CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS
            CLASSIFIED.

         For purposes of organization, voting, distributions, and all confirmation matters, except as otherwise provided herein, all Claims and Equity Interests shall be classified and treated as follows:

                  (a) Class 1: Priority Non-Tax Claims. Each holder of an Allowed Priority Non-Tax Claim shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights of each holder of an Allowed Priority Non-Tax Claim in respect of such Claim shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed. Holders of Allowed Class 1 Claims shall not be entitled to vote on the Plan and, instead, shall be deemed to have accepted the Plan.

                  (b) Class 2: Prepetition Secured Guarantee Claims. On the Effective Date, in full and complete satisfaction of all Allowed Prepetition Secured Guarantee Claims, the Administrative Agent shall receive the New WCG Guarantee and the Restated Guarantee. Any demand under the New WCG Guarantee or the Restated Guarantee shall be made in accordance with the terms and conditions of the Restated Credit Documents. Notwithstanding any additional security interest that may be granted pursuant to the Restated Credit Documents, the Administrative Agent, for its benefit and the benefit of the Lenders, shall retain any and all security interests in the Assets that were in existence on the Petition Date under the WCL Credit Documents and such security interests shall continue in full force and effect as if the Chapter 11 Cases had not been filed. If the requisite number of Lenders do not agree before the Voting Deadline to be impaired under the Plan, Class 2 Claims are not impaired under the Plan and holders of Allowed Class 2 Claims shall not be entitled to vote on the Plan and, instead, shall be deemed to have accepted the Plan. If the requisite number of Lenders agree before the Voting Deadline to be impaired under the Plan, Class 2 Claims shall be impaired under the Plan and holders of Allowed Class 2 Claims shall be entitled to vote to accept or reject the Plan.

                  (c) Class 3: Other Secured Claims. On the Distribution Date, in full and complete satisfaction of all Other Secured Claims, each holder of an Allowed Other Secured Claim shall, in the Debtors' discretion after consultation with the Administrative Agent, (i) receive deferred Cash payments totaling the Allowed amount of such Claim of a value as of the Effective Date at least equal to the value of such holder's interest in the Collateral securing its Claim, and shall retain the lien securing such Claim and all rights under any instrument evidencing such Claim until paid as provided herein; (ii) receive, pursuant to abandonment by the Debtors, possession of and the right to foreclose its lien; or (iii) be treated in accordance with an agreement between the Debtors and the holder of such Allowed Other Secured Claim, after consultation with the Administrative Agent. Class 3 Claims are impaired by the Plan and holders of Allowed Class 3 Claims shall be entitled to vote to accept or reject the Plan.

                  (d) Class 4: TWC Assigned Claims. On the Effective Date, the TWC Assigned Claims shall be Allowed Claims in the aggregate amount of $2.36 billion, shall have the same priority for all purposes under the Plan as Class 5: Senior Redeemable Notes Claims and Class 6: Other Unsecured Claims, and shall not be subject to defense, offset, reduction, objection, subordination, recharacterization, or any other Cause of Action that would reduce, delay, or impede distributions under the Plan in respect of the TWC Assigned Claims. On the Effective Date, in full and complete satisfaction of all holders' TWC Assigned Claims, the TWC Assigned Claims shall be deemed conclusively to have been assigned to the Residual Trust, in exchange for the Leucadia Claims Distribution and the TWC Contributed Distribution; provided, however, that in accordance with the TWC Settlement and as provided in Section
         3.2 of the Plan, New WCG shall issue only the Leucadia Claims Distribution and all holders of TWC Assigned Claims shall forever forego, waive, and release any and all other Causes of Action against the WCG Entities and the WCG Indemnitees with respect to the TWC Assigned Claims, including any claim or right to the TWC Contributed Distribution. Class 4 Claims are impaired by the Plan and holders of Class 4 Claims shall be entitled to vote to accept or reject the Plan.

                  (e) Class 5: Senior Redeemable Notes Claims. On the Effective Date, each Senior Redeemable Notes Claim held by an Affiliate on or after the Petition Date shall be disallowed in its entirety. Allowed Senior Redeemable Notes shall have the same priority for all purposes under the Plan as Class 4: TWC Assigned Claims and Class 6: Other Unsecured Claims and, on the Distribution Date, in full and complete satisfaction of all holders' Senior Redeemable Notes Claims, each holder of an Allowed Senior Redeemable Note: (i) shall be deemed conclusively to have assigned its entire Allowed Senior Redeemable Notes Claim, together with any and all rights related thereto, to the Residual Trust in exchange for such holder's Pro Rata Share of the beneficial interests in the

         Residual Trust and (ii) will receive from the Residual Trust such holder's Pro Rata Share of (A) the difference between the Unsecured Creditor Distribution and any Lock-Up Consideration Shares (but limited to 4.99% of outstanding New WCG Common Stock as of the Effective Date to any Single Holder regardless of the Allowed amount of such Single Holder's Claim) and (B) any Available Proceeds. Class 5 Claims are impaired by the Plan and holders of Allowed Class 5 Claims shall be entitled to vote to accept or reject the Plan.

                  (f) Class 6: Other Unsecured Claims. Allowed Other Unsecured Claims shall have the same priority for all purposes under the Plan as Class 4: TWC Assigned Claims and Class 5: Senior Redeemable Notes Chains. On the Distribution Date, in full and complete satisfaction of all holders' Other Unsecured Claims, each holder of an Allowed Other Unsecured Claim: (i) shall be deemed conclusively to have assigned its entire Allowed Unsecured Claim, together with any and all rights related thereto, to the Residual Trust in exchange for such holder's Pro Rata Share of the beneficial interests in the Residual Trust, and
         (ii) shall receive from the Residual Trust such holder's Pro Rata Share of (A) the Unsecured Creditor Distribution (but limited to 4.99% of outstanding New WCG Common Stock as of the Effective Date to any Single Holder regardless of the Allowed amount of such Single Holder's Claim) and (B) any Available Proceeds. Class 6 Claims are impaired by the Plan and holders of Allowed Class 6 Claims shall be entitled to vote to accept or reject the Plan.

                  (g) Class 7: Subordinated Claims. On the Effective Date, each and every Subordinated Claim shall be fully and completely discharged and the holder thereof shall receive no distribution under the Plan on account of such Class 7 Claims. Class 7 Claims are impaired by the Plan and holders of such Claims shall not be entitled to vote on the Plan and, instead, shall be deemed to have rejected the Plan.

                  (h) Class 8: WCG Equity Interests. On the Effective Date, each and every Equity Interest in WCG shall be cancelled and discharged and the holder thereof shall receive no distribution under the Plan on account of such Class 8 WCG Equity Interest. Class 8 Equity Interests are impaired by the Plan and holders of such Equity Interests shall not be entitled to vote on the Plan and, instead, shall be deemed to have rejected the Plan.

                  (i) Class 9: CG Austria Equity Interests. On the Effective Date, each and every Equity Interest in CG Austria shall be reinstated as though the Chapter 11 Cases had not been filed. Class 9 Equity Interests shall be unimpaired by the Plan. WCL, the sole holder of Class 9 Equity Interests, shall not be entitled to vote on the Plan and, instead, shall be deemed to have accepted the Plan.

SECTION 2.5 MAXIMUM DISTRIBUTION.

         Notwithstanding the provisions of Section 2.4(e) and 2.4(f) herein, the maximum aggregate amount of all distributions of New WCG Common Stock under the Plan to a Single Holder shall be 4.99% and under no circumstances shall a Single Holder receive New WCG Common Stock under the Plan in excess of such amount regardless of the Allowed amount or amounts of such Single Holder's Claim or Claims.

SECTION 2.6 LOCK-UP NOTEHOLDER CONSIDERATION

         On the Effective Date, if there has not been a Class 5 Ballot Disapproval, then in consideration for each Lock-Up Noteholder's agreement to be bound by the Restructuring Agreement and agreement not to transfer its holdings of Senior Redeemable Notes (except as provided in the Restructuring Agreement), New WCG will issue to each Lock-Up Noteholder its Lock-Up Noteholder Shares; provided, however, to the extent that (a) the Proponents determine that such distribution would unduly jeopardize tax assets of New WCG or (b) the Bankruptcy Court determines that such distribution would cause unfair discrimination among holders of Allowed Claims or otherwise cause the Plan to violate or be inconsistent with the provisions of the Bankruptcy Code, then no distribution of Lock-Up Consideration Shares (or such lesser amount of the Lock-Up Consideration Shares as may be determined by the Bankruptcy Court or the Proponents) shall be made.

SECTION 2.7 SEPARATE CLASSIFICATION OF CLAIMS.

         Although class treatments are set forth in consolidated fashion in the Plan, votes will be tabulated and treatment will be implemented on a Debtor-by-Debtor basis. In addition, although placed in one category for purposes of convenience, each Claim that is determined to be an Other Secured Claim against a Debtor shall be treated as such in a separate Class for purposes of voting and receiving distributions under the Plan.

SECTION 2.8 CLASSIFICATION RULES.

         A Claim is in a particular Class only to the extent that the Claim qualifies within the description of Claims of that Class, and such Claim is in a different Class to the extent that the remainder of the Claim qualifies within the description of a different Class. Pursuant to section 1123(a)(4) of the Bankruptcy Code, all Allowed Claims of a particular Class shall receive the same treatment unless the Holder of a particular Allowed Claim agrees to a less favorable treatment for such Allowed Claim. Except with respect to the Leucadia Claims Distribution, this Plan shall give effect to subordination agreements which are enforceable under applicable nonbankruptcy law, pursuant to section 510(a) of the Bankruptcy Code, except to the extent the beneficiary or beneficiaries thereof agree to less favorable treatment. This Plan shall also give effect to the subordination rules of sections 510(b) and (c) of the Bankruptcy Code. The inclusion of a creditor by name or status in any Class is for purposes of general description only and includes all Persons claiming as beneficial interest holders, assignees, heirs, devisees, transferees, or successors in interest of any kind of the creditor named.

SECTION 2.9 IMPAIRMENT CONTROVERSIES.

         If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or Class of Equity Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

SECTION 2.10 CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

         Classes 7 and 8 are classes of Claims or Equity Interests that are deemed to have rejected the Plan. Notwithstanding such rejections (or the rejection by one or more other impaired classes under the Plan), the Proponents intend to seek confirmation of the Plan in accordance with section 1129(b) of the Bankruptcy Code.

SECTION 2.11 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  (a) Rejection of Executory Contracts and Unexpired Leases. Pursuant to section 365(a) of the Bankruptcy Code, the Plan constitutes a motion to reject, upon the occurrence of the Effective Date, each and every executory contract and unexpired lease (i) that is listed in the Plan Schedules as being rejected pursuant to the Plan, and (ii) except for TWC Continuing Contracts, all contracts and leases to which one or more TWC Entities are the only parties that are neither a Debtor nor an Affiliate. The Confirmation Order shall constitute the Bankruptcy Court's approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and findings by the Bankruptcy Court that the requirements of section 365(a) of the Bankruptcy Code have been satisfied with respect to each rejected executory contract or lease, and that each such rejection is in the best interests of the Debtors and their Estates.

                  (b) Assumptions If Not Rejected. The Plan constitutes a motion pursuant to section 365(a) of the Bankruptcy Code by WCG to assume and assign to New WCG, and by CG Austria to assume, each and every executory contract and unexpired lease of such Debtor (including, without limitation, the TWC Continuing Contracts to the extent a Debtor is a party thereto) that has not been rejected or that is not being rejected, either pursuant to the Plan or by separate motion. The Confirmation Order shall constitute the Bankruptcy Court's approval of such assumptions and assignments pursuant to section 365(a) of the Bankruptcy Code and findings by the Bankruptcy Court that the requirements of section 365(b) of the Bankruptcy Code have been satisfied with respect to each assumed and assigned contract and lease, and that each such assumption and assignment is in the best interests of the Debtors and their Estates.

                  (c) Indemnification Obligations. The obligations of a Debtor to indemnify, defend, advance litigation expenses, reimburse, or limit the liability of any person serving on and after the Petition Date as an employee, officer, or director of a Debtor by reason of such person's service in such capacity or as may be otherwise provided in a Debtor's constituent documents, in a written agreement with a Debtor, or in applicable law, each as applicable, shall be treated as executory contracts that are being assumed and assigned to New WCG pursuant to the Plan and section 365(a) of the Bankruptcy Code. Accordingly, such obligations shall be unimpaired by the Plan irrespective of whether such indemnification is owed with respect to an act or event occurring before or after the Petition Date; provided, however, that such assignment shall in no way release or affect any obligation of Old WCG to indemnify, defend, advance litigation expenses, reimburse, or limit the liability of such a person.

                  (d) Cure Payments. Any Claim for amounts owed pursuant to
         section 365(b)(1) of the Bankruptcy Code or as a consequence of a Debtor's assumption or assignment of an executory contract or lease (excluding the

         TWC Continuing Contracts and claims arising from the assumptions of indemnification obligations pursuant to Section 2.11(c) herein) must be timely filed and served as provided in Section 2.2(a) of the Plan. Any Claim for amounts owed pursuant to section 365(b)(1) of the Bankruptcy Code as a consequence of a Debtor's assumption or assignment of an executory contract or lease (excluding the TWC Continuing Contracts and claims arising from the assumptions of indemnification obligations pursuant to Section 2.11(c) herein) that is not filed and served within such time will be forever barred from assertion and shall not be enforceable against New WCG or its assets, nor against a Debtor, its Estate, its Assets or Old WCG. Unless otherwise ordered by the Bankruptcy Court, all such Claims for amounts owed pursuant to section 365(b)(1) of the Bankruptcy Code as a consequence of a Debtor's assumption or assignment of an executory contract or lease that are timely filed as provided herein shall be treated as Administrative Claims.

                  (e) Claims Arising from Rejection. A Claim arising from the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served on the Debtors (i) in the case of an order approving such rejection entered prior to the Confirmation Date, in accordance with the such order but in no case more than thirty
         (30) days after the Confirmation Date, (ii) in the case of an executory contract or unexpired lease that is rejected hereunder, no later than thirty (30) days after the Confirmation Date, or (iii) in the case of an order approving such rejection entered after the Confirmation Date, in accordance with such order. Any Claim arising from the rejection of an executory contract or unexpired lease for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against a Debtor, its Estate or its Assets. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Other Unsecured Claims under the Plan.

                                   ARTICLE III

                               THE TWC SETTLEMENT

SECTION 3.1 IMPLEMENTATION OF TWC SETTLEMENT AGREEMENT

         The Confirmation Order shall authorize the consummation and implementation of all of the transactions contemplated by the TWC Settlement Agreement and which comprise the global compromise and settlement embodied therein (the "TWC Settlement"). In connection therewith, as provided in the TWC Settlement Approval Order, on the Effective Date,

                  (a) Except for Causes of Action arising under the TWC Settlement Agreement, the TWC Continuing Contracts, the Plan, or the Plan Documents, each TWC Released Party shall forever waive, release, and discharge any and all Causes of Action against any and all of the WCG Entities and the WCG Indemnitees that are based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Effective Date of the Plan, and (solely, with respect to the WCG Indemnitees) arising out of or relating in any way to a WCG Indemnitee's relationship with, or transactions involving a WCG Entity;

                  (b) Except for Causes of Action arising under the Settlement Agreement, the TWC Continuing Contracts, the Plan, or the Plan Documents, the Committee, each WCG Entity, and each WCG Indemnitee shall forever waive, release, and discharge any and all Causes of Action against any and all TWC Released Parties that are based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Plan Effective Date and arising out of or relating in any way to a WCG Entity or its present or former assets, or a TWC Released Party's relationship with, or transactions involving a WCG Entity or its present or former assets.

SECTION 3.2 TWC CONTRIBUTED DISTRIBUTION.

         On the Effective Date, pursuant to the TWC Settlement Agreement and the Plan, the TWC Contributed Distribution shall be forgone by TWC for the benefit of all holders of Class 5/6 Channeled Actions, and the value thereof shall be deemed to support the Channeling Injunction.

SECTION 3.3 CHANNELING INJUNCTION.

         Pursuant to the TWC Settlement Agreement, the Confirmation Order shall contain an injunction (the "Channeling Injunction") (i) providing that (A) all Class 5/6 Channeled Actions shall be shall be channeled to and fully and completely satisfied as a result of the TWC Contributed Distribution and the other consideration provided by the TWC Entities under the TWC Settlement Agreement; and (B) all Securities Holder Channeled Actions shall be channeled to and fully and completely satisfied from the Securities Holder Channeling Fund; and (ii) enjoining (except as may be required for recovery from officer/director insurance policies of the Company) the holders of Class 5/6 Channeled Actions and Securities Holder Channeled Actions from:

                  (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against a TWC Settlement Releasee or its direct or indirect successor in interest (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice) except as may be necessary to access the Securities Holder Channeling Fund;

                  (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against a TWC Settlement Releasee or its assets or property, or its direct or indirect successor in interest, or any assets or property of such transferee or successor;

                  (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien against a TWC Settlement Releasee or its assets or property, or its indirect or indirect successors in interest, or any assets or property of such transferee or successor;

                  (d) asserting any set-off, right of subrogation or recoupment of any kind, directly or indirectly against any obligation due a TWC Settlement Releasee or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor; and

                  (e) proceeding in any manner that does not conform or comply with the provisions of the Plan (including the Securities Holder Channeling Fund Distribution Procedures), the TWC Settlement Approval Order, or the Settlement Agreement.

                                   ARTICLE IV

                            CONFIRMATION OF THE PLAN

SECTION 4.1 CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.

         It is a condition to confirmation of the Plan that the Clerk of the Bankruptcy Court shall have entered:

                  (a) the TWC Settlement Approval Order which, among other things, shall:

                           (i) approve in all respects the TWC Settlement
                  Agreement and the compromises and transactions contemplated thereby and contain findings and conclusions in support of the components thereof that are reasonably satisfactory to the Proponents, TWC, and the Administrative Agent; and

                           (ii) authorize and approve in all respects (A) the
                  Leucadia Investment Agreement and the transactions contemplated thereby, (B) the Leucadia Claims Purchase Agreement and the transactions contemplated thereby, (C) the Building Purchase Agreement and the transactions contemplated thereby, and (D) the Additional Settlement Transactions;

                  (b) the Confirmation Order which, among other things, shall:

                           (i) authorize the implementation and consummation of
                  all of the compromises and transactions contemplated by the TWC Settlement Agreement, including, without limitation, all of the releases and the Channeling Injunction contemplated thereby;

                           (ii) authorize each Debtor to (A) assume and assign
                  all executory contracts and unexpired leases that such Debtor may seek to assume and assign under the Plan (including any TWC Continuing Contract), and (B) reject all unexpired leases and executory contracts that such Debtor may seek to reject under the Plan; and

                           (iii) contain findings and conclusions in support of
                  confirmation of the Plan that are reasonably satisfactory to the Proponents, TWC, and the Administrative Agent.

SECTION 4.2 CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

         It is a condition to the occurrence of the Effective Date that the following shall have occurred on or before October 14, 2002:

                  (a) the Confirmation Order and the TWC Settlement Approval Order shall have been entered and become Final Orders;

                  (b) all necessary and material consents, authorizations, and approvals, including, without limitation, the SBC Authorization, consents and authorizations under the WCL Credit Documents, the Restated Credit Documents, and each Plan Document, shall have been given or waived for the transfers and transactions described in the Plan, including, without limitation, the transfers of property and the payments described in the Plan, as applicable;

                  (c) all conditions to the consummation of the transactions contemplated by the Leucadia Investment Agreement, the Leucadia Claims Purchase Agreement, the Building Purchase Agreement, and the Additional Settlement Transactions shall have been satisfied or waived;

                  (d) all components of the TWC Settlement Agreement shall have been consummated;

                  (e) the Restated Credit Documents shall have been executed and delivered by the parties thereto and all conditions therein shall have been satisfied or waived;

                  (f) WCL shall have paid the Extension Payment and the Subsequent Payment (as such terms are defined in the Restructuring Agreement) indefeasibly, in full in Cash; and

                  (g) all conditions of the Restructuring Agreement with respect to the Lenders shall have been satisfied or waived by the requisite number of Lenders.

SECTION 4.3 WAIVER OF CONDITIONS.

         (a) The Debtors, with the consent of the Proponents and the Administrative Agent, may waive the conditions to confirmation of the Plan described in Section 4.1(b)(ii), provided, however, that the condition with respect to the assumption and assignment of the TWC Continuing Contracts may only be waived with the consent of TWC.

         (b) The Debtors, with the consent of the Proponents and the Administrative Agent, may waive the conditions to the occurrence of the Effective Date described in Section 4.2(e), 4.2(f), and 4.2(g).

         (c) Except as set forth herein, none of the conditions to confirmation of the Plan or the occurrence of the Effective Date may be waived without the consent of the Proponents, the Administrative Agent, and TWC.

SECTION 4.4 EFFECT OF CONFIRMATION OF THE PLAN

                  (a) Debtors' Authority. Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtors and their respective Assets and operations. On and after the Effective Date, the Debtors and their respective Assets and operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except for those matters as to which the Bankruptcy Court specifically retains jurisdiction under the Plan or the Confirmation Order; provided, however, that the Cash and New WCG Common Stock to be distributed pursuant to the Plan will remain subject to the jurisdiction and custody of the Bankruptcy Court until they are distributed or become unclaimed property as provided herein.

                  (b) Vesting of Assets. On the Effective Date, title to: (i) 100% of WCG's Causes of Action against and equity interests in WCL shall vest in New WCG, (ii) all Assets of CG Austria shall vest in CG Austria, and (iii) all Residual Assets, including any and all Causes of Action of the Debtors (whether arising under chapter 5 of the Bankruptcy Code or otherwise) that are in existence on the Effective Date and not explicitly released hereunder or pursuant to the Cash Collateral Order, shall be preserved and unaffected by the occurrence of the Effective Date and shall vest in Old WCG, in each case free and clear of all liens, Causes of Action, and interests against, in, or on such Assets except as may be provided in Section 2.4(b) herein or in the Restated Credit Documents.

                  (c) Dissolution of the Committee. On the Effective Date, the Committee shall be dissolved and its members shall be released of all of their duties, responsibilities, and obligations in connection with the Chapter 11 Cases. On the Effective Date, the Residual Trustee shall be substituted for the Committee as party in interest with respect to any pending objections to Claims or other litigation filed by or against the Committee.

                  (d) Discharge of the Debtors. Except for the Residual Claims, or as may be otherwise provided herein, in the Confirmation Order, or in the Restated Credit Documents, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all Causes of Action against a Debtor or its Estate that arose before the Effective Date to the extent permitted by section 1141 of the Bankruptcy Code, including but not limited to all Causes of Action of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code;
         (ii) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based upon such debt has accepted the Plan. The Confirmation Order, except as provided herein or therein, shall be a judicial determination of discharge of all Causes of Action against a Debtor, such discharge shall void any judgment against a Debtor at any time obtained to the extent it relates to a discharged Cause of Action, and all Persons shall be precluded from asserting against a Debtor, or any of the Assets, any Cause of Action based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder filed a proof of claim. As provided in section 524 of the Bankruptcy Code, entry of the Confirmation Order shall operate as an injunction against the prosecution of any action against a Debtor or its property to the extent it relates to a discharged Cause of Action.

                  (e) Injunction. On the Effective Date, except as otherwise provided herein or in the Confirmation Order, all Persons who have been, are, or may be holders of Claims against or Equity Interests in a Debtor shall be enjoined from taking any of the following actions against or affecting a Debtor, its Estate, or the Assets and property with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan and appeals, if any, from the Confirmation Order):

                           (i) commencing, conducting, or continuing in any
                  manner, directly or indirectly, any suit, action, or other proceeding of any kind against a Debtor, its Estate, or the Assets, or any direct or indirect successor in interest to a Debtor (including New WCG), or any assets or property of such transferee or successor (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

                           (ii) enforcing, levying, attaching, collecting, or
                  otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against a Debtor, its Estate, or the Assets, or any direct or indirect successor in interest to a Debtor (including New WCG), or any assets or property of such transferee or successor;

                           (iii) creating, perfecting, or otherwise enforcing in
                  any manner, directly or indirectly, any lien against a Debtor, its Estate, or the Assets, or any direct or indirect successor in interest to any of a Debtor (including New WCG), or any assets or property of such transferee or successor other than as contemplated by the Plan;

                           (iv) except as provided herein, asserting any setoff,
                  right of subrogation, or recoupment of any kind, directly or indirectly against any obligation due a Debtor, its Estate, or its Assets, or any direct or indirect successor in interest to a Debtor (including New WCG), or any assets or property of such transferee or successor; and

                           (v) proceeding in any manner in any place whatsoever
                  that does not conform to or comply with the provisions of the Plan or the settlements set forth herein to the extent such settlements have been approved by the Bankruptcy Court in connection with confirmation of the Plan;

         provided, however, that nothing in this Section shall affect the rights of the Administrative Agent or Lenders under the New WCG Guarantee, the Restated Guarantee, the WCL Credit Documents, or the Restated Credit Documents, or the rights of the TWC Entities under the TWC Continuing Contracts or any of the other agreements entered into in connection with the TWC Settlement Agreement.

                  (f) Retention of CG Austria Equity Interests. Upon the occurrence of the Effective Date, all Equity Interests of CG Austria shall be retained by and shall vest in WCL (subject to the Restated Credit Documents) as if the Chapter 11 Cases had not been commenced.

                  (g) Cancellation of Instruments and Agreements. Upon the occurrence of the Effective Date, except as may be assigned to the Residual Trust or as otherwise provided herein, in the WCL Credit Documents, or in the Confirmation Order, all agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents (other than the Restated Credit Documents, the WCL Credit Documents, and any insurance policy of a Debtor) evidencing, giving rise to, or governing any Claim or Equity Interest shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of a Debtor under such agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents shall be discharged; provided, however, that the Senior Reset Note Indenture and the Senior Redeemable Notes Indenture shall continue in effect solely for the purposes of (a) allowing the holders of the Senior Reset Note Claims and Senior Redeemable Notes Claims to receive their distributions hereunder, (b) allowing the Indenture Trustees to make the distributions to be made on account of the Senior Reset Notes and Senior Redeemable Notes, and (c) permitting the Indenture Trustees to recover the Indenture Trustee Fees in accordance with Section 2.2(e) of this Plan and, if necessary for any reason, in the sole determination of the Indenture Trustees, to assert their Indenture Trustee Charging Lien against such distributions for payment of the Indenture Trustee Fees.

                  (h) Disallowance of Affiliate Senior Redeemable Notes. Upon the occurrence of the Effective Date, any Senior Redeemable Note that was held by an Affiliate on the Petition Date shall be disallowed in its entirety and the holder of such Note shall not receive any distribution on account of such Senior Redeemable Note.

                  (i) Treatment of Affiliate Claims. Except for Senior Redeemable Notes Claims and as otherwise expressly provided herein or in the Restated Credit Documents, all rights, claims, Causes of Action, obligations, and liabilities between and among each Debtor and its Affiliates shall be reinstated and/or unimpaired on the Effective Date as if the Chapter 11 Cases had not been filed.

                  (j) Exculpation.

                           (i) From and after the Effective Date, neither the
                  Debtors, their Affiliates, the Administrative Agent, the Lenders, the Committee, Leucadia, the TWC Entities, nor any of their respective directors, officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity), shall have or incur any liability to any Person for any act taken or omitted to be taken in connection with the Debtors' restructuring, including the formulation, preparation, dissemination, implementation, confirmation or approval of the Restructuring Agreement, the TWC Plan Support Agreement, the TWC Settlement Agreement, the Plan, the Plan Documents, the Disclosure Statement, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that the foregoing provisions shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent that act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                           (ii) From and after the Effective Date, the Indenture
                  Trustees and their agents, attorneys, and advisors shall be exculpated by all Persons and entities, including, without limitation, all holders of Senior Reset Note Claims and Senior Redeemable Notes Claims and other parties in interest, from any and all claims, causes of action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Indenture Trustees by the Senior Reset Note Indenture, the Senior Redeemable Notes Indenture or the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct of the Indenture Trustees. No holder of a Senior Reset Note Claim and Senior Redeemable Notes Claim or other party in interest shall have or pursue any claim or cause of action against the Indenture Trustees and their agents, attorneys and advisors for making distributions in accordance with this Plan or for implementing the provisions of this Plan.

                  (k) Release By Holders. As of the Effective Date, each holder of a Senior Reset Note Claim and Senior Redeemable Notes Claim to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, or then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, or other occurrence taking place on or prior to the Effective Date in any way relating to the Indenture Trustees or their agents, attorneys, and advisors that such entity has, had or may have, against the Indenture Trustees or their agents, attorneys, and advisors, or all Persons or entities claiming through them, and any of their respective present or former directors, officers, employees, agents, representatives, attorneys, accountants, underwriters, investment bankers or financial advisors and any of their respective successors or assigns. This release, waiver and discharge will be in addition to the discharge of claims and termination of interests provided herein and under the Confirmation Order and the Bankruptcy Code.

                  (l) Release By Debtors. As of and on the Effective Date, the Debtors, their Estates, all Persons claiming through them, all Persons or entities who have held, hold or may hold Claims against or allowed interests in the Debtors, and any of their successors, assigns or representatives, shall be deemed to have waived, released and discharged all rights or claims, whether based upon tort, fraud, contract, or otherwise, and whether arising out of the Debtors' restructuring, including the formulation, preparation, dissemination, implementation, confirmation or approval of the Restructuring Agreement, the Plan Support Agreement, the Leucadia Investment Agreement, the Leucadia Claims Agreement, the Building Purchase Agreement, the TWC Settlement, the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan, which they possessed or may possess prior to the Effective Date against the Indenture Trustees, and its present or former directors, officers, employees, agents, representatives, attorneys, accountants, underwriters, investment bankers, or financial advisors, and any of their respective successors or assigns. This release, waiver, and discharge will be in addition to the discharge of Claims and termination of interests provided herein and under the Confirmation Order and the Bankruptcy Code.

                  (m) Lender Releases. As of the Effective Date, the Debtors and their Estates, every holder of a Claim or Equity Interest, and the TWC Entities, forever release, waive and discharge the Released Lender Parties (and the Released Lender Parties forever release, waive and discharge the Proponents and the TWC Settlement Releasees) from all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution, and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part on any act, omission, transaction, or other occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors and their business affairs (including, without limitation, any extensions of credit or other financial services or accommodations made or not made to the Debtors prior to the Effective Date), the Chapter 11 Cases, the Plan, the WCL Credit Agreement, the WCL Credit Documents, and the Restructuring Agreement. The Confirmation Order shall specifically provide for the foregoing releases and shall enjoin the prosecution of any such released claim, causes of action, or liability.

                  (n) Limited Release of Directors, Officers, and Employees. As of the Effective Date, each of the Debtors shall be deemed to have waived and released its present and former directors, officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity) who were directors, officers, employees, members, attorneys, consultants, advisors or agents, respectively, at any time during the Chapter 11 Cases from any and all Causes of Action of the Debtors, including without limitation, Causes of Action which a Debtor as a debtor in possession otherwise has legal power to assert, compromise, or settle in connection with the Chapter 11 Cases, arising on or prior to the Effective Date; provided, however, that the foregoing provisions shall not operate as a waiver or release of (i) amounts due under any loan, advance or similar payment by a Debtor to any such person, (ii) contractual obligations owed by such person to a Debtor, (iii) Causes of Action relating to such person's actions or omissions determined in a Final Order to have constituted gross negligence or willful misconduct.

                  (o) Receipt of New Equity. The New Equity being issued under the Plan shall be distributed to and received by holders of Allowed Claims in Classes 4, 5, and 6 free and clear of any liens, encumbrances, or Causes of Action relating in any way to WCG or Old WCG.

                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

SECTION 5.1 CORPORATE EXISTENCE.

         On the Effective Date: (a) New WCG shall be incorporated and shall exist thereafter as a separate corporate entity, with all corporate powers in accordance with the laws of the State of Nevada, the New Charter, and the New Bylaws, (b) the Residual Trust shall be settled and exist as a grantor trust under the laws of the State of Delaware and pursuant to the Declaration of Trust, (c) CG Austria shall continue to exist as a separate corporate entity, with all corporate powers in accordance with the laws of the State of Delaware and pursuant to its existing certificate of incorporation and bylaws, and (d) Old WCG shall continue to exist as a separate corporate entity, with corporate powers, in accordance with the laws of the State of Delaware and pursuant to its certificate of incorporation and bylaws, each of which shall be amended and restated to limit Old WCG's activity to the liquidation of its Residual Assets and the winding-up of its affairs.

SECTION 5.2 GOVERNANCE.

                  (a) Selection of Directors and Officers of New WCG

                           (i) Immediately following the Effective Date, the
                  initial board of directors of New WCG shall be composed of nine individuals, consisting of the Chief Executive Officer of WCG, at least one director of WCG to be selected by WCG's board of directors (the "WCG Independent Director"), two individuals to be selected by Leucadia, and five individuals to be selected by the Committee after consultation with the Leucadia (the "Committee Independent Directors").

                           (ii) In selecting the five Committee Independent
                  Directors, at least 30 days prior to the Effective Date, the Committee shall provide to Leucadia a list of at least five and no more than 10 individuals who are qualified to serve as the Committee Independent Directors. Such individuals shall not be partners, members, officers, directors, controlling shareholders or employees of any holder of Allowed Claims in Class 5. Within 10 days of receipt of such list, Leucadia shall advise WCG and the Committee in writing which individuals on such list shall serve as the five Committee Independent Directors. If, however, the list provided by the Committee to Leucadia contains less than 10 individuals and if Leucadia provides written notice to the Committee within 10 days of receipt of the list that it does not find at least 5 individuals on the list acceptable to serve as Committee Independent Directors, then the Committee shall notify Leucadia in writing of the name of at least one additional individual to serve as a Committee Independent Director, which Leucadia shall be permitted to accept or reject in writing. If Leucadia determines such additional individual is not acceptable, and provides written notice of same to the Committee within 10 days of receipt of the notice of the proposal of such additional individual, then the Committee shall again notify Leucadia in writing of the name of at least one additional individual to serve as a Committee Independent Director, which Leucadia can decide to accept or reject within 10 days of receipt of the notice of the proposal of such additional individual. Notwithstanding the foregoing, at no time shall the Committee be required to provide to Leucadia a list of more than 10 proposed Committee Independent Directors, and at no time shall Leucadia be permitted to reject more than five proposed Committee Independent Directors.

                           (iii) The WCG Independent Director and the Committee
                  Independent Directors must (A) be independent of New WCG within the meaning of the rules of the New York Stock Exchange or, if New WCG is listed or traded on another stock exchange, the stock exchange on which New WCG's securities are listed or traded, and the applicable rules of the SEC; (B) be independent of Leucadia; and (C) not be an officer or employee of New WCG or any of its affiliates.

                           (iv) An individual is not independent of Leucadia if
                  he or she (A) is not "independent" of Leucadia within the meaning of the rules of the New York Stock Exchange or the SEC; (B) is an affiliate or an officer, director, or employee of Leucadia; (C) is a beneficial owner of more than 10% of the voting power of Leucadia; (D) has any relationship with Leucadia that would typically be required to be disclosed in a Leucadia proxy statement; or (E) is designated by Leucadia for election to the Board of Directors of New WCG in accordance with the Stockholders Agreement.

                           (v) After the initial Board is selected, the terms
                  and manner of selection of directors of New WCG shall be as provided in the New Bylaws and the New Charter and in accordance with the terms of the Stockholders Agreement.

                  (b) Upon the occurrence of the Effective Date and subject to the provisions of the Plan, the management, control, and operation of:
         (i) New WCG shall become the general responsibility of its board of directors, as constituted herein and pursuant to the New Charter and the New Bylaws, (ii) CG Austria shall become the general responsibility of its board of directors as such is constituted pursuant to CG Austria's existing certificate of incorporation and bylaws and (iii) Old WCG shall become the general responsibility of its board of directors as such is constituted by the Residual Trustee on behalf of the Residual Trust as the sole shareholder of Old WCG and pursuant to Old WCG's amended and restated certificate of incorporation and bylaws.

SECTION 5.3 THE NEW CHARTER; NEW BYLAWS, AMENDED OLD WCG CHARTER AND THE AMENDED
            OLD WCG BYLAWS.

         Upon the occurrence of the Effective Date, the New Charter and the New Bylaws shall become effective and Old WCG's certificate of incorporation and bylaws shall be amended and restated in substantially the form filed as a Plan Document.

SECTION 5.4 EFFECTUATING DOCUMENTS.

         On or before ten (10) Business Days prior to the deadline for parties to vote to accept or reject the Plan, the Debtors shall file with the Bankruptcy Court substantially final forms of the agreements, instruments, and other documents that have been identified herein as Plan Documents, which agreements, instruments, and documents shall implement and be governed by the Plan. Entry of the Confirmation Order shall authorize the officers of the Debtors and New WCG to execute, enter into, and deliver all documents, instruments, and agreements, including, but not limited to, the Plan Documents, and to take all actions necessary or appropriate to implement the Plan. To the extent the terms of any of the Plan Documents conflict with the terms of the Plan, the Plan shall control.

SECTION 5.5 TRANSACTIONS ON THE EFFECTIVE DATE.

         On the Effective Date, unless otherwise provided by the Confirmation Order, the following shall occur, shall be deemed to have occurred simultaneously, and shall constitute substantial consummation of the Plan:

                  (a) the New Charter and New Bylaws shall be authorized, approved and effective in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors of Old WCG or New WCG. On the Effective Date or as soon thereafter as is practicable, the New Charter shall be filed with the Secretary of State of the State of Nevada;

                  (b) the Residual Trust shall be established, and the Residual Assets shall automatically vest in Old WCG without further action on the part of Old WCG, or the Residual Trustee;

                  (c) the Residual Trustee shall be identified by the Administrative Agent and shall be duly appointed and qualified to serve;

                  (d) the property to be retained by and/or transferred to a Debtor or New WCG shall automatically vest in such Debtor or New WCG without further action on the part of such Debtor or any other Person;

                  (e) Old WCG shall issue the Residual Share to the Residual Trust;

                  (f) all of the Restated Credit Documents shall be executed, delivered, and shall become effective;

                  (g) all payments, deliveries, and other distributions to be made pursuant to the Plan or the Restated Credit Documents on or as soon as practicable after the Effective Date shall be made or duly provided for;

                  (h) each of the transactions that comprise the TWC Settlement shall occur or be implemented and shall become binding and effective in all respects, including, without limitation; (i) Leucadia shall make the New Investment pursuant to the Leucadia Investment Agreement; (ii) Leucadia shall purchase the TWC Assigned Claims pursuant to the Leucadia Claims Purchase Agreement; (iii) Leucadia shall receive the Leucadia Claims Distribution and the Leucadia Investment Distribution;
         (iv) TWC shall contribute the TWC Contributed

         Distribution for the benefit of holders of Class 5/6 Channeled Actions;
         (v) WHBC shall sell the Building Purchase Assets to WTC pursuant to the Building Purchase Agreement; (vi) all of the Additional Settlement Transactions shall be consummated; and (vii) all of the releases contemplated by the TWC Settlement shall become binding and effective.

                                   ARTICLE VI

                     PROVISIONS GOVERNING DISTRIBUTIONS AND
                   FOR RESOLVING AND TREATING CONTESTED CLAIMS

SECTION 6.1 POWERS AND DUTIES OF THE DISBURSING AGENT.

         Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall be empowered and directed to (a) take all steps and execute all instruments and documents necessary to make distributions on account of Allowed Claims; (b) make distributions contemplated by the Plan; (c) comply with the Plan and the obligations thereunder; (d) employ, retain, or replace professionals to represent it with respect to its responsibilities; (e) object to Claims as specified herein, and prosecute such objections; (f) make annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims (such reports to be made available upon request to the holders of any Contested Claim); and (g) exercise such other powers as may be vested in the Disbursing Agent pursuant to an order of the Bankruptcy Court or the Plan.

SECTION 6.2 DISBURSING AGENT/RESIDUAL TRUSTEE.

         The Disbursing Agent shall make or direct all distributions required under this Plan, except for distributions that are explicitly to be made by the Residual Trustee.

SECTION 6.3 MEANS OF CASH PAYMENT.

         Subject to the provisions of the Plan, the WCL Credit Documents, and the Restated Credit Documents, Cash payments made pursuant to the Plan shall be by check drawn on a domestic bank, or by wire transfer from a domestic bank, except that payments made to foreign creditors holding Allowed Claims or to foreign governmental units holding Allowed Priority Tax Claims shall be in such funds and by such means as are customary or as may be necessary in a particular foreign jurisdiction.

SECTION 6.4 DELIVERY OF DISTRIBUTIONS.

         Subject to Bankruptcy Rule 9010, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder (a) as set forth on the proof of Claim filed by such holder, or (b) at the last known address of such holder if the Disbursing Agent or the Residual Trustee (as applicable) have been notified of a change of address, except as otherwise provided herein. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the Residual Trustee (as applicable) receives notification of such holder's then-current address, at which time any missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions shall be returned to the Disbursing Agent or the Residual Trustee (as applicable) until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Distribution Date. After such date, all unclaimed property shall revert to New WCG.

SECTION 6.5 SURRENDER OF NOTES, INSTRUMENTS, AND SECURITIES.

         Subject to the provisions of the Plan, the Confirmation Order, or the Restated Credit Documents, as a condition to receiving distributions provided for by the Plan, each holder of a promissory note or other instrument evidencing a Claim (other than the holder of a Senior Redeemable Notes Claim) shall surrender such promissory note or instrument to the Disbursing Agent (or, if applicable, the Residual Trustee) within sixty (60) days of the Effective Date. All promissory notes and other instruments surrendered pursuant to the preceding sentence shall be marked "Compromised and Settled Only as Provided in the Plan." Except as set forth above or unless waived by the Disbursing Agent or the Residual Trustee (as applicable), any Person seeking the benefits of being a holder of an Allowed Claim evidenced by a promissory note or other instrument (other than the holder of a Senior Redeemable Notes Claim), that fails to surrender such promissory note or other instrument must (a) establish the unavailability of such promissory note or other instrument to the reasonable satisfaction of the Disbursing Agent or the Residual Trustee (as applicable), and (b) provide an indemnity bond in form and amount acceptable to the Disbursing Agent (or, if applicable, the Residual Trustee) holding harmless the Debtors and the Disbursing Agent (or, if applicable, the Residual Trustee) from any damages, liabilities, or costs incurred a result of treating such Person as a holder of an Allowed Claim. Thereafter, such Person shall be treated as the holder of an Allowed Claim for all purposes under the Plan. Notwithstanding the foregoing, any holder of a promissory note, share certificate, or other instrument evidencing a Claim (other than a holder of a Senior Redeemable Notes Claim) that fails within one year of the Effective Date to surrender to the Debtors (or, if applicable, the Residual Trustee) such note or other instrument or, alternatively, fails to satisfy the requirements of the second sentence of this paragraph shall be deemed to have forfeited all rights and Claims against the Debtors and shall not be entitled to receive any distribution under the Plan.

SECTION 6.6 EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE AND CLAIMS OF THE
            DISBURSING AGENT AND THE RESIDUAL TRUSTEE.

         Subject to approval by the requisite number of Lenders for the use of any of the Lenders' cash collateral, the amount of any expenses incurred by the Disbursing Agent or the Residual Trustee on or after the Effective Date (including, but not limited to, taxes) and any compensation and expenses (including any post-confirmation fees, costs, expenses, or taxes) to be paid to or by the Disbursing Agent or the Residual Trustee shall be borne by New WCG and the Residual Trust, respectively. Reasonable professional fees and expenses incurred by the Disbursing Agent or the Residual Trustee after the Effective Date in connection with the effectuation of the Plan shall be paid by each in the ordinary course of business.

SECTION 6.7 TIME BAR TO CASH PAYMENTS.

         Checks issued by the Disbursing Agent or the Residual Trustee in respect of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) days after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent or, if applicable, the Residual Trustee, by the holder of the Allowed Claim to whom such check originally was issued. Any claim with respect to such a voided check shall be made on or before the later of (a) the first anniversary of the Distribution Date or (b) one hundred eighty (180) days after the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.

SECTION 6.8 EXCULPATION OF THE DISBURSING AGENT.

         Subject to the provisions of this Section, each of the Disbursing Agent and the Residual Trustee, in its capacity as such, together with its officers, directors, employees, agents, and representatives (acting in that capacity), are hereby exculpated by all Persons, holders of Claims and Equity Interests, and parties in interest, from any and all causes of action, and other assertions of liability (including breach of fiduciary duty) arising out of the discharge of the powers and duties conferred upon the Disbursing Agent or the Residual Trustee, as the case may be, by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent's or Residual Trustee's gross negligence or willful misconduct. No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or Cause of Action (a) against either the Disbursing Agent or the Residual Trustee, in its capacity as such, or its officers, directors, employees, agents, and representatives (acting in that capacity) for making payments in accordance with the Plan, or for liquidating assets to make payments under the Plan, or (b) against any holder of a Claim or an Equity Interest for receiving or retaining payments or transfers of assets as provided for by the Plan. Nothing contained in this Section shall preclude or impair any holder of an Allowed Claim from bringing an action in the Bankruptcy Court to compel the making of distributions contemplated by the Plan on account of such Claim against a Debtor or New WCG.

SECTION 6.9 NO DISTRIBUTIONS PENDING ALLOWANCE.

         Notwithstanding any other provision of the Plan, no payment or distribution shall be made with respect to any Claim to the extent it is a Contested Claim unless and until it becomes an Allowed Claim. Any distributions and deliveries to be made under the Plan on account of an Allowed Claim shall be made on the Distribution Date with respect to such Allowed Claim, as otherwise provided for herein, or as may be ordered by the Bankruptcy Court and shall be made in accordance with the provision of the Plan governing the class of Claims to which such Allowed Claim belongs.

SECTION 6.10 OBJECTION DEADLINE.

         As soon as practicable, but in no event later than sixty (60) days after the Effective Date (subject to being extended by the Bankruptcy Court upon motion of a Debtor with notice and a hearing), objections to Claims shall be filed with the Bankruptcy Court and served upon the holder of each of the Claims to which objections are made; provided, however, that no objection may be filed with respect to any Claim that is Allowed on or before the Effective Date.

SECTION 6.11 PROSECUTION OF OBJECTIONS.

         Upon occurrence of the Effective Date, only the Disbursing Agent and the Residual Trustee shall have authority to file, litigate, settle, or withdraw objections to Claims.

SECTION 6.12 ESTIMATION OF CLAIMS.

         The Disbursing Agent or the Residual Trustee may, at any time and from time to time, request that the Bankruptcy Court estimate any Contested Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent, the Residual Trustee, or the Committee (as applicable) previously objected to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contested Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Disbursing Agent, the Residual Trustee, or the Committee may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

SECTION 6.13 INDENTURE TRUSTEES AS CLAIM HOLDER.

         Consistent with Bankruptcy Rule 3003(c), the Debtors shall recognize proofs of claim filed by the Indenture Trustees with respect to the Senior Reset Note Claims and Senior Redeemable Notes Claims. Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Claim, may be disallowed as duplicative of the Claim of the Indenture Trustees, without need for any further action or Bankruptcy Court order.

                                   ARTICLE VII

                            RETENTION OF JURISDICTION

SECTION 7.1 SCOPE OF JURISDICTION.

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date so long as is legally permissible, including, but not limited to, jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

                  (b) Grant or deny any applications for allowance and payment of any Fee Claim for periods ending on or before the Effective Date;

                  (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

                  (d) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion or other pleading filed pursuant to the Plan;

                  (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor, the Disbursing Agent, or the Residual Trust that may be pending on or commenced after the Effective Date;

                  (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, or to correct any defect, cure any omission, or reconcile any inconsistency therein;

                  (g) Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, the TWC Settlement, the Declaration of Trust, the liquidation of the Residual Assets, the distribution of Available Proceeds, if any, and the winding-up of Old WCG or any Person's obligations incurred in connection therewith, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

                  (h) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, including, without limitation, to enforce the TWC Settlement and the Channeling Injunction, except as otherwise provided herein;

                  (i) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

                  (j) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the TWC Settlement, the Channeling Injunction, the liquidation of the Residual Assets, the distribution of Available Proceeds, if any, and the winding-up of Old WCG, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the TWC Settlement including without limitation the Declaration of Trust;

                  (k) Enter a Final Decree as contemplated by Bankruptcy Rule 3022; and

                  (l) Effectuate payment of the Indenture Trustee Fees as contemplated by Section 2.2(e) of this Plan.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

SECTION 8.1 PAYMENT OF STATUTORY FEES.

         All fees payable pursuant to section 1930 of title 28 of the United States Code that come due prior to the Effective Date, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date. After the Effective Date, and until the Chapter 11 Cases are closed, converted, or dismissed, the Disbursing Agent shall pay fees pursuant to section 1930 of title 28 of the United States Code as they become due.

SECTION 8.2 NO INTEREST OR ATTORNEYS' FEES.

         Subject to the provisions of the Plan, the Cash Collateral Order, the WCL Credit Documents, the Restated Credit Documents, or as allowed by the Bankruptcy Court, no interest, penalty, or late charge arising after the Petition Date, and no award or reimbursement of attorneys fees or related expenses or disbursements, shall be allowed on, or in connection with, any Claim.

SECTION 8.3 MODIFICATIONS TO THE PLAN.

         (a) The Debtors reserve the right, with the consent of each of the other Proponents, TWC, and the Administrative Agent (which consent may not be unreasonably withheld), to amend or modify the Plan at any time prior to the entry of the Confirmation Order in accordance with the Bankruptcy Code and Bankruptcy Rules.

         (b) After the entry of the Confirmation Order, the Debtors may, with the consent of each of the other Proponents, TWC, and the Administrative Agent (which consent shall not be unreasonably withheld) amend or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, in accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules.

         (c) A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

SECTION 8.4 REVOCATION OF PLAN.

         The Debtors reserve the right in the good faith exercise of their fiduciary duties to revoke and withdraw the Plan prior to the occurrence of the Effective Date in accordance with Section 1127 of the Bankruptcy Code. If the Debtors revoke or withdraw the Plan, or if the Effective Date does not occur, then the Plan and all settlements set forth in the Plan (including the TWC Settlement) shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against a Debtor or any other Person or to prejudice in any manner the rights of a Debtor or any Person in any proceedings involving a Debtor.

SECTION 8.5 EXEMPTION FROM TRANSFER TAXES.

         Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, those contemplated by the TWC Settlement Agreement, the Restated Credit Documents, or any agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate, transfer, mortgage recording, use, or other similar tax.

SECTION 8.6 SETOFF RIGHTS.

         Subject to the provisions of section 553 of the Bankruptcy Code, in the event that a Debtor has a Cause of Action of any nature whatsoever against the holder of a Claim, such Debtor may, but is not required to, setoff against the Claim (and any payments or other distributions to be made in respect of such Claim hereunder) a Debtor's Cause of Action against the holder. Neither the failure to set off nor the allowance of any Claim under the Plan shall constitute a waiver or release by a Debtor of any Cause of Action that a Debtor has against the holder of a Claim.

SECTION 8.7 COMPLIANCE WITH TAX REQUIREMENTS.

         In connection with the Plan, the Debtors, the Disbursing Agent, and the Residual Trustee shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all distributions hereunder shall be subject to such withholding and reporting requirements.

SECTION 8.8 RECOGNITION OF GUARANTY RIGHTS.

         The classification of and manner of satisfying all Claims under the Plan take into consideration (a) the existence of guaranties by a Debtor of obligations of other Persons, and (b) the fact that a Debtor may be a joint obligor with other Persons with respect to an obligation. Subject to the provisions of the Confirmation Order, the New WCG Guarantee, or the Restated Credit Documents, all Claims against a Debtor based upon any such guaranties or joint obligations shall be discharged to the extent and in the manner provided in the Plan; provided, however, that no creditor shall be entitled to receive more than one recovery with respect to any of its Allowed Claims.

SECTION 8.9 COMPLIANCE WITH ALL APPLICABLE LAWS.

         If notified by any governmental authority that it is in violation of any applicable law, rule, regulation, or order of such governmental authority relating to its businesses, the Debtors shall take whatever action as may be required to comply with such law, rule, regulation, or order; provided, however, that nothing contained herein shall require such compliance if the legality or applicability of any such requirement is being contested in good faith and, if appropriate, an adequate reserve for such requirement has been set aside.

SECTION 8.10 BINDING EFFECT.

         The Plan shall be binding upon and inure to the benefit of the Debtors, the WCG Entities, the WCG Indemnitees, the TWC Entities, the holders of all Claims and Equity Interests, Class 5/6 Channeled Actions, and Securities Holder Channeled Actions, and their respective successors and assigns.

SECTION 8.11 NOTICES.

         Whenever service is required in the Plan, such service shall be made so as to be received by 5:00 p.m. Eastern

Time on or before the date required.

SECTION 8.12 GOVERNING LAW.

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Chapter 11 Cases, including the Plan Documents, except as may otherwise be provided in such agreements, documents, instruments, and Plan Documents.

SECTION 8.13 SEVERABILITY.

         If the Bankruptcy Court determines that any provision of the Plan would be unenforceable or would prevent the Plan from being confirmed, either on its face or as applied to any Claim or Equity Interest or transaction, the Debtors, with the consent of TWC, the Proponents, and the Administrative Agent, may modify the Plan so that such provision shall not be applicable to the holder of any Claim or Equity Interest or in such manner as will allow the Plan to be confirmed. Such a determination by the Bankruptcy Court and modification by the Debtors shall not (a) limit or affect the enforceability and operative effect of any other provision of the Plan, or (b) require the resolicitation of any acceptance or rejection of the Plan.

Dated: August 12, 2002


                            [Signature Page Follows]

                                WILLIAMS COMMUNICATIONS GROUP, INC.



                                /s/ Scott E. Schubert
                                -----------------------------------------------
                                By:  Scott E. Schubert
                                Its: Chief Financial and Corporate Services
                                     Officer



                                CG AUSTRIA, INC.



                                /s/ Scott E. Schubert
                                -----------------------------------------------
                                By:  Scott E. Schubert
                                Its: Chief Financial and Corporate Services
                                     Officer




                                THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                                By: R2 Investments, LDC
                                By: Amalgamated Gadget, L.P. as Investment
                                    Manager
                                By: Scepter Holdings, Inc., General Partner



                                /s/ David R. Gillesspie
                                -----------------------------------------------
                                By:  David R. Gillesspie
                                Its: CFO



                                LEUCADIA NATIONAL CORPORATION



                                /s/ Joseph A. Orlando
                                -----------------------------------------------
                                By:  Joseph A. Orlando
                                Its: Vice President

                                                                       EXHIBIT B

                                                                  EXECUTION COPY


                              SETTLEMENT AGREEMENT

         This Settlement Agreement (the "Agreement") is entered into as of July 26, 2002, by and among The Williams Companies Inc. ("TWC", and, collectively with its direct and indirect subsidiaries, the "TWC Entities"); Williams Communications Group, Inc. ("WCG" and, collectively with its direct and indirect subsidiaries, the "Company" or the "WCG Entities") and CG Austria, Inc. ("CG Austria") each as a debtor and debtor in possession in cases commenced (the "Chapter 11 Cases") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); the official committee of unsecured creditors (the "Committee") appointed in the Chapter 11 Cases; and Leucadia National Corporation ("Leucadia") (collectively, the "Parties").

         WHEREAS, WCG was initially incorporated as a wholly-owned subsidiary of TWC;

         WHEREAS, in September 1999, WCG raised approximately $1.5 billion through an initial public offering and certain private placements of WCG stock;

         WHEREAS, on April 23, 2001, TWC distributed to its shareholders substantially all of its remaining WCG stock pursuant to a tax-free spin-off (the "Spin-Off");

         WHEREAS, prior to the Spin-Off, WCG (i) issued certain unsecured senior redeemable notes in the aggregate amount of $3 billion (the "Senior Redeemable Notes"), approximately $2.45 billion of which is currently publicly held and $550 million of which was acquired (and is currently held) by an indirect wholly-owned subsidiary of WCG in September and October of 2001; (ii) guaranteed the obligations of WCG's wholly-owned operating subsidiary and principal asset, Williams Communications, LLC ("WCL"), under an Amended and Restated Credit Agreement, dated as of September 8, 1999 (as subsequently amended and restated, the "WCL Credit Agreement"); (iii) issued a promissory note in the amount of $1.5 billion (the "Senior Reset Note") which was pledged to secure payment of $1.4 billion of notes that were issued by subsidiaries of WCG and guaranteed by TWC; (iv) incurred obligations of approximately $120 million for various administrative services that were provided by the TWC Entities prior to the Spin-Off (the "Pre-Spin Services Claim"); and (v) agreed to reimburse TWC for all amounts paid by TWC in respect of WCL's $750 million lease of a portion of the Company's fiber optic network (the "ADP Claim");

         WHEREAS, in September 2001, following the Spin-Off, TWC provided additional financing to the Company in the form of a sale/leaseback transaction (the "Sale/Leaseback") pursuant to which the Company (i) sold to TWC its headquarters building (the "Headquarters Building"), related real estate, and certain ancillary assets for approximately $276 million in cash, and (ii) agreed to lease that property back from TWC for periods ranging from three to ten years;

         WHEREAS, in the fourth quarter of 2001 and early 2002, as the financial markets in general and the telecom market in particular experienced significant deterioration, the Company began discussing a restructuring of its balance sheet with the lenders (the "Lenders") under the WCL Credit Agreement with the goal of reducing the overall leverage of the Company in order to enhance its financial flexibility;

         WHEREAS, in late February, 2002, certain holders of the Senior Redeemable Notes formed an informal committee ( the "Ad Hoc Committee"), retained legal and financial advisors, and began negotiating with WCG for a comprehensive restructuring of WCG's balance sheet. In addition, the Ad Hoc Committee's advisors commenced legal and financial diligence with respect to both the Spin-Off and all other relationships and transactions between TWC and the Company;

         WHEREAS, the Ad Hoc Committee had informed the Company that it was essential that a chapter 11 case be commenced within one year of the Spin-Off in order to preserve all defenses and claims with respect to the Spin-Off and the claims that TWC was asserting against the Company;

         WHEREAS, the Lenders had asserted their right to set-off their debt against WCG and WCL and such set-off against the Company's existing cash would have threatened the future viability of the Company;

         WHEREAS, certain members of the Ad Hoc Committee had prepared an involuntary chapter 11 filing against the Company in order to prevent the asserted set-off;

         WHEREAS, all parties worked to negotiate the Restructuring Agreement in order to prevent a set-off followed by extensive litigation or in the alternative, an uncontrolled voluntary or involuntary chapter 11 case;

         WHEREAS, it was not until 8:30 p.m. (EDT) on April 22, 2002 that the Restructuring Agreement was finalized and signed by sufficient parties for it to become effective thus averting both the threatened set-off and the involuntary

                                                                  EXECUTION COPY


bankruptcy filing and facilitating the voluntary chapter 11 process for WCG only obviating the necessity for a much more complex WCL bankruptcy case;

         WHEREAS, following extensive negotiations among WCG, the Ad Hoc Committee, and the Lenders, those parties entered into a certain agreement dated as of April 19, 2002 (the "Restructuring Agreement"), pursuant to which the members of the Ad Hoc Committee and over 90% of the Lenders agreed to support a chapter 11 plan for WCG that provided for (i) the conversion of all of WCG's unsecured debt into the common stock of a reorganized WCG ("New WCG"); (ii) the prepayment of $450 million under the WCL Credit Agreement ($200 million of which was paid upon execution of the Restructuring Agreement, $50 million of which was paid on July 15, 2002, and $200 million of which must be paid as a condition to consummation of WCG's chapter 11 plan) so that the Company's obligations to the Lenders will be reduced to $525 million upon the completion of the restructuring process; (iii) the continued operation of WCL outside of bankruptcy, to minimize any negative impact of the Company's balance sheet restructuring on WCL's customers, vendors, suppliers, employees, or the communities in which WCL does business;

         WHEREAS, the Restructuring Agreement requires, among other things, that
(i) WCG obtain $150 million in new capital (the "New Investment") to supplement the Company's cash resources upon emergence from chapter 11, and (ii) the Debtors have consummated their chapter 11 plan by October 15, 2002;

         WHEREAS, on April 22, 2002, the Debtors commenced these chapter 11 cases for the purposes of restructuring their financial affairs on terms consistent with the Restructuring Agreement;

         WHEREAS, as of the petition date, the Company's (i) secured indebtedness consisted of approximately $775 million owed to the Lenders under the WCL Credit Agreement and (ii) funded unsecured indebtedness owed to third parties totaled approximately $5.5 billion, including (a) approximately $2.45 billion account of the Senior Redeemable Notes; (b) $1.5 billion owed under the Senior Reset Note; (c) approximately $750 million owed with respect to the ADP Claim; (d) approximately $120 million owed with respect to the Pre-Spin Services Claim; (e) various unliquidated obligations owed to TWC arising from certain post-Spin-Off arrangements between the Company and TWC; and (f) approximately $275 million owed to TWC under the Sale/Leaseback;

         WHEREAS on May 1, 2002, the Committee was appointed (and was comprised of a majority of members who were former members of the Ad Hoc Committee) and retained the same legal and financial advisors as had been utilized by the Ad Hoc Committee;

         WHEREAS, TWC, on behalf of all of the TWC Entities, has asserted various rights and claims against the Company, including, without limitation,
(i) not less than $2.3 billion in obligations owed by WCG as a consequence of certain guarantees, services provided, and other financial accommodations, including the Senior Reset Note, the ADP Claim, and Pre-Spin Services Claim; and
(ii) the right to act on defaults under the Sale/Leaseback that entitle TWC to evict the Company from the Headquarters Building and repossess those premises and other assets subject to the Sale/Leaseback;

         WHEREAS, the Committee has asserted that the Company and its creditors may have various claims against TWC, and rights, remedies, defenses, and offsets with respect to the claims asserted by TWC, which, if successful, could result in a recovery against TWC or the reduction, disallowance, subordination, recharacterization, or elimination of some or all of TWC's claims;

         WHEREAS, the litigation of the disputes between and among the Company, TWC, and the Committee would be complex and expensive and could delay or otherwise impair the Debtors' ability to emerge from chapter 11 in a timely fashion;

         WHEREAS, Leucadia is willing to provide $150 million in new equity capital to satisfy the requirement that the New Investment be obtained and, as more fully set forth in the Leucadia Claims Purchase Agreement (as such term is hereinafter defined), to purchase certain of TWC's claims for a cash payment of $180 million to TWC, so that upon WCG's emergence from chapter 11, (i) TWC will forego the distribution of the stock of New WCG (the "New WCG Common Stock") to which TWC otherwise would be entitled on account of its claims against WCG, and will release all claims and causes of action against the WCG Entities and the WCG Indemnitees (as such term is hereinafter defined), except those arising under the Plan and this Agreement; (ii) Leucadia will own 45% of the New Common Stock; and (iii) WCG's unsecured creditors (other than TWC) will own the remaining 55% of the New Common Stock (with Leucadia and the unsecured creditors' ownership shares subject to dilution from the issuance of additional shares of up to 2% of the New WCG Common Stock to support a portion of a channeling injunction contained in the Plan (as such term is hereinafter defined));

                                                                  EXECUTION COPY


         WHEREAS, Leucadia's willingness to make the New Investment and purchase the TWC claims is conditioned on (i) the Parties' entry into, and the Bankruptcy Court's approval of, this Agreement, which provides for the settlement of all disputes between the Company, the Committee, and the TWC Entities, on the terms and conditions set forth herein and in the related agreements annexed hereto and made a part hereof; (ii) the implementation of the transactions contemplated hereby (including the repurchase of the Headquarters Building and related assets for $50 million in cash and a $100 million mortgage) and (iii) the confirmation and consummation of the Plan, including the entry of a channeling injunction as set forth herein;

         WHEREAS, the Parties wish to settle and compromise the disputes and issues between and among them on the terms set forth herein in order to avoid the expense, delay, uncertainty, and risks of litigation, and to enable the New Investment to be consummated so that the Debtors can emerge successfully from chapter 11;

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby consent and agree as follows:

                  1. TWC Settlement Transactions. Upon the occurrence of the Plan Effective Date, and subject to the satisfaction or waiver of all conditions thereto and the consummation of each of the transactions contemplated hereby, all disputes and issues between the WCG Entities and the TWC Entities shall be settled and compromised as follows:

         (a) Treatment of the TWC Assigned Claims. The Causes of Action arising under the Senior Reset Note, the ADP Claims, and the Pre-Spin Services Claims (the "TWC Assigned Claims") shall be treated as follows:

                  (i) The TWC Assigned Claims shall be Allowed Claims that are valid and enforceable against WCG in an aggregate amount equal to $2.36 billion and not subject to any defense, offset, reduction, objection, subordination, recharacterization, or any other Cause of Action that would reduce, delay, or impede any right of the holder thereof to receive distributions under the Plan on the Plan Effective Date;

                  (ii) In accordance with the terms of the Leucadia Claims Purchase Agreement, TWC shall sell, and Leucadia shall purchase the TWC Assigned Claims in exchange for Leucadia's payment to TWC of $180 million in Cash;

                  (iii) In respect of the TWC Assigned Claims, Leucadia shall receive 24.55% of the New WCG Common Stock issued under the Plan (subject to reduction to 23.55% by the issuance of up to 2% of additional New WCG Common Stock to the extent such stock is issued to holders of Liquidated Securities Holder Claims from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures) free and clear of all liens, claims, encumbrances, and rights of any third parties (the "Leucadia Claims Distribution"); and

                  (iv) Except for the distribution of the Leucadia Claims Distribution to Leucadia, all other Causes of Action against the WCG Entities and the WCG Indemnitees in respect of the TWC Assigned Claims shall be deemed to be waived, released, and discharged, and TWC shall forego the TWC Contributed Distribution for the benefit of general unsecured creditors of WCG under the Plan (i.e., the holders of Allowed Class 5 Senior Redeemable Notes Claims and Allowed Class 6 Other Unsecured Claims).

         (b) The Building Purchase. In accordance with the Building Purchase Agreement, WHBC shall transfer and convey the Building Purchase Assets to WTC for (i) $50 million in Cash (subject to an adjustment for certain unfunded obligations owed by TWC as set forth in the Building Purchase Agreement), and (ii) the execution and delivery of (A) a 10-year promissory note made payable (with full recourse) by WTC and New WCG (as co-makers) and guaranteed by WCL in the original principal amount of $100 million (subject to reduction upon certain Dispositions as provided in the Building Purchase Agreement), with interest at the rate of 7% per annum and principal to be amortized on the basis of a 30-year schedule, such note to be in a form mutually agreed upon by the Debtors, TWC, the Committee, and Leucadia (the "Building Purchase Note") and (B) various documents, instruments, agreements and mortgages granting to WHBC a first lien and security interest in and to all Building Purchase Assets to secure payment of the Building Purchase Note, all of which shall be in a form to be mutually agreed upon by the Debtors, TWC, the Committee, and Leucadia (the "Building Purchase Collateral Documents"). In connection with the closing of the Building Purchase Agreement, the Lenders shall be granted a fully subordinated, second priority lien on the Building

                                                                  EXECUTION COPY


                  Purchase Assets, the terms of which shall be mutually agreed upon by the Debtors, TWC, Leucadia, the Committee and the Administrative Agent (the "Lender Second Mortgage").

         (c) The TWC Continuing Contracts. The TWC Continuing Contracts and all Causes of Action thereunder (the "TWC Continuing Contract Claims") shall be treated as follows:

                  (i) Pursuant to section 365 of the Bankruptcy Code, WCG shall assume and assign to New WCG, and CG Austria shall assume, each TWC Continuing Contract to which it is a party;

                  (ii) The applicable WCG Entities (other than WCG and CG Austria) that are parties to any TWC Continuing Contract shall reaffirm their obligations thereunder as of the Plan Effective Date and, except as set forth in Section 1(d)(iv) of this Agreement, all such obligations shall be unaffected by the Chapter 11 Cases;

                  (iii) Any and all Causes of Action arising under the TWC Continuing Contracts prior to the Plan Effective Date shall be deemed to be satisfied, and all defaults occurring prior to the Plan Effective Date, shall be deemed to be cured, by the WCG Entities' payment in Cash in full on the Plan Effective Date of the (A) amounts set forth in Exhibit 6 hereto, if any, plus
                           (B) any net unpaid amounts that become due during the period from June 30, 2002 through the Plan Effective Date; and

                  (iv) The TWC Continuing Contracts shall be modified as described in Exhibit 6 hereto.

         (d) Additional Settlement Transactions. The following additional transactions shall occur:

                  (i) The Tax Sharing Agreement, dated September 30, 1999, by and between TWC and WCG, as amended and restated from time to time, shall be cancelled and all Causes of Action arising thereunder among the TWC Entities, on the one hand, and the WCG Entities, on the other hand, shall be forever waived, released, and discharged;

                  (ii) WCG shall assume and assign to New WCG the agreement attached hereto as Exhibit 7 setting forth the terms on which TWC and New WCG (as successor to WCG) will cooperate with each other regarding tax matters arising on or prior to April 23, 2001 (the "Tax Cooperation Agreement");

                  (iii) WCG shall assume and assign to New WCG the Trademark License Agreement, dated April 23, 2001, by and between TWC and WCG, providing that the rights of New WCG (as successor to WCG) under the Trademark License Agreement shall terminate on the second anniversary of the Plan Effective Date (as amended by Exhibit 8 hereto, the "License Amendment");

                  (iv) WCG shall assume and assign to New WCG the agreement attached hereto as Exhibit 9 under which TWC is assigning its rights with respect to the "WilTel" trademark (the "WilTel Assignment");

                  (v) The Amended and Restated Indemnification Agreement, dated April 23, 2001, by and between TWC and WCG, as amended and restated from time to time, shall be cancelled and all Causes of Action arising thereunder among the TWC Entities, on the one hand, and the WCG Entities, on the other hand, shall be forever waived, released, and discharged;

                  (vi) WCG shall assume and assign to New WCG the agreement attached hereto as Exhibit 10 setting forth the terms on which New WCG (as successor to WCG) shall indemnify TWC with respect to certain outstanding guarantees issued by TWC in respect of certain obligations of the WCG Entities (the "Guaranty Indemnification Agreement"); and

                  (vii) WCG and/or New WCG, as applicable, shall execute and deliver such consents and other documents or instruments as shall be reasonably necessary to effect the assignment of the Senior Reset Note to Leucadia as contemplated by the Leucadia Claims Purchase Agreement.

         (e) Mutual Releases. The following releases shall be exchanged and become binding and effective:

                  (i) (A) Except for Causes of Action arising under this Agreement, the TWC Continuing Contracts, the Plan, or the Plan Documents, each TWC Released Party shall forever waive, release, and discharge any



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                           and all Causes of Action against any and all of the
                           WCG Entities and the WCG Indemnitees that are based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Plan Effective Date, and (solely, with respect to the WCG Indemnitees) arising out of or relating in any way to a WCG Indemnitee's relationship with, or transactions involving a WCG Entity; and (B) TWC, on behalf of itself and the other TWC Entities, (I) represents that the TWC Entities have not sold, conveyed, assigned, or in any other way transferred the Causes of Action to be released in the immediately preceding clause (1)(e)(i)(A); and (II) agrees that the TWC Entities will not sell, convey, assign, or in any other way transfer such Causes of Action prior to the effectiveness of such releases.

                  (ii) (A) Except for Causes of Action arising under this Agreement, the TWC Continuing Contracts, the Plan, or the Plan Documents, the Committee, each WCG Entity, and each WCG Indemnitee shall forever waive, release, and discharge any and all Causes of Action against any and all TWC Released Parties that is based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Plan Effective Date and arising out of or relating in anyway to a WCG Entity or its present or former assets, or a TWC Released Party's relationship with, or transactions involving a WCG Entity or its present or former assets; and (B) WCG, on behalf of itself and the other WCG Entities
                           (I) represent that the WCG Entities have not sold, conveyed, assigned, or in any other way transferred the Causes of Action to be released in the immediately preceding clause (1)(e)(ii)(A); and (II) agree that the WCG Entities will not sell, convey, assign, or in any other way transfer such Causes of Action prior to the effectiveness of such releases.

                  2. The New Investment. Upon the occurrence of the Plan Effective Date, and subject to the satisfaction or waiver of all conditions thereto and the consummation of each of the transactions contemplated hereby, Leucadia shall invest $150 million in Cash in New WCG and, in exchange therefor, shall receive 20.45% of the New WCG Common Stock to be issued under the Plan (the "Leucadia Investment Distribution") in accordance with the terms of the Leucadia Investment Agreement. By signing below, the Committee hereby agrees that the terms and conditions of the Leucadia Investment are acceptable to the Committee for purposes of Section 11(a) of the Restructuring Agreement.

                  3. Treatment of Unsecured Claims. Upon the occurrence of the Plan Effective Date, and subject to the satisfaction or waiver of all conditions thereto and the consummation of each of the transactions contemplated hereby, each holder of an Allowed Class 5 Senior Redeemable Notes Claim and a Class 6 Other Unsecured Claims (other than the Senior Redeemable Notes acquired by CGI, which shall be deemed cancelled under the Plan) shall receive a Pro Rata Share of 55% of the New WCG Common Stock issued under the Plan (subject to reduction to 51.3% by (a) the issuance of additional New WCG Common Stock to the extent such stock is issued to holders of Liquidated Securities Holder Claims from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures and (b) the issuance of New WCG Common Stock to certain members of the Ad Hoc Committee that executed the Restructuring Agreement) (the "Unsecured Creditor Distribution").

                  4. Channeling Injunction. It is an essential element of, and a condition to the effectiveness of, this Agreement and the Plan that the Confirmation Order shall contain an injunction (the "Channeling Injunction")

         (a) providing that (i) all Class 5/6 Channeled Actions shall be channeled to and fully and completely satisfied as a result of the TWC Contributed Distribution and the other consideration provided by the TWC Entities hereunder; and (ii) all Securities Holder Channeled Actions shall be channeled to and fully and completely satisfied from the Securities Holder Channeling Fund; and

         (b) enjoining (except as may be required for recovery from officer/director insurance policies of the Company) the holders of Class 5/6 Channeled Actions and Securities Holder Channeled Actions from:

                  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against a TWC Settlement Releasee or its direct or indirect successor in interest (including, without limitation, all suits, actions, and proceedings that are pending as of the Plan Effective Date, which must be withdrawn or dismissed with prejudice), except as may be set forth in the Securities Holder Channeling Fund Distribution Procedures;

                  (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against a TWC Settlement Releasee or its



                                       5
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                           assets or property, or its direct or indirect
                           successor in interest, or any assets or property of such transferee or successor;

                  (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien against a TWC Settlement Releasee or its assets or property, or its indirect or indirect successors in interest, or any assets or property of such transferee or successor;

                  (iv) asserting any set-off, right of subrogation or recoupment of any kind, directly or indirectly against any obligation due to a TWC Settlement Releasee or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor; and

                  (v) proceeding in any manner that does not conform or comply with the provisions of the Plan (including the Securities Holder Channeling Fund Distribution Procedures), the Approval Order or this Agreement.

                  5. The Settlement Motion; the Plan; TWC Approval Rights. Promptly after the execution and delivery of this Agreement by the Parties, (a) the Debtors and the Committee shall (i) file with the Bankruptcy Court a joint motion seeking entry of the Approval Order, and (ii) use their commercially reasonable efforts to obtain entry of the Approval Order, and (b) the Debtors, the Committee, and Leucadia shall (i) file with the Bankruptcy Court the Plan, and (ii) use their commercially reasonable efforts to confirm and consummate the Plan. From and upon the execution of this Agreement, without the prior written consent of TWC (a) the Plan may not be modified or amended (including, without limitation, pursuant to Section 8.3 and 8.13 of the Plan), and (b) the conditions to confirmation of the Plan and the occurrence of the Plan Effective Date (including, without limitation, those conditions set forth in Article IV of the Plan) may not be waived.

                  6. Committee Encouragement Efforts. The Committee shall use commercially reasonable efforts to encourage holders of Claims in Classes 5 and 6 under the Plan to (a) support the Plan; (b) support, and not oppose, entry by the Bankruptcy Court of the Approval Order; and (c) subject to the Bankruptcy Court's entry of an order approving a disclosure statement with respect to the Plan as containing "adequate information" as required by section 1125 of the Bankruptcy Code, vote to accept the Plan.

                  7. Non-Interference. The Committee, Leucadia, and TWC shall not (a) take any action that would delay entry of the Approval Order or the confirmation and consummation of the Plan; (b) solicit or encourage offers or proposals, or entertain or engage in discussions with respect to any unsolicited offer or proposal, or enter into any agreements, arrangements, or understandings relating to any other chapter 11 plan with respect to WCG or enter into any transaction involving the WCG Entities or their assets that would reasonably be expected to be inconsistent with this Agreement, the Plan, or the transactions contemplated hereby; (c) consent to, support, or participate in any formulation of a chapter 11 plan for WCG other than the Plan; (d) encourage or support in any fashion any person to (i) object to the entry of the Approval Order, or (ii) vote against or object to the Plan; or (e) take any action directly or indirectly for the purpose of delaying, preventing, frustrating, or impeding entry of the Approval Order, or acceptance, confirmation, and consummation of the Plan; provided, however, nothing herein shall prevent the Committee from taking such actions as it determines in good faith to be necessary under applicable law to fulfill its fiduciary duties in the event it receives a Notice Concerning Negotiations; provided further, that nothing herein shall prevent the Committee from informing itself in connection with the good faith exercise of its fiduciary duties. Leucadia and the Company each agrees to promptly give written notice to the Committee with a copy to TWC (with such notice being herein referred to as a "Notice Concerning Negotiations", and with the giving of such notice being deemed not to be a breach of the Settlement Agreement or any related agreement) in the event that, in its good faith judgment (i) the negotiations with the Lenders to obtain their consents in connection with the transactions contemplated by the Settlement Agreement and the Plan are unlikely to be successful or (ii) neither the negotiations with SBC to obtain its consent, nor the efforts to obtain a court order providing that SBC does not have the right to terminate its agreements with the Company, in connection with the transactions contemplated by the Settlement Agreement and the Plan is likely to be successful.

                  8. TWC to Accept the Plan. Subject to the Bankruptcy Court's entry of an order approving a disclosure statement with respect to the Plan as containing "adequate information" as required by section 1125 of the Bankruptcy Code, TWC shall vote the TWC Assigned Claims to accept the Plan.

                  9. Authority. Subject only to such approval of the Bankruptcy Court as is required with respect to the Debtors entry herein, each signatory to this Agreement warrants that it has the authority to execute this Agreement on behalf of the Party noted; provided, however, that the Parties hereto acknowledge that (a) the Company has not obtained

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such waivers or consents, if any, that may be required under the WCL Credit
Agreement to implement the transactions contemplated by this Agreement; and (b) none of the Parties hereto (including the Debtors) will assert or use this Agreement or its approval by the Bankruptcy Court as waiving or otherwise annulling or satisfying any requirement under the WCL Credit Agreement that such waivers or consents as are required to implement the transactions contemplated by this Agreement be obtained.

                  10. Binding Effect. Subject only to approval of the Bankruptcy Court with respect to the Debtors' obligations under Section 1, the provisions of this Agreement are binding on and inure to the benefit of the Parties to this Agreement and to each Party's respective successors and assigns.

                  11. Fiduciary Duties. Based on the facts and circumstances known to WCG and the Committee as of the date hereof, WCG and the Committee acknowledge that their entry into this Agreement and the consummation of the compromises and settlements contemplated hereby are within the exercise of their respective fiduciary duties. Notwithstanding the foregoing, nothing in this Agreement, including in Sections 6 or 7 or in the preceding sentence, shall impair or prevent the Debtors or the Committee from exercising their fiduciary duties and taking such steps as each may determine in good faith to be necessary under applicable law to fulfill such duties. Without limiting by implication the generality of the forgoing, the Parties acknowledge that the Committee has retained conflicts counsel to advise it with regard to certain issues, and that the acknowledgment by the Committee in the next preceding sentence is qualified to the extent of any contrary advice of such counsel with respect to such issues and that the agreements of the Committee in Sections 6 and 7 of this Agreement are subject to any actions which the Committee determines in good faith to be necessary under applicable law to fulfill its fiduciary duties based on the advice of such counsel with respect to such issues.

                  12. Governing Law; Jurisdiction. This Agreement will be governed by the laws of the State of New York, without regard to its conflicts of laws principles. Each of the Parties irrevocably (a) submits and consents in advance to the exclusive jurisdiction of the Bankruptcy Court for the purpose of any action or proceeding in which any WCG Entity is a party arising out of or relating to this Agreement; (b) agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in such court; and (c) waives any objection that such Party may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens. To the extent that any action or proceeding among the Parties, other than a WCG Entity, arising out of or relating to this Agreement is commenced, those Parties (and not the WCG Entities) hereby irrevocably and unconditionally submit to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof.

                  13. Entire Agreement. This Agreement, the Exhibits hereto, and the applicable provisions in the Plan constitute the complete and entire agreement between the Parties with respect to the matters contained in this Agreement, and supersedes all prior agreements, negotiations, and discussions between the Parties, with respect thereto; provided, however, that nothing in this Agreement shall (a) be deemed to have modified or superseded the TWC Plan Support Agreement and the Restructuring Agreement; or (b) be a waiver or release of any Party from any disclosure or other obligation or restriction regarding the sale, purchase, assignment, or other trading in claims against any of the WCG Entities, which must be the subject of a separate agreement and otherwise conform to any orders that may be entered by the Bankruptcy Court.

                  14. Non-Reliance. Each of the Parties acknowledges that, in entering into this Agreement, it is not relying upon any representations or warranties made by anyone other than those terms and provisions expressly set forth in this Agreement, the Exhibits hereto, and the applicable provisions in the Plan.

                  15. Amendment. It is expressly understood and agreed that this Agreement may not be altered, amended, waived, modified or otherwise changed in any respect or particular whatsoever except by a writing duly executed by authorized representatives of each of the Parties, and the Parties further acknowledge and agree that they will make no claim at any time or place that this Agreement has been orally supplemented, modified, or altered in any respect whatsoever.

                  16. No Admissions. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of the TWC Entities, the WCG Entities, or the WCG Indemnitees of any claim or any fault or liability or damages whatsoever. Each of them denies any and all wrongdoing or liability of any kind, and does not concede any infirmity in the claims or defenses which it has asserted or would assert.

                  17. Termination. This Agreement and all of the provisions hereof (and of the Approval Order), including, without limitation, the allowance of the TWC Assigned Claims, shall terminate

         (a) automatically if the Plan Effective Date has not occurred on or before February 28, 2003; or



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         (b)      by written notice of any Party to this Agreement to the other
                  Parties (i) if the Plan is withdrawn pursuant to Section 8.4 of the Plan; (ii) if confirmation of the Plan is denied by Final Order; or (iii) if either of the Leucadia Investment Agreement or the Leucadia Claims Purchase Agreement is terminated by its terms.

Upon such termination, this Agreement shall be of no further force or effect, nothing in this Agreement shall survive, and all matters, rights, and Causes of Action between and among the Parties shall be restored as if they had not negotiated and entered into this Agreement, it being understood that nothing in this Section 17 is intended to nor shall it (i) alter the rights of the Parties accruing under other agreements, including but not limited to the Leucadia Investment Agreement and the Leucadia Claims Purchase Agreement (irrespective of whether any such other agreements have also been terminated according to their terms), or (ii) relieve any Party for any breach of this Agreement.


                            [Signature Pages Follow]

WILLIAMS COMMUNICATIONS GROUP, INC.          THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

/s/ Howard E. Janzen                         R2 Investments, LDC; Amalgamated Gadget, L.P. as
----------------------------------------     Investment Manager; Scepter Holdings, Inc., General
By:  Howard E. Janzen                        Partner
     -----------------------------------
Its: President & CEO                         /s/ David R. Gillesspie
     -----------------------------------     ---------------------------------------------------
                                             By:  David R. Gillesspie, CFO
                                                  ----------------------------------------------
CG AUSTRIA, INC.                             Its: Chairperson
                                                  ----------------------------------------------
/s/ Howard E. Janzen
----------------------------------------     LEUCADIA NATIONAL CORPORATION
By:  Howard E. Janzen
     -----------------------------------     /s/ Barbara L. Lowenthal
Its: President & CEO                         ---------------------------------------------------
     -----------------------------------     By:  Barbara L. Lowenthal
                                                  ----------------------------------------------
                                             Its: Vice President
                                                  ----------------------------------------------

                                             THE WILLIAMS COMPANIES, INC.

                                             /s/ Jack D. McCarthy
                                             ---------------------------------------------------
                                             By:  Jack D. McCarthy
                                                  ----------------------------------------------
                                             Its: Senior Vice President-Finance, CFO
                                                  ----------------------------------------------



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                 GLOSSARY OF SETTLEMENT AGREEMENT DEFINED TERMS

                  Capitalized terms used in this Agreement herein shall have the meanings set forth in the Plan, unless otherwise defined in the recitals to this Agreement or as follows:

         (a) "Agreement" means this Settlement Agreement and all agreements that are Exhibits hereto.

         (b) "Approval Order" means an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Parties, authorizing the Debtors' entry into this Agreement and approving the settlements and transactions contemplated hereby pursuant to Bankruptcy Rule 9019.

         (c) "Building Purchase Agreement" means the agreement dated as of July 26, 2002, a true and correct copy of which is annexed hereto as Exhibit 4, pursuant to which, as a component of the TWC Settlement, WTC shall purchase, the Building Purchase Assets from WHBC.

         (d) "Building Purchase Assets" means all of the real and personal property being acquired by WTC pursuant to the Building Purchase Agreement, including the Headquarters Building.

         (e) "Building Purchase Collateral Documents" shall have the meaning set forth in Section (1)(b) of this Agreement.

         (f) "Building Purchase Note" shall have the meaning set forth in Section (1)(b) of this Agreement.

         (g)      "Channeling Injunction" shall have the meaning set forth in
                  Section 4 of this Agreement.

         (h) "Class 5/6 Channeled Actions" means all Causes of Action of holders of Class 5 Senior Redeemable Notes Claims and Class 6 Other Unsecured Claims, acting in such capacity, against a TWC Releasee or a WCG Indemnitee (except for Causes of Action to enforce any obligation of a TWC Releasee or WCG Indemnitee under the Plan, a Plan Document, or this Agreement) that is based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Plan Effective Date.

         (i) "Guaranty Indemnification Agreement" shall have the meaning set forth in Section (1)(d)(vi) of this Agreement.

         (j)      "Lender Second Mortgage" shall have the meaning set forth in
                  Section 1(b) of this Agreement.

         (k) "Leucadia Claims Purchase Agreement" means that certain Purchase and Sale Agreement dated as of July 26, 2002, a true and correct copy of which is annexed hereto as Exhibit 3, pursuant to which, as a component of the TWC Settlement, Leucadia has agreed to purchase, and TWC has agreed to sell, certain rights associated with the TWC Assigned Claims for $180 million in Cash.

         (l) "Leucadia Investment Agreement" means the agreement and all related exhibits and agreements dated as of July 26, 2002, a true and correct copy of which is annexed hereto as Exhibit 2, by and between WCG, WCL, and Leucadia, pursuant to which, as a component of the TWC Settlement, Leucadia shall make the New Investment.

         (m) "Leucadia Claims Distribution" shall have the meaning set forth in Section (1)(a)(iii) of this Agreement.

         (n) "Leucadia Investment Distribution" shall have the meaning set forth in Section 2 of this Agreement.

         (o) "License Amendment" shall have the meaning set forth in Section (1)(d)(iii) of this Agreement.

         (p) "Liquidated Securities Holder Claim" means a Securities Holder Claim that becomes entitled to recovery from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures.

         (q) "Plan" means the First Amended Joint Chapter 11 Plan with Respect to the Debtors, dated July 26, 2002, a true and correct copy of which is attached hereto as Exhibit 1.



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         (r)      "Plan Effective Date" means the date upon which the
                  transactions contemplated in the Plan are consummated, which shall be a Business Day selected by the Debtors, with the consent of the Committee, Leucadia, and TWC, after the first Business Day (i) which is ten (10) days after the date the Confirmation Order has been entered, (ii) on which the Confirmation Order is not stayed, and (iii) on which all conditions to the entry of the Confirmation Order and the occurrence of the Plan Effective Date have been satisfied or waived.

         (s) "Proportional Share" means the proportion that the amount of an Allowed Claim bears to the aggregate of all Allowed Claims in Classes 4, 5, and 6 under the Plan.

         (t) "SBC" means SBC Communications, Inc. and each of its direct and indirect subsidiaries.

         (u) "SBC Consent" means the consent by SBC to (a) the transactions contemplated by the Leucadia Investment Agreement and the Leucadia Claims Purchase Agreement; (b) the transactions contemplated by the Plan; and (c) the Spin-Off, in form and substance reasonably satisfactory to the Committee, Leucadia and WCG.

         (v) "Securities Holder" means all current and former holders of securities issued by the WCG Entities (and all options, agreements, and derivatives thereof) acting in such capacity; provided, however, that "Securities Holder" shall not include holders of Allowed Claims in Classes 5 and 6 under the Plan, acting in such capacity.

         (w) "Securities Holder Channeled Actions" means all Causes of Action of a Securities Holder against a WCG Indemnitee that is based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Plan Effective Date.

         (x) "Securities Holder Channeling Fund" means (i) the right to receive up to 2% of the New WCG Common Stock (on a fully-diluted basis), to the extent that holders of Securities Holder Channeled Actions become entitled to receive such stock pursuant to the Securities Holder Channeling Fund Distribution Procedures; and/or (ii) such recoveries that can be obtained from officer/director liability insurance policies of the Company that cover officers and directors of the Company or the Company's obligations to indemnify its officers and directors.

         (y) "Securities Holder Channeling Fund Distribution Procedures" means those procedures set forth in a Plan Document for distributions from the Securities Holder Channeling Fund providing, among other things, that all recoveries from the Securities Holder Channeling Fund shall be pro rata based on the ratio that a particular Liquidated Securities Holder Action bears to all Liquidated Securities Holder Actions.

         (z) "Settlement Contracts" means the Building Purchase Agreement, the Building Purchase Note, the Building Purchase Collateral Documents, the License Amendment, the Tax Cooperation Agreement, the Guaranty Indemnification Agreement, and the WilTel Assignment.

         (aa) "Tax Cooperation Agreement" shall have the meaning set forth in Section (1)(d)(ii) of this Agreement.

         (bb) "TWC Assigned Claims" shall have the meaning set forth in Section (1)(a) of this Agreement.

         (cc)     "TWC Continuing Contracts" means the contracts listed on
                  Exhibit 5 and the contracts attached hereto as Exhibits 4, 6, 7, 8, 9, and 10.

         (dd) "TWC Continuing Contract Claims" shall have the meaning set forth in Section (1)(c) of this Agreement.

         (ee) "TWC Contributed Distribution" means (i) the amount of New WCG Common Stock TWC would otherwise be entitled to recover on account of the face amount of the TWC Assigned Claims (i.e., the Proportional Share attributable to the TWC Assigned Claims) minus (ii) the Leucadia Claims Distribution.

         (ff) "TWC Released Parties" means the TWC Entities and each of their respective present and former directors, managers, officers, employees, agents, attorneys, advisors and accountants, acting in such capacity.

         (gg) "TWC Settlement" means all of the compromises and transactions contemplated by this Agreement.



                                       10
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         (hh)     "TWC Settlement Releasee" means a TWC Released Party or a WCG
                  Indemnitee, in each case as the context requires.

         (ii) "Unsecured Creditor Distribution" shall have the meaning set forth in Section 3 of this Agreement.

         (jj) "WCG" shall have the meaning ascribed thereto in the opening paragraph of this Agreement.

         (kk) "WCG Entities" means WCG and each of its direct and indirect subsidiaries.

         (ll) "WCG Indemnitee" means each of the present and former directors, managers, officers, employees, agents, attorneys, advisors, and accountants of the WCG Entities, acting in such capacity, excluding Persons who serve or served as officers of SBC Communications, Inc., or any of its subsidiaries, to the extent such Persons possessed conflicts of interest with respect to the WCG Entities while acting as directors of WCG in connection with the spin-off of WCG from TWC, provided, however, that if the SBC Consent shall have been obtained, then such officers of SBC shall be deemed to be WCG Indemnitees.

         (mm) "WCL" means Williams Communications, LLC, a wholly-owned subsidiary of WCG.

         (nn) "WHBC" means Williams Headquarters Building Company, a wholly-owned subsidiary of TWC.

         (oo) "WilTel Assignment" shall have the meaning set forth in Section (1)(d)(iv) of this Agreement.

         (pp) "WTC" means Williams Technology Center, LLC, an indirect wholly-owned subsidiary of WCG.





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                    LIST OF EXHIBITS TO SETTLEMENT AGREEMENT



     Exhibit 1 - First Amended Joint Chapter 11 Plan

     Exhibit 2 - Leucadia Investment Agreement

     Exhibit 3 - Leucadia Claims Purchase Agreement

     Exhibit 4 - Building Purchase Agreement

     Exhibit 5 - List of TWC Continuing Contracts

     Exhibit 6 - Agreement for the Resolutions of Continuing Contract Disputes

     Exhibit 7 - Tax Cooperation Agreement

     Exhibit 8 - License Amendment

     Exhibit 9 - WilTel Assignment

     Exhibit 10 - Guaranty Indemnification Agreement

                                                                     EXHIBIT B-1


                     FIRST AMENDMENT TO SETTLEMENT AGREEMENT


         THIS FIRST AMENDMENT dated as of August 13, 2002 (the "Amendment") to the Settlement Agreement (the "Agreement") dated as of July 26, 2002, by and among The Williams Companies Inc. ("TWC", and, collectively with its direct and indirect subsidiaries, the "TWC Entities"); Williams Communications Group, Inc. ("WCG" and, collectively with its direct and indirect subsidiaries, the "Company" or the "WCG Entities") and CG Austria, Inc. ("CG Austria") each as a debtor and debtor in possession in cases commenced (the "Chapter 11 Cases") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); the official committee of unsecured creditors (the "Committee") appointed in the Chapter 11 Cases; and Leucadia National Corporation ("Leucadia") (collectively, the "Parties"). All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

         WHEREAS, the parties wish to modify the provisions in the Agreement relating to the payment of the purchase price under the Building Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and obligations contained herein, the Parties hereto hereby agree as follows:

         1. The twenty-second Whereas clause is hereby deleted in its entirety and replaced with the following:

                  WHEREAS, Leucadia's willingness to make the New Investment and purchase the TWC claims is conditioned on (i) the Parties' entry into, and the Bankruptcy Court's approval of, this Agreement, which provides for the settlement of all disputes between the Company, the Committee, and the TWC Entities, on the terms and conditions set forth herein and in the related agreements annexed hereto and made a part hereof; (ii) the implementation of the transactions contemplated hereby (including the repurchase of the Headquarters Building and related assets for an aggregate amount of $150 million secured by a mortgage) and (iii) the confirmation and consummation of the Plan, including the entry of a channeling injunction as set forth herein;

         2. Section 1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  (b) The Building Purchase. In accordance with the Building Purchase Agreement, WHBC shall transfer and convey the Building Purchase Assets to WTC for the execution and delivery of (i) an 18-month promissory note made payable (with full recourse) by WTC and New WCG (as co-issuers) and guaranteed by WCL in the original principal amount of $50 million (subject to an adjustment for certain unfunded obligations owed by TWC as set forth in the Building Purchase Agreement), with interest at the rate of 10% per annum and principal to be amortized over the term of the note, (ii) a 7 1/2-year promissory note made payable (with full recourse) by WTC and New WCG (as co-issuers) and guaranteed by WCL in the original principal amount of $100 million (subject to reduction upon certain Dispositions as provided and defined in the Building Purchase Agreement), with interest at the rate of 7% per annum and principal to be amortized on the basis of a 30-year schedule, such notes to be in a form mutually agreed upon by the Debtors, TWC, the Committee, and Leucadia (collectively (i) and (ii), the "Building Purchase Notes") and (iii) various documents, instruments, agreements and mortgages granting to WHBC a first lien and security interest in and to all Building Purchase Assets to secure payment of the Building Purchase Notes, all of which shall be in a form to be mutually agreed upon by the Debtors, TWC, the Committee, and Leucadia (the "Building Purchase Collateral Documents"). In connection with the closing of the Building Purchase Agreement, the Lenders shall be granted a fully subordinated, second priority lien on the Building Purchase Assets, the terms of which shall be mutually agreed upon by the Debtors, TWC, Leucadia, the Committee and the Administrative Agent (the "Lender Second Mortgage").

         3. The definition of "Building Purchase Agreement" in the Glossary of Settlement Agreement Defined Terms shall be deleted in its entirety and replaced with the following:

                  "Building Purchase Agreement" means the agreement dated as of July 26, 2002, a true and correct copy of which is annexed hereto as Exhibit 4, pursuant to which, as a component of the TWC Settlement, WTC shall purchase, the Building Purchase Assets from WHBC, as such agreement is amended from time to time.

         4. All references in the Agreement to "Building Purchase Note" shall be replaced with the term "Building Purchase Notes", as defined in this Amendment.

         5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         6. Except as specifically amended hereby, the Agreement is in all respects confirmed, ratified and approved.

         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on and as of the date and year first above written.


                            [Signature Pages Follow]

WILLIAMS COMMUNICATIONS GROUP, INC.                        THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

/s/ Scott E. Schubert                                      /s/ David R. Gillesspie
----------------------------------------------------       ----------------------------------------------------
By:  Scott E. Schubert                                     By:  R2 Investments, LDC
     -----------------------------------------------       By:  Amalgamated Gadget, L.P., as Investment Manager
Its: Chief Financial and Corporate Services Officer        By:  Scepter Holdings, Inc., General Partner
     -----------------------------------------------       Its: CFO

CG AUSTRIA, INC.

/s/ Scott E. Schubert                                      LEUCADIA NATIONAL CORPORATION
----------------------------------------------------
By:  Scott E. Schubert                                     /s/ Joseph A. Orlando
     -----------------------------------------------       ----------------------------------------------------
Its: Chief Financial and Corporate Services Officer        By:  Joseph A. Orlando
     -----------------------------------------------            -----------------------------------------------
                                                           Its: Vice President
                                                                -----------------------------------------------


                                                           THE WILLIAMS COMPANIES, INC.

                                                           /s/ Jack D. McCarthy
                                                           ----------------------------------------------------
                                                           By:  Jack D. McCarthy
                                                                -----------------------------------------------
                                                           Its: Senior Vice President-Finance, CFO
                                                                -----------------------------------------------

                                                                       EXHIBIT C


                                                                  EXECUTION COPY

                              INVESTMENT AGREEMENT

         INVESTMENT AGREEMENT (this "Agreement"), dated as of July 26, 2002, by and among Leucadia National Corporation, a New York corporation ("Purchaser"), Williams Communications Group, Inc., a Delaware corporation (the "Company") and debtor-in-possession under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in case No. 02-11957 (BRL) (the "Chapter 11 Case"), pending in the United States Bankruptcy Court for the Southern District of New York and, for purposes of Section 7.4 only, Williams Communications, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("WCL").

         WHEREAS, the Company intends to file with the Bankruptcy Court its first amended chapter 11 plan of reorganization substantially in the form and substance attached hereto as Exhibit A (the "Chapter 11 Plan") and, pursuant to the Plan, the Company will transfer all of its interests in the equity of WCL to a newly formed Nevada corporation ("New WCG");
0
         WHEREAS, the Chapter 11 Plan implements a settlement agreement (the "Settlement Agreement") between the Company, its wholly owned subsidiary, CG Austria, Inc., The Williams Companies, Inc. ("TWC"), Purchaser and the official committee of unsecured creditors appointed in the Chapter 11 Case pursuant to which the parties to the Settlement Agreement have agreed to various transactions in furtherance of the Chapter 11 Plan, including without limitation TWC's sale to the Company of the Company headquarters building;

         WHEREAS, the Chapter 11 Plan and a purchase and sale agreement ("Claims Purchase Agreement") between TWC and Purchaser contemplate a purchase by Purchaser of certain unsecured claims against the Company that are held by TWC ("TWC Claims");

         WHEREAS, the Chapter 11 Plan contemplates a new investment by Purchaser in common stock of New WCG to be made in connection with the transactions contemplated by the Chapter 11 Plan, including without limitation the transactions contemplated by the Settlement Agreement and the Claims Purchase Agreement; and

         WHEREAS, on the effective date of the Chapter 11 Plan (the "Effective Date"), New WCG shall be authorized to issue new shares of its common stock to Purchaser.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein and in the Settlement Agreement and the Claims Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                               I. SHARE PURCHASE

         1.1 Share Purchase. On the terms and subject to the conditions hereinafter set forth, at the Closing, New WCG will issue and sell to Purchaser, and Purchaser will purchase from New WCG, for an aggregate price equal to $150,000,000 (one hundred fifty million dollars) (the "Purchase Price"), newly issued shares of common stock of New WCG (the "Common Stock") representing 20.45% of the Common Stock issued and outstanding as of immediately after the Effective Date, giving effect to the issuance of Common Stock pursuant to this Agreement, subject to dilution for Common Stock issued or issuable pursuant to management or employee incentive plans following the effective date of the Chapter 11 Plan, if any (such shares issued to Purchaser, the "Shares").

         1.2 Purchase Price. The Purchase Price will be payable on the Closing Date in cash by bank wire transfer of immediate available funds to an account of New WCG designated by the Company by written notice to Purchaser delivered at least two business days prior to the Closing Date.

         1.3 Closing. The closing of the purchase and sale of the Shares (the "Closing") will take place at the offices of Jones, Day, Reavis & Pogue, 222 E. 41st Street, New York, New York at 10:00 a.m. local time on the date on which all of the conditions (other than the conditions to be satisfied concurrently with the Closing) set forth in Article V have been satisfied or waived (or such other date, time and place to which the parties may agree in writing). The date on which the Closing occurs is the "Closing Date."

         1.4 Closing Deliveries. (a) At or prior to the Closing, Purchaser will deliver to New WCG:

         (i) the Purchase Price payable in accordance with Section 1.2;

         (ii) a Stockholders Agreement in the form attached hereto as Exhibit B (the "Stockholders Agreement"), duly executed by Purchaser; and

         (iii) a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), duly executed by Purchaser.

         (b) At or prior to the Closing, New WCG will deliver to Purchaser:

         (i) A validly issued stock certificate evidencing the Shares;

         (ii) the Stockholders Agreement duly executed by New WCG; and

         (iii) the Registration Rights Agreement duly executed by New WCG.

                II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser, except as set forth in the letter, dated the date hereof, from the Company to Purchaser specifically referencing this Agreement and delivered prior to the execution of this Agreement and initialed by the parties hereto (the "Company Disclosure Letter"), as follows:

         2.1 Existence; Authorization, Validity and Effect of Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and, as of the Effective Date, New WCG will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Subject to the entry of the Confirmation Order and the occurrence of the Effective Date, (a) the Company has and New WCG will have the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it, (b) this Agreement and the consummation by the Company and New WCG of the transactions contemplated hereby have been (or, in the case of New WCG, will be on or prior to the Effective Date) duly authorized by all requisite corporate action and, (c) this Agreement has been duly and validly executed and delivered by the Company and constitutes, and the Stockholders Agreement and the Registration Rights Agreement (together with this Agreement, referred to collectively as the "Transaction Documents") contemplated hereby to be executed and delivered by New WCG (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of the Company or New WCG, as applicable, enforceable against the Company or New WCG, as applicable, in accordance with their respective terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally,
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) rights to indemnification may be limited by public policy considerations.

         2.2 Capitalization. Immediately following the Effective Date and upon issuance of the Shares, the Shares will represent 20.45% of the issued and outstanding common stock of New WCG including giving effect to the issuance of Shares pursuant to this Agreement, subject to dilution for any Common Stock issued or issuable by New WCG pursuant to any management or employee incentive plan and the Common Stock will constitute the only issued and outstanding class of capital stock of New WCG.

         2.3 Validity of Shares, Etc. Each of the Shares when issued to Purchaser in accordance with the Chapter 11 Plan and this Agreement will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. At the Closing, Purchaser will acquire good and valid title to the Shares, free and clear of any and all liens, claims, security interests, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests (collectively, "Liens"), except as may be created by Purchaser, the Transaction Documents or by applicable securities Laws.

         2.4 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company or New WCG, as applicable, do not, and the consummation by the Company and New WCG of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries or New WCG, as applicable (as they may be amended or adopted pursuant to the Chapter 11 Plan, as applicable), (ii) subject to the entry of the Confirmation Order and the occurrence of the Effective Date, conflict with or violate any domestic or foreign statute, rule, regulation or other legal requirement ("Law") or order, judgment, injunction or decree ("Order") applicable to the Company or any of its Subsidiaries or New WCG or by which any property or asset of the Company or any of its Subsidiaries is (or New WCG will be) bound or affected or
(iii) subject to the entry of the Confirmation Order and the occurrence of the Effective Date and the implementation of the transactions contemplated by the Chapter 11 Plan, conflict with or violate or result in a breach or default under any contract, agreement or instrument binding upon the Company or any of its Subsidiaries or New WCG, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have a Company Material Adverse Effect.

         (b) The execution and delivery of this Agreement and the other Transaction Documents by the Company or New WCG, as applicable, does not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company and New WCG of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, including without limitation any quasi-governmental, supranational, statutory, environmental entity and any stock exchange, court or arbitral body (each a "Governmental Entity"), except (i) for (A) the applicable notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, and the rules and regulations thereunder (the "HSR Act"), and (B) the entry of the Confirmation Order and (ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not, individually or in the aggregate, have a Company Material Adverse Effect.

         2.5 SEC Documents; Forecasts. The Company has timely filed, and on the Closing Date will have timely filed, all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since April 23, 2001. All Company Reports, as of their respective dates, to the Knowledge of the Company (a) complied, or will comply, in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and (b) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in the preceding sentence does not apply to (a) any misstatement or omission in (i) any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement or (ii) any Company Report filed after the date of this Agreement which is superseded by a subsequent Company Report filed prior to the Closing Date or (b) any financial forecasts included in the Company Reports. To the Knowledge of the Company, the consolidated financial statements of the Company included in the Company Reports were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries, as of the dates thereof (subject, in the case of any unaudited statements, to the absence of footnotes and to normal year-end audit adjustments). As of the time of the filing of the relevant Company Report, to the Knowledge of the Company, the financial forecasts included in the Company Reports (as qualified and limited in the Company Reports) were made by management of the Company in good faith and on a reasonable basis, except for any failure to make the financial forecasts in good faith and on a reasonable basis that would not have a Company Material Adverse Effect. No Subsidiary of the Company is currently required to file any periodic reports with the SEC under the Exchange Act.

         2.6 No Brokers. The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or Purchaser to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained The Blackstone Group as its financial advisor, the arrangements and a copy of the engagement letter have been disclosed or provided, as applicable, to Purchaser prior to the date hereof. The Company, New WCG or one of their Subsidiaries will pay all amounts owed pursuant to the foregoing arrangements.

         2.7 State Takeover Statutes. The board of directors of the Company (the "Company Board") has approved this Agreement and the transactions described herein and in the Chapter 11 Plan and such approval is sufficient to render inapplicable to this Agreement and such transactions, the restrictions of
Section 203 of the Delaware General Corporation Law (the "DGCL"), and, accordingly such Section 203 does not apply to any such transactions. Prior to the issuance of Shares but following any incorporation of the Company as a Nevada corporation, the Board of Directors of New WCG shall have approved this Agreement and the transactions described herein and in the Chapter 11 Plan and such approval, together with the applicable provisions in the Certificate of Incorporation attached hereto as Exhibit D, shall be sufficient to render the restrictions of Sections 78.378, 3.789, 3.790, 3.791, 3.792 and 78.438 of the
Nevada General Corporation Law ("NGCL") inapplicable to this Agreement and such transactions and any future (i) acquisitions of voting securities of New WCG by the Purchaser or (ii) "combinations" (as defined in Section 78.438 of the NGCL) between the Purchaser and New WCG. There is no other provision of the DGCL, the NGCL or the Company's or New WCG's bylaws or charter under which special voting or waiting period requirements would become applicable, or under which Purchaser would not have rights possessed by other stockholders, in each case had New WCG issued to Purchaser all New WCG securities contemplated herein prior to the date hereof.

         2.8 Scope of Company Representations. Except as and to the extent expressly set forth in this Agreement (together with the schedules hereto and the agreements and certificates contemplated hereby), the Company makes no representations or warranties whatsoever, and disclaims all liability and responsibility for any representation, warranty, statement made or information communicated (orally or in writing) to the Purchaser (including, but not limited to, the Information Memorandum furnished to Purchaser in connection with its consideration of an investment in the Company and any opinion, information or advice which may have been provided to the Purchaser or any of its Affiliates, by any officer, stockholder, director, employee, engineering or accounting firm, legal counsel or any other agent, consultant or representative of such party, as applicable).

                III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Company as follows:

         3.1 Existence; Authorization, Validity and Effect of Agreement. Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of New York. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby to be executed by it. This Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action. This Agreement constitutes, and all Transaction Documents contemplated hereby to be executed and delivered by Purchaser (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) rights to indemnification may be limited by public policy considerations.

         3.2 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the other Transaction Documents by Purchaser do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of Purchaser or any of its Subsidiaries, (ii) conflict with or violate any Law or Order applicable to Purchaser or any of its Subsidiaries or by which any property or asset of Purchaser or any of its Subsidiaries is bound or affected or (iii) conflict with or violate or result in a breach or default under any contract, agreement or instrument binding upon Purchaser or any of its Subsidiaries, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have a Purchaser Material Adverse Effect.

         (b) The execution and delivery of this Agreement and the other Transaction Documents by Purchaser does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity (other than the Federal Communications Commission or any state public utility commission, as to each of which no representation or warranty is made), except (i) for (A) applicable requirements, if any, of the Exchange Act, and (B) the applicable notification requirements of the HSR Act, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

         3.3 No Brokers. Purchaser has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company, New WCG or any of their Subsidiaries to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, any such amounts to be the sole liability of Purchaser.

         3.4 Sufficient Funds. Purchaser has sufficient funds available to pay the Purchase Price in cash at the Closing.

         3.5 Investment Intent. Purchaser is purchasing the Shares to be purchased by it for its own account and for investment purposes, and does not intend to redistribute the Shares (except in a transaction or transactions exempt from registration under the federal and state securities laws or pursuant to an effective registration statement under such laws). Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state blue sky or securities Laws and that the transfer of the Shares may be subject to compliance with such Laws (in addition to the restrictions set forth in the Stockholders Agreement).

         3.6 Investor Sophistication; Etc. Purchaser is a sophisticated investor and has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of an investment in the Shares. Purchaser was not organized for the specific purpose of acquiring the Shares. Purchaser is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.7 Ownership of Company Securities. As of the date of this Agreement, Purchaser does not beneficially own any (a) Claims or (b) indebtedness or equity securities of any WCG Company or any direct or indirect options, warrants or other rights to acquire, or any security convertible into or exchangeable for, any indebtedness or equity securities of any WCG Company.

         3.8 No Additional Representations. Purchaser acknowledges that it and its representatives have received or been afforded the opportunity to review prior to the date hereof all written materials which the Company was requested to deliver or make available, as the case may be, to Purchaser pursuant to this Agreement on or prior to the date hereof. Purchaser acknowledges that it and its representatives have been permitted full and complete access to the books and records, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Company and its Subsidiaries that it and its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of the Company. Purchaser has no Knowledge of any facts or circumstances that could reasonably be expected to constitute a breach of the representations and warranties of the Company in Article II of this Agreement.

         3.9 Williams Companies Transactions. Purchaser has disclosed to the Company the terms of all agreements, arrangements and understandings, whether oral or written, between Purchaser and any of its Affiliates or their respective officers, directors or employees, on the one hand, and The Williams Companies, Inc. or any of its Affiliates or their respective officers, directors, employees or representatives, on the other hand, that involve or relate to the Company or any of its Subsidiaries or their respective officers, directors, employees or representatives. Purchaser has provided to the Company true and correct copies of all such agreements, arrangements and understandings that are in written form.

                                 IV. COVENANTS

         4.1 Inspection of Records. From the date hereof to the Closing Date, the Company will (i) allow all designated officers, attorneys, accountants and other representatives of Purchaser reasonable access at reasonable times to the officers, key employees, accountants and other representatives of the Company and its Subsidiaries and the books and records of the Company and its Subsidiaries and (ii) furnish to Purchaser and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request.

         4.2 Confidentiality. Information obtained by Purchaser and the Company pursuant to Section 4.1 hereof shall be subject to the provisions of the Confidentiality Agreement between the Company and Purchaser, provided that such Agreement shall automatically terminate as of the Closing.

         4.3 Publicity. The initial press release relating to this Agreement will be in the form of a joint press release previously agreed between Purchaser and the Company and thereafter the Company (or New WCG as applicable) and Purchaser will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

         4.4 Further Action. Each of the parties hereto will use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and make effective the transactions contemplated hereby and thereby. Nothing in this Section 4.4 will limit or affect actions permitted to be taken pursuant to Section 4.6 or elsewhere in this Agreement.

         4.5 HSR Act. The Company and Purchaser shall, as soon as practicable, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their respective reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

         4.6 No Solicitations. (a) From the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Section 7.1 or
7.2 (the "Non-Solicitation Period"), the Company agrees that it will not, and that it will cause its officers, agents, representatives, affiliates, stockholders and any other person acting on its behalf not to, directly or indirectly, solicit offers, inquiries or proposals for any transaction which would render impossible or impracticable the transactions between Purchaser and the Company contemplated herein on the terms herein (any such offer, inquiry or proposal, a "Competing Proposal"), or accept or agree to, or otherwise cooperate in any way with any offer, inquiry or proposal relating to a Competing Proposal, provided, however, that prior to the Effective Date, in response to a bona fide written inquiry, offer or proposal relating to a Competing Proposal that in the good faith opinion of the Company Board, based on the advice of the Company's financial advisor, could reasonably be expected to result in a Superior Proposal, the Company may: (i) furnish such information or access with respect to the Company to the person making such inquiry, offer or proposal relating to a Competing Proposal pursuant to a customary confidentiality agreement with such person, or (ii) participate in negotiations regarding such Competing Proposal, but in each case only if the Company complies with Section 4.6(b) with respect to such proposal.

     For purposes of this Agreement, a "Superior Proposal" means a bona fide written Competing Proposal made by a third party on terms which the Company Board determines, in good faith, based on the advice of its financial advisor and in light of all relevant circumstances are financially superior to those provided for pursuant to this Agreement in the absence of any modifications hereto and that is reasonably likely to be consummated.

         (b) If, during the Non-Solicitation Period, the Company receives from any person any offer, inquiry or proposal relating to a Competing Proposal, or information request intended to facilitate any Competing Proposal, the Company will promptly (and, in any event, within 24 hours) advise Purchaser in writing of such offer, inquiry, proposal or information request, and deliver copies of any written materials received by the Company at any time in connection therewith, and keep Purchaser fully informed of the timing and contents of any further written or oral communications related thereto, and provide Purchaser with copies of any such communications that are in writing. Prior to accepting a Competing Proposal or terminating this Agreement pursuant to Section 7.2(e), the Company shall provide Purchaser with (i) five business days prior notice of its intention to accept a Competing Proposal and (ii) the terms of such Competing Proposal.

         (c) Without limiting the generality or effect of the Confidentiality Agreement, as amended by Section 8.15, during the Non-Solicitation Period, the Purchaser agrees that it will not, and that it will cause its officers, agents, representatives, affiliates, stockholders and any other person acting on its behalf not to, directly or indirectly, solicit or make any Competing Proposal, or accept or agree to, or otherwise cooperate in any way with any offer, inquiry or proposal relating to a Competing Proposal.

         (d) Notwithstanding Section 4.6(c) or Section 4 of the Confidentiality Agreement, in response to any Competing Proposal, the Purchaser may make an alternative proposal (an "Alternative Proposal"), provided, however, that the Purchaser may not consummate the Alternative Proposal without the prior written consent of the Company Board specifically expressed in a resolution approved by a majority of the directors of the Company. The Purchaser will promptly (and, in any event, within 24 hours) advise the Company in writing of any Alternative Proposal made in response to a Competing Proposal and deliver copies of any written proposals made by it at any time in connection therewith, and keep the Company fully informed of the timing and contents of any further written or oral communications related thereto and provide the Company with copies of any such communications that are in writing.

         4.7 5% Holders. Within 20 business days after the date of this Agreement, the Company will seek an order from the Bankruptcy Court enjoining all holders of the Company's Senior Redeemable Notes ("Senior Notes") from acquiring at any time prior to the Effective Date any Senior Notes to the extent that such an acquisition would result in such person beneficially owning more than $200 million in face amount of Senior Notes.

         4.8 Employee Plans and Compensation. Without the prior written consent of Purchaser (which consent will not be unreasonably withheld or delayed), between the date hereof and the Closing, the

Company will not (i) adopt any new benefit or compensation plan, except as required by law, that provides for a material increase in the level of compensation or benefits to any employee of the Company, provided, however, that in no event will regularly scheduled compensation increases in the ordinary course of business and consistent with past practice be a breach of this Section
4.8 or (ii) increase the compensation or employee benefits of the persons listed on Schedule 4.8(a) hereto, except pursuant to the terms of any of the plans, agreements and arrangements listed on Schedule 4.8(b) hereto without any further amendment thereto, or as required by law.

         4.9 Reasonable Efforts to Close. The parties agree to use their reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including without limitation using reasonable efforts to cause the conditions to Closing to be satisfied as promptly as practicable. Between the date hereof and the Closing, each of the Company and the Purchaser will use all commercially reasonable efforts to obtain (i) the consent of SBC Communications Inc. ("SBC") to the transaction that occurred on April 23, 2001 pursuant to which the stock in the Company held by WMB was dividended to WMB's shareholders (the "Spinoff") or (ii) if directed by the Purchaser, an order or judgment from a court of competent jurisdiction finding that the Spinoff is not a change in the "Control" of WCL within the meaning of the Master Alliance Agreement between SBC and WCL dated February 12, 1999. Each of Purchaser and the Company agrees that it shall consult with the other with respect to the obtaining of all approvals of any and all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party shall keep the other reasonably apprised of the status of any material matters relating to completion of the transactions contemplated herein. Nothing set forth in this Section 4.9 will limit or affect actions permitted to be taken pursuant to Section 4.6 or elsewhere in this Agreement.

                            V. CONDITIONS TO CLOSING

         5.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) All conditions precedent to the effectiveness of the Chapter 11 Plan shall have been satisfied or waived pursuant to the provisions therein.

         (b) The waiting period (and any extension thereof) if any, applicable to the issuance and sale of the Shares under the HSR Act shall have been terminated or shall have expired.

         (c) No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

         (d) All representations and warranties of the other party hereto shall be true and correct in all material respects on the Closing Date, except for representations and warranties qualified as to materiality, Company Material Adverse Effect or Purchaser Material Adverse Effect, which shall be true and correct in all respects on the Closing Date.

         (e) All covenants required to be performed by the other party hereto shall have been complied with in all material respects.

         (f) The Bankruptcy Court shall have approved the Settlement Agreement.

         (g) Each party shall have received from the other party a certificate of an executive officer of such other party certifying to the satisfaction of the conditions set forth in (d) and (e) above.

         (h) Each party shall have received such other documents and instruments from the other party as it shall reasonably request to effect the consummation of the transactions contemplated herein.

         5.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing of the following conditions:

         (a) That all items set forth in Section 1.4(a) hereof shall have been delivered to New WCG.

         (b) The Agreement dated April 19, 2002 among the Company, CG Austria, Inc., other Company Subsidiaries, the holders of Senior Notes and the Bank Debt lenders, shall not have been terminated by the holders of Senior Notes or Bank Debt lenders.

         (c) The Chapter 11 Plan shall be in the form attached as Exhibit A hereto, including without limitation the agreements attached thereto as Plan Documents, in all material respects or as otherwise approved by the Company and the Chapter 11 Plan shall have been implemented in a manner at least as favorable to New WCG in all material respects as contemplated thereby, including as contemplated by such agreements.

         5.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing of the following conditions:

         (a) All items set forth in Section 1.4(b) hereof shall have been delivered to Purchaser.

         (b) The Company Rights Agreement, dated as of September 30, 1999, between the Company and The Bank of New York, as rights agent shall have been terminated and no stockholder or former stockholder of the Company shall have any rights under the Company Rights Agreement or receive any distribution under the Chapter 11 Plan in respect of any rights under the Company Rights Agreement.

         (c) The Certificate of Incorporation and Bylaws of New WCG in the form attached hereto as Exhibits D and E, respectively, shall have been adopted, the Certificate of Incorporation shall have been filed with and accepted by the Secretary of State of the State of Delaware and such Certificate of Incorporation and Bylaws shall be in full force and effect.

         (d) SBC shall have consented to (i) the purchase of Shares by Purchaser pursuant to this Agreement, (ii) the transactions contemplated by the Chapter 11 Plan, and (iii) the Spinoff, such consents to be in form and substance reasonably satisfactory to Purchaser, with Purchaser's approval not to be unreasonably withheld or delayed, provided, however, that this condition may be satisfied as to any of clauses (i), (ii) or (iii) if Purchaser seeks or directs the Company to seek, and subsequently, a court of competent jurisdiction shall have entered, an order reasonably satisfactory to Purchaser providing that SBC does not have and will not have a right to terminate the Master Alliance Agreement between SBC and WCL, dated February 12, 1999 by reason of the transactions contemplated by clause (i), (ii) or (iii), as applicable.

         (e) The Purchaser Designees, as such term is defined in the Stockholders Agreement, shall have been appointed to the Board of Directors of New WCG and any committees thereof in accordance with the Stockholders Agreement and the Chapter 11 Plan.

         (f) The Chapter 11 Plan shall be in the form attached as Exhibit A hereto, including without limitation the agreements attached thereto as Plan Documents, in all material respects or as otherwise approved by Purchaser and the Chapter 11 Plan shall have been implemented in a manner at least as favorable to the Purchaser in all material respects as contemplated thereby, including as contemplated by such agreements.

         (g) The Restated Credit Documents shall be reasonably acceptable to Purchaser in all material respects, such acceptance not to be unreasonably withheld or delayed.

                              VI. INDEMNIFICATION

         6.1 Indemnification of Purchaser. (a) Right of Indemnification. Subject to the terms of this Article VI, if the Closing occurs, the Company covenants and agrees to cause New WCG to indemnify and hold harmless each of Purchaser and its Affiliates and their respective officers, directors, employees, attorneys, advisors and agents (collectively, the "Indemnified Parties"), from and against all losses, claims, liabilities, damages, costs (including without limitation costs of preparation and reasonable attorneys' fees and charges) and reasonable expenses (including without limitation expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Party is a party) or actions in respect thereof (each such individual occurrence is hereinafter referred to as a "Loss" and collectively, as "Losses") suffered by any Indemnified Party, directly or indirectly, arising out of any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.

         (b) Threshold and Cap. No Indemnified Party will be entitled to indemnification pursuant to this Section 6.1 with respect to any Losses in respect of inaccuracies in or breaches of representations and warranties unless and until the aggregate amount of all such Losses suffered by Indemnified Parties in the aggregate exceeds $1 million (the "Threshold"); provided, however, that the aggregate liability of New WCG with respect to any Losses in respect of inaccuracies in or breaches of representations and warranties shall not exceed $150 million in the aggregate (the "Cap").

         (c) Survival. No Indemnified Party will be entitled indemnification under this Section 6.1 for any Indemnification Claim unless and to the extent that, prior to the second anniversary of the date of the Closing, such Indemnified Party shall have delivered to New WCG a Notice of Claim setting forth the amount of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim and a reasonably detailed description of the facts giving rise to such Indemnification Claim.

         6.2 Procedure for Claims. (a) Notice of Claim. After obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification under this Article VI (referred to herein as an "Indemnification Claim"), an Indemnified Party will give written notice to New WCG of such Indemnification Claim ("Notice of Claim"). A Notice of Claim will be given with respect to all Indemnification Claims, whether or not the Threshold has been reached; provided, however, that the failure to give a Notice of Claim to New WCG will not relieve New WCG from any liability that it may have to an Indemnified Party hereunder to the extent that New WCG is not prejudiced by such failure. The Notice of Claim will be required to set forth the amount (or a reasonable estimate, if then practicable) of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim, whether or not the Threshold has been reached, and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party will furnish to New WCG such information (in reasonable detail) it may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

         (b) Third Party Claim. (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), New WCG will have 15 calendar days after the date of receipt by New WCG of the Notice of Claim (the "Notice Date") to notify the Indemnified Parties in writing of the election by New WCG to defend the Third Party Claim on behalf of the Indemnified Parties.

         (ii) If New WCG elects to defend a Third Party Claim on behalf of the Indemnified Parties, the Indemnified Parties will make available to New WCG and their agents and representatives all records and other materials in their possession which are reasonably required in the defense of the Third

     Party Claim, and New WCG will pay all reasonable expenses payable in connection with the defense of the Third Party Claim as they are incurred (subject to any applicable limitations set forth in Section 6.1).

         (iii) In no event may New WCG settle or compromise any Third Party Claim without the Indemnified Parties' prior written consent, which may not be unreasonably withheld or delayed.

         (iv) If New WCG elects to defend a Third Party Claim, the Indemnified Parties will have the right to participate in the defense of the Third Party Claim, at the Indemnified Parties' expense (and without the right to indemnification for such expense under this Agreement), provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Parties will be at the expense of New WCG if (A) the use of the counsel chosen by New WCG to represent the Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Indemnified Parties and New WCG and there may be legal defenses available to Indemnified Parties which are different from or additional to those available by New WCG; (C) within 10 calendar days after being advised by New WCG of the identity of counsel to be retained to represent Indemnified Parties, they shall have objected to the retention of such counsel for valid reason, and New WCG shall not have retained different counsel satisfactory to the Indemnified Parties; or (D) New WCG shall have authorized the Indemnified Parties to retain a single separate counsel (plus one local counsel in each applicable jurisdiction) at the expense of New WCG, such authorization to be made by the directors who are not designees of Purchaser or its Affiliates.

         (v) If New WCG does not elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Parties will have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of New WCG, to defend such Third Party Claim.

         (c) Cooperation in Defense. The Indemnified Parties will cooperate with New WCG in the defense of a Third Party Claim and make reasonably available the facts relating to the Third Party Claim. Subject to the foregoing, (i) no Indemnified Party will have any obligation to participate in the defense of or to defend any Third Party Claim and (ii) no Indemnified Parties' defense of, or their participation in, the defense of any Third Party Claim will in any way diminish or lessen their right to indemnification as provided in this Agreement.

         6.3 Indemnification of New WCG. If the Closing occurs, Purchaser will indemnify and hold harmless the Company, New WCG and its their Subsidiaries and their respective current and future officers, directors, employees and agents from and against all Losses suffered by any of them as a result of any inaccuracy in or breach of any of the representations, warranties or covenants made by Purchaser hereunder. The procedures for and limits on indemnification in respect of the obligations of Purchaser under this Section 6.3 will be the same as those set forth in Sections 6.1 and 6.2.

         6.4 Exclusivity of Indemnification; Limitation on Damages. (a) The Purchaser hereby acknowledges and agrees that its (and any other Indemnified Party's) sole and exclusive remedy with respect to any and all Losses relating to this Agreement, any document or certificate delivered in connection herewith (other than the Stockholders Agreement or Registration Rights Agreement), the transactions contemplated hereby, or the purchase of the Shares, shall be in each case pursuant to either (A) the indemnification provisions set forth in this Article VI (collectively, the "Purchaser Indemnity Rights") if the Closing occurs or (B) the Liquidated Damages Payment pursuant to Section 7.4, if this Agreement is terminated pursuant to Section 7.1 or 7.2. In furtherance of the foregoing, Purchaser hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it or any of its Affiliates has or may have at any time prior to the Closing or termination of this Agreement in accordance with Sections 7.1 or 7.2 against the Company, New WCG and their respective Affiliates arising under or based upon this Agreement, any document or certificate delivered in connection herewith (other than the Stockholders Agreement and Registration Rights Agreement), or the purchase of the Shares, except pursuant to this Article VI or Section 7.4, as applicable.

         (b) In no event will any Indemnified Party or New WCG be entitled to indemnification hereunder for any Losses (i) that arise from indirect, consequential or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business) or (ii) suffered or incurred by any Indemnified Party in connection with or as a result of any Williams Companies Transaction or in respect of the acquisition or ownership of any Securities that any Indemnified Party acquires or holds as a result of the Williams Companies Transactions. "Williams Companies Transaction" means any transaction between Purchaser or any of its Affiliates or their respective officers, directors, employees or representatives and The Williams Companies, Inc. or any of its Affiliates that involves or relates to the Company, New WCG or any of their Subsidiaries.

         6.5 Survival of Indemnification. The provisions of this Article VI will survive the Closing of the transactions contemplated hereby.

                           VII. TERMINATION AND WAIVER

         7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual consent of Purchaser and the Company.

         7.2 Termination by Either Purchaser or Company. This Agreement may be terminated:

         (a) by either Purchaser or the Company by written notice to the other if the Closing shall not have occurred on or before February 28, 2003, provided, however, that no party may terminate this Agreement pursuant to this Section 7.2(a) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before said date;

         (b) by either Purchaser or the Company by written notice to the other if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the purchase of Shares by Purchaser or any of the other transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable;

         (c) by Purchaser by written notice to the Company if the Chapter 11 Case is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or a Chapter 11 trustee is appointed;

         (d) by Purchaser by written notice to the Company if (i) the Purchaser's rights under Section 7.4 are held invalid or unenforceable, in whole or in any material part or (ii) the Bankruptcy Court approves the consummation of the transactions contemplated by any Competing Proposal;

         (e) subject to Section 4.6(b), by the Company by written notice to Purchaser if the Company Board has determined in good faith, based on the advice of its financial advisor and in light of all relevant circumstances that the terms of a Competing Proposal are financially superior to those provided for pursuant to this Agreement in the absence of any modifications hereto and that is reasonably likely to be consummated; or

         (f) by either Purchaser or the Company, as the case may be, by written notice to the other, if there shall have been a default or breach by the other party of such other party's representations and warranties, covenants, agreements, terms or conditions set forth in this Agreement, or in connection with the transactions contemplated hereby, which default or breach shall be incapable of being cured or, if capable of being cured shall not have been cured with 30 business days following receipt by the defaulting or breaching party from the other party hereto of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demand of its cure or satisfaction) and which default or breach would result in a failure of the condition set forth in Section 5.1(d) or 5.1(e), as applicable.

         7.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 7.1 or 7.2 hereof by Purchaser, on the one hand, or the Company, on the other hand, written notice thereof shall promptly be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Purchaser or the Company or New WCG, provided, however, that Sections 4.2 and 8.14 and WCL's obligation to pay the Liquidated Damages Payment pursuant to Section 7.4 shall survive any such termination, in the case of Sections 4.2 and 8.14, for so long as the Confidentiality Agreement shall remain in effect and provided further, however, that nothing in this Section 7.3 shall relieve Purchaser of liability for any breach of this Agreement. The Confidentiality Agreement shall, except as provided herein, remain in effect during the term of this Agreement and following its termination; provided, however, that such agreement will automatically terminate as of the Closing.

         7.4 Termination Payments. In the event this Agreement is terminated by the Company in accordance with Section 7.2(a), (b) or (e) or by the Purchaser in accordance with Section 7.2(a), (b), (c), (d) or (f), in each case other than by reason of (i) Purchaser's failure to fulfill any of its obligations under this Agreement, (ii) Purchaser's mutual agreement with TWC to terminate the Claims Purchase Agreement, or (iii) the termination of the Claims Purchase Agreement as a result of Purchaser's failure to comply in all material respects with the representations, warranties, agreements and covenants contained therein, then WCL shall be obligated to pay Purchaser, as liquidated damages for any breach of a representation, warranty, covenant or agreement of the Company in this Agreement, a payment (the "Liquidated Damages Payment") equal to $5,000,000 plus up to an amount equal to $1,000,000 of its reasonable, out-of-pocket cost and expenses (including expenses of counsel, expenses of financial advisors, expenses of other consultants, and any anti-trust filing fees) incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby. Any Liquidated Damages Payment payable upon termination of this Agreement shall be earned and payable by WCL to Purchaser immediately upon the earlier of (i) February 28, 2003 and (ii) if any plan of reorganization of the Company under chapter 11 of the Bankruptcy Code (other than the Chapter 11 Plan) has been confirmed by a court of competent jurisdiction, the date one day prior to the anticipated effective date of such plan. The payment to Purchaser pursuant to this Section 7.4 shall be by wire transfer of immediately available funds, to such account or accounts as Purchaser shall designate in writing.

                            VIII. GENERAL PROVISIONS

         8.1 Notices. Any notice or other communication required to be given hereunder shall be in writing, and sent by reputable courier service (with proof of service), by hand delivery or by facsimile (followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

         If to Purchaser:

                  Leucadia National Corporation
                  315 Park Avenue South
                  New York, New York  10010
                  Attn:  Joseph Steinberg
                  Fax No.:  (212) 598-3241

         With copies to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn: Michael L. Cook, Esq.
                        Michael R. Littenberg, Esq.
                  Fax No:  (212) 593-5955

         If to the Company or New WCG:

                  Williams Communications Group, Inc. (or the name of New WCG) One Technology Center
                  Tulsa, Oklahoma  74103
                  Attn: P. David Newsome, Jr., Esq.
                  Fax No.:  (918) 547-0448

         With copies to:

                  Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, New York  10022
                  Attn:  Corinne Ball, Esq.
                  Fax No.:  (212) 755-7306

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated or personally delivered.

         8.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, except that (a) Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Purchaser any and all rights and obligations of Purchaser under this Agreement, provided, that any such assignment will not relieve Purchaser from any of its obligations hereunder and
(b) the Company will, effective as of the Effective Date, assign all of its rights and obligations under this Agreement to New WCG. Any assignment not granted in accordance with the foregoing shall be null and void. Subject to the first and last sentence of this Section 8.2, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, (A) the Company's and New WCG's obligations hereunder are subject to approval by the Bankruptcy Court of the transactions contemplated hereby and under the other Transaction Documents and (B) except for the provisions of
Article VI, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.3 Entire Agreement. This Agreement, the Company Disclosure Letter, and any documents delivered by the parties in connection herewith or therewith, including the Transaction Documents, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, including, without limitation, any draft letter of intent or term sheet with respect to the transactions contemplated herein.

         8.4 Amendment. Subject to applicable law, including but not limited to the requirements of the Bankruptcy Code and the orders of the Bankruptcy Court, this Agreement may only be amended by an instrument in writing signed on behalf of each of the parties hereto.

         8.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

         8.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page shall be deemed to be an original signature page.

         8.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

         8.8 Certain Definitions/Interpretations. (a) For purposes of this
Agreement:

         (i) An "Affiliate" of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; and, for the purposes of this definition only, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise; provided that as such term is used in this Agreement the Purchaser shall not be included as an Affiliate of the Company;

         (ii) "Bank Debt" means obligations of the WCG Companies under the WCL Credit Agreement, as it may be amended from time to time;

         (iii) "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or such other court with proper jurisdiction over the Chapter 11 Case;

         (iv) "beneficial owner", "beneficially own", and "beneficial ownership" have the meanings given to such terms in the Stockholders Agreement.

         (v) "Claims" means claims (as such term is defined under section 101 of the Bankruptcy Code) with respect to any WCG Company or any rights to acquire such claims;

         (vi) "Company Material Adverse Effect" means any change, effect, event or condition that has had or could reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations or financial condition of the Company, New WCG and their Subsidiaries, taken as a whole, or that would prevent the Company from consummating the transactions contemplated hereby;

         (vii) "Company Reports" means all forms, reports and documents filed by the Company with the SEC after January 1, 2002, and any such forms, reports and documents filed by the Company with the SEC after the date of this Agreement and until the Closing Date, in each case under Sections 12(b) or 12(g) of the Exchange Act and the rules and regulations promulgated thereunder.

         (viii) "Confidentiality Agreement" means that agreement by and between Purchaser and the Company, dated as of May 3, 2002;

         (ix) "Confirmation Order" means a final order entered by the Bankruptcy Court confirming the Chapter 11 Plan;

         (x) "Knowledge" means the actual knowledge after reasonable inquiry of any of Howard Janzen (Chairman, CEO and President), Scott Schubert (CFO), David Newsome (GC), Frank Semple (COO), John Bumgarner (COO), Gerald Carson (Chief People Officer), Ken Kinnear (Controller), T.J. Gallagher (Vice President - Financial Operations, moving to Vice President - Data Services) (but only for purposes of the Company's financial forecasts representation in Section 2.5) and Robert Fitzgerald (Vice President - Chief of Staff) (but only for purposes of the Company's financial forecasts representation in Section 2.5) in the case of the Company and, in the case of the Purchaser, means the actual knowledge of Purchaser's executive officers after reasonable inquiry;

         (xi) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

         (xii) "Purchaser Material Adverse Effect" means any change, effect, event or condition that has prevented or materially delayed or could reasonably be expected to prevent or materially delay Purchaser's ability to consummate the transactions contemplated hereby;

         (xiii) "Securities" means, collectively with Claims, any indebtedness or equity securities of any WCG Company or any direct or indirect options, warrants or other rights to acquire, or any security convertible into or exchangeable for, any indebtedness or equity securities of any WCG Company;

         (xiv) "Subsidiary" when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; and

         (xv) "WCG Company" means each of the Company or its Subsidiaries and its and their respective successors and assigns, including New WCG.

         (b) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Chapter 11 Plan.

         (c) When a reference is made in this Agreement to an Article, Section, Exhibit or Annex, such reference will be to an Article or Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

         8.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         8.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         8.11 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Bankruptcy Court.

         (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Bankruptcy Court, and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

         (c) No party may move to (i) transfer any such suit, action or proceeding from the Bankruptcy Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the Bankruptcy Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the Bankruptcy Court for the purpose of bringing the same in another jurisdiction.

         (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Bankruptcy Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

         8.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         8.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         8.14 Confidentiality Agreement. The Confidentiality Agreement remains in full force and effect, provided, however, that the Company Board has given its consent to certain actions and transactions, a copy of which is attached hereto as Exhibit F.

                     [Remainder of page intentionally blank]

                                                                  EXECUTION COPY



         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                WILLIAMS COMMUNICATIONS GROUP, INC.


                                By:  /s/ Howard E. Janzen
                                     -------------------------------------------
                                Its: President & CEO
                                     -------------------------------------------

                                LEUCADIA NATIONAL CORPORATION


                                By:  /s/ Barbara L. Lowenthal
                                     -------------------------------------------
                                Its: Vice President
                                     -------------------------------------------

                                For purposes of Section 7.4 only:

                                WILLIAMS COMMUNICATIONS, LLC


                                By:  /s/ Howard E. Janzen
                                     -------------------------------------------
                                Its: President & CEO
                                     -------------------------------------------

                                                                  EXECUTION COPY



                                                                       Exhibit A


                       [Chapter 11 Plan of Reorganization]

                                                                       Exhibit B



                         [Form of Stockholder Agreement]

                                                                       Exhibit C



                     [Form of Registration Rights Agreement]


                                                                       Exhibit D


                     [Form of Certificate of Incorporation]


                                                                       Exhibit E


                                [Form of Bylaws]


                                                                       Exhibit F


             [Copy of Board Consent under Confidentiality Agreement]


                                                                 Schedule 4.8(a)



1.  Howard E. Janzen
2.  Scott E. Schubert
3.  P. David Newsome, Jr.
4.  Frank M. Semple
5.  Gerald L. Carson
6.  Matthew W. Bross
7.  William L. Cornog
8.  Jeffrey K. Storey
9.  Howard S. Kalika
10. James W. Dutton
11. John Bumgarner


                                                                 Schedule 4.8(b)


                  [Benefit Plans, Arrangements and Agreements]

                                    EXHIBIT D

                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
                    REORGANIZATION PLAN OF WCG AND CG AUSTRIA

                              LIQUIDATION ANALYSIS

          The Bankruptcy Code requires that each holder of an impaired Allowed Claim or Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if WCG were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the dollar amount that would be generated from the the context of a chapter 7 liquidation case in which a chapter 7 trustee is appointed and charged with reducing to cash any and all assets of WCG. Accordingly, a WCG principal asset is the stock of its operating subsidiary WCL, chapter 7 trustee would be required to either (i) sell the equity in WCG to the highest bidder, or (ii) cause the sale of all of WCL's respective assets, after payment in full of any and all claims against WCL, dividend the proceeds, if any, to WCG for the benefit of WCG. Because the plan contemplates the distribution of most of the equity in New WCG (the value of which, by definition, is at least equal to the value of WCG's assets) and because a chapter 7 case for WCG would in all likelihood be followed shortly by a chapter 7 case for WCL, the Debtors and their financial advisors have prepared this liquidation analysis based on the assumption that all assets of WCL would be liquidated.

          In a WCG chapter 7 case the gross amount of cash available would be the sum of the proceeds from the disposition of WCL's assets and the cash held by WCG at the time of the commencement of the chapter 7 case. Such amount is reduced by the amount of the costs and expenses of the liquidation, any secured claims and such additional administrative expenses and priority claims that may result from the termination of WCG or WCL's business and the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code.

          A general summary of the assumptions used by management in preparing the liquidation analysis follows. Specific assumptions are discussed below.

     Estimate of Proceeds Available for Distribution

          Estimates were made of the cash proceeds which might be realized from the liquidation of WCL's assets. The chapter 7 liquidation period is assumed to commence on October 15, 2002 and to last six months following the appointment of a chapter 7 trustee. While some assets may be liquidated in less than six months, other assets may be more difficult to collect or sell, requiring a liquidation period substantially longer than six months. This time would allow for the collection of receivables, sale of assets and wind down of daily operations. For assets classified as property, plant and equipment, liquidation values were assessed for general classes of assets by estimating the percentage recoveries which might be achieved through their disposition.

     Estimate of Costs

          The costs of liquidation under chapter 7 would include the fees payable to a chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation could include any obligations and unpaid expenses incurred by WCG and WCL during the chapter 11 case and allowed in the chapter 7 case, such as trade obligations, compensation for attorneys, financial advisors, appraisers, accountants and other professionals, and costs and expenses of members of any statutory committee of secured or unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code and any other committee so appointed. Moreover, additional claims would arise by reason of the breach or rejection of obligations incurred and executory contracts or leases entered into by WCG or WCL both prior to, and during the pendency of, the Chapter 11 case.

     Distribution of Net Proceeds under Absolute Priority Rule

          The foregoing types of claims, costs, expenses, fees and such other claims that may arise in a liquidation case as well as claims at WCL (where primarily all the assets reside) would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre- and post-Chapter 11 priority, secured and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors are paid in full.

          In developing its conclusion, WCG's management considered the effects that a chapter 7 liquidation would have on the ultimate proceeds that would otherwise be available for distribution to creditors in a chapter 11 case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail, and (iii) substantial increases in post petition claims which would be satisfied on a priority basis. WCG HAS DETERMINED, AS SUMMARIZED ON THE FOLLOWING CHART, THAT CONFIRMATION OF THE PLAN WILL PROVIDE HOLDER OF CLAIMS AND INTERESTS WITH A RECOVERY THAT IS NOT LESS THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTOR UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

                                                                    SUMMARY OF RECOVERIES
                                                              ---------------------------------
DESCRIPTION                                   CLASS NO.       UNDER THE PLAN          CHAPTER 7
-----------                                   ---------       --------------          ---------
Chapter 11 Administrative and Priority Tax
Claims                                           --                100%                   0%
Priority Non-Tax Claims                           1                100%                   0%
Prepetition Secured Guarantee Claims              2                100%                 100%
Other Secured Claims                              3                100%                   0%
TWC Claims                                        4                7.5%                   0%
Senior Redeemable Note Claims                     5                 16%                   0%
Other Unsecured Claims                            6                 16%                   0%
Subordinated Claims                               7                  0%                   0%
WCG Equity Interests                              8                 N/A                  N/A
CG Austria Equity Interests                       9                 N/A                  N/A

          Moreover, WCG believes that the value of any distributions from the liquidation proceeds to each class of Allowed Claims in a chapter 7 case would be the same or less than the value of distributions under the Plan because such distributions in a Chapter 7 case may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the claims and prepare for distributions. In the event litigation were necessary to resolve claims asserted in the Chapter 7 case, the delay could be further prolonged and administrative expenses further increased. The effects of this delay on the value of distributions under the hypothetical liquidation haVE not been considered.

          WCG'S LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF WCG and the assets of WCL. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of WCG or a chapter 7 trustee. Additionally, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of WCG's assets will result in the proceeds which would be realized were WCG to undergo an actual liquidation. The actual amounts of Allowed Claims against the Estate could vary significantly from WCG's estimate, depending on the claims asserted during the pendency of the chapter 7 case. This liquidation analysis does not include liabilities that may arise as a result of potential litigation, certain new tax assessments or other potential claims. This analysis also does not include potential recoveries from avoidance actions. No value was assigned to additional proceeds which might result from the sale of certain items with intangible value. Therefore, the actual liquidation value of WCG could vary materially from the estimates provided herein.

          The liquidation analysis set forth below was based on the estimated values of WCG and the assets of WCL immediately prior to the Effective Date. To the extent operations through such date are different than estimated, the asset values may change. These values have not been subject to any review, compilation or audit by any independent accounting firm.

($ in millions)
                                                                            OCTOBER 15,    ESTIMATED
                                                                              2002        LIQUIDATION     ESTIMATED
PROCEEDS FROM LIQUIDATION                                                    BALANCE       PROCEEDS       RECOVERY
                                                                            -----------   -----------     ---------
Cash and cash equivalents                                                   $   365.1      $ 365.1(1)        100.0%
Net Trade Accounts Receivable                                                   271.0        135.5            50.0%
Other Current Assets                                                            106.4         24.4            22.9%
Investments                                                                      10.5          5.3            50.0%
Property and Equipment, Net                                                   4,002.5        418.4            10.5%
Goodwill and Other Intangibles                                                     --           --             0.0%
Other Assets                                                                    150.6         11.3(2)          7.5%
                                                                            ---------      -------
     PROCEEDS AVAILABLE FOR DISTRIBUTION                                      4,906.1        960.0

                                                                            ESTIMATED      ESTIMATED
ALLOCATIONS OF PROCEEDS                                                       CLAIM        RECOVERY      % RECOVERY
                                                                            ---------      ---------     ----------
CHAPTER 7 ADMINISTRATIVE CLAIMS
Trustee Fees                                                                $    28.8(3)   $    28.8        100.0%
Chapter 7 Professional Fees                                                       6.0(4)         6.0        100.0%
Wind-down Costs                                                                  25.0(5)        25.0        100.0%
                                                                            ---------      ---------
     TOTAL ADMINISTRATIVE CLAIMS                                            $    59.8      $    59.8
                                                                            =========      =========
Proceeds Available for Payment of OpCo Claims                                              $   900.2

OPCO CLAIMS

SECURED
Prepetition Secured Guaranteed Claims                                       $   725.0      $   725.0        100.0%
Capital Leases                                                                   98.7           98.7        100.0%

UNSECURED
Capital Leases Deficiency Claim                                                 191.5           17.1          8.9%
Accounts Payable                                                                182.5           16.3          8.9%
Accrued Liabilities                                                             117.8(6)        10.5          8.9%
Rejection of Executory Contracts                                                366.0           32.6          8.9%
                                                                            ---------      ---------
     TOTAL OPCO CLAIMS                                                      $ 1,681.5      $   900.2

Proceeds Available for Payment of Other Chapter 11 Priority Claims                         $     0.0

OTHER CHAPTER 11 PRIORITY CLAIMS
Administrative and Priority Taxes                                           $    15.0(7)   $     0.0          0.0%
Priority Non-Tax Claims                                                           5.0(8)         0.0          0.0%
                                                                            ---------      ---------
     TOTAL OTHER CHAPTER 11 PRIORITY CLAIMS                                 $    20.0      $     0.0
                                                                            =========      =========
Proceeds Available for Payment of General Unsecured Claims                                 $     0.0

GENERAL UNSECURED CLAIMS
Senior Redeemable Note Claims                                               $ 2,454.0      $     0.0          0.0%
TWC Claims                                                                    2,362.1            0.0          0.0%
Other Unsecured Claims                                                            2.0            0.0          0.0%
                                                                            ---------      ---------
     TOTAL GENERAL UNSECURED CLAIMS                                         $ 4,818.1      $     0.0
                                                                            =========      =========

Proceeds Available for Distribution to Preferred and Common Equity                         $     0.0

NOTES

----------

(1)  Cash and cash equivalents of WCG and WCL.

(2) Assumes that the liquidation proceeds are 50.0% of the current equity value of WCG's equity stake in PowerTel.

(3)  Trustee fees are estimated at 3.0% of gross liquidation proceeds.

(4)  Chapter 7 Professional Fees estimated at $1.0m per month for 6 months.

(5) Wind-down Costs estimated at 50.0% of normal monthly G&A costs ($12.5 per month) for the first two and subsequent four months respectively.

(6) Accrued Liabilities corresponds with the 9/30/02 balance of accrued liabilities less accrued interest and other miscellaneous reserves.

FOOTNOTES TO LIQUIDATION ANALYSIS

     Cash and cash equivalents

          Cash and cash equivalents consist of all cash in banks or operating accounts, and liquid investments with maturities of three months or less and are assumed to be fully recoverable.

     Trade Accounts Receivable

          Trade Accounts Receivable consist of outstanding payments due from the Company's customers. The recovery of accounts receivable is based on management's estimate of collection given such factors as the aging and historical collection patterns of the receivables, and the effect, if any, of the liquidation on collections.

     Other current assets

          Other current assets consist primarily of prepaid expenses, equipment held for resale and notes receivable. Prepaid expenses consist primarily of miscellaneous expenses such as rent, insurance, maintenance costs, and right of way expenses. Prepaid expenses are assumed to have no estimated liquidation value. Equipment held for resale is assumed to have an estimated recoverability of approximately 10% of book value. The notes receivable are assumed to have an estimated recoverability of 50% of book carrying value.

     Investments

          Investments consist of minority holdings in various telecommunications technology investments. The Company has estimated a recoverability of 50% of carrying value for these investments. It is assumed that carrying value is at market. This valuation was based upon management's assessment of the value of similar technology investments considering current market rates and effects of the Chapter 7 environment.

     Property and Equipment

          Property and Equipment includes network fiber, network equipment, furniture and fixtures, information systems, leasehold improvements, and other miscellaneous fixed assets.

     o Network Fiber: The value of the Company's network fiber, both dark and lit, was based upon management's assessment of the value of such fiber considering current market rates for comparable equipment and the effects of the chapter 7 environment.

     o Network Equipment: The value of the Company's network equipment was based upon management's assessment of the value of the equipment considering current market rates for comparable equipment and the effects of the chapter 7 environment.

     o Furniture and Fixtures: Furniture and fixtures include office furniture and fixtures, and telecommunications equipment. The value of furniture fixtures was based upon management's review of these assets and current market rates for comparable furniture and fixtures.

     o Information Systems: Information systems include computer hardware and software and telecommunications equipment. The value of information systems was based upon management's review of these assets and current market rates for comparable information systems.

     o Leasehold Improvements: No separate value has been ascribed in liquidation to leasehold improvements as the value of these improvements will remain with the lessor upon termination of the leases.

          The Company has estimated that the Property and Equipment listed above are comprised of and can be liquidated as follows: Materials in Warehouse have a 0% recovery, Construction in Progress has a 7.0% recovery, Building and Leasehold Improvements have a 7% recovery, Capital Leases have a 34% recovery, Land and Land Improvements have a 7% recovery, Capitalized Interest has a 0% recovery, and other Property and Equipment has a 7% recovery. Values for the components for Property and Equipment are extrapolated from 12/31/01 balances, and the percentages are then applied to the 9/30/02 projected gross PP&E value.

     Other Assets

          Other Assets consists primarily of deferred financing costs, deposits, payments made by the Company upon entering into long-term contracts, long term notes receivable, and WCG's equity stake in PowerTel Limited. Other Assets aside from the Company's equity stake in PowerTel are assumed to have no estimated liquidation value. The liquidation value of the Company's equity stake in PowerTel is 50% of the market value of its equity stake in PowerTel.

     Trustee and Professional Fees

          Trustee fees are estimated at 3% of gross liquidation proceeds.

     Chapter 7 Professional Fees

          Chapter 7 Professional fees represent the costs of a chapter 7 case related to attorneys, accountants, appraisers and other professionals retained by the trustee. Based on management's review of the nature of these costs and the outcomes of similar liquidations, fees were estimated at $1 million per month during the liquidation period.

     Wind-Down Costs

          Wind-down costs consist of general and administrative expenses and severance obligations to be incurred during the chapter 7 liquidation, and retention payments to be made to retain employees during the chapter 7 period. Management assumes that the liquidation would occur over a six-month period and that such general and administrative expenses would decrease over time. Specifically, wind down costs are equal to approximately 50% of the Company's normal monthly general and administrative expenses during the first two months of the liquidation process, and approximately 25% of the Company's normal general and administrative expenses during the last four months of the liquidation process

     Pre-petition Secured Guarantee Claims

          Pre-petition Secured Guarantee Claims are composed of obligations under the WCL Credit Agreement. The credit facility under the WCL Credit Agreement is secured by substantially all of the assets of the Company.

     Capital Leases

          Capital Leases are comprised of the sale-leaseback on the headquarters of the Company and airplanes, and other miscellaneous fiber and equipment leases.

     Accounts Payable

          Accounts Payable represents amounts due to the Company's vendors resulting from services or products received.

     Accrued Liabilities

          Accrued Liabilities represent accrued benefits, wages, vacations, sales and payroll taxes, accrued interest on secured debt, and other miscellaneous accruals. Accrued liabilities presented in the liquidation analysis do not include accrued interest on unsecured debt.

     Rejection of Executory Contracts Claims

          Rejection of Executory Contracts Claims represents expected claims, which arise from rejecting executory contracts in a liquidation scenario.

     Administrative and Priority Taxes

          These claims are the cost of the administration of the Chapter 11 Cases incurred by the Company, primarily composed of professional fees, and priority tax claims, including federal, state, and local, have been estimated based on applicable laws.

     Priority Non-Tax Claims

          Priority Non-Tax Claims include all other claims other than administrative and priority tax claims.

     Senior Redeemable Note Claims

          Senior Redeemable Note Claims are general unsecured claims, which arise in connection with the Senior Redeemable Notes.

     TWC Claims

          TWC claims are general unsecured claims, which arise in connection with the Senior Reset Note, Pre-Spin Service Claims and the ADP Claims.

     Other Unsecured Claims

          Other Unsecured Claims are all claims against the Debtors that are not Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims, Prepetition Secured Guarantee Claims, TWC Claims, Senior Redeemable Note Claims, Secured Guarantee Claims, Subordinated Claims, Equity Claims, or Claims held by an Affiliate.

                                    EXHIBIT E

                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
                    REORGANIZATION PLAN OF WCG AND CG AUSTRIA

                              FINANCIAL PROJECTIONS

     WCG has prepared the consolidated projected operating and financial results (the "Projections") for the four years ending December 31, 2006. The Projections assume that the Plan of Reorganization will be consummated on October 15, 2002. The Projections do not include the results of PowerTel, in which WCG holds a 45% equity stake. PowerTel results are usually consolidated into the publicly reported WCG results, but, for the purposes of these Projections, are not included. WCG does not believe the projected results of PowerTel will have a material affect on New WCG's balance sheet cash and financial performance.

Assumptions Used in the Projections

     The Projections are premised on a number of important assumptions compiled by management. Although management believes the assumptions to be reasonable, the Company can provide no assurance that these assumptions will be realized. See Section XII., "Certain Risk Factors to be Considered" for a discussion of various factors that could affect the Company's financial condition, results of operations, business, prospects and securities.

     1. Fiscal Years. WCG's fiscal year ends on December 31 of each year.

     2. Plan Terms and Consummation. The Projections assume the Effective Date will be October 15, 2002. If the Effective Date does not occur by October 15, 2002, certain additional bankruptcy-related expenses will be incurred and there is no assurance that, among other things, the level of customer and vendor support contemplated in the Projections can be maintained.

     3. "Fresh Start Accounting." In connection with the Plan of Reorganization, the Company will be required to restate its balance sheet in accordance with the principles of fresh start accounting. The Projections have been prepared consistent with the basic principles of "fresh start" accounting. These principles are contained in the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Under "fresh start" accounting principles, the Debtors will determine the reorganization value of WCG as of the Effective Date. This value will be allocated, based on estimated fair market values, to specific tangible or identifiable intangible assets. The Debtors are in the process of evaluating further how the reorganization value will be allocated to WCG's various assets. It is likely that the final allocation will differ from the amounts presented herein. In the reorganized balance sheet under the Projections, it is estimated that tangible assets will be written down by approximately $2.5 billion.

     4. Macroeconomic Factors. The Projections assume a general economic recovery consistent with prevailing economic and analyst forecasts. Inflation in revenues and costs are assumed to remain relatively low.

          1. Assumptions Preceding the Effective Date. As a basis for the Projections, management has estimated the operating results for the period of time leading up to the Effective Date. Specifically, it has been assumed that prior to and during the Chapter 11 Cases, trade vendors will continue to provide the Debtors with goods and services on relatively customary terms and credit and there will be no meaningful change in the Debtors' customer base.

Income Statement

          2. Revenues. Total revenues are projected to increase by 10.4% and 31.6% in fiscal years 2002 and 2003, respectively, and then increase by 46.3%, 23.4% and 16.1% in fiscal years 2004, 2005 and 2006, respectively. The achievement of projected revenue growth is assumed to result primarily from (i) increased demand for telecommunication services, (ii) the consolidation of competitors, and (iii) a gradual economic recovery. The Projections are based on maintaining key relationships with major telecommunication carriers. THE PROJECTIONS DO NOT PROJECT

               ANY NEGATIVE IMPACT FROM THE CHAPTER 11 CASE ON WCG'S RELATIONSHIPS WITH ITS CUSTOMERS ONCE WCG IS REORGANIZED. Revenues in fiscal year 2002 show only limited growth from levels in 2001 due to the macroeconomic downturn, the continued downturn in the telecommunications industry and the impact of a Chapter 11 filing.

          3. Cost of Sales. Cost of Sales consist primarily of outsourced telecommunication transport (including access and egress), and operating and maintenance costs. Projected operating expenses are based upon historical experience and expected market conditions, as adjusted to reflect the expected decrease in expenses resulting from assumed operating expense savings from network optimization and cost-reduction initiatives. Cost reduction initiatives are focused on three main areas: (i) salary and related benefits, (ii) telecommunications expense, and (iii) rationalization of facilities costs. Gross profit margins (revenue less cost of sales as a percent of total revenues) increase from 16.3% to 44.1% throughout the projection period.

          4. Selling, General and Administrative Expenses. Selling, General and Administrative Expenses as a percent of Total Revenues are expected to be 18.6%, 14.9%, 11.7%, 10.7% and 10.1% for fiscal years 2002, 2003, 2004, 2005 and 2006, respectively. The decline in selling, general and administrative expenses as a percentage of revenue results from the spread of fixed costs over a larger revenue base as WCG scales to gain greater operating efficiencies.

          5. Provision for Doubtful Accounts. Provision for doubtful accounts represents reserves taken for bad debts. Provision for Doubtful Accounts as a percent of Total Revenues is expected to be 2% throughout fiscal years 2002, declining to 1% in the out years of the projection period.

          6. Depreciation and Amortization. Book depreciation is projected based on estimates of useful life of the Company's Property, Plant & Equipment. Adjustments to the value of long-term fixed or intangible assets are based on fresh-start accounting principles as discussed in item 3 of this exhibit.

          7. Interest Expense. Post-reorganization interest expense reflects interest on $525 million of bank debt under the WCL Credit Agreement, on the capitalized leases and the building mortgages.

          8. Investing Income. Investing income includes interest and income from investments offset by equity losses in investments. The Company's projections do not include any investing income during the projection period.

          9. Minority Interest. Minority interest represents the net earnings of PowerTel that are attributable to owners of PowerTel other than WCG. Currently, WCG owns a 45% economic interest in PowerTel. The Projections do not include the projected earnings of PowerTel, which are immaterial.

          10. Income Taxes. To the extent that WCG's reorganization qualifies under Internal Revenue Code ("IRC") Section 368(a)(1)(G) as a "G-reorganization" and qualifies for the IRC Section 382(l)(5) bankruptcy exception, WCG can mitigate future cash taxes by $61.3 million, $234.3 million, and $352.9 million in the years 2004, 2005, and 2006, respectively. At December 31, 2001 the Company had tax net operating loss carryforwards of approximately $1.1 billion. For purposes of the Projections, the combined federal, state and local income tax rate is estimated at 40%.

          11. EBITDA. EBITDA is defined here as earnings before interest expense, income tax provision, depreciation and amortization, non-recurring and restructuring-related expenses. EBITDA contains certain non-cash items such as the amortization of deferred revenues. EBITDA margins will increase throughout the projection period, becoming positive in 2003 and reaching 32.9% of revenues by 2006.

Balance Sheet

          12. Working Capital. Projections of changes in certain balance sheet accounts such as accounts receivable and accounts payable from 2003 forward are based on historical ratios of such accounts to other accounts such as revenues, operating expenses, and capital expenditures, while there is a degradation in working capital projected for 2002. The Projections assume that the Company will utilize both cash on the balance sheet and from operations to pay all expenses associated with the Reorganization and to provide for working capital throughout the projection period.

          13. Post-Reorganization Indebtedness. The projected long-term debt balances reflect the indebtedness and terms thereof contemplated in the Plan of Reorganization, subject to the revised amortization schedule outlined in the Revised Credit Agreement. See Section XI., "New WCG" for further detail on the Post-Reorganization capital structure.

Cash Flow Statement

          14. Capital Expenditures. Capital expenditures consist of fixed asset additions. Management believes that the capital expenditures are required to achieve the level of operating profit contained in the Projections. The Projections assume a level of capital expenditures which can be supported by the capital structure and forecasted operating results of WCG.

          15. Asset Sales. WCG expects to sell certain surplus assets including, but not limited to, capacity and dark fiber Indefeasible Rights of Use ("IRUs"), real estate and other property, plant and equipment.

Financial Projections

     The financial Projections prepared by management are summarized in the following tables. Specifically, the attached tables include:

     a. Pro forma reorganized balance sheet at October 15, 2002, including all estimated reorganization and fresh-start adjustments.

     b. Projected balance sheets at September 30, 2002, December 31, 2003, 2004, 2005 and 2006.

     c. Projected income statements for fiscal years ended December 31, 2003, 2004, 2005 and 2006.

     d. Projected statements of cash flows for fiscal years ended December 31, 2003, 2004, 2005 and 2006.

     THESE PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE COMPANY'S INDEPENDENT ACCOUNTANTS AND ITS FINANCIAL ADVISORS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. THE COMPANY DOES NOT PUBLISH PUBLIC PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

     THE SECURITIES LAWS REQUIRE FULL AND PROMPT DISCLOSURE OF MATERIAL FACTS, BOTH FAVORABLE AND UNFAVORABLE, REGARDING THE COMPANY'S FINANCIAL CONDITION AND MAY EXTEND TO SITUATIONS WHERE IT KNOWS OR HAS REASON TO KNOW ITS PREVIOUSLY DISCLOSED PROJECTIONS NO LONGER HAVE A REASONABLE BASIS. THE COMPANY BELIEVES THE CONSOLIDATED PROJECTIONS ARE BASED ON ESTIMATES AND ASSUMPTIONS THAT ARE REASONABLE. THE ESTIMATES AND ASSUMPTIONS MAY NOT BE REALIZED, HOWEVER, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND ITS CONTROL. NO REPRESENTATIONS CAN BE OR ARE MADE AS TO WHETHER THE ACTUAL RESULTS WILL BE WITHIN THE RANGE SET FORTH IN ITS PROJECTIONS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR MAY BE UNANTICIPATED, AND THEREFORE MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. SEE
SECTION XII., "CERTAIN RISK FACTORS TO BE CONSIDERED."

                    PROJECTED BALANCE SHEET AT REORGANIZATION

                                 ($ in millions)

                                                                                                 PRO FORMA
                                           PROJECTED                                               POST-
                                         PRE-EMERGENCE                                           EMERGENCE
                                          OCTOBER 15,    REORGANIZATION     "FRESH START"       OCTOBER 15,
                                             2002         ADJUSTMENTS        ADJUSTMENTS           2002
                                         -------------   --------------     -------------       -----------

ASSETS
Current Assets:
Cash and Marketable Securities            $   365.1           (50.0)(A)                --        $  315.1
Accounts Receivable, Net                      271.0              --                    --           271.0
Other Current Assets                          106.4              --                    --           106.4
                                          ---------         -------         -------------        --------
       TOTAL CURRENT ASSETS                   742.5           (50.0)                   --           692.5

Investments                                    10.5              --                    --            10.5
Net PP&E                                    4,002.5              --              (2,494.6)(B)     1,507.8
Goodwill and Other Intangibles                  0.0              --                    --             0.0
Other Assets and Deferred Charges             150.6              --                 (90.6)(C)        60.0
                                           --------         -------         -------------        --------
       TOTAL ASSETS                       $ 4,906.1         $ (50.0)        $    (2,585.2)       $2,270.9
                                          =========         =======         =============        ========

LIABILITIES
Current Liabilities:
Accounts Payable                              182.5              --                    --           182.5
Accrued Liabilities                           302.8              --                (155.0)(D)       147.8
Other Current Liabilities                      30.0              --                    --            30.0
                                          ---------         -------         -------------        --------
       TOTAL CURRENT LIABILITIES              515.3              --                (155.0)          360.3

Long Term Debt
Prepetition Secured Guarantee Claims          725.0          (200.0)(E)                --           525.0
Senior Redeemable Notes                         0.0                                                   0.0
Senior Reset Note                               0.0              --                    --             0.0
ADP Note                                        0.0              --                    --             0.0
Long Term Debt - Pwrtl                         36.2              --                    --            36.2
Capital Lease Obligations                     290.2           (90.2)(F)                --           200.0
                                          ---------         -------         -------------        --------
       TOTAL LONG TERM DEBT                 1,051.4          (290.2)                  0.0           761.2
Deferred Revenues (Other)                     470.0              --                (120.0)(G)       350.0
Other Non-Current Liabilities                  31.9              --                    --            31.9
Minority interest in Subsidiaries              42.5              --                    --            42.5
Preferred Stock                                 0.0              --                    --             0.0
                                          ---------         -------         -------------        --------
       TOTAL LIABILITIES                    2,111.1          (290.2)               (275.0)        1,545.9

LIABILITIES SUBJECT TO COMPROMISE           4,956.2             0.0              (4,956.2)(H)         0.0

Shareholders' Equity                       (2,161.1)          240.2               2,646.0(I)        725.0(J)
                                          ---------         -------         -------------        --------
       TOTAL LIABILITIES AND EQUITY       $ 4,906.2         $ (50.0)        $    (2,585.2)       $2,270.9
                                          =========         =======         =============        ========

FOOTNOTES TO REORGANIZATION BALANCE SHEET

A) WCG projects use of $200 million of cash to pre-pay the Credit Facility and $150 million cash investment from the New Investor.

B) Book Value Net PP&E will be written down by approximately $2.5 billion, as part of "fresh start" accounting.

C) Other Assets and Deferred Charges are written down by $90.6 million consisting of deferred financing fees, related to compromised debt.

D) $155 million of accrued interest related to pre-petition indebtedness categorized in accrued liabilities is written off.

E) At the Effective Date, the Lender Group shall receive a pre-payment of $200 million.

F) As part of the transaction for WCG to purchase the headquarters building and airplanes, WCG shall issue a $100 mortgage note and a $45 million mortgage note. WCG shall also retain approximately $55 million in other capital leases.

G)   Deferred revenues are re-valued and will be written down by $120 million.

H) Liabilities subject to compromise will be written off as part of "fresh start" accounting.

I) Comprised of the gain incurred in conjunction with cancellation of indebtedness.

J) Reorganization equity value is set at the equity valuation described earlier in the disclosure statement.

                             PROJECTED BALANCE SHEET
                                 ($ in millions)

                                                       FISCAL YEAR ENDED DECEMBER 31,
                                             2003           2004           2005           2006
                                           --------       --------       --------       --------

ASSETS
Current Assets:
Cash and cash equivalents                  $  247.7       $  515.6       $  680.3       $1,151.5
Receivables                                   260.1          406.6          451.9          440.3
Other Current Assets                           36.2           44.2           50.1           55.1
                                           --------       --------       --------       --------
        TOTAL CURRENT ASSETS                  571.0          966.4        1,182.3        1,646.9

Investments                                    10.5           10.5           10.5           10.5
Net PP&E                                    1,413.2        1,342.6        1,274.5        1,172.0
Goodwill and Other Intangibles                  0.0            0.0            0.0            0.0
Other Assets and Deferred Charges              60.0           60.0           60.0           60.0
Deferred Tax Asset                               --             --           14.5           55.9
                                           --------       --------       --------       --------
        TOTAL ASSETS                       $2,054.7       $2,379.5       $2,541.8       $2,945.3
                                           ========       ========       ========       ========

LIABILITIES
Current Liabilities
Accounts Payable                           $  275.6       $  366.2       $  411.5       $  452.9
Accrued Liabilities                            33.7           89.7          131.1          166.3
                                           --------       --------       --------       --------
        TOTAL CURRENT LIABILITIES             309.3          455.9          542.6          619.2

Long Term Debt                                711.5          690.6          396.1          174.4
Long Term Deferred Income                     446.6          517.8          584.1          645.3
Other Non-Current Liabilities                  31.9           31.9           31.9           31.9
Minority interest in Subsidiaries              42.5           42.5           42.5           42.5
Deferred Tax Liability                          0.0           14.3            0.0            0.0
Preferred Stock                                 0.0            0.0            0.0            0.0
                                           --------       --------       --------       --------
        TOTAL LIABILITIES                   1,541.7        1,753.1        1,597.2        1,513.4

Shareholders' Equity                          513.0          626.5          944.7        1,431.9
                                           --------       --------       --------       --------
        TOTAL LIABILITIES AND EQUITY       $2,054.7       $2,379.6       $2,541.9       $2,945.3
                                           ========       ========       ========       ========

                       PROJECTED STATEMENTS OF OPERATIONS
                                 ($ in millions)

                                                            FISCAL YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------------
                                                 2003           2004            2005            2006
                                              ---------       ---------       ---------       ---------

Revenues                                      $ 1,722.7       $ 2,520.5       $ 3,109.7       $ 3,609.9
Operating Expenses:
     Cost of Sales                             (1,299.8)       (1,667.3)       (1,851.0)       (2,019.0)
     Selling, general and administrative         (256.0)         (295.8)         (332.4)         (366.1)
     Provision for doubtful accounts              (21.5)          (25.2)          (31.1)          (36.1)
     Depreciation and amortization               (257.8)         (287.3)         (320.8)         (357.0)
     Other expense (income), net                     --              --              --              --
                                              ---------       ---------       ---------       ---------
       Total Operating Expenses                (1,835.2)       (2,275.5)       (2,535.3)       (2,778.3)
       LOSS FROM OPERATIONS                   $  (112.4)      $   245.0       $   574.4       $   831.7

Interest expense                                  (50.8)          (55.9)          (44.0)          (19.6)
Investing income (loss)                              --              --              --              --
Minority interest                                    --              --              --              --
Other income (loss), net                             --              --              --              --
                                              ---------       ---------       ---------       ---------
       LOSS BEFORE INCOME TAXES                  (163.2)          189.1           530.4           812.0

Benefit (provision) from income taxes                --           (75.7)         (212.1)         (324.8)
                                              ---------       ---------       ---------       ---------
       LOSS FROM CONTINUING OPERATIONS           (163.2)          113.4           318.2           487.2

Loss from discontinued operations                    --              --              --              --
                                              ---------       ---------       ---------       ---------
       LOSS BEFORE EXTRAORDINARY GAIN            (163.2)          113.4           318.2           487.2

Extraordinary gain                                   --              --              --              --
                                              ---------       ---------       ---------       ---------
       NET LOSS                                  (163.2)          113.4           318.2           487.2

Preferred Stock Dividend                             --              --              --              --
                                              ---------       ---------       ---------       ---------
       NET LOSS AVAILABLE TO COMMON           $  (163.2)      $   113.4       $   318.2       $   487.2
                                              =========       =========       =========       =========

       MEMO:
        EBITDA                                $   145.4       $   532.2       $   895.2       $ 1,188.7

                       PROJECTED STATEMENTS OF CASH FLOWS
                                 ($ in millions)

                                                                    FISCAL YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------------
                                                            2003         2004          2005          2006
                                                          -------       -------       -------       -------

OPERATING ACTIVITIES:
Net income from Operations                                $(163.2)      $ 113.4       $ 318.2       $ 487.2

Depreciation and Amortization                               257.8         287.3         320.8         357.0

Changes in Working Capital
    (Increase) Decrease in Net Receivables                   33.7        (146.5)        (45.3)         11.6
    (Increase) Decrease in Other Current Assets              20.2          (8.0)         (5.9)         (5.0)
    Increase (Decrease) in Payables                          47.0          90.6          45.3          41.4
    Increase (Decrease) in Accrued Liabilities             (121.6)         56.0          41.4          35.2
    Increase (Decrease) in Other Current Liabilities        (22.5)           --            --            --
                                                          -------       -------       -------       -------
      Subtotal Changes in Working Capital                   (43.2)         (7.9)         35.5          83.2

Other Income                                                   --            --            --            --
Gain on Sale / Non-Cash Charges                                --            --            --            --
Change in Amortization of Debt Discount                        --            --            --            --
Change in Deferred Revenues (Other)                         (23.7)        (28.7)        (33.7)        (38.7)
Change in Deferred Income Taxes                                --          14.3         (28.8)        (41.4)
Cash from Asset Sales, Capacity and Dark Fiber IRUs         100.0         100.0         100.0         100.0
Other Non-current Liabilities                                  --            --            --            --
Other Non-current Assets and Deferred Charges                  --            --            --            --
                                                          -------       -------       -------       -------
    NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES        127.7         478.4         712.0         947.3
                                                          -------       -------       -------       -------

INVESTING ACTIVITIES:
Capital Expenditures                                       (195.3)       (216.7)       (252.7)       (254.5)
Investments                                                    --            --            --            --
                                                          -------       -------       -------       -------
    NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES       (195.3)       (216.7)       (252.7)       (254.5)
                                                          -------       -------       -------       -------

FINANCING ACTIVITIES:

Changes in Long term Debt                                   (34.3)        (20.8)       (294.6)       (221.6)
Changes in Minority Interest and Equity Earnings               --            --            --            --
Equity                                                         --            --            --            --
Dividends Declared (Preferred Stock)                           --            --            --            --
                                                          -------       -------       -------       -------
    NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES        (34.3)        (20.8)       (294.6)       (221.6)
                                                          -------       -------       -------       -------
NET INCREASE IN CASH AND EQUIVALENTS                      $(102.0)      $ 240.9       $ 164.8       $ 471.1
                                                          =======       =======       =======       =======

CASH AND MARKETABLE SECURITIES
    BEGINNING OF PERIOD                                     376.7         274.7         515.6         680.3
    NET INCREASE IN CASH AND EQUIVALENTS                   (102.0)        240.9         164.8         471.1
                                                          -------       -------       -------       -------
    END OF PERIOD                                           274.7         515.6         680.3       1,515.5

                                                                       EXHIBIT F




                    STOCKHOLDERS RIGHTS AND CO-SALE AGREEMENT


                  THIS STOCKHOLDERS RIGHTS AND CO-SALE AGREEMENT (this "Agreement"), dated as of _____ __, 2002, between Leucadia National Corporation, a New York corporation ("Investor"), and [New WCG] (the "Company").

                  A. Williams Communications Group, Inc., the predecessor to the Company, and Investor have entered into an Investment Agreement, dated as of July 26, 2002 (the "Investment Agreement"), pursuant to which, among other things, on the terms and subject to the conditions thereof, Investor has acquired shares of common stock of the Company ("Common Stock").

                  B. The Company and the Bondholders desire to make certain provisions in respect of their relationship.

                  C. The parties wish to enter into this Agreement as contemplated by the chapter 11 reorganization plan of Williams Communications Group, Inc., the predecessor to the Company.

                  NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

                  1. Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

                  "Actual Additional Issuance" means the consummation of any issuance by the Company, other than pursuant to a Public Offering, of Securities or Other Securities to the Investor during the period beginning after the Effective Date and ending on the fifth anniversary of the Effective Date.

                  "Affidavit" means a written statement by a Holder substantially in the form attached hereto as Exhibit A.

                  An "Affiliate" of any Person means any other Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise, provided, however, as such term is used in this Agreement, the Investor shall not be included as an Affiliate of the Company.

                  "Assumption Agreement" means an agreement in writing in substantially the form of Exhibit B pursuant to which the party thereto agrees to be bound on the terms and provisions of this Agreement.

                  A Person will be deemed the "beneficial owner" of, and will be deemed to "beneficially own," and will be deemed to have "beneficial ownership" of:

                           (i) any securities that such Person or any of such
                  Person's Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement and any securities deposited into a trust established by the Person the sole beneficiaries of which are the shareholders of the Person; and

                           (ii) any securities (the "underlying securities")
                  that such Person or any of such Person's Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities);

                           (iii) any securities beneficially owned by persons
                  that are part of a "group" (within the meaning of Rule 13d-5(b) under the Exchange Act) with such Person.

                  "Board Approval" means the prior written consent specifically expressed in a resolution approved by a majority of the members of the Board who are Independent Company Directors.

                  "Chapter 11 Plan" means the plan of reorganization of the Company filed with the United States Bankruptcy Court for the Southern District of New York.

                  "Common Stock Equivalent Securities" means any equity securities issued by the Company the terms of which entitle the holders to participate in dividends with Common Stock or vote generally in the election of directors of the Company.

                  "Debt Securities" means the Company's 10.70% Senior Redeemable Notes due 2007, 10.875% Senior Redeemable Notes due 2009, 11.70% Senior Redeemable Notes due 2008, and 11.875% Senior Redeemable Notes due 2010.

                  "Effective Date" means ______________, 2002 [insert the effective date of the Chapter 11 Plan].

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Securities" means (i) securities issued as a dividend on the Common Stock, (ii) securities issued pursuant to exercise, conversion or exchange of securities or rights previously issued by the Company for which the Company complied with Section 2 or 3 of this Agreement, or (iii) securities issued to directors and officers of the Company pursuant to management compensation plans or arrangements approved by a majority of the Independent Directors.

                  "Exempt Transactions" means (i) any sale of Securities pursuant to a Public Offering or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act; (ii) any Transfer of Securities to an Affiliate of the Investor who also executes and becomes bound by an Assumption Agreement or (iii) any dividend or other distribution of Securities to shareholders, partners or members of the Investor or its Affiliates; provided that if any such shareholder, partner or member is also an Affiliate of the Investor that such shareholder, partner or member also executes and becomes bound by an Assumption Agreement.

                  "Holder" means any Initial Holder or any Permitted Transferee, in each case who, together with its Affiliates, maintains beneficial ownership of at least 100 shares of Common Stock received in the Chapter 11 Plan; provided, however, in the event (i) any Holder is not an Initial Holder, (ii) such Holder obtained the benefits of this Agreement from the Transfer of Common Stock directly or indirectly from an Initial Holder, and (iii) such Holder is required to provide notices or otherwise act under this Agreement, then such action shall be taken by such Initial Holder.

                  "Independent Company Director" means an individual who is a member of the Board who (a) is "independent" of the Company within the meaning of (i) the rules of the New York Stock Exchange, or if the Company is listed or traded on a stock exchange, the principal stock exchange on which the Common Stock is listed or traded and (ii) the applicable rules of the SEC, in each case as may be in effect from time to time, (b) is not a Related Investor Party, and
(c) is not an officer or employee of the Company or any of its Affiliates.

                  "Initial Holder" means each Person who (i) beneficially owned Debt Securities immediately prior to the Effective Date; (ii) receives beneficial ownership of Common Stock in the Chapter 11 Plan (other than the Investor), and (iii) submits an Affidavit to the Company within 90 days after the Effective Date.

                  "Investor" means Leucadia National Corporation, a New York corporation, and its Affiliates.

                  "Investor's Prorata Share," as of any date of determination, means a fraction, (i) the numerator of which shall be the sum of (a) the total number of shares of Common Stock beneficially owned by the Investor and, without duplication, (b) the total number of shares of Common Stock issuable upon the exercise, exchange or conversion of Common Stock Equivalents or Securities beneficially owned by the Investor, in each case as of such date of determination, and (ii) the denominator of which shall the sum of (a) the total number of shares of Common Stock held by all shareholders of the Company, including the Investor and (b) the total number of shares of Common Stock issuable upon the exercise, exchange or conversion of Common Stock Equivalents or Securities held by all shareholders of the Company, including the Investor, in each case as of such date of determination.

                  "Other Securities" means all securities of the Company and its subsidiaries, other than the Securities and the Excluded Securities, and all other financing arrangements, whether or not such financing arrangements would in accordance with generally accepted accounting principles be reflected as indebtedness on the consolidated balance sheet of the Company and its subsidiaries.

                  "Pay-to-Play Holder" shall mean a Holder who, pursuant to the Plan, paid $25,000 for the right to participate in the benefits provided by
Section 4 of this Agreement.

                  "Permitted Transferee" means (A) any Affiliate of any Holder to whom shares of Common Stock held at any time by any Initial Holder are Transferred (so long as such Affiliate remains an Affiliate of such Holder) or
(B) any shareholder, partner or member of any Holder or any Affiliate of any Holder (so long as such Affiliate remains an Affiliate of such Holder) who receives Common Stock pursuant to a dividend or distribution on shares of Common Stock held at any time by the Initial Holder.

                  "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  "Proposed Additional Issuance" means the proposed issuance by the Company of Securities or Other Securities to the Investor during the period beginning after the Effective Date and ending on the fifth anniversary of the Effective Date.

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of the Rights and the Securities issuable upon exercise of the Rights covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Prorata Share" means, with respect to any Holder, a fraction,
(i) the numerator of which shall be the sum of (A) the number of shares of Common Stock issued to the Holder in the Chapter 11 Plan and (B) the number of shares of Common Stock issued in the Chapter 11 Plan to an Initial Holder which are directly or indirectly subsequently transferred to such Holder so long as such Holder is a Permitted Transferee thereof, and (ii) the denominator of which shall be the total number of shares of Common Stock issued pursuant to the Chapter 11 Plan.

                  "Public Offering" means any sale of Securities to the public pursuant to an offering registered under the Securities Act.

                  "Registration Statement" means any registration statement of the Company under the Securities Act that covers the Rights and the Securities issuable upon exercise of the Rights, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Related Investor Party" means any of the following: (a) an individual who is not "independent" of the Investor within the meaning of the rules of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, in each case as may be in effect from time to time, (b) an individual who is an Affiliate of the Investor or an officer, director or employee of the Investor, (c) an individual or entity that is the beneficial owner of more than 10% of the voting power of the Investor, (d) an individual or entity that has any relationship of the type that would be required to be disclosed by the Investor under Item 404(b) of Regulation S-K under the Exchange Act and the Securities Act if the Investor were the "registrant" and the individual was a director or nominee for election as a director to the board of directors of the Investor, and (e) any Purchaser Designee (as defined in the Stockholders Agreement).

                  "Rights" means collectively non-transferable rights to acquire at the Subscription Price a number of Securities or Other Securities as set forth in Section 3.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Common Stock, all other Common Stock Equivalent Securities of the Company and its subsidiaries and all other securities that are convertible into, exchangeable for or exercisable for any such securities within five years after the issuance of such convertible, exchangeable or exercisable securities, other than the Excluded Securities.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stockholders Agreement" means the Stockholders Agreement, dated as of _____, 2002, between Leucadia National Corporation, a New York corporation, and the Company, as in effect on the Effective Date.

                  "Subscription Price" means the price per Security of the Securities or Other Securities that was paid by the Investor in an Actual Additional Issuance or that will be paid by the Investor in a Proposed Additional Issuance.

                  "Transfer" means any sale, transfer, assignment or other direct or indirect disposition.

                  2. Pre-Emptive Rights for Securities.

                           (a) If the Company intends to issue or sell or
authorizes the issuance or sale of any Securities to the Investor in a Proposed Additional Issuance, the Company shall comply with this Section 2 unless, at the Company's option, it chooses to comply with Section 3 following the consummation of such Proposed Additional Issuance.

                           (b) The Company shall by written notice (the
"Pre-Emptive Rights Notice") offer to each Holder the right to participate in such Proposed Additional Issuance. The Pre-Emptive Rights notice shall describe the terms of the Proposed Additional Issuance, including (i) the type and class of Securities being offered, (ii) the Subscription Price, (iii) the payment terms, (iv) the total amount of Securities the Company desires to issue, and (v) the Initial Holder Percentage (as defined below), or sufficient information for each Holder to calculate such Holder's Initial Holder Percentage, of such Securities that each Holder is permitted to purchase.

                           (c) The initial percentage of the total Securities to
be issued in the Proposed Additional Issuance that any Holder shall be permitted to purchase shall be equal to the quotient determined by dividing (A) such Holder's Prorata Share by (B) the sum of all Holders' Prorata Shares and the Investor's Prorata Share immediately prior to the consummation of such Proposed Additional Issuance (the foregoing percentage is referred to as the "Initial Holder Percentage").

                           (d) Each Holder shall have the option to purchase in
the Proposed Additional Issuance all, but not less than all, of the Securities representing the Initial Holder Percentage at the Subscription Price. In order to be entitled to purchase rights hereunder, each Holder must deliver a written notice (an "Election Notice") to the Company describing its election hereunder. As part of such Election Notice, such Holder shall certify (A) that it meets the definition of "Holder" set forth in Section 1 above, and (B) as to the number of shares of Common Stock that such Holder beneficially owns as of the date of such Election Notice that were received by such Holder pursuant to the Chapter 11 Plan and/or directly or indirectly were received by such Holder as a Permitted Transferee from an Initial Holder. Such Election Notice must be delivered to the Company during the 15-day period (the "Offering Period") following such Holder's receipt of the Pre-Emptive Rights Notice from the Company. Any such election by a Holder shall be irrevocable by the Holder during the 60-day period following expiration of the Offering Period, but shall automatically expire at such time if the Company for any reason has failed to consummate any issuance and sale of Securities pursuant to the Proposed Additional Issuance prior thereto. Any Holder who properly delivers such Election Notice shall be deemed a "Purchasing Holder."

                           (e) Upon the expiration of the Offering Period and
during the 90-day period immediately thereafter (the end of such period is referred to as the "Expiration Date"), the Company shall be entitled to sell to the Investor an initial percentage of the total Securities to be issued in the Proposed Additional Issuance equal to the quotient determined by dividing (A) the Investor's Prorata Share immediately prior to the consummation of such Proposed Additional Issuance by (B) the sum of all Holders' Prorata Shares and the Investor's Prorata Share immediately prior to the consummation of such Proposed Additional Issuance (the foregoing percentage is referred to as the "Initial Investor Percentage").

                           (f) Notwithstanding the foregoing, to the extent the
total amount of Securities the Company desires to issue and sell in any Proposed Additional Issuance is not fully subscribed by the Holders and the Investor, then each Purchasing Holder and the Investor may purchase additional Securities (the "Oversubscription

Securities") up to the total amount of Securities the Company desires to issue and sell in any Proposed Additional Issuance as set forth in the Pre-Emptive Rights Notice (the "Oversubscription"). The percentage of the Oversubscription Securities to be issued in the Proposed Additional Issuance that any Purchasing Holder shall be permitted to purchase shall be equal to the quotient determined by dividing (A) such Purchasing Holder's Prorata Share by (B) the sum of all Purchasing Holders' Prorata Shares and the Investor's Prorata Share immediately prior to the consummation of such Proposed Additional Issuance (the foregoing percentage is referred to as the "Oversubscription Holder Percentage"). The percentage of the Oversubscription Securities to be issued in the Proposed Additional Issuance that the Investor shall be permitted to purchase shall be equal to the quotient determined by dividing (A) the Investor's Prorata Share immediately prior to the consummation of such Proposed Additional Issuance by
(B) the sum of all Purchasing Holders' Prorata Shares and the Investor's Prorata Share immediately prior to the consummation of such Proposed Additional Issuance (the foregoing percentage is referred to as the "Oversubscription Investor Percentage"). In the event of an Oversubscription, the Company shall by written notice (the "Oversubscription Notice") offer to each Purchasing Holder the right to participate in such Oversubscription. The Oversubscription Notice shall describe the terms of the Oversubscription, including (i) the type and class of Securities being offered (which shall be the same as set forth in the Pre-Emptive Rights Notice), (ii) the Subscription Price (which shall be the same as set forth in the Pre-Emptive Rights Notice), (iii) the payment terms (which shall be the same as set forth in the Pre-Emptive Rights Notice), (iv) the total amount of Securities the Company desires to issue (which shall be the same as set forth in the Pre-Emptive Rights Notice), and (v) the percentage of such Oversubscription Securities that each Purchasing Holder is permitted to purchase. Each Purchasing Holder shall be entitled to purchase in the Oversubscription all, but not less than all, of the Oversubscription Securities representing such Purchasing Holder's Oversubscription Holder Percentage at the Subscription Price. In order to exercise its purchase rights hereunder, each Purchasing Holder must deliver an Election Notice to the Company during the 15-day period (the "Oversubscription Period") following such Purchasing Holder's receipt of the Oversubscription Notice from the Company. Any such election by a Holder shall be irrevocable by the Holder during the 60-day period following expiration of the Oversubscription Period, but shall automatically expire for all Purchasing Holders at such time if the Company for any reason has failed to consummate any issuance and sale of Securities pursuant to the Proposed Additional Issuance prior thereto.

                           (g) Upon the expiration of the Oversubscription
Period and during the 90-day period immediately thereafter (the end of such period is referred to as the "Final Expiration Date"), the Company shall be entitled to sell to the Investor (i) a percentage of the Oversubscription Securities represented by the Oversubscription Investor Percentage, plus (ii) any additional Oversubscription Securities not purchased by the Purchasing Holders pursuant to the foregoing paragraph (f).

                           (h) For example, assume the Company desires to issue
100,000 Securities in a Proposed Additional Issuance, and at the time of the first mailing of the Election Notice (and immediately prior to the consummation of the Proposed Additional Issuance), there are 200,000 shares of Common Stock outstanding, 90,000 shares of which are held by the Investor, none of which are held by Affiliates of the Investor, and 10,000 shares of which are held by 11 Holders. Then, each Holder's Initial Holder Percentage is 5.0% (i.e., 10,000 shares held by each Holder divided by the sum of 90,000 shares held by the Investor and 110,000 shares held by all the Holders). Similarly, the Initial Investor Percentage is 45.0% (i.e., 90,000 shares held by the Investor divided by the sum of 90,000 shares held by the Investor and 110,000 shares held by all the Holders). If each of 7 Holders return an Election Notice indicating such Holder elects to purchase all, but not less than all, Securities available to such Holder based on such Holder's Initial Holder Percentage, then such Holder would be entitled to purchase 5,000 Securities (5% Initial Holder Percentage multiplied by 100,000 Securities); all 7 Holders would be entitled to purchase a total of 35,000 Securities (5,000 Securities per Holder multiplied by 7 Holders); and the Investor would be entitled to purchase 45,000 Securities (45% Initial Investor Percentage multiplied by 100,000 Securities), resulting in the issuance of 80,000 Securities by the Company. Since the Company desires to issue 100,000 Securities, there would be 20,000 Securities remaining for the Oversubscription. Since the Oversubscription is only available to the Investor and the 7 Purchasing Holders, then each Purchasing Holder's Oversubscription Holder Percentage is 6.25% (i.e., each Purchasing Holder's Prorata Share of 5% divided by the sum the Investor's Prorata Share of 45% and all 7 Purchasing Holders' Prorata Shares of 35%). Similarly, the Oversubscription Investor Percentage is 56.25% (i.e., the Investor's Prorata Share of 45% divided by the sum of the Investor's Prorata Share of 45% and all 7 Purchasing Holders' Prorata Share of 35%). If each of 2 Purchasing Holders returns an Oversubscription Notice indicating such Purchasing Holder elects to purchase all, but not less than all, Securities available to such Holder in the Oversubscription based on such Holder's Oversubscription Holder Percentage, then such Holder would be entitled to purchase 1,250 Securities (i.e., 6.25% Oversubscription Holder Percentage multiplied by 20,000 Oversubscription Securities); all 2 Purchasing Holders would be entitled to purchase a total of 2,500 Oversubscription Securities (i.e., 1,250 Securities per Purchasing Holder multiplied by 2 Purchasing Holders), and the Investor would be entitled to purchase 11,250 Securities (i.e., 56.25% Oversubscription Investor Percentage multiplied by 20,000 Oversubscription Securities), resulting in the issuance of 13,750 Securities by the

Company in the Oversubscription for a total of 93,750 Securities. Since the Company desires to issue 100,000 Securities, and since there are 6,250 Securities remaining after the receipt of all Election Notices and Oversubscription Notices, the remaining 6,250 Securities may be purchased by the Investor. Accordingly, pursuant to this example, each of 5 Holders is entitled to purchase 5,000 Securities, each of 2 Holders is entitled to purchase 6,250 Securities and the Investor is entitled to purchase 62,500 Securities for an aggregate total of 100,000 Securities.

                           (i) No fractional Securities or cash in lieu of
fractional Securities shall be issued or paid pursuant to this Section 2, and the number of Securities purchased by any Holder pursuant to this Section 2 shall be rounded up to the nearest whole number.

                           (j) Any Securities offered or sold by the Company
after the Final Expiration Date must be reoffered to each Holder in accordance with the terms of this Section 2, unless the Company otherwise complies with
Section 3.

                  3. Rights Offerings for Securities.

                           (a) Following any Actual Additional Issuance of
Securities with respect to which the Company did not comply with Section 2 hereof, the Company shall comply with this Section 3.

                           (b) Within 180 days following any Actual Additional
Issuance of Securities, the Company shall use its best efforts to commence (by delivery of a Prospectus) an offer of Rights (the "Rights Offering") to all Holders in an offering registered under the Securities Act. The number of Securities available for purchase by all Holders pursuant to the Rights Offering will be up to a number calculated by multiplying the number of Securities issued to the Investor in an Actual Additional Issuance by a fraction, the numerator of which is all Holders' Prorata Shares and the denominator of which is the Investor's Prorata Share immediately prior to the consummation of the Actual Additional Issuance. The number of Securities available for purchase by each Holder pursuant to the Rights Offering will be up to a number calculated by multiplying the number of Securities available for purchase by all Holders pursuant to the Rights Offering by a fraction, the numerator of which is such Holder's Prorata Share and the denominator of which is all Holders' Prorata Shares. At the Company's option, Actual Additional Issuances consummated during such 180 days may be combined in one Rights Offering.

                           (c) For example, assume the Company issues 100,000
Securities in an Actual Additional Issuance and, immediately prior to the consummation of the Actual Additional Issuance, there are 200,000 shares of Common Stock outstanding, 90,000 shares of which are held by the Investor, none of which are held by Affiliates of the Investor, and 10,000 shares of which are held by 11 Holders. Then, each Holder's Pro Rata Share totals 5% (10,000 shares held by each Holder divided by the sum of 90,000 shares held by the Investor and 110,000 shares held by all 11 Holders); all Holders' Pro Rata Shares total 55% (110,000 shares held by all 11 Holders divided by the sum of 90,000 shares held by the Investor and 110,000 shares held by all 11 Holders); and the Investor's Pro Rata Share totals 45% (90,000 shares held by the Investor divided by the sum of 90,000 shares held by the Investor and 110,000 shares held by all 11 Holders). The number of Securities available for purchase by all Holders pursuant to the Rights Offering would be 122,222 (100,000 Securities issued to the Investor multiplied by a fraction, the numerator of which is all Holders' Prorata Shares of 55% and the denominator of which is the Investor's Prorata Share of 45%). The number of Securities available for purchase by each Holder pursuant to the Rights Offering would be 11,111 (122,222 multiplied by a fraction, the numerator of which is such Holder's Prorata Share of 5% and the denominator of which is all Holders' Prorata Shares of 55%).

                           (d) In the Rights Offering, the Company shall
distribute to each Holder, at no cost to the Holder (other than applicable taxes), the Rights. The Rights shall be non-transferable and shall be evidenced by subscription certificates (the "Subscription Certificates").

                           (e) No fractional Rights or cash in lieu of
fractional Rights shall be issued or paid, and the number of Rights distributed to each Holder shall be rounded up to the nearest whole number. No Subscription Certificate may be divided in such a way as to permit the Holders to receive a greater number of Rights than the number to which such Subscription Certificate entitles its holder. The Company may refuse to issue any such Subscription Certificate, if such issuance would, in the Company's sole and absolute discretion, be inconsistent with the principles underlying the Rights Offering.

                           (f) The Rights shall expire at 5:00 p.m., New York
time, on a date determined by the Company (the "Expiration Date"), which shall not be fewer than 30 days or more than 60 days after the Rights Offering commences. After the Expiration Date, all unexercised Rights shall be null and void. The Company shall not be obligated to honor any purported exercise of Rights received by the Company designated subscription agent (the "Subscription Agent") after the Expiration Date, regardless of when the documents relating to such exercise were sent.

                           (g) Any Subscription Price payable in cash shall be
payable in full by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription Agent.

                           (h) Rights may be exercised by delivering to the
Subscription Agent, on or prior to 5:00 p.m., New York time, on the Expiration Date, the properly completed and executed Subscription Certificate evidencing such Rights with any required signature guaranties, together with payment in full of the Subscription Price for the number of Securities being acquired pursuant to the exercise of such Rights. In addition, as part of the Subscription Certificate, each Holder shall certify (A) that it meets the definition of "Holder" set forth in Section 1 above, and (B) as to the number of shares of Common Stock that such Holder beneficially owns as of the date of such Subscription Certificate that were received by such Holder pursuant to the Chapter 11 Plan and/or directly or indirectly were received by such Holder as a Permitted Transferee from an Initial Holder. If cash, the Subscription Price shall be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified checks, or (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order.

                           (i) Subject to the terms hereof, the Rights Offering
may contain such other terms as the Company shall in good faith determine to be appropriate.

                           (j) The Company will be entitled to postpone
commencement of or suspend any Rights Offering for a reasonable period of time not in excess of 90 calendar days, if the Board of Directors of the Company determines, in the good faith exercise of its reasonable business judgment, that such registration and offering would materially interfere with bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which could reasonably be expected to materially and adversely affect the Company; provided, however, that the Company may not exercise such right more than twice or for an aggregate of more than 180 calendar days during any twelve month period.

                  4. Pre-Emptive Rights and Co-Sale Rights for Other Securities. If the Company intends to issue or sell or authorizes the issuance or sale of any Other Securities to the Investor in a Proposed Additional Issuance or in an Actual Additional Issuance, it shall consult with and obtain approval from the Investor with respect to whether the Company shall choose to comply with Section 2 or Section 3 of this Agreement. If, after consulting with and obtaining approval from the Investor, the Company intends to issue or sell or authorizes the issuance or sale of any Other Securities to the Investor in a Proposed Additional Issuance, the Company shall offer such Other Securities to all Pay-to-Play Holders in accordance with this Section 2. If, after consulting with and obtaining approval from the Investor, the Company intends to issue or sell or authorizes the issuance or sale of any Other Securities to the Investor in an Actual Additional Issuance, the Company shall comply with Section 3. For purposes of determining compliance with Section 2 in connection such issuance or sale of any Other Securities, the "Pay-to-Play Holders" shall replace the term "Holders" in Section 2, "Other Securities" shall replace the term "Securities" in Section 2 and references in Section 2 to "Proposed Additional Issuance" will be deemed to exclude Securities. For purposes of determining compliance with this Section 3 in connection with any Actual Additional Issuance of Other Securities, the "Pay-to-Play Holders" shall replace the term "Holders" in
Section 3, "Other Securities" shall replace the term "Securities" in Section 3 and references in Section 3 to "Actual Additional Issuance" will be deemed to exclude Securities. Notwithstanding the foregoing, in connection with the issuance of any Other Securities in a Proposed Additional Issuance, the Company shall not be required to comply with Section 2 with respect to any particular Holder if (i) such Holder is not an "accredited investor" under Regulation D of the Securities Act, or (ii) after using reasonable best efforts to comply with applicable laws with respect to such Holder, compliance with Section 2 would violate applicable laws; provided, however, if the Company can comply with applicable laws with respect to such Holder by the filing of any documents with governmental authorities (other than the filing of a registration statement with the SEC), by delivering information to such Holder (other than a prospectus pursuant to a public offering) or by obtaining information from such Holder, then the Company shall use its reasonable best efforts to take such action or shall, instead, comply with Section 3 regardless of whether the Company has sought the approval of the Investor to comply with Section 3. Notwithstanding the foregoing, in connection with the issuance of any Other Securities in an Actual Additional Issuance, the Company shall not be required to comply with
Section 3 with respect to any particular Holder if (i) such Holder is not an "accredited investor" under Regulation D of the Securities Act, or (ii) after using reasonable best efforts to comply with applicable laws with respect to such Holder, compliance with Section 3 would violate applicable laws; provided, however, if the Company can comply with applicable laws with respect to such Holder by the filing of any documents with governmental authorities (other than the filing of a registration statement with the

SEC), by delivering information to such Holder (other than a prospectus pursuant to a public offering) or by obtaining information from such Holder, then the Company shall use its reasonable best efforts to take such action or shall, instead, comply with Section 2 regardless of whether the Company has sought the approval of the Investor to comply with Section 2.

                  5. Calculation of Ownership; Limitation on Ownership Acquired in Offering.

                           (a) For purposes of making any ownership calculations
pursuant to this Agreement, the Company shall be entitled to rely on any reports filed by the Investor pursuant to Rule 13-d under the Exchange Act or on any written statements provided to the Company by the Investor.

                           (b) Notwithstanding anything to the contrary in this
Agreement, in no event will any Holder be entitled to Rights or Securities issuable pursuant to Sections 2 or 3, to the extent that the acquisition of such Rights or Securities would constitute a transaction prohibited by the Certificate of Incorporation of the Company and no action of the Board of Directors of the Company in connection with performing its obligations hereunder will be deemed to be approval by the Board of Directors of the Company of such acquisition for purposes of the Certificate of Incorporation of the Company.

                  6. Co-Sale Rights.

                           (a) During the period beginning on the Effective Date
and ending on the fifth anniversary thereof, at least 15 days prior to a Transfer of shares of Securities representing 33% or more of the number of shares of Common Stock then outstanding, in any transaction or series of related transactions, including without limitation a Transfer of an Affiliate of an Investor to a Person who is not the Investor or an Affiliate of the Investor (other than in Exempt Transactions) (a "Sale"), by the Investor, the Investor making such Transfer (collectively, the "Transferring Investor") shall deliver a written notice (the "Sale Notice") to the Company, specifying in reasonable detail the identity of the prospective Transferee(s), the number of Securities to be transferred, the terms and conditions of the Transfer, a good faith estimate of the out-of-pocket expenses incurred to date and the out-of-pocket expenses reasonably expected to be incurred in the future in connection with the proposed Transfer. Upon receipt of a Sale Notice, the Company shall promptly, and in any event within five (5) days, deliver a copy thereof to each of the Holders. Each Holder may elect to participate in the contemplated Transfer at the price per Security and on the terms specified in the Sale Notice by delivering written notice to the Transferring Investor within 15 days after delivery of the Sale Notice to the Company the "Participation Notice"). In addition, as part of the Participating Notice, the Participating Holder shall be required to state (A) that it meets the definition of "Holder" set forth in
Section 1 above, and (B) the number of shares of Common Stock that such Holder beneficially owns as of the date of such Participating Notice that were received by such Holder pursuant to the Chapter 11 Plan and/or directly or indirectly were received by such Holder as a Permitted Transferee from an Initial Holder. If any Holder elects to participate in such Transfer (the "Participating Holder"), the Transferring Investor and each such Participating Holder shall be entitled to sell in the contemplated Transfer, at the price and on the terms substantially as set forth in the Sale Notice, a number of shares of Securities equal to the product of (i) the quotient determined by dividing the percentage of Securities then owned by such Person (collectively with its Affiliates, but without duplication) by the aggregate percentage of Securities then owned by the Transferring Investor and all Participating Holders (each determined collectively with the holdings of its Affiliates, but without duplication) and
(ii) the number of Securities to be sold in the contemplated Transfer.

For example, if the Sale Notice contemplated a sale of 100 shares of Common Stock by the Transferring Investor, and if the Transferring Investor at such time owns 40% of all outstanding shares of Common Stock and if one Holder elects to participate and owns 20% of all outstanding shares of Common Stock, the Transferring Investor would be entitled to sell 67 shares of Common Stock
(40% / 60% x 100 shares) and the Participating Holder would be entitled to sell 33 shares of Common Stock (20% / 60% x 100 shares).

                           (b) Each Transferring Investor shall use best efforts
to obtain the agreement of the prospective Transferee(s) to the participation of the Participating Holders in any contemplated Transfer, and no Transferring Investor shall Transfer any Securities to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of such Participating Holders. Each of the Transferring Investor and Participating Holders shall pay its own expenses and shall be obligated to join on a several basis (based on the number of Securities so sold by such Person) in any indemnification or other obligation that the Transferring Investor agrees to provide in connection with such Transfer. Notwithstanding the foregoing, (i) if the Transferring Investor undertakes any such obligations that relates specifically to such Transferring Investor, such as indemnification with respect to representations and warranties given by such Transferring Investor regarding such Transferring Investor's title to and ownership of Securities subject to such Transfer, no Participating Holder shall be required to provide indemnification with respect to or shall otherwise be liable for such obligations; (ii) no Participating Holder shall be obligated to make any representations and warranties relating to the business or capitalization of, or any other matter relating to, the Company and its subsidiaries, (iii) no Participating Holder shall have any liability relating to any other Participating Holder's representations and warranties; and (iv) no Participating Holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the Transferees or any other transferor with respect to an amount in excess of the net cash proceeds paid to such Participating Holder in connection with such Transfer in the absence of bad faith or fraud.

                  7. Registration under Exchange Act; Listing on National Exchange.

                           (a) The Company will use it reasonable best efforts
to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and will cooperate with any of its shareholders (including without limitation by making such representations as any such shareholder may reasonably request), all to the extent required from time to time to enable such shareholder to sell Securities without registration under the Securities Act within the limitations of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the request of any shareholder, the Company will deliver to such shareholder a written statement as to whether it has complied with such filing requirements.

                           (b) The Company will use its reasonable best efforts
to cause all shares of Common Stock to be (i) listed on the New York Stock Exchange or another national securities exchange if the securities qualify to be so listed, or (ii) authorized to be quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ, if the securities qualify to be so quoted.

                  8. Third Party Beneficiaries. It is expressly contemplated hereby that each Holder and each shareholder of the Company shall be a third party beneficiary hereunder, subject to any and all limitations, restrictions and obligations provided herein. This Agreement and all of its provisions and conditions are for the benefit of the parties to this Agreement and each Holder and shareholder as a third party beneficiary.

                  9. Notices. All notices, requests and other communications, including delivery of the Prospectus, to the Company or the Holders will be in writing (including telecopy or similar writing in the case of the Company) and will be given:

                  If to the Company, to:

                           [New WCG]
                           One Technology Center
                           Tulsa, Oklahoma  74103
                           Attention:  P. David Newsome, Jr., Esq.
                           Fax: (918) 547-0048

                  with a copy to:

                           Jones, Day, Reavis & Pogue
                           222 East 41st Street
                           New York, New York  10017
                           Attention:  Corinne Ball, Esq.
                           Fax: (212) 755-7306

                  If to Investor, to:

                           Leucadia National Corporation
                           315 Park Avenue South
                           New York, New York  10010
                           Attention:  Joseph Steinberg
                           Fax: (212) 598-3241

                  with a copy to:

                           Schulte Roth & Zabel, LLP
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Michael L. Cook, Esq.
                                       Michael R. Littenberg, Esq.
                           Fax:  (212) 593-5955

and if to the Holders, to the address included on such Holder's Affidavit, or such other address, or telecopier number in the case of the Company, as such party may hereafter specify by notice in writing to the Company, in the case of the Holders, or to the Holders in the case of the Company. Each such notice, request or other communication will be effective only when actually delivered at the address specified in this Section 9, if delivered prior to 5:00 (local time) and such day is a business day, and if not, then such notice, request or other communication will not be effective until the next succeeding business day.

                  10. Amendments: No Waivers.

                           (a) Any provision of this Agreement may be amended or
waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Investor and a majority of the Holders who have submitted Affidavits to the Company within 90 days after the Effective Date, or in the case of a waiver, by the party against whom the waiver is to be effective.

                           (b) No failure or delay by any party in exercising
any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

                  11. Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that (i) other than as permitted by clauses (ii) and (iii) of this sentence, none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other parties hereto, (ii) none of the rights and obligations of any Holder may be assigned, delegated or otherwise transferred under this Agreement to any Person to whom such Holder transfers Common Stock without the prior written consent of the Company and the Investor and (iii) the Investor may assign, delegate or otherwise transfer its rights or obligations to an Affiliate, so long as such Affiliate executes and is bound by an Assumption Agreement, so long as the Investor so notifies the Company of the rights and obligations assumed, and so long as the Investor remains bound by this Agreement.

                  12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each of the Company and the Investor receives a counterpart hereof signed by each party.

                  13. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto.

                  14. Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  15. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

                  16. Jurisdiction; Consent to Service of Process. Each party hereby irrevocably submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York located in New York, New York or the United States District for the Southern District of New York (as applicable, a "New York Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

                  17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

                  18. Termination. This Agreement shall terminate on the later of (the "Termination Date"): (i) the date on which the Investor no longer beneficially owns 10% of the outstanding Common Stock of the Company; (ii) the date on which an employee, officer, director, agent or Affiliate of the Investor or of any of its Affiliates no longer serves on the Board of Directors of the Company; and (iii) the date on which the Investor or an Affiliate of the Investor no longer has the right, by contract or otherwise, to designate at least one director to serve on the Board of Directors of the Company. Notwithstanding the foregoing, the Company shall comply with the all of the provisions of the Agreement after the Termination Date with respect to any Proposed Additional Issuance, any Actual Additional Issuance or any Sale which has commenced prior to the Termination Date and which is consummated after the Termination Date. In such instance, once the Company has complied with all of the provisions of this Agreement with respect to such Proposed Additional Issuance, such Actual Additional Issuance or such Sale, this Agreement shall be terminated.





                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                          [NEW WCG]


                          By:
                             -------------------------------------
                               Name:
                               Title:


                          LEUCADIA NATIONAL CORPORATION



                          By:
                             -------------------------------------
                               Name:
                               Title:

                                    EXHIBIT A

                                    AFFIDAVIT

                  By executing signature line(s), the undersigned hereby certifies that he/she/it is the principal beneficial owner of the principal amount of claims set forth below (excluding interest thereon on the Effective Date of _________, 2002). The undersigned understands that, as the beneficial owner of securities set forth below, it has been granted Common Stock in a new company (the "New Company") pursuant to a plan of reorganization of Williams Communications Group, Inc. filed with the United States Bankruptcy Court for the Southern District of New York (the "Plan"), and that it may be granted certain stockholder rights under a Stockholder Rights and Co-Sale Agreement (the "Agreement") by and between the New Company and Leucadia National Corporation, a copy of which is attached as Exhibit ___ to the Plan.

                  The undersigned certifies that it is (i) the sole beneficial owner of the securities set forth below, or (ii) if not the sole beneficial owner of the securities set forth below, shares beneficial ownership of the securities set forth below with the additional signatories set forth below.

                  The undersigned holder understands that to be granted rights under the Agreement, it must fill in the information on this form and return it to ____________, at the address set forth below, on or before 90 days after the Effective Date.

                  The undersigned also understand that it may be granted certain participation rights in connection with additional issuances of Other Securities (as described in the Agreement) only if it pays [by wire transfer to the account set forth below] [by bank, cashier's or certified check made payable to [New WCG] and delivered to the address set forth below] $25,000.00 in immediately available funds on or prior to the 90th day following the Effective Date.

                  SUBMISSION OF THIS AFFIDAVIT WILL ENTITLE THE UNDERSIGNED TO RIGHTS UNDER THE AGREEMENT BUT THESE RIGHTS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT, A COPY OF WHICH IS ATTACHED AS EXHIBIT ___ TO THE PLAN.

                  In order to be able to receive notices under the Agreement, it is the undersigned's responsibility to provide the New Company with any changes in address at the New Company's address set forth below:

         [Insert New Company information.]

         Name of Holder:
                           --------------------------------------

         By:
                  ----------------------------
                  Authorized Representative
         Name:
         Title:

         If more than one beneficial owner:

         Name of other beneficial owner:
                                         -------------------------------

         By:
                  ----------------------------
                  Authorized Representative
         Name:
         Title:

         Name of other beneficial owner:
                                         --------------------------------------

         By:
                  ----------------------------
                  Authorized Representative
         Name:
         Title:

         Holder's Beneficial Ownership of Securities of Williams Communications Group, Inc. (Principal Amount excluding interest):

         10.70% Senior Redeemable Notes due 10/1/2007         $
                                                               ----------------

         10.875% Senior Redeemable Notes due 10/1/2009        $
                                                               ----------------

         11.70% Senior Redeemable Notes due 8/1/2008          $
                                                               ----------------

         11.875% Senior Redeemable Notes due 8/1/2010         $
                                                               ----------------

                                    EXHIBIT B

                          FORM OF ASSUMPTION AGREEMENT

         The undersigned hereby agrees, effective as of the date hereof, to become a party to, and be bound by the provisions of, that certain Stockholder Rights and Co-Sale Agreement (the "Agreement") dated as of ________ ___, 2002 by and between [New WCG] and Leucadia National Corporation and for all purposes of the Agreement, the undersigned will be included within the term "Investor" (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

----------------------------
----------------------------
----------------------------
Facsimile No.
             ---------------


                                     [Name]


                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:



                                        3